As Filed with Securities and Exchange Commission on October 17, 2006

Registration No. 333-131928

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARYS HOLDING COMPANY, INC.

(Exact name of the registrant as specified in its charter)

Delaware	7200	54-2152284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1117 Perimeter Center West, Suite N-415 Atlanta, Georgia 30338 (678) 443-2300	1117 Perimeter Center West, Suite N-415 Atlanta, Georgia 30338 (678) 443-2300
(Address and telephone number of principal executive offices)	(Address of principal place of business or intended principal place of business)

Mr. Billy V. Ray, Jr. 1117 Perimeter Center West, Suite N-415 Atlanta, Georgia 30338 (678) 443-2300 (Office) (678) 443-2320 (Facsimile) (Name, address and telephone number of agent for service)

With a Copy to:
Larry W. Shackelford, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
(404) 233-7000 (Office)
(404) 365-9532 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	42,800,370	(2)	$75,221,451.45	$8,048.70
Common stock issuable upon conversion of notes	8,628,129	(2)	$26,229,512.16	$2,806.56
Common stock issuable upon conversion of preferred stock	5,827,868	(2)	$17,716,718.72	$1,895.69
Total Registration Fee				$12,750.94	(2)

(1)              Represents shares of our common stock, par value $0.001 per share, held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the conversion of our Series C and Series D preferred stock, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion or exercise of convertible notes, debentures, warrants, and preferred stock. In addition, should a decrease in the exercise price occur as a result of an issuance or sale of shares below the then current market price, which causes us to have insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)              With respect to 30,665,741 shares of common stock originally covered by this registration statement, a filing fee of $4,101.54 was paid upon the original filing of this registration statement on February 17, 2006, based on a proposed maximum offering price per share of $1.25, equal to the average of the high and low prices as reported on the Over the Counter Bulletin Board on February 16, 2006. With respect to the additional 26,590,627 shares of class A common stock covered by Amendment No.2 to this registration statement, an additional filing fee of $8,649.40 was paid based on a proposed maximum offering price per share of $3.04, equal to the average of the high and low prices as reported on the Over the Counter Bulletin Board on October 11, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2006

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS

CHARYS HOLDING COMPANY, INC.

Resale of 57,256,368 Shares of Common Stock

We are registering 57,256,368 shares of our common stock, par value $0.001 per share, for resale by the selling stockholders identified in this prospectus. The shares covered by this prospectus are as follows:

•       8,628,129 shares to be issued upon conversion of our convertible notes;

•       6,227,868 shares, 400,000 shares of which are issued upon conversion of our Series B Preferred Stock, 500,000 shares of which are to be issued upon conversion of our Series C Preferred Stock and 5,327,868 shares of which are to be issued upon conversion of our Series D Preferred Stock;

•       15,978,598 shares as stock consideration in connection with our merger and acquisition transactions;

•       17,083,443 shares in connection with various financing transactions, including shares underlying the warrants issued in connection with such financings;

•       275,000 shares issued in private placements of our common stock;

•       8,558,330 shares issued to our consultants and financial advisors as part of their consulting or services fees; and

•       500,000 shares in settlement of a lawsuit involving our subsidiaries.

Please refer to “Selling Stockholders” beginning on page 93 of this prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. However, we will receive the exercise price of the shares we sell to the selling stockholders upon exercise of their warrants. We will bear all expenses in connection with the registration of the shares, other than underwriting discounts and selling commissions.

Our common stock currently trades on the Over the Counter Bulletin Board under the symbol “CHYS.OB.”  The last reported sales price of our common stock on October 16, 2006 was $4.20 per share.

Investment In Our Common Stock Involves Risks Which Are Described Under “Risk Factors” Beginning On Page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2006.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding Charys Holding Company, Inc., the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and the accompanying notes.

Throughout this prospectus references to the “Company,” “we,” “Charys,” “us” and “our” refer to Charys Holding Company, Inc., a Delaware corporation, and its wholly-owned subsidiaries on a consolidated basis, unless otherwise specified or the context otherwise requires.

Charys Holding Company, Inc.

Charys Holding Company, Inc. is a Delaware corporation, formerly known as Spiderboy International, Inc., which was in the business of creating and running the Spiderboy.com search engine on the World Wide Web. On February 27, 2004, as a result of a change of control transaction, we changed our business to that of a holding company. We changed our name from Spiderboy International, Inc. to Charys Holding Company, Inc. on June 25, 2004, following our change of domicile from Minnesota to Delaware by a merger of Spiderboy International, Inc. into Charys Holding Company, Inc.

We are pursuing a growth opportunity in the integrated infrastructure service market through an acquisition strategy, focusing on companies with strong customer relationships that support our customer centric approach. Since we began the implementation of our business model in 2004, we have completed 8 major acquisitions. Our success will depend largely on the quality of the acquisitions and our ability to integrate these operations into our business model.

Currently, we focus on the following five business segments:

•       Data and communication infrastructure services, which is composed of installation, engineering, design, construction and maintenance of all types of communication systems;

•       Disaster restoration and remediation services, including emergency planning and coordination, response to catastrophic losses, reconstruction and restoration, and environmental remediation;

•       Tower and infrastructure services, including the acquisition, development and management of wireless cellular towers, material testing and environmental services;

•       Technology implementation and integration services, including business process consulting, communication system auditing and analysis, custom system design, application development, system implementation integration, technical support, and contact center outsourcing; and

•       Professional administrative services, providing a comprehensive, fully integrated employee management solution to small and medium sized businesses.

For the years ended April 30, 2006, 2005, and 2004, we generated net revenue in the amount of $48,570,912, $7,482,699, and $4,704,328, respectively. For the years ended April 30, 2006, 2005, and 2004, we had net loss applicable to common stockholders of $1,429,165, $798,598, and $2,419,918, respectively.

Our principal executive offices are located at 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338. Our telephone number is (678) 443-2300 and fax number is (678) 443-2320. Our e-mail address is info@charys.com.

Transactions Relating to This Offering

This prospectus relates to the resale of up to 57,256,368 shares of common stock that are issued or to be issued:

•       upon the conversion of our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock;

•       upon the conversion of our convertible notes;

•       as stock consideration in connection with our merger and acquisition transactions;

•       in connection with a series of private placements of our common stock during the period from August 2005 to January 2006;

•       in connection with various financing transactions, including shares underlying the warrants issued in connection with such financings;

•       as compensations to our consultants and financial advisors for their services; and

•       pursuant to a settlement agreement with Lumbermens Mutual Casualty Company (“Lumbermens”) for a lawsuit involving our subsidiaries.

Preferred Stock.   Pursuant to the agreement dated April 28, 2005 to restructure the debt obligation of CCI Telecom Inc., our subsidiary, to Frost National Bank, we issued to the bank 400,000 shares of our Series B Preferred Stock and 500,000 shares of our Series C Preferred Stock, both of which are convertible into the same number of shares of common stock. On June 8, 2006, Frost National Bank converted all of its Series B Preferred Stock into 400,000 shares of common stock. On May 19, 2006, we and various investors executed a securities purchase agreement whereby the investors, for a total consideration of $12,220,000, purchased 1,300 shares of our newly created Series D Preferred Stock with a total stated value of $13,000,000, or $10,000 per share. The 1,300 shares of Series D Preferred Stock are convertible into 4,333,333 shares of our common stock, or at a conversion price of $3.00 per share of common stock until May 31, 2007 and are convertible into 5,327,868 shares of our common stock, or at a conversion price of $2.44 per share of common stock after May 31, 2007. We issued to the investors warrants to purchase 4,333,333 shares of our common stock in consideration for the financing. Each warrant has an expiration date five years from date of issue and may be exercised at a price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007.

Convertible Notes.   We have issued the following debts that permit the conversion into shares of our common stock:

•       Gottbetter Convertible Note Financing.   On August 31, 2006, we closed a $20 million financing in the form of subordinated convertible notes that carries a 10% coupon rate and a 24-month term with a select group of institutional investors led by Gottbetter Capital Master, Ltd. The notes are convertible into our common stock at an initial conversion price of $4.88, resulting in approximately 4,314,063 shares issuable upon conversion of all notes, and at a subsequent conversion price of $2.44 after May 31, 2007, resulting in approximately 8,628,129 shares issuable upon conversion of all notes. In connection with the financing, the Company issued warrants to the Investors to acquire approximately 5,081,671 shares of our common stock with an exercise price of $4.44 per share. See “Description of Business—Gottbetter Convertible Note Financing” in this prospectus.

Mergers and Acquisitions.   Since 2005 we have closed the following mergers and acquisitions whereby we issued or agreed to issue shares of common stock as part of the purchase considerations:

•       CCI Telecom, Inc. Merger.   On March 4, 2005, we closed a merger with CCI Telecom, Inc. (“CCI”), whereby a total of 795,342 shares of our common stock were issued to former CCI stockholders. See “Description of Business—CCI Telecom, Inc. Merger” in this prospectus.

•       CCI Associates, Ltd.   We issued 250,000 shares of our common stock in connection with the purchase of real estate from CCI Associates, Ltd. See “Description of Business—Purchase and Sale of CCI Associates, Ltd. Property” in this prospectus.

•       Viasys Network Services, Inc. and Viasys Services, Inc.   In connection with our purchase of Viasys Network Services, Inc. and Viasys Services, Inc. (collectively “Viasys”), we issued and placed 500,000 shares of our common stock in escrow as security for our obligations to New Viasys Holdings, LLC (“New Viasys”), the seller, under the subordinated secured promissory note with a principal amount of $3,500,000. Pursuant to a proposed mutual release and settlement agreement with New Viasys, we agreed to release the 500,000 escrowed shares to New Viasys and to issue additional 225,000 shares in exchange for New Viasys’ agreement to cancel the $3,500,000 note. These shares will be issued in the names of Mel Harris and Steven Posner, the owners of New Viasys. See “Description of Business—Viasys Acquisition” in this prospectus.

•       Method IQ. Inc.   On December 22, 2005, we closed the purchase of all of the issued and outstanding shares of the capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC and J. Alan Shaw. As part of the purchase price, we issued to the sellers 1,315,000 shares on June 5, 2006. See “Description of Business—Method IQ Acquisition” in this prospectus.

•       Aeon Technologies, Ltd.   On April 9, 2006, we acquired all of the assets of Aeon Technologies, Ltd., a Texas limited partnership, through a subsidiary. As part of the purchase consideration, we agreed to issue 309,768 shares to the selling partners. See “Description of Business—Aeon Technologies, Ltd. Acquisition.”

•       LFC, Inc.   On April 24, 2006, we closed a merger with LFC, Inc. through a subsidiary. As part of the merger consideration, we agreed to issue 597,750 shares to the sellers at closing and to deposit 1,365,750 shares of our common stock into an escrow, subject to subsequent distribution over a three-year period. See “Description of Business—LFC, Inc. Acquisition” in this prospectus.

•       Crochet & Borel Services, Inc.   On June 5, 2006, we closed the purchase of all of the issued and outstanding shares of the capital stock of Crochet & Borel Services, Inc. (“C&B”) from Troy Crochet. As part of the purchase price, we agreed to issue to Mr. Crochet up to 8,008,000 shares of common stock. As of the date of this prospectus, we have issued 7,258,000 shares to Mr. Crochet. See “Description of Business—Crochet & Borel Services, Inc. Acquisition” in this prospectus.

•       Mitchell Site Acquisition, Inc.   On August 15, 2006, we closed the acquisition of Mitchell Site Acq. Inc. and agreed to issue to Matthew B. Mitchell 72,939 shares as part of the consideration for Mr. Mitchell entering into a non-competition agreement. See “Description of Business—Mitchell Site Acq. Inc. Acquisition” in this prospectus.

•       Complete Tower Sources, Inc.   On August 15, 2006, we closed the acquisition of Complete Tower Sources, Inc. and agree to issue to Lori H. Mitchell 583,516 shares as part of the consideration for Ms. Mitchell entering into a non-competition agreement. See “Description of Business—Complete Tower Sources Acquisition” in this prospectus.

•       Acquisition of Cotton Holdings 1, Inc.   On September 8, 2006, we executed a Stock and Limited Partnership Interest Purchase Agreement to be effective on September 1, 2006, to acquire all the equity ownership of Cotton Holdings 1, Inc. (the “Cotton Holdings”) and its affiliated businesses. Pursuant to the purchase agreement, we agreed to issue to the sellers a stock consideration of 1,955,533 shares of our common stock. See “Management’s Discussion and Analysis or Plan of Operation—Acquisition of Cotton Holdings 1, Inc.”

Private Placements.   From August 2005 to January 2006, we closed a series of private placements of our common stock with 27 unrelated individuals, resulting in the issuance of a total of 275,000 shares. See “Description of Business—Private Placements.”

Other Financings.   We issued shares and warrants in connection with the following transactions:

•       CAPCO Financing.   On July 18, 2005, we arranged financing for CCI Telecom with CAPCO Financial Company, a division of Greater Bank N.A., to provide for an asset-based credit facility of up to $5,000,000. In consideration of the financing on August 1, 2005, we issued to Venture Banking Group, an affiliate of CAPCO, a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share. The warrant expires on July 31, 2012. See “Description of Business—CAPCO Financing” in this prospectus.

•       Highgate House Funds, Ltd. (“Highgate”) Financing.   We issued a $4,000,000 secured debenture to Highgate to fund our acquisition of Viasys Services, Inc. and Viasys Network Services, Inc. Highgate may convert any or all of the face amount of the debenture plus redemption premium and accrued and unpaid interest, into shares of our common stock at a conversion price equal to the lower of $0.80 or 80% of the lowest closing bid price for the five days immediately preceding the date of conversion. On April 20, 2006 and May 19, 2006, Highgate converted a total of $773,096 of the debenture and outstanding interest into 966,370 shares of our common stock. The rest of the debenture totaling approximately $3.3 million was redeemed by the Company with the proceeds from the sale of our Series D Preferred Stock discussed above.  In connection with the Highgate financing, we issued warrants to Highgate Funds to purchase an aggregate of 1,000,000 shares of our common stock. The warrants contained initial exercise prices of (i) $0.25 for 200,000 shares; (ii) $0.50 for 400,000 shares; (iii) $0.75 for 200,000 shares, and (iv) $1.00 for 200,000 shares. Each of the exercise prices was reduced to $0.01 per share except for the 400,000 shares exercisable at $0.50 per share since the secured debenture was not redeemed in full by March 16, 2006. The warrants expire on November 16, 2008. See “Description of Business—Highgate House Funds, Ltd. Financing” in this prospectus.

•       Mel Harris and Steven Posner Financing.   In connection with our acquisition of Method IQ, Inc. (“Method IQ”), we issued a $1,000,000 secured debenture to Mel Harris and Steven Posner, who may, at their sole option, convert any or all of the face amount of the debenture plus a premium on that amount accruing at a rate of 12 percent per annum, into shares of our common stock. This debenture was subsequently converted into 1,565,000 shares of our common stock on May 26, 2006. In connection with the financing for the Method IQ acquisition, we issued to Mel Harris and Steven Posner warrants to purchase an aggregate of 250,000 shares of our common stock. The warrants provide for an exercise period of three years, expiring on December 22, 2008, with a maximum exercise price of $0.80 per share. See “Description of Business—Harris/Posner Financing with Respect to Method IQ” in this prospectus.

•       Renewal and Extension of Notes by Various Investors.   On August 24, 2005 Charys sold a series of unsecured notes to six unrelated parties for an aggregate principal of $400,000. The notes bear an annual rate of interest at eight percent, and matured on January 3, 2006. At maturity, we issued 160,000 shares of our common stock in payment of the aggregate interests due under these notes. On March 20, 2006, each note holder executed an extension agreement extending the maturity of notes until April 15, 2006. On April 15, 2006, we issued a total of 20,000 shares as payment of an extension fee. See “Description of Business—Renewal and Extension of Notes by Various Investors.”

•       New Stream Secured Revolving Credit Facility.   On August 28, 2006, we entered into a Loan and Security Agreement with New Stream Commercial Finance, LLC to provide for a revolving credit facility up to $35 million for C&B. In connection with such financing, New Stream also received warrants to purchase 2,000,000 shares of our common stock at a price of $4.80 per share. See “Description of Business—New Stream Secured Revolving Credit Facility” in this prospectus.

•       Jade Specialty Strategy LLC and Milton Schwarz Notes.   On February 1, 2006, we closed on separate loans with Jade Specialty Strategy LLC and Milton Schwarz each in the amount of $250,000, evidenced by promissory notes. These notes were later paid in full at their maturity. In connection with the loans we issued to the lenders warrants to purchase 500,000 shares (250,000 shares for each lender) of our common stock exercisable for a period of five years, at an exercise price of $1.10 per share.

•       Steven Posner, Sean Posner and Mel Harris Financing.   On May 1, 2006, we borrowed the sum of $1,000,000 from Steven Posner, Sean Posner and Mel Harris evidenced by a promissory note bearing interest at the rate of 9.5 percent per annum and due May 1, 2007. The proceeds of the loan were used as the non-refundable down payment for our acquisition of C&B. As additional consideration for the loan, we paid a fee to Messrs. Steven Posner, Sean Posner and Harris, collectively, 250,000 shares of common stock and a warrant to purchase 100,000 shares of Charys common stock at $5.00 per share

Consultants and Advisors.   We issued shares and warrants to purchase shares of our common stock as part of the consulting fees to the following consultants:

•       2004 Consulting Agreements.   On June 25, 2004, each of Ms. Risher, Messrs. Schmidt, Ferandell, Jordan, Caldwell, Villalobos, Zubrowski, and Mascarenhas executed a consulting agreement with us which provides for payment in shares of our common stock, for services to be rendered to us by each of the consultants. Pursuant to these consulting agreements, we agreed to issue up to 4,300,000 shares, one third of which, or 1,433,330 shares, are entitled to registration rights. See “Description of Business—Change in Control.”

•       Investment Banking Consultants and Other Financial Advisors.   We have issued a total of 5,375,000 shares and warrants to purchase 1,750,000 shares to our investment banking consultants and other financial advisors as part of their service fees in connection with our acquisition and financing transactions. See “Description of Business—Investment Banking Consultants and Other Financial Advisors.”

Lumbermens Settlement.   In May 2006, we executed a Settlement Agreement and Mutual Release with Lumbermens Mutual Casualty Company and other related parties with respect to a lawsuit where Lumbermens seeks to recover approximately $4.5 million under the General Indemnity Agreement dated March 6, 2000. Pursuant to the settlement agreement, we delivered to Lumbermens a cash payment of $200,000 and 400,000 shares of our common stock on May 26, 2006. We may also be obligated to issue up to an additional 100,000 shares of common stock if the market price of our common stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction. See  “Description of Business—Lumbermen’s Settlement.”

Unless otherwise stated, all references to our shares of common stock in this prospectus take into account our merger with Spiderboy International, Inc., which in effect resulted in a 1 for 10 reverse split of the outstanding shares of our common stock. See “Description of Business—Change of Domicile” in this prospectus. For a fuller discussion of the selling stockholders, see “Selling Stockholders” in this prospectus.

The Offering

Common stock offered by selling stockholders	Up to 57,256,368 shares.
Shares outstanding after the offering

Up to 87,806,448 shares assuming the full exercise of our warrants and the conversion of all of the shares of our preferred stock and convertible notes and debentures. This number represents 287.41 percent of our current outstanding common stock.

Use of proceeds

We will not receive any proceeds from the sale of the shares of our common stock offered under this prospectus. However, we will receive up to $38,293,615 upon exercise of warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Risk Factors	An investment in our common stock involves a high degree of risk which could result in a loss of your entire investment. See “Risk Factors” beginning on page 8 of this prospectus.
OTC Bulletin Board symbol	Our common stock is quoted on the Over The Counter Bulletin Board (“OTC Bulletin Board”) under the symbol “CHYS.OB.”

SUMMARY HISTORICAL FINANCIAL INFORMATION

The statement of operations data for the two fiscal years ended April 30, 2006 and 2005 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the three months ended July 31, 2006 and 2005 and the balance sheet data as of July 31, 2006 and 2005 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus, and in the opinion of management, have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly in all material respects the information included in those statements. Our results of operations for the three months ended July 31, 2006 may not be indicative of results that may be expected for the fiscal year ending April 30, 2007. The data presented below have been derived from consolidated financial statements that have been prepared in accordance with generally accepted accounting principles and should be read in conjunction with our consolidated financial statements, including the notes, included in this prospectus starting on page F-1, and with “Management’s Discussion and Analysis or Plan of Operation” in this prospectus.

	(Audited)		(Unaudited)
	Year Ended		Three Months Ended
	April 30,		July 31,
	2006	2005	2006	2005
Revenue	$48,570,912	$7,482,699	$25,045,404	$6,055,196
Costs and expenses:
Cost of revenue	38,608,211	5,606,597	17,636,513	4,814,024
General and administrative expenses	9,389,448	3,811,684	5,777,202	1,407,971
Depreciation and amortization	1,703,138	148,417	1,750,990	130,005
Total costs and expenses	49,700,797	9,566,698	25,164,705	6,352,000
Operating (loss) income	(1,129,885)	(2,083,999)	(119,301)	(296,804)
Other income and (expenses)	(497,058)	1,285,401	(3,431,237)	1,496,921
(Loss) income before income tax provision	(1,626,943)	(798,598)	(3,550,538)	1,200,117
Income tax provision	—	—	—	—
Income from discontinued operations, net of income taxes	197,778	—	—	—
Net (loss) income	$(1,429,165)	$(798,598)	$(3,550,538)	$1,200,117
Basic net (loss) income per common share	(0.13)	(0.15)	(0.15)	0.15
Diluted net (loss) income per common share	(0.13)	(0.15)	(0.15)	0.11
Shares used in net (loss) income per share calculation:
Basic	11,034,626	5,382,983	23,030,183	8,114,736
Diluted	11,034,626	5,382,983	23,030,183	10,647,345

	(Unaudited)
	As of July 31
	2006	2005
Balance sheet data:
Cash and cash equivalents	$3,183,744	$115,645
Working capital	(47,756,169)	(2,391,316)
Total assets	286,366,109	11,762,201
Total liabilities	151,698,134	9,645,054
Total shareholders’ equity	134,667,975	2,117,147

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We were required to restate our financial statements, which may cause some concern to potential investors and pose an impediment to our future funding efforts.

On December 6, 2005 we filed with the Securities and Exchange Commission (“SEC”) Amendment No. 3 to our Annual Report on Form 10-KSB/A for the annual period ended April 30, 2005. The amendment was filed to reflect the restatements of our financial statements for the year ended April 30, 2005 involving the accounting for the following two transactions occurring during that period:

•       Our accounting for the purchase of CCI Telecom, Inc. did not comply with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The purchase agreement contained an “earn-out” feature in which the sellers would be paid additional consideration should CCI Telecom achieve performance targets as defined in the agreement. We recorded additional goodwill and a contingent acquisition liability in the purchase transaction based on our estimate of the consideration that would likely be paid under the earn-out provision. SFAS 141 provides that contingent consideration should be recorded when the contingency is resolved, rather than as an estimated liability at the purchase date.

•       Our accounting for the purchase of real estate from CCI Associates, Ltd. did not comply with Emerging Issues Task Force (“EITF”) 97-15, “Accounting for Contingency Arrangements Based on Security Prices in a Purchase Combination.” The purchase agreement provided for a “make-whole” provision in which the sellers are guaranteed additional consideration should the market price of our common stock fail to achieve a target level as defined in the agreement. In recording the purchase, we did not account for the difference in the current market price versus the make-whole target price of our common stock in determining the total consideration for the purchase. EITF 97-15 indicates that this difference should be included as consideration. By doing so, we have determined that the consideration paid for this purchase should have been $905,000 more than what we had recorded as basis in the real estate. Thus, our subsequent sale of this real estate should have resulted in a loss of $34,753 rather than a gain of $870,247 as we had reported.

Although our management concluded that these restatements resulted from inadvertent errors and were not indicative of weakness in our internal controls over financial reporting and disclosure, these restatements could still cause an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could negatively impact the market price of our shares as well as our ability to raise additional funds on terms acceptable to us.

Under our business model, we are a newly combined business with a limited operating history and are not likely to succeed unless we can overcome the many obstacles we face.

Our business model is to acquire various businesses and assets through acquisitions to grow rapidly. Currently, we have narrowed our acquisition focus to include five core business segments, data and communication infrastructure services, disaster restoration and remediation services, tower and infrastructure services, technology implementation and integration services and professional administrative services. Since 2004, we have completed the acquisition of Personnel Resources of Georgia, Inc., CCI Telecom, Viasys, Method IQ, LFC, Inc., C&B, Mitchell Site Acquisition, Inc. and Complete Tower Sources, Inc.

Under our business model, we have a limited operating history. We have only recently engaged in active business operations. To date, our efforts have been devoted primarily to the following:

•       Organizational activities;

•       Developing a business plan for our business;

•       Making acquisitions; and

•       Obtaining funding.

We are still in our formative stage and our limited operating history in our targeted business makes it difficult for investors to evaluate our business and future operating results. You should be aware of the difficulties, delays and expenses normally encountered by a newly-formed enterprise, many of which are beyond our control, including unanticipated expenses, employment costs, and administrative expenses. Our proposed business plans as described in this prospectus may not materialize or prove successful, and we may never be able to finalize development of our services or operate profitably. If we cannot operate profitably, you could lose your entire investment. Given the nature of our business, we expect to sustain substantial operating expenses even though we have begun to generate significant revenues.

Unless we generate additional capital through revenues or financings, our business may fail.

We expect to continuously incur significant capital expenses in pursuing our development and acquisition strategy plans and expanding our services and markets. We will need significant funding to satisfy our current obligations related to pending and completed acquisitions and to fund any future acquisition activity. We may also seek funding for the development and marketing of our services through strategic partnerships and other arrangements with investment partners. Currently, we estimate our need for additional funds to be $194 million to pay existing obligations and to fund pending acquisitions.

We hope to be able to generate the funds necessary to maintain our operations and expansion through revenues and financings. Additional financing may not be available on terms favorable to us, or at all. If additional funds are not available, we may not be able to execute our business plan or take advantage of business opportunities. Our ability to obtain such additional financing to fund our full operation is uncertain. In the event that we do not obtain additional capital or are not able to generate sufficient revenues to support our operation, our business may fail.

Our independent auditors have included an explanatory paragraph in their opinion concerning our ability to continue as a going concern.

It should be noted that our independent auditors have included an explanatory paragraph in their opinion concerning our ability to continue as a going concern. The auditors have included the going concern paragraph because we have incurred significant and recurring losses and have a large working capital deficit that the auditors believe raises substantial doubt about our ability to continue as a going concern. We have incurred losses of $798,598, and $1,429,165 for the fiscal years ended April 30, 2005 and April 30, 2006, respectively. Our working capital deficit as of July 31, 2006 is $48,000,000. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we may not be able to implement our business plan and may be forced to curtail or cease our business operation.

Our growth by acquisition strategy has inherent risks.

Our business strategy includes the attainment of substantially all of our growth through acquisition of assets and businesses relating to or complimentary to our core business. Currently, we focus our acquisition efforts on our five core businesses: data and communication infrastructure services, disaster restoration and remediation services, tower and infrastructure services, technology implementation and integration services, and professional administrative services. Any time a company’s growth strategy depends on the acquisition of other companies there is substantial risk. In order to pursue successfully a growth by acquisition strategy, we must identify suitable candidates, efficiently execute the acquisitions and manage post-closing issues such as the integration into our corporate structure. Integration issues are complex, time consuming and expensive and without proper planning and implementation, could significantly disrupt our business including, but not limited to, the diversion of management’s attention, the loss of key business and/or personnel from the acquired company, unanticipated events, and legal liabilities. If the acquired business becomes impaired, there could be partial or full write-offs attributed to the acquisition.

Some of our entities have a history of losses and large accumulated deficits and we expect future losses that may cause our stock price to decline.

In our consolidated form, for the fiscal years ended April 30, 2006, 2005, and 2004, we incurred net losses of $1,429,165, $798,598, and $2,419,918, respectively. We may continue to incur losses as we spend additional capital to develop and market our services and establish our infrastructure and organization to support expanded operations. We may not earn a significant amount of revenues or profit in the near future, or, if we do, we may not be able to continue earning such revenues or profit in the near future. Any of these factors could cause our stock price to decline and result in your loss of a portion or all of your investment.

We may not hire sufficient specialized personnel.

We are substantially dependent on the addition of specialized key personnel and sales persons to assist us in the execution of our business model. It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

We have limited resources to market our services.

Due to our limited resources, the execution of our business model and sales and marketing of our services has been limited to date. If we are unable to successfully execute our marketing plans with limited resources, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Our disaster restoration operations are affected by weather conditions and seasonality and therefore highly volatile and unpredictable, which could result in substantial variations in, and uncertainties regarding, the levels of our financial results from period to period.

Given the nature of our disaster restoration services, the demand for our services is highly influenced by the weather conditions. The unpredictable nature of weather conditions would cause the level of our disaster restoration revenues to fluctuate from period to period. In addition, extended periods of rain, cold weather or other inclement weather conditions may result in delays in commencing or completing projects, in whole or in part. Any such delays may adversely affect our operations and financial results and may adversely affect the performance of other projects due to scheduling and staffing conflicts.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly-held company.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance coverage and other indemnification arrangements. We currently carry limited directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to continue or provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance coverage or to companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Intense competition in the engineering and construction industry could reduce our market share and profits.

We serve markets that are highly competitive and in which a large number of local and regional companies compete. In particular, the telecommunication engineering and construction markets are highly competitive and require substantial resources and capital investment in equipment, technology, and skilled personnel. Competition also places downward pressure on our contract prices and profit margins. Intense competition is expected to continue in these markets, presenting us with significant challenges to our ability to achieve strong growth rates and acceptable profit margins. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits.

Our subsidiaries have a concentration of customers.

The five largest customers of our construction subsidiary, CCI Telecom, Inc., represent 57 percent of its annual revenues, with the largest customer accounting for 19.6 percent of its revenues. In addition, the six largest customers of Personnel Resources of Georgia, Inc., represent 40 percent of its client billings, with its largest client representing 9.8 percent of its annual billings. Until we secure additional customer relationships, we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers may make it difficult to negotiate satisfactorily attractive prices for our services and may expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, we may be subject to the risks faced by these major customers to the extent that such risks impede such customer’s ability to stay in business and make timely payments to us.

Our projects expose us to potential professional liability, product liability, or warranty or other claims.

We engineer and construct towers in which system failure could be disastrous. Notwithstanding the fact that we generally will not accept liability for consequential damages in our contracts, any catastrophic occurrence in excess of insurance limits at projects where we have constructed towers could result in significant professional liability, product liability or warranty or other claims against us. Such liabilities could potentially exceed our current insurance coverage and the fees we derive from those products and services. A partially or completely uninsured claim, if successfully upheld and of a significant magnitude, could potentially result in substantial losses.

Legislative actions and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under U.S. generally accepted accounting principles (the “US GAAP”), and adversely affect our operating results.

Terrorism.

Terrorist acts or acts of war may cause damage or disruption to our business or business strategy, which could adversely impact revenues, ability to do acquisitions, and financial condition. In particular, our cell towers might prove to be an attractive target for terrorists who desire to disrupt communications that rely on the towers. Our cell tower business is a significant segment of our current operations and our plans going forward. If our cell towers are perceived to be at risk, we might not be able to attract the investors and the financing needed for continued growth in this sector.

Risks Relating to Our Current Financing Arrangements

There are a large number of shares underlying our convertible preferred stock, debentures, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of September 29, 2006, we have reserved 30,333,070 shares of our common stock issuable upon the exercise or conversion of our common stock warrants, convertible preferred stock and convertible notes, based on the current market price of our common stock. The sale of these shares or the perception that these sales could occur may adversely affect the market price of our common stock.

In the event that our stock price does not achieve the required levels as called for in some of our agreements, we will be obligated to issue additional shares, resulting in substantial dilution to our existing stockholders.

We have entered into several agreements in connection with our acquisition and financing transactions whereby we agree to issue additional shares of common stock should the market price of our common stock fail to reach specified target prices within a certain period of time (“make-whole provisions”). A summary of the outstanding make-whole provisions can be found in “Management’s Discussion and Analysis or Plan of Operation—Commitments and Contractual Obligations” on page 67 of this prospectus. If our stock fails to meet the applicable price levels to the extent of 75% below the applicable target prices, the maximum number of additional shares we may be required to issue is approximately 82,910,966. The issuance of such shares will dilute the shares held by our current stockholders. See, “Management’s Discussion and Analysis or Plan of Operation—Make-Whole Provisions.”

The sale of shares by selling stockholders pursuant to this offering may encourage short selling and have an adverse impact on the market price of our common stock.

After the registration statement of which this prospectus forms a part is declared effective by the SEC, the selling stockholders may sell in the public market up to all of the shares of common stock being registered in this offering. That means that up to 57,256,368 shares of common stock may be sold. Without taking into account any other issuance of common stock by us in the future, the number of shares being registered in this offering represents approximately 187.41% of currently issued and outstanding shares. Such sales may increase the number of our publicly traded shares, and as a result could depress the market price of our common stock. Moreover, the mere prospect of resales by the selling stockholders could depress the market price for our common stock. The significant downward pressure on our stock price caused by the sale of a significant number of shares by the selling stockholders will allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our common stock, and material amounts of short selling could further contribute to progressive price declines in our common stock.

There are limitations on fund access under our credit facility for CCI Telecom, Inc.

CCI Telcom, Inc., our construction subsidiary, has in place a $5 million asset based credit facility through CAPCO Financial Company. However, our borrowing capacity under the credit facility is limited to qualified accounts receivable of CCI Telcom. In addition, cash advances are based on 85 percent of accounts receivable that have an age of 90 days or less from the invoice date. In view of the limitations on our use of the credit facility, we may not have access to the funding needed to sustain CCI Telecom’s operations.

If we are required for any reason to repay our secured outstanding obligations, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the obligations, if required, could result in legal action against us, which could result in foreclosure on our assets.

We have several outstanding obligations which are secured by security interest in our assets. In addition, we have issued and placed in escrow shares of our common stock to secure the repayment of our obligations. If we are required for any reason to repay our outstanding obligations, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the obligations, if required, could lead to loss of these collateral assets, which would be detrimental to our operations.

We are currently subject to the following material secured obligations:

•       CAPCO Financing—We entered into a financing agreement with CAPCO Financial Company to provide an asset-based financing up to $5,000,000 for the operation of our subsidiary, CCI Telecom, Inc., which is secured by all of CCI Telecom’s personal assets, whether currently owned or thereafter acquired.

•       Viasys Acquisition—In connection with our acquisition of Viasys, we executed two secured promissory notes with principal amounts of $3,500,000 and $6,572,103, respectively, in favor of New Viasys. These two promissory notes are secured by certain material customer contracts of Viasys, including the revenues, claims and any other rights under such contracts, all of the shares of Viasys and any money, property and interests received in exchange for Viasys shares.

•       Method IQ Acquisition—As part of the purchase price for Method IQ, Inc., we executed a secured promissory note with an original principal amount of $5,250,000 in favor of Rock Creek Equity Holdings, LLC and J. Alan Shaw, which is secured by all of the outstanding common stock of Method IQ acquired by Charys and any property in substitution thereof.

•       New Stream Secured Revolving Credit Facility—On August 28, 2006, we entered into a senior secured revolving credit facility with New Stream Commercial Finance, LLC to provide up to

$35 million financing to our subsidiary, C&B. This senior credit facility is secured by substantially all C&B assets, and all of our stock ownership in C&B.

•       Gottbetter Convertible Note Financing—On the August 31, 2006, we closed a $20 million financing in the form of subordinated convertible debt and warrants with a select group of new and existing institutional investors. The investors received a senior security interest in substantially all of the assets of Charys and its subsidiaries.

We anticipate that we may incur significant debt in the future, and we may be unable to meet the associated debt covenants over time.

We anticipate that we may incur significant indebtedness in the future in connection with our growth strategy. In the process of financing future acquisitions, we may incur debt which may include various financialcovenants and other restrictions including requirements on minimum income and cash flow, debt service coverage, tangible net worth and working capital requirements. Furthermore, many of these debts or credit facilities may also contain negative covenants that limit our ability to engage in certain investment or financing activities. Currently, we are not subject to any financial covenants except that according to the Loan and Security Agreement with New Stream Commercial Finance, LLC, our subsidiary, C&B, is subject to two financial covenants relating to quarterly EBITDA and tangible net worth. We may not be able to continuously meet these financial and negative covenants in the future. If we fail to meet any of these financial covenants, our lenders could call their loans immediately. In addition, many of these debt instruments also contain cross default provisions and a default under one debt obligation may put us in immediate default under other payment obligations. In the event we fail to repay the obligations upon demand, our lenders may file legal actions against us and foreclose on our assets, which may significantly disrupt our business.

Risks Relating to Our Stock

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has historically been sporadically or thinly traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or none. As of September 29, 2006, our average trading volume per day for the past three months was approximately 108,742 shares a day with a high of 828,100 shares traded and a low of 7,100 shares traded. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the 52-week period ended July 31, 2006, the high and low closing prices of a share of our common stock were $0.21 and $10.75, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, the shares of our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. Our stock price could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or risky investment due to our limited operating history, limited profits to date, and uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our chief executive officer, Billy V. Ray, Jr., possesses a substantial voting control of our voting stock. Additionally, this concentration of ownership could discourage or prevent a potential takeover of Charys that might otherwise result in your receiving a premium over the market price for your common stock.

Mr. Ray owns 2,185,150 shares of our common stock, which represents 7.2 percent of our issued and outstanding common stock as of August 31, 2006. In addition, Mr. Ray owns 1,000,000 shares of our Series A Preferred Stock which has the equivalent voting power of 250 million shares of our common stock and he has the right to acquire additional 2,237,222 shares. Consequently, Mr. Ray has total voting rights representing 252,185,150 shares of our common stock, which number exceeds our issued and outstanding common stock on the date of this prospectus, even after considering the issuance of all of the shares potentially issuable upon conversion or exercise of all outstanding debentures, warrants and options described in this prospectus. The result of Mr. Ray’s voting control is that he has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of Charys that might otherwise result in your receiving a premium over the market price for your common stock.

Our issuance of additional common stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our certificate of incorporation to issue up to 300,000,000 shares of common stock. Our board may generally issue shares of common stock, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. We may issue a large amount of additional securities to raise capital to further our development. We may also issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. Such issuance of our equity securities may dilute your proportionate ownership and voting rights as our stockholders.

Our issuance of additional common stock in exchange for services or to repay debt, would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. For the past three years ended April 30, 2006, we issued a total of 3,050,000 shares for debt to reduce our debt obligations. For the past three years ended April 30, 2006, we issued a total of 6,892,236 shares in payment for services. We may issue additional securities to pay for services and reduce debt in the future or under such other circumstances we may deem appropriate at the time. Such issuance of our equity securities may dilute your proportionate ownership and voting rights as our stockholders.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by Charys and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to Charys and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit Charys and our stockholders.

Anti-takeover provisions may impede the acquisition of Charys.

Certain provisions of the Delaware General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

Our directors have the right to authorize the issuance of additional shares of our preferred stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as Charys, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely and adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We were late on the filings of our Form 10-KSBs for the both our 2005 and 2006 fiscal years and our Form 10-QSBs for our fiscal quarters ended July 31, 2004, January 31, 2005, July 31, 2005, January 31, 2006 and July 31, 2006. We filed a Form 12b-25 to request an extension for each of the above filings and have filed them within the extension periods. As a result of our late filing of the Form 10-QSB for the fiscal quarter ended January 31, 2006 and the late filing of our Form 10-KSB for the fiscal year ended April 30, 2006, an “E” was placed upon our trading symbol.

We were also late in filing the financial statements on amendments to Form 8-K in connection with the acquisition of Viasys, Method IQ and C&B. The amendments to Form 8-K containing the required financial information were later filed on April 13, 2006 for Viasys, April 20, 2006 for Method IQ, and August 29, 2006 for C&B. We were late in filing the above amendments due to the failure of the auditors for Viasys to furnish the required financial information on a timely basis. Without the Viasys financial information, we could not prepare the financial information required in connection with the subsequent acquisitions. In addition to the impact on our Form 8-Ks relating to the Viasys acquisition, the failure to receive the required financial information also caused us to be late in filing our Form 10-QSB for the period ended January 31, 2006.

The delay in the filing of the financial information with respect to the acquisition of Viasys, Method IQ, and C&B illustrates one of the difficulties we may experience in our acquisition program, namely, the target company may not have the requisite financial information or we may be unable to compile such financial information in order for us to make timely disclosures as required by the Exchange Act.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Since the current bid and ask price of our common stock is less than $5.00 per share, our shares are classified as “penny stock” under the rules of the SEC. For any transaction involving a penny stock, unless exempt, the rules require:

•       That a broker or dealer approve a person’s account for transactions in penny stocks; and

•       The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•       Sets forth the basis on which the broker or dealer made the suitability determination; and

•       That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•       Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•       Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•       Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•       Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•       The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The occurrence of these patterns or practices could increase the volatility of our share price. Although we do not expect to be in a position to dictate the behavior of the market or broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Charys, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•       Whether or not markets for our services develop and, if they do develop, the pace at which they develop;

•       Our ability to attract and retain the qualified personnel to implement our growth strategies;

•       Our ability to fund our short-term and long-term financing needs;

•       Competitive factors;

•       General economic conditions;

•       Changes in our business plan and corporate strategies; and

•       Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition or Results of Operations.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning Charys and our business made elsewhere in this prospectus as well as other pubic reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. In this offering, we will receive no proceeds from the sale of shares of common stock or the conversion of shares of our preferred stock into shares of our common stock. Should any selling stockholder acquire the shares to be sold by exercising their warrants, we would receive the proceeds from the exercise price. In such an event we anticipate we would use the proceeds from such exercise for working capital and general corporate purposes. If and when all of the warrants are exercised, we would receive approximately $38,293,615.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since July 20, 2004, our common stock has been quoted on the OTC Bulletin Board under the symbol “CHYS.OB.”  Beginning in April 2002, until July 19, 2004, our symbol was “SBYI.OB.”  The following table sets forth, for the fiscal quarters indicated, the high and low bid prices. These quotations reflect the closing inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions. In reviewing quotations for the period before June 25, 2004, you should take in account that our common stock was the subject of a 1 for 10 reverse split on June 25, 2004 as a result of our change of domicile from Minnesota to Delaware. See “Description of Business—Change of Domicile.”  The effect of the reverse split is that our shares following the reverse split on June 25, 2004 are quoted at a price higher than the price immediately before the reverse split.

	High	Low
Fiscal 2005 Quarter Ended:
July 31, 2004	$1.01	$0.06
October 31, 2004	$1.50	$0.20
January 31, 2005	$1.75	$0.59
April 30, 2005	$0.80	$0.13
Fiscal 2006 Quarter Ended:
July 31, 2005	$0.45	$0.22
October 31, 2005	$1.60	$0.21
January 31, 2006	$1.50	$0.72
April 30, 2006	$4.85	$1.08
Fiscal 2007 Quarter Ended:
July 31, 2006	$10.75	$4.48

As of September 25, 2006, we had 30,550,080 shares of our common stock outstanding. Our shares of common stock are held by approximately 540 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing agencies. There is no trading market for the shares of our preferred stock.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board deems relevant. However, we may enter into financing agreements in the future which might restrict the payment of dividends on our common stock until such time as our underlying obligations have been satisfied.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding the Company’s equity compensation plans as of April 30, 2006.

Plan Category	Number of securities (in thousands) to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities (in thousands)remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,154,835	$0.77	-0-
Equity compensation plans not approved by security holders(1)	3,577,222	$0.76	-0-
Total	5,732,057	$0.76	-0-

       (1) Includes Mr. Ray’s right to purchase 2,327,222 shares of Common Stock under the Amended and Restated Stock Purchase Agreement dated May 25, 2004. Also include warrants issued to outside advisors and consultants as part of the compensation for their services.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated in Minnesota in February 1959 under the name “Rogers Hardware and Lumber Company.”  Originally, we were engaged in the business of assisting new prospects in setting up their own retail clothing and shoe stores. Services included store fixtures and beginning inventory, management training and consulting, assistance with the selection of accessories and grand opening. In that capacity, we acted as a holding company for High Country Fashions, Inc. On April 29, 1997, we abandoned our investment in High Country Fashions, Inc. and approved a transfer of High Country Fashions, Inc. to Continental Casuals, Ltd. The transaction left us with no assets and no business. On October 12, 2000, we merged with Spiderboy International, Inc. which was in the business of creating and running the “Spiderboy.com” search engine on the World Wide Web. Spiderboy International’s main focus was to create several tiers of advertisement revenue by specializing in geographical and categorical portals and licensing them to regional government agencies. The search engine was to offer information from local television guides to governmental, hospital, hotel and airport information from around the world. Because of the change in the Internet environment, we abandoned our plans to pursue our proposed Internet activities.

Change in Control

On December 5, 2003, Mark N. Pardo, our then president and controlling stockholder, Richard Schmidt and Richard Mangiarelli, one of our former directors, entered into a stock purchase agreement. Pursuant to the agreement, Mr. Pardo sold to Messrs. Schmidt and Mangiarelli 21,851,503 pre-reverse split shares of our common stock owned by him, which constituted 50.09 percent of our then issued and outstanding common stock, for the purchase price of $250,000. The purchase price for the shares sold pursuant to the agreement consisted of $90,000 paid at closing, and a promissory note in the amount of $160,000 executed by Messrs. Mangiarelli and Schmidt and the Company in favor of Mr. Pardo. The note was secured by the 21,851,503 shares of our common stock acquired from Mr. Pardo. Prior to the February 27, 2004 transaction described below, the note payable to Mr. Pardo was paid in full.

As pursuant to the agreement, prior to the completion of the transaction, Mr. Mangiarelli was elected as our president and Mr. Schmidt was elected as our chief financial officer. In addition, Messrs. Mangiarelli, Schmidt, Paul Ferandell and John Jordan were elected as our directors. Concurrently with the election of new officers and directors, Mark N. Pardo, John Bolen, Jim Cullen, Kimberly F. Oliver, and Michael S. Edwards resigned as our officers and directors. The consummation of the stock purchase agreement resulted in a change in control of our company.

Pursuant to a Certificate of Designation, Preferences and Rights of our Series A Preferred Stock, par value $0.001 per share, 1,000,000 shares of our preferred stock were designated as Series A Preferred Stock. The Series A Preferred Stock is not entitled to receive any dividends, and is not convertible into shares of our common stock. On all matters submitted to the vote of our stockholders, a holder of the Series A Preferred Stock is entitled to the number of votes held by such holder multiplied by 250. On December 16, 2003, we issued to each of Messrs. Mangiarelli and Schmidt 500,000 shares of our Series A Preferred Stock. On February 27, 2004, Mr. Mangiarelli transferred his shares of our common stock and Series A Preferred Stock to his wife, Janet Risher.

On February 27, 2004, the Company, Janet Risher, Richard Schmidt and Billy V. Ray, Jr. executed a stock purchase agreement, whereby Ms. Risher and Mr. Schmidt agreed to sell all of their shares of our common stock and Series A Preferred Stock to Mr. Ray. The agreement was amended and restated on May 25, 2004.

At the closing of the stock purchase agreement, Ms. Risher and Mr. Schmidt sold to Mr. Ray 21,851,503 pre-reverse split shares of our common stock and 1,000,000 shares of our preferred stock.

Mr. Ray purchased the shares for the sum of $250,000 pursuant to a promissory note. The shares transferred to Mr. Ray contained a legend restricting the transfer thereof as required by the Securities Act of 1933, as amended (the “Securities Act”). The stock purchase agreement had initially contemplated that there would be a delayed closing until such time as the note was paid in full and all other terms of the stock purchase agreement were satisfied. However, the parties agreed to eliminate the conditions to the closing and treat the sale of the shares as completed.

Pursuant to the stock purchase agreement, as amended and restated, Mr. Ray has the right to acquire an additional 2,237,222 shares of our common stock, after allowing for the 1 for 10 reverse split of our common stock. The stock purchase agreement contains a requirement that for so long as Mr. Ray owns the shares of our common stock purchased thereunder, he agrees to vote his shares to not increase the number of directors to more than 11 members and to elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from the date of the stock purchase agreement, February 27, 2004. However, Mr. Mangiarelli resigned as a director on August 11, 2006.

On June 25, 2004, each of Ms. Risher, Mr. Schmidt, Paul Ferandell, John Jordan, Bruce Caldwell, Jimmy Villalobos, Francis Zubrowski, and Ash Mascarenhas executed a consulting agreement (“2004 Consulting Agreements”) with us which provides for payment in shares of our common stock following the date of the stock purchase agreement, as amended and restated, for services to be rendered to us by each of the individuals. The 2004 Consulting Agreements are for general business consulting and cannot be canceled other than pursuant to the applicable terms thereof. One-third of the shares of our common stock issued under each consulting agreement other than to Ms. Risher and Mr. Schmidt were registered securities pursuant to a registration statement on Form S-8 under the Securities Act filed by us with the SEC. One-third of such shares of our common stock issued pursuant to a consulting agreement were restricted in their resale under Rule 144 promulgated under the Securities Act (“Rule 144”), but possessing piggyback registration rights. The remaining one-third is restricted in their resale under Rule 144 and has no registration rights. Moreover, at no time will the number of shares of our common stock issued to a consultant under a consulting agreement be in such an amount that following the issuance of such shares such consultant will own more than 9.9 percent of the issued and outstanding shares of our common stock. Under these 2004 Consulting Agreements, we were obligated to issue up to 4,300,000 shares, 1,433,330 of which were granted registration rights. Accordingly, we have filed a registration statement on Form SB-2, of which this prospectus forms a part, with respect to the resale of these shares to be issued to these consultants.

In the discussion of the stock purchase agreement with Mr. Ray, the references to stock ownership on or before June 25, 2004 do not reflect our 1 for 10 reverse split of our common stock resulting from our subsequent change of domicile. In that regard, all of the shares subject to the stock purchase agreement with Mr. Ray were later reversed on a 1 for 10 basis following the change of domicile discussed below.

Change of Domicile

On June 25, 2004, our stockholders voted to approve a change in our state of incorporation from Minnesota to Delaware by means of a short form merger permitted under the corporate statutes of both states.

The merger was between Spiderboy International Inc. (“Spiderboy”), a Minnesota corporation, and Charys Holding Company, Inc., a Delaware corporation, organized by us for the specific purpose of the change of domicile. Following the merger, Charys was the surviving entity.

Charys Holding Company, Inc. was a newly formed corporation with one share of common stock issued and outstanding held by Billy V. Ray, Jr., our chairman and chief executive officer, with only minimal capital and no assets or liabilities. The terms of the merger provided that the existing stockholders of Spiderboy would be entitled to receive one share of the common stock of Charys for every 10 shares of the common stock of Spiderboy (in effect, a 1 for 10 reverse split). Upon the merger, the then currently issued one share of the common stock of Charys held by Mr. Ray was cancelled. Following the merger, the former stockholders of Spiderboy became the only stockholders of the surviving company.

Moreover, the holders of shares of the series A preferred stock of Spiderboy received one share of the Series A Preferred Stock of Charys for every share of the series A preferred stock of Spiderboy held by such holders. Following the merger, the former preferred stockholders of Spiderboy continued to hold all of the issued and outstanding shares of the Series A Preferred Stock of Charys.

Officers and Directors.   Before the change of domicile, our board of directors consisted of nine members, Billy V. Ray, Jr., Richard Mangiarelli, John Jordan, H. Alec McLarty, Neil L. Underwood, David S. Gergacz, Gisle Larsen, Michael Oyster and Dennis C. Hayes. Upon the change of domicile, our board of directors consisted of the same individuals who were also the directors of Charys Holding Company, Inc. Additionally, immediately following the change of domicile, our officers were Billy V. Ray, Jr., president and chief executive officer, Richard Mangiarelli, chairman of the board of directors, Ben Holcomb, chief operating officer, and Raymond J. Smith, chief financial officer. Subsequently, on June 25, 2004, Mr. Ray was elected as chairman of the board, Mr. Holcomb was elected as our president, and Mr. Mangiarelli continued as a director until August 11, 2006, when he resigned for personal reasons. Mr. Holcomb was terminated as our president in July 2005. See “Management” in this prospectus for more information concerning our current officers.

Business Strategy

We intend to acquire various companies through acquisitions to grow rapidly. Our success will depend largely on the quality of the acquisitions and our ability to integrate these operations into our business model. The initial acquisition strategy revolved around acquiring and integrating existing companies into our core business group. Over the past two years we have narrowed our focus to include five core business segments:

•       Data and Communication Infrastructure Services;

•       Disaster Restoration and Remediation Services;

•       Tower and Infrastructure Services;

•       Technology Implementation and Integration Services; and

•       Professional Administrative Services.

Data and Communication Infrastructure Services.   The Data and Communication Infrastructure Services business is composed of engineering services, construction, installation and maintenance services, and premise wiring services:

•       Engineering services include providing outside plant engineers and drafters to local exchange carriers and designing aerial, underground and buried fiber optic and copper cable systems that extend from the telephone central office to the consumer’s home or business. The engineering services provided to local exchange carriers include the design of service area concept boxes, terminals, buried and aerial drops, transmission and central office equipment design and the proper administration of feeder and distribution cable pairs.

•       Construction, installation, and maintenance services include placing and splicing cable, excavation of trenches in which to place the cable, placement of related structures such as poles, anchors, conduits, manholes, cabinets and closures, and placement of drop lines from the main distribution lines to the customer’s home or business, and monitoring and removal of these facilities. In addition, these services include the installation and maintenance of transmission and central office equipment.

•       Premise wiring services will be offered to a variety of large corporations and certain governmental agencies. These services, unlike the engineering, construction and maintenance services provided to telecommunication companies, are predominantly limited to the installation, repair and maintenance of telecommunications infrastructure within improved structures. Projects will include the placement and removal of various types of cable within buildings and individual offices. These services generally include the development of communication networks within a company or governmental agency and relate primarily to the establishment and maintenance of computer operations, telephone systems, internet access and communications monitoring systems established for purposes of monitoring.

Disaster Restoration and Remediation Services.   Our Disaster Restoration and Remediation Services business includes emergency planning and coordination, response to catastrophic losses, reconstruction and restoration and environmental remediation. Our services cover the restoration and maintenance of residential, commercial, industrial, marine and institutional property.

Tower and Infrastructure Services.   The Tower and Infrastructure Services business includes site acquisition, engineering, construction, build to suit, electronics installation and maintenance.

Technology Implementation and Integration Services.   The Technology Implementation and Integration Services are designed to assist organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging sophisticated technologies, and increasing the efficiency of critical business interactions. Services include business process consulting, communication systems auditing and analysis, custom system design, application development, system implementation integration, technical support, and contact center outsourcing.

Professional Administrative Services.   A typical small to medium-sized business may use multiple vendors to provide employee administration services such as payroll and benefits administration. As a result, our Professional Administrative Services are designed to provide consistency or integration of these important processes with our ability to perform a wide spectrum of people-management functions, such as recruiting and selection, employee training and development, employee retention and workplace regulatory and safety compliance.

Acquisition Model

Structuring each transaction in a manner that gives the acquirer confidence and a sense of fairness is of utmost importance to us. Accordingly, we have attempted to construct an acquisition model to ensure the achievement of these attributes. In its simplest form, the model has several components. The following is a brief outline:

•       The purchase price may be a guaranteed purchase price. The initial price will be based on a mixed payment of cash and stock.

•       The price paid may be calculated as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted based on the company’s balance sheet, existing backlog, quality of earnings, book value, debt level and historical customer retention.

•       The initial stock issued as part of the purchase price will be valued at a predetermined price per share. This portion of the purchase price will be re-evaluated at a predetermined date in the future.

•       Existing executives/owners of the acquired companies will receive employment contracts at their current levels of base pay for a period of not less than two years with an option to extend for one additional year. A bonus program will be established as part of the acquisition agreement along with operational goals on which the bonus will be based. Executives under contract may participate in all other benefit programs, including option programs, as may be adopted by Charys.

Our Various Acquisitions and Related Transactions

Innovative Corporate Strategies, Inc.

On April 21, 2004, we acquired all of the outstanding shares of Innovative Corporate Strategies, Inc. (“ICS”). At the time of the acquisition, ICS was in the development stage. The purchase price paid consisted of $10 and a cash earn-out payment equal to the EBITDA of ICS over the period commencing at the closing of the acquisition and ending on the last day of our 2006 fiscal year, calculated in accordance with the US GAAP based on earnings from ICS financial statements multiplied by 3.5, up to a maximum of $12,400,000. As of the date of this prospectus, no payment was made under the earn-out provision and there are no remaining obligations to the sellers of ICS.

Effective August 1, 2005, we sold all outstanding common stock of ICS to an officer of ICS. We issued the buyer 40,000 shares of our common stock with a fair value of $9,200 in exchange for the buyer assuming ICS’ net liabilities of $238,244, resulting in Charys realizing a gain on the sale of $229,044 as reflected in the accompanying consolidated statements of operations.

Personnel Resources of Georgia, Inc.

On July 30, 2004, we acquired all of the outstanding shares of Personnel Resources of Georgia, Inc. (“PRG”) from Billy V. Ray, Jr., our controlling stockholder, current chairman and chief executive officer. Mr. Ray was the sole stockholder of PRG before the acquisition. The purchase price paid consisted of an amount equal to the annual EBITDA of PRG over the period commencing on the effective date of the acquisition and ending on July 1, 2005 calculated in accordance with the US GAAP based on earnings from PRG’s financial statements multiplied by five, up to a maximum of $1,250,000, and a minimum of $250,000. The amount of consideration is subject to adjustments, as set forth in the stock purchase agreement. The purchase price was paid at closing in the form of our promissory note in the amount of $250,000, secured by an amount of our common stock bearing an interest rate of 6 percent per annum, payable in cash or shares of our common stock at our sole discretion. Interest is payable after the first anniversary of the closing. The note principal and unpaid interest are payable in full on the second anniversary of the closing. As of April 30, 2006 the outstanding balance on the note was $98,700.

CCI Telecom, Inc. Merger

On March 4, 2005, we closed a merger between Charys Acquisition Company, Inc., our wholly owned subsidiary, and CCI Telecom, Inc. wherein Charys Acquisition Company merged into CCI Telecom, the surviving entity.

As a result of the merger, each of the CCI Telecom stockholders received one share of Charys common stock for each 26.88 shares of CCI Telecom common stock converted in the merger. In addition, each stockholder of CCI Telecom who elected not to participate in future “earn-out” payments as provided in the merger agreement received an additional 0.030712 share of Charys common stock adjusted up to the next whole share for each share of Charys common stock received in the merger. Under this provision of the merger agreement, four stockholders elected not to participate in the future “earn-out” payments and as a result they received an additional 72,699 shares of our common stock, in the aggregate. Consequently, a total of 795,342 shares of Charys common stock, adjusted for fractional shares of the Charys common stock, were issued to the CCI Telecom stockholders. For purposes of the calculation of the number of shares of Charys common stock to be issued in the merger, the parties assumed a value of $4.00 per share, or an aggregate value of $2,990,798.53. As of the date of this prospectus, no payments have been earned or made with respect to the earn-out consideration.

Make Whole Provision.   The merger agreement provided for a “make whole provision,” which requires the Company to issue additional shares should the average market price for our common stock does not reach $4.00 per share during a specific period of time. This provision is no longer applicable after the average market price for our commons stock exceeded $4.25 per share for 20 consecutive trading days in May 2006.

Registration Rights.   Each of former CCI Telecom stockholders received registration rights with respect to all of the shares of Charys common stock received in the merger, including the additional shares which may be received. Accordingly, we filed a registration statement on Form SB-2, of which this prospectus forms a part, with respect to the resale of the shares issued to former CCI Telecom stockholders.

Purchase and Sale of CCI Associates, Ltd. Property

On April 29, 2005, through CCI Telecom, we closed a purchase from CCI Associates, Ltd. of the real property in San Antonio, Texas. CCI Associates was controlled by Michael J. Novak, the then president of CCI Telecom. As consideration for the purchase, CCI Associates received 250,000 shares of our common stock valued at $4.00 per share for an aggregate value of $1,000,000. In addition, the purchase price included cash payments by CCI Telecom to CCI Associates to reimburse the partners of CCI Associates for the federal income taxes, if any, which were due by the partners of CCI Associates attributable to the sale, subject to a cap on payments of $125,000 in the aggregate. Such payments must be made to CCI Associates for distribution to its partners on or before the date upon which the partners’ federal income tax payments attributable to the sale are due. This provision applies to federal income taxes that will be due both upon the sale of the property and upon payment under the make whole provision and calculation if same results in additional shares of our common stock or cash being paid to CCI Associates. On April 3, 2006, CCI Associates advised CCI Telecom that the payment due for taxes was in the amount of $22,424, which was later paid, and that no other payments will be due.

Make Whole Provision.   The shares of the Charys common stock received by the CCI Associates were subject to a make whole provision with a target purchase price of $4.00, which is no longer applicable after the average market price for our commons stock exceeded $4.25 per share for 20 consecutive trading days in May 2006.

Registration Rights.   CCI Associates received registration rights with respect to all of the shares of Charys common stock received by it. Accordingly, we have included the shares issued to CCI Associates in our registration statement on Form SB-2, of which this prospectus forms a part.

Sale of Property.   Effective April 29, 2005, CCI Telecom sold to Gur Parsaad Properties, Ltd. the real property acquired from CCI Associates for $2,200,000. Effective May 1, 2005, Gur Parsaad, CCI Telecom and Charys entered into a lease contract whereby Parsaad leased the property to CCI Telecom and Charys for a 10-year term, commencing on May 1, 2005, and terminating on April 30, 2015. See “Description of Property” of this prospectus.

Frost Bank Refinancing

Effective April 28, 2005, we entered into an agreement with The Frost National Bank (“Frost Bank”) relating to the restructuring of the credit facilities extended to CCI Telecom and the cancellation of a term note in the amount of $1,709,201 provided by Frost Bank to CCI Telecom before the merger with Charys. Pursuant to the agreement, we issued to Frost Bank 400,000 shares of our Series B Preferred Stock which were converted into 400,000 shares of our common stock on June 8, 2006.

On July 29, 2005, in addition to the foregoing, pursuant to the April 28, 2005 agreement with Frost Bank, we:

•       Delivered to Frost Bank a cash payment of $2,500,000, which was funded by the CAPCO financing discussed below.

•       Delivered a promissory note in favor of Frost Bank in the amount of $300,000 paying interest at 12 percent per annum, which is due on August 28, 2006.

•       Delivered a promissory note in favor of Frost Bank in the amount of $100,000 paying interest at 12 percent per annum, which was paid in full on February 9, 2006.

•       Issued to Frost Bank 500,000 shares of our Series C Preferred Stock which are convertible into 500,000 shares of our common stock beginning April 25, 2007 and expiring April 25, 2009.

Put and Right of Redemption.   Frost Bank also received a put option from Michael J. Novak with respect to the 500,000 shares of our Series C Preferred Stock to sell the shares at $3.50 per share. In addition, subject to the applicable provisions of Delaware law, Charys at the option of its directors may at any time within two years redeem the whole or any part of the outstanding Series C Preferred Stock and pay for each share redeemed the amount of $3.50 in cash.

Registration Rights.   Frost Bank has demand registration rights with respect to our common stock issuable upon the conversion of the Series B Preferred Stock and the Series C Preferred Stock. As of the date of this prospectus, no demand has been made by Frost Bank to register our shares of common stock received upon the conversion of our Series B Preferred Stock. We have included the shares issued upon the conversion of Series B Preferred Stock and shares underlying the Series C Preferred Stock in our registration statement on Form SB-2, of which this prospectus forms a part.

CAPCO Financing

On July 18, 2005, we arranged a financing for CCI Telecom with CAPCO Financial Company, a division of Greater Bank N.A., to provide for an asset-based credit facility of up to $5,000,000. The financing agreement requires CAPCO to advance funds based on eligible account receivables at a rate not more than 85 percent of the face value thereof. For purposes of the agreement, eligible receivables are all invoiced amounts that are 90 days or less from invoice date. The initial term of the agreement was 12 months, which has been extended for an additional 30 days pending the renewal for an additional one year period. Currently, the remaining balance of this credit facility is $2,356,414. Charys intends to retire this credit facility with proceeds from another financing currently being negotiated. The interest rate will be prime plus six percent. CAPCO’s consent is required if Charys desires to sell more than 25 percent of the outstanding shares of CCI Telecom. In addition, CCI Telecom will not execute any financing statements pledging accounts receivables inventory or work in process in favor of any entity other than CAPCO. In addition, CAPCO received a guaranty agreement from Charys, pursuant to which Charys guaranteed all payments of CCI Telecom’s indebtedness related to the asset based financing.

Security Agreement for CAPCO.   The financing agreement is secured by a security interest in all of CCI Telecom’s personal property, currently owned or thereafter acquired, including accounts receivables, contract rights, documents, instruments, deposit accounts, investments property, general intangibles, and inventory.

Warrant.   In consideration of the financing agreement, on August 1, 2005, Venture Banking Group, an affiliate of CAPCO, received a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share. The warrant expires on July 31, 2012. Venture Banking Group may from time to time convert the warrant, in whole or in part, into a number of shares of our common stock determined by dividing the aggregate fair market value of the shares minus the aggregate warrant price of such shares by the fair market value of one share. The fair market value of the shares shall be the closing price of the shares reported for the business day immediately before Venture Banking Group delivers its notice of exercise to Charys.

Registration Rights.   The shares of our common stock which may be received upon exercise of the warrant in favor of Venture Banking Group are entitled to registration rights, and accordingly we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Viasys Acquisition

On November 16, 2005, we closed the purchase of Viasys from New Viasys pursuant to a stock purchase agreement (“Viasys Purchase Agreement”). The consideration was:

•       Cash in the amount of $2,366,284.00, which was provided by Highgate House Funds, Ltd. as described below, which represented the value of the net assets plus $500,000.

•       A subordinated secured promissory note in the original principal amount of $3,500,000 bearing interest at the rate of 8% per annum payable in 4 quarterly installments. The note is secured by collateral consisting of certain facilities maintenance contracts pursuant to a security agreement and by 500,000 shares of our common stock, which were held in escrow. As of the date of this prospectus, no payments have been demanded by New Viasys, and no payments have been made on the promissory note.

•       A promissory note in the amount of $6,572,103 in favor of New Viasys payable solely from proceeds relating to Viasys’ contract with the Commonwealth of Virginia Department of Transportation (the “VA Job”) and secured by a security agreement secured by the following collateral: a contract and other rights in and to the VA Job; all general intangibles, including goodwill, relating to the VA Job; all accounts receivable relating to the VA Job; gross revenues and receipts, money, securities and all proceeds derived from the VA Job; all machinery, equipment, furniture, fixtures, motor vehicles and all insurance proceeds and products thereof now owned or hereafter acquired and relating to the VA Job; and all claims relating to or arising out of the VA Job. As of the date of this prospectus, all payments required have been made on the note.

•       An earn-out provision which provides New Viasys an additional consideration in the form earn-out payments with a maximum limit of $2 million. The earn-out will be calculated each year, during the three year period ending April 30, 2008 and payable 30 days after completion of the annual audit of Viasys Network Services, Inc. and Viasys Services, Inc. Each year a calculation shall be made, using revenue growth and targeted EBITDA. As of the date of this prospectus, no payments have been earned or made with respect to the earn-out provisions.

Mutual Releases and Settlement Agreement.   We and Viasys are in the final stage of negotiating and entering into a mutual release and settlement agreement with New Viasys (“Viasys Settlement Agreement”), where both parties agree to waive and release the other from certain closing conditions, payment obligation and indemnification claim under the Viasys Purchase Agreement. Pursuant to the proposed Viasys Settlement Agreement, New Viasys agrees to cancel the $3,500,000 subordinated secured note and the security agreement, to extend the deadlines for Charys to secure the standby letter of credit and the release of surety bond as required in the Viasys Purchase Agreement and to release Charys from the indemnification claim arising out of the Lumbermens settlement. In consideration for New Viasys’ release of the foregoing obligations, we agree to release the 500,000 escrowed shares to New Viasys and to issue additional 225,000 shares. These shares will be issued in the names of Mel Harris and Steven Posner, the owners of New Viasys. In addition, we agree to pay to New Viasys at closing in immediately available funds the sum of $307,744 and to pay within 60 days after closing the amount of $426,333 plus $93,000 in interest. We also agree to release New Viasys from the indemnification claim that may arise out of the Lumbermens settlement. We expect to execute the Viasys Settlement Agreement in October 2006.

Highgate House Funds, Ltd. Financing

In order to fund the purchase of Viasys, we arranged financing with Highgate House Funds, Ltd. On November 16, 2005, we executed a securities purchase agreement with Highgate providing for $4,000,000 in funds. In consideration of the funding, we issued to Highgate:

•       A $4,000,000 secured debenture which was convertible into shares of our common stock, unless redeemed by us before March 17, 2006. The debenture had a maturity date of November 16, 2008, with interest at the rate of 8% per annum, compounded monthly. On April 20, 2006, Highgate converted $600,000 of the debenture into 750,000 shares of Charys common stock. A portion of the debenture totaling approximately $3.3 million was redeemed by Charys, and Highgate converted the remaining $173,096 of the debenture into 216,370 shares of our common stock on May 19, 2006, as a result of the sale of our Series D Preferred Stock discussed below. See “—Series D Preferred Stock Financing.”

•       Warrants to purchase an aggregate of 1,000,000 shares of our common stock. The warrants contained initially exercise prices of (i) $0.25 for 200,000 shares; (ii) $0.50 for 400,000 shares; (iii) $0.75 for 200,000 shares, and (iv) $1.00 for 200,000 shares. Each of the exercise prices was reduced to $0.01 per share except for the 400,000 shares exercisable at $0.50 per share since the secured debenture was not redeemed in full by March 16, 2006. The warrants expire on November 16, 2008, and may be exercised at any time until their expiration, in whole or in part.

Security Agreement for the Highgate Financing.   As security for our obligations under the debenture and the warrants, Charys and our wholly-owned subsidiaries PRG and Viasys, executed a security agreement in favor of Highgate and granting Highgate a security interest in all of the assets of Charys, PRG and Viasys. The security agreement was subsequently terminated due to the partial redemption and conversion of the Highgate debentures.

Escrow of Shares.   Pursuant to the securities purchase agreement with Highgate and to further ensure our obligation to issue shares of our common stock upon conversion of the debenture and exercise of the warrants, we also issued and escrowed 20,000,000 shares of our common stock with an escrow agent. The escrowed shares were reduced to 1,000,000 shares following the retirement of the Highgate debentures.

Registration Rights.   We entered into an investor registration rights agreement with Highgate obligating us to register all of the shares issued or to be issued to Highgate. We were required to file the registration statement by February 13, 2006 and have the registration statement declared effective within 90 days thereafter. We are in default under both of these requirements. The agreement provided for monthly liquidated damages in the amount of 2% per month of the outstanding principal amount of the debentures for each month we are in default. There is currently no principal amount of debentures outstanding although we continue to be in default of our obligation to have the registration statement declared effective. As of the date of this prospectus, no claims have been made by Highgate based on our default under the registration rights agreement.

Termination of the Highgate House Financing.   On April 20, 2006, Highgate converted $600,000 of the debenture into 750,000 shares of Charys common stock. A portion of the debenture totaling approximately $3.3 million was redeemed by the Company with the proceeds from the sale of our Series D Preferred Stock discussed below, and Highgate converted the remaining $173,096 of the debenture and outstanding interest into 216,370 shares of our common stock on May 19, 2006. Therefore, the principal and interest accrued under the Highgate convertible debenture were repaid in full and terminated accordingly.

Series D Preferred Stock Financing

On May 19, 2006, (the “Series D Closing Date”) Charys and various investors executed a securities purchase agreement whereby the investors, for a total consideration of $12,200,000, purchased 1,300 shares of our newly created Series D Preferred Stock. In addition, the investors were issued warrants for the purchase of 4,333,333 shares of our common stock. Each warrant has an expiration date five years from date of issue and may be exercised at a price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007, subject to anti-dilution adjustments.

All shares of Series D Preferred Stock are convertible into 4,333,333 shares of our common stock at the initial conversion price of $3.00 per share until May 31, 2007 and a subsequent conversion price of $2.44 per share after May 31, 2007, resulting in approximately 5,327,868 shares issuable upon conversion of the Series D Preferred Stock. Our Series D Preferred Stock accrues “special payments” at the rate of $416.67 per month per share, beginning on November 6, 2006, and the first payment is due on November 30, 2006. Shares of Series D Preferred Stock also accrue a quarterly cash dividend on their stated value of $10,000 at a rate of 8% per annum. The Series D Preferred Stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends but minus any special payments) on the expiration of 30 months following the initial issuance, and the failure to redeem on such date triggers penalties, including 3% monthly interest.

Registration Rights.   The investors were granted registration rights with respect to the shares of common stock underlying the preferred stock and warrants, which required Charys to file a registration statement under the Securities Act within 90 days of the Series D Closing Date and to have it declared effective within 90 days thereafter. Currently, we are in default of our registration obligation. As of the date of this prospectus, no claim has been made by the investors under the registration rights provisions.

Escrow Agreement.   At the closing, the parties executed an escrow shares escrow agreement pursuant to which we delivered to the escrow agent 8,666,666 shares of our common stock as security stock (the “Escrow Shares”) and the escrow agent shall distribute some or all of the Escrow Shares to the investors upon the conversion of the Series D Preferred Stock and/or exercise of the warrants.

In connection with our Series D Preferred Stock, we issued warrants for the purchase of 4,333,333 shares of our common stock with an exercise price of $5.88, which is equal to the volume weighted average price on the May 22, 2006 closing date and as adjusted by anti-dilution provisions. The warrant exercise price will be reduced to $5.35 after May 31, 2007. This brings the average price of the 8,666,666 shares of restricted shares common stock potentially issuable to $4.442 per share. If the warrants are fully exercised by May 31, 2007, we would generate approximately $25.5 million in additional equity and if after May 31, 2007, we would generate approximately $23.2 million in additional equity.

The proceeds from the sale of our Series D Preferred Stock allow Charys to redeem the Highgate convertible debenture having a maximum conversion price of $0.80 (which was convertible into in excess of 5 million shares of our common stock) , therefore reducing the potential dilution by over 750,000 shares. Moreover, the net proceeds of the sale of our Series D Preferred Stock provided new working capital as well as the resources to allow Charys to pay in full the Merrill Lynch revolving debt assumed in our acquisition of Viasys and to pay a significant amount against the outstanding balance of a note issued in connection with our acquisition of Method IQ, Inc. in December 2005.

Method IQ, Inc. Acquisition

On December 22, 2005, we closed the purchase of all of the issued and outstanding shares of the capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC (“Rock Creek”) and J. Alan Shaw. The aggregate consideration for the purchase was $10,500,000, paid as follows:

•       A secured promissory note in the original principal balance of $5,250,000, which bears interest at the rate of five percent per annum, and is payable immediately upon an equity or debt investment in Charys of not less than $5,250,000, or on demand after February 1, 2006. On March 30, 2006 the parties entered into the first amendment to the secured promissory note and subsequently entered into a second amendment on May 1, 2006 whereby the parties modified the payment of principal plus accrued interest into four tranches as follows: on or before April 12, 2006 payment of $250,000 plus accrued interest, on or before May 1, 2006 payment of $1,750,000 plus accrued interest, on or before July 28, 2006 payment of $2,000,000 plus accrued interest, and on or before September 28, 2006 payment of $1,000,000 plus accrued interest;

•       A fee of $18,000 in cash;

•       Additional cash consideration of $500,000 which was funded through Mel Harris and Steven Posner as described below in “Harris/Posner Financing with Respect to Method IQ”; and

•       $5,250,000 in value of shares of our common stock (the “stock consideration”).

Stock Consideration Provision.   Our shares of common stock were issued and to be issued to the sellers as follows:

•       On January 2, 2006, 525,000 shares of our common stock (the “Initial Stock Tranche”) were issuable, reflecting 40 percent of the total stock consideration to be paid to the sellers based upon a share price of $4.00 per share.

•       On June 2, 2006, additional shares of our common stock were issuable (the “Second Stock Tranche”) equal to 30 percent of the total aggregate stock consideration to be paid to the sellers based upon a share price valued at the market price per share for our common stock as of the close of trading on the last trading day before the issuance.

•       On January 2, 2007, additional shares of our common stock shall be issuable (the “Third Stock Tranche”) equal to 30 percent of the total aggregate stock consideration to be paid to the sellers based upon a share price valued at the market price per share for our common stock as of the close of trading on the last trading day before such issuance.

•       On May 1, 2006, the stock purchase agreement was amended by the parties to reflect the issuance of 1,315,000 shares of our common stock on June 5, 2006 which resulted in the satisfaction of the three tranche payments discussed above.

Purchase Price Adjustment Mechanism.   The aggregate consideration of $10,500,000 for the purchase price is subject to a one-time adjustment based upon our financial performance during the year following December 22, 2005, as described below.

As soon as practicable, but in no event later than March 1, 2007, we shall cause Method IQ to prepare and deliver to the sellers, special purpose financial statements of Method IQ as of the close of business for year ending December 31, 2006. The “adjusted purchase price” for the shares of our common stock shall be the greater of (x) 7.5 times Method IQ’s consolidated EBIDTA for the year ending December 31, 2006, as calculated from the financial statements or (y) $5,250,000.

In the event that the adjusted purchase price is equal to or greater than $5,250,000 and less than $10,500,000, then the sellers shall transfer to Charys, on a pro-rata basis, the number of shares of our common stock issued as stock consideration to the sellers equal in base value to the amount determined by taking the difference between the $10,500,000 and the adjusted purchase price, and dividing such number by the average issue price per share (the “shortage amount”), regardless of the actual value of our common stock. If the base value of all of the shares of our common stock owned by the sellers is less than the shortage amount, then the sellers shall transfer all of the shares of our common stock owned by them to Charys, and such transfer shall be deemed payment in full of the shortage amount, regardless of the actual amount.

In the event that the adjusted purchase price is greater than $10,500,000, then no later than five days following the date on which the financial statements are finalized, then we shall pay to the sellers the difference between the adjusted purchase price and $10,500,000.

Rock Creek Earn-Out.   As additional consideration for the purchase price, until June 22, 2007, (the “earn-out term”), Rock Creek is entitled to earn an aggregate of 800,000 equity interests directly or indirectly in Charys consisting of (“earn-out equity”):

•       A maximum of 500,000 shares of additional Charys common stock;

•       Options or other convertible securities representing the right to acquire up to an additional 250,000 shares of Charys common stock pursuant to a stock plan currently being developed by Charys and, if no stock plan exists, then Rock Creek will be entitled to earn an additional 250,000 shares of Charys common stock; and

•       50,000 shares of our Series A preferred stock owned by Billy V. Ray, Jr. (the “Ray Stock”).

During the earn-out term, Method IQ is required to provide Charys with a list of target subsidiaries and target revenues for potential acquisition by Charys. Upon closing of the acquisition of each target subsidiary, Rock Creek shall be vested in a percentage of earn-out equity determined by taking the target revenue of each target subsidiary and dividing it by $20,000,000 (the “vested percentage”).

A target subsidiary is deemed closed within the earn-out term, if, at the end of the earn-out term, the seller has a signed term sheet with target subsidiary and the closing of such acquisition takes place within the three months following the last day of earn-out term.

If less than 100 percent of the earn-out equity is earned and issued, then, on the later to occur of 30 days from the end of the earn-out term or from the date of the closing of the last acquisition of a target subsidiary, Method IQ will provide Charys with 12-month EBIDTA projections for Method IQ and all target subsidiaries for the period commencing with the day following the last day of the earn-out term (the “EBIDTA projections”). If, at the end of the 12 months set forth in the EBIDTA projections, the combined EBIDTA of Method IQ and all target subsidiaries meet or exceed 150 percent of such EBIDTA projections, the remaining common stock and the Ray Stock will be delivered to Rock Creek and Rock Creek, if it desires, may purchase the remaining plan stock. If the combined EBIDTA of Method IQ and all target subsidiaries are less than 150 percent of such EBIDTA projections, no additional earn out equity shall be issued to the Rock Creek.

Escrow Agreement.   On December 22, 2005, an escrow agreement was entered into between Charys, Mr. Ray, Rock Creek, and SunTrust Bank, which provided that until Rock Creek’s right to earn-out equity terminated, Mr. Ray turned over all certificates representing the Ray Stock (50,000 shares of the Series A Preferred Stock). A voting agreement was executed in favor of Mr. Ray stating that as long as the Ray Stock is being held in escrow by the escrow agent, Mr. Ray will retain all voting rights with respect to the Ray Stock.

Security Agreement.   On December 22, 2005, as security for the promissory note, we gave a security interest to Rock Creek and Mr. Shaw covering:

•       All of the issued and outstanding shares of the common stock of Method IQ, any additional shares of Method IQ’s capital stock acquired by Charys, and all cash, securities, interest, dividends, distributions, rights and other property that from time to time declared or distributed in respect of, in exchange for, or attached to or issued with respect to, the capital stock;

•       All other property delivered by Method IQ in substitution of the forgoing; and

•       Proceeds of the forgoing.

Registration Rights.   We agreed to register all shares of Charys common stock issued and issuable pursuant to the stock purchase agreement to Rock Creek and Mr. Shaw. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Employment Agreements.   In connection with the acquisition of Method IQ, we executed employment agreements with key executives of Method IQ, Jerry J. Harrison, Jr. and Gregory A. Buchholz. Both Messrs. Harrison and Buchholz are owners of Rock Creek.

Harris/Posner Financing with Respect to Method IQ

In order to complete the purchase of Method IQ, we arranged financing with Mel Harris and Steven Posner. On December 22, 2005, Charys and Billy V. Ray, Jr. executed a securities purchase agreement with Messrs. Harris and Posner providing for $1,000,000 in funds. In consideration of the funding, we issued to Messrs. Harris and Posner:

•       A $1,000,000 secured debenture convertible into shares of our common stock. The debenture was converted into 1,565,000 shares of our common stock on May 26, 2006.

•       Warrants to purchase an aggregate of 250,000 shares of our common stock. The warrants provide for an exercise period of three years, expiring on December 22, 2008, with an exercise price equal to the lower of: (a) $0.80 per share of the common stock; (b) 120 percent of the average closing bid price for the five trading days immediately preceding December 22, 2005; or (c) 80 percent of the lowest closing bid price for the five trading days immediately preceding the date of exercise.

The funds were used to pay the initial $500,000 cash consideration in the acquisition of Method IQ as well as other fees and expenses related to the transaction totaling $135,500. The remainder of the Harris/Posner financing in the amount of $364,500 was used by Charys as working capital.

Registration Rights.   We also agreed to file a registration statement with respect to the resale of the 1,565,000 shares issued upon the conversion of the secured debenture and the 250,000 shares underlying the warrants. In addition, we must use our best efforts to have the registration statement declared effective by the SEC by May 15, 2006, but in no event later than June 13, 2006. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part. Since we have not fulfilled this obligation by the required deadline, we are in default under the registration rights agreement. As of the date of this prospectus, we have not received any claim or notice of default under the registration rights agreement.

Jade Specialty Strategy LLC and Milton Schwarz Notes

For working capital purposes, and not in connection with any specific acquisition, on February 1, 2006, Charys closed on separate loan agreements with Jade Specialty Strategy LLC and Milton Schwarz. We obtained loans of $250,000 from each lender evidenced by promissory notes and secured by the proceeds from the sale of certain real property owned by VSI Real Estate Holdings, Inc., one of our subsidiaries. The notes are due on the first to occur of: (i) six months from the date of the closing; (ii) any subsequent equity and/or debt financing that results in net proceeds to us of at least $250,000. Interest on the unpaid balance of the notes accrues at the rate of 12 percent per annum payable monthly in arrears, with the initial “stub payment” covering the fractional period through February 28, 2006 to be made on or before March 1, 2006. These notes were later paid in full.

In connection with the loans we issued to the lenders warrants to purchase an aggregate of 500,000 shares of our common stock exercisable for a period of five years, at an exercise price of $1.10 per share.

Registration Rights.   All shares underlying the warrants have piggyback registration rights. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

LFC, Inc. Acquisition

On April 24, 2006, we closed a merger between LFC Acquisition Company, Inc., our wholly owned indirect subsidiary, and LFC, Inc., wherein LFC, Inc. merged with and into LFC Acquisition Company, Inc., with LFC Acquisition Company, Inc. later amending its name to LFC, Inc. as the surviving entity (collectively, “LFC”). LFC’s business was divided into two separate components:

•       LFC’s cell towers; and

•       LFC’s professional services business (the “Existing Business Price Component”), a large portion of which is contingent upon LFC’s future performance against certain specified EBITDA targets and subject to further adjustment under the definitive agreement between the parties.

Cell Tower Price Component.   LFC’s cell tower assets, consisting of 11 cellular towers and related tower assets, carry a fixed purchase price of $4,699,156, payable as follows:

•       $2,042,317 in cash, which represents 60 percent of $4,699,156, less $984,415 in specified cell tower debt and $186,528 in prepaid rent, subject to certain adjustments; and

•       562,839 shares of our common stock, which represents 40 percent of $4,699,156, divided by the closing share price of $2.64, subject to certain adjustments.

Estimated Existing Business Price Component.   As of closing, the Existing Business Price Component was estimated to be $11,206,152 (the “Estimated Existing Business Price Component”) based on the estimated 4.5 multiple of EBITDA for the 3 year periods commencing on May 1, 2006 and ending on April 30, 2009 (“Calculation Period”). The Estimated Existing Business Price Component is payable as follows:

•       $2,251,538 in cash at closing, which represents 20 percent of the Estimated Existing Business Price Component, less specified business debt equal to $263,406 for a net of $1,988,132;

•       $1,120,615 in cash (the “Holdback Amount”), which represents 10 percent of the Estimated Existing Business Price Component, held back by Charys until the end of the Calculation Period as partial security for the obligations of the sellers under the merger agreement; and

•       7,833,999 in value of shares of our common stock, which represents approximately 70 percent of the Estimated Existing Business Price Component, to be allocated as follows: (i) 898,106 shares due at closing, which represents 25 percent of 65 percent of the Estimated Existing Business Price Component, plus $550,000 in value of shares of our common stock, all divided by the closing share price of $2.64; and (ii) 2,069,318 shares of our common stock into an escrow (the “Escrow Shares”), which represents 75 percent of 65 percent of the Estimated Existing Business Price Component.

Existing Business Price Component Adjustment.   At the end of the Calculation Period, the aggregate merger consideration is subject to the post-closing adjustments.

•       If the Existing Business Price Component is greater than the Estimated Existing Business Price Component (a “surplus amount”), we will pay to the sellers the difference by: (i) issuing to each seller their pro rata share of the number of shares determined by multiplying the surplus amount by 65% and dividing the resulting product by $2.64; and (ii) paying each seller their pro rata share of an amount in cash equal to the surplus amount multiplied by 35%, but only if such cash payment is permitted under the loan agreements to which Charys and the surviving corporation are parties.

•       If the Existing Business Price Component is less than the Estimated Existing Business Price Component (a “deficit amount”), sellers shall pay to Charys the difference by forfeiting each seller’s pro rata share of the number of shares determined by dividing the deficit amount by the Applicable Share Price (as defined in the merger agreement) (the “forfeited amount”). If the value of the forfeited amount is greater than the value of the common stock portion of the Existing Business Price Component as outlined above, then the sellers shall forfeit their right to receive all or a portion of the $1,120,615 Holdback Amount, and such forfeited amount shall be delivered to Charys.

Closing Net Receivables Adjustment.   In accordance with the terms of the definitive merger agreement, we prepared and delivered to the sellers a statement of the ordinary course accounts receivable and the ordinary course accounts payable as of April 24, 2006, along with our calculation of the closing net receivables based on such statements. We determined that the closing net receivables of LFC equaled $715,431, which is $15,431 over the $700,000 target for closing net receivables.

Upon the closing, we made a cash payment of approximately $2 million to the LFC stockholders. We estimate to issue up to 1,963,500 shares in satisfaction of our stock consideration under both Cell Tower and Existing Business Price Components.

Contingent Performance Installment Earn-Out.   In addition to the aggregate merger consideration adjustments outlined above, the sellers have the right to receive contingent performance payments based upon the surviving corporation’s EBITDA and revenue during the fourth and fifth years following the closing. Such payments, if earned, shall be due and payable within 120 days following the end of each such twelve month period. The EBITDA and other financial targets are set forth under the definitive merger agreement. Any contingent performance installment due to the sellers shall be paid in cash or our common stock, in their discretion, provided that in the event the sellers opt for cash, such cash payments shall be subject to the terms and conditions of any loan agreements to which Charys or the surviving corporation is a party.

Registration Rights.   We agreed to file a registration statement on Form SB-2 covering the resale of our common stock to be issued to sellers under the definitive merger agreement. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Promissory Note.   The total amount of cash consideration payable at closing in the amount of $3,726,391 after specified debt deductions was delivered to sellers in the form of a promissory note payable upon funding of the transaction, which is secured by a pledge agreement granting the sellers a security interest in 100 percent of the outstanding shares of LFC. The promissory note had a maturity date of July 31, 2006, and was paid in full on September 6, 2006.

Employment and Non-Compete Agreements.   All three of the sellers have entered into employment agreements with the surviving corporation at the closing. L. Ford Clark shall serve as LFC’s president, Melysa B. Austin shall serve as LFC’s vice-president, and James E. Clark, Jr. shall serve as the vice-president for LFC’s oil and gas consulting services division. Under the terms of the agreements, L. Ford Clark shall receive a base annual salary of $115,000, Melysa B. Austin shall receive a base annual salary of $100,000, and James E. Clark, Jr. shall receive a base salary of $95,000.

Douglas Topkis Financing and Consulting

On April 21, 2006, Charys and VSI Real Estate Holdings Inc., a subsidiary of our subsidiary, Viasys Services Inc., borrowed $500,000 from Douglas Topkis evidenced by a promissory note which bears interest at 12 percent per annum and due on August 1, 2006 or on the closing of any financings that result in net proceeds available to Charys of at least $500,000. The note is secured by the proceeds from the sale of certain real property owned by a subsidiary of VSI Real Estate Holdings Inc. and Charys. The note was paid in full on September 7, 2006. In addition, we executed a consulting agreement and registration rights agreement pursuant to which on July 13, 2006 we issued to Mr. Topkis 250,000 shares of our common stock as a fee for certain consulting services rendered in connection with the LFC acquisition, and to provide certain registration rights in connection therewith. Pursuant to the registration rights agreement, we have included the 250,000 shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Private Placements

From August 2005 to January 2006, we closed a series of private placements of our common stock with 27 unrelated individual investors, resulting in the issuance of a total of 275,000 shares. The private placement resulted in gross proceeds to us of approximately $574,000. We entered into a registration rights agreement with the investors whereby we agreed to file with the SEC a registration statement covering the resale of all of our shares of common stock issued in the private placements. Accordingly, we have included these shares in a registration statement on Form SB-2, of which this prospectus forms a part.

Scott Boruff Financing and Consulting

On May 10, 2006, we borrowed $300,000 from Scott Boruff evidenced by a promissory note which bears interest at nine percent per annum and due on August 20, 2006 or on the closing of any financings that result in net proceeds available to Charys of at least $300,000. The note was paid in full on September 1, 2006. In addition, we executed a consulting agreement and registration rights agreement pursuant to which we agreed to issue 125,000 shares of our common stock as a fee for certain consulting services rendered in connection with the C&B acquisition discussed below and to provide certain registration rights in connection therewith. We issued the shares on August 9, 2006. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Aeon Technologies, Ltd. Acquisition

Effective April 9, 2006, we, through a wholly-owned subsidiary of CCI Telecom, acquired all of the assets of Aeon Technologies, Ltd., a Texas limited partnership (“Aeon”). Headquartered in Addison, Texas, Aeon provides construction and project management services to the telecommunications industry, including construction of cell site towers and installation and testing of complex communications networks. The Aeon partners received at closing a $226,000 in cash and 8% subordinated secured promissory note for $472,927. As part of the purchase price, the selling partners will receive 309,768 shares of Charys common stock valued at $4.00 per share. The shares will be issued to the Wade and Jennifer Clark Irrevocable Trust. The secured promissory note is due in three equal annual payments of $157,642 commencing upon the first anniversary of the closing date.

Registration Rights.   We agreed to file a registration statement on Form SB-2 covering the resale of our common stock to be issued to sellers under the asset purchase agreement. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Renewal and Extension of Unsecured Notes by Various Investors

On August 24, 2005 Charys sold a series of unsecured notes to seven unrelated parties for an aggregate of $400,000. The notes bear an annual rate of interest at eight percent, and matured on January 3, 2006. At maturity the minimum interest payment due was one full year’s interest payable with Charys common stock. The total common stock issuable for the minimum interest due at maturity was 160,000 shares.

On March 20, 2006, each purchaser executed an extension agreement extending the maturity of notes until April 15, 2006. Each purchaser received a pre-determined fixed number of shares of Charys common stock as payment of an extension fee on April 15, 2006. The total number of shares issued in payment of the extension fee was 20,000 shares of Charys common shares. In connection with the extension, each purchaser reconfirmed the representations and warranties set forth his original loan agreement with Charys and agreed that no event of default as defined in the loan agreement shall be deemed to exist, and all of the other terms of the loan agreement and the notes remain in full force and effect. The notes were paid in full on September 5, 2006.

Registration Rights.   All shares of the common stock issued have piggyback registration rights. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Crochet & Borel Services, Inc. Acquisition

On June 5, 2006, Charys, Crochet & Borel Services, Inc., a Texas corporation, and Troy Crochet closed a stock purchase agreement whereby Mr. Crochet sold to Charys 249 shares of Crochet & Borel Services (the “C&B Shares”), free and clear of any and all claims, liens, charges and encumbrances, and on June 15, 2006 (the “Second Closing Date”), Mr. Crochet sold to Charys an additional 251 C&B Shares.

In consideration of the sale of all of the C&B Shares, we agreed to pay an aggregate consideration in an amount equal to $200,100,000 (the “Base Purchase Price”) by delivery of (i) cash (the “Cash Consideration”) and (ii) shares of our common stock (“Stock Consideration”).

Payment of Cash Consideration.   On May 3, 2006, we delivered cash consideration in an amount equal to $1,000,000 (the “Non-Refundable Cash Consideration”). On June 5, 2006, the initial closing date, we delivered to Mr. Crochet a promissory note in the amount of $19,000,000 (“Seller Note”), with an initial maturity date of July 15, 2006, which was subsequently amended to be the earlier of (i) the ten month anniversary of August 17, 2006, or (ii) such date as Charys has closed upon new equity or debt financing of between $175,000,000 and $200,000,000 (“Initial Closing Date Cash Consideration”). On the Final Determination Date, defined in the agreement as the date when Charys delivers to Mr. Crochet the final undisputed statement of Net Worth, Charys will deliver to Mr. Crochet Cash Consideration in an amount equal to (A) $80,000,000 less (B) the sum of (1) the amount of any dividends paid by C&B to Mr. Crochet from and after April 25, 2006, plus (2) the amount by which the audited net worth of C&B as of December 31, 2005 set forth on the final statement is less than $75,000,000 (such amount being the “Final Determination Date Cash Consideration” and, collectively with the Non-Refundable Cash Consideration and the Initial Closing Date Cash Consideration, the “Aggregate Cash Consideration”).

Payment of Initial Stock Consideration.   On May 3, 2006, we issued to Mr. Crochet Stock Consideration equal to 1,000,000 shares of our common stock (“Non-Refundable Stock Consideration”). On June 5, 2006, we delivered to Mr. Crochet Stock Consideration equal to 3,000,000 shares of our common stock (the “Initial Closing Stock Consideration”). On the Second Closing Date, we issued to Mr. Crochet 3,258,000 shares of our common stock, such amount being equal to 4,008,000 shares of our common stock (the “Second Closing Stock Consideration”), less the sum of the stock holdback (as discussed below). The Non-Refundable Stock Consideration, the Initial Closing Stock Consideration and the Second Closing Stock Consideration (including the Stock Holdback and any shares of our common stock withheld pursuant to the agreement, and collectively consisting of an aggregate of 8,008,000 shares of our common stock) are hereinafter referred to collectively as the “Initial Stock Consideration.”

Aggregate Cash Consideration Adjustment Mechanism.   On July 31, 2006, Mr. Crochet delivered to Charys a statement (the “Statement of Net Worth”) setting forth the net worth of C&B as of December 31, 2005, prepared from the audited financial statements for the period ended December 31, 2005 (the “Determination Date Financial Statements”) and in accordance with the agreement.

In August 2006, Charys notified Mr. Crochet of its disagreement with the Statement of Net Worth as presented by Mr. Crochet, in accordance with terms of the applicable agreement. Charys and Mr. Crochet are now attempting in good faith to resolve such disagreement as promptly as possible. Upon such resolution, the Statement of Net Worth shall be revised in accordance with the agreement of Charys and Mr. Crochet.

In the event Charys and Mr. Crochet are unable to resolve any dispute regarding the Statement of Net Worth within 15 days following Mr. Crochet’ receipt of notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on the dispute shall be resolved by, the Houston, Texas office of a nationally recognized accounting firm that shall be mutually acceptable to Mr. Crochet and Charys for final determination.

Make-Whole Adjustment.   The following terms have the meanings set forth in the agreement:

•       “Make-Whole Date” means the date that is 30 days following the issuance of our Form 10-KSB for fiscal year 2007, provided that if such date falls on a non-business day, the Make-Whole Date shall be the preceding business day.

•       “Make-Whole Deficit” means the value, if negative, of (A) the Target Stock Consideration Value, minus (B) the product of (1) 8,008,000 multiplied by (2) the Market Price of our common stock during the 15 consecutive trading days prior to the Make-Whole Date.

•       “Target Stock Consideration Value” means the Target Per Share Stock Price multiplied by 8,008,000.

In the event that the market price of our common stock during the 15 consecutive trading days immediately prior to the Make-Whole Date is less than $12.50 per share, the target per share stock price (the “Target Per Share Stock Price”), Charys shall, at its option, either (x) issue to Mr. Crochet that number of additional shares of our common stock (the “Make-Whole Shares”) equal to (1) the Make-Whole Deficit, divided by the market price of our common stock on the Make-Whole Date, or (y) pay to Mr. Crochet an amount in cash equal to (1) the Target Stock Consideration Value, less (2) the Make-Whole Deficit. Such issuance shall be completed or such cash payment shall be made no later than the third business day after the Make-Whole Date.

Notwithstanding anything to the contrary set forth in the agreement, our obligation to make any adjustment in accordance with the agreement, or to issue any Make-Whole Shares, shall terminate in the event that, at any time prior to the Make-Whole Date, (i) the Market Price of our common stock during any 20 consecutive trading days exceeds $16.00 per share, or (ii) the actual sale price of our common stock in each transaction in which shares of our common stock are traded during any five consecutive trading days exceeds $16.50 per share, but in either case only if all of Mr. Crochet’s shares constituting the Initial Stock Consideration are fully registered.

Stock Holdback.   As partial security of the obligations of Mr. Crochet under the stock purchase agreement, Charys shall withhold a portion of the Second Closing Stock Consideration equal to 750,000 shares of our common stock (the “Stock Holdback”). On each of (i) the date that is nine months following the Second Closing Date, and (ii) the date that is 18 months following the Second Closing Date, Charys shall issue to Mr. Crochet 375,000 shares of our common stock (such amount being equal to one-half of the Stock Holdback) (each such issuance being a “Stock Holdback Issuance”), subject to the right of Charys to set-off against each Stock Holdback Issuance that number of shares of our common stock equal to (A) the remainder of (1) the dollar value of any indemnification claims made by Seller pursuant to the agreement as of the date of each Stock Holdback Issuance, less (2) an amount equal to (a) the number of Shares of our common stock unissued as a result of any previous Stock Holdback Issuance Set-Off, multiplied by (b) Second Closing Date Market Price, divided by (B) the Second Closing Date Market Price.

Incentive Compensation.   In addition to the Base Purchase Price, Mr. Crochet and other employees of C&B shall, for each performance year as defined in the agreement, be entitled to earn incentive compensation based upon the financial performance of C&B according to the formula set forth in the agreement. Additionally, Mr. Crochet shall be entitled to earn additional equity compensation based upon the financial performance of C&B, determined in accordance with the provisions of the agreement.

Registration Rights.   Mr. Crochet was granted registration right, with respect to all shares of our common stock issued under the agreement. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Use of Cash Consideration.   Immediately following receipt of the Initial Closing Date Cash Consideration, Mr. Crochet assigned the Seller Note to Texas State Bank. Mr. Crochet and Charys further agreed that immediately upon the closing of the financing transactions contemplated by and among Charys, Mr. Crochet and AED Capital, Mr. Crochet will deposit an amount equal to $15,000,000 into the cash collateral account maintained by C&B with Texas State Bank pursuant to that certain Promissory Note dated May 5, 2006 between Texas State Bank and C&B and related Security Agreement (collectively, the “TSB Note”) to ensure that C&B is in full compliance with the terms of the TSB Note, including all covenants requiring the maintenance of funds in such cash collateral account.

New Stream Secured Revolving Credit Facility

On August 28, 2006, C&B entered into a loan and security agreement with New Stream Commercial Finance, LLC (“New Stream Loan Agreement”) to provide for a revolving credit facility up to $35 million for C&B. This senior credit facility is secured by substantially all C&B assets, and a pledge of all of our stock ownership in C&B. Proceeds of the initial drawing on the credit facility were used to refinance certain indebtedness of C&B. In addition, C&B expects that the credit facility will support future growth and development initiatives, facilitate the purchase of additional revenue generating assets, and provide funds to repay a seller note issued at the closing of the C&B acquisition. The credit facility has a one-year term, and New Stream also received warrants to purchase 2,000,000 shares of our common stock at a price of $4.80 per share.

Financial and Negative Covenants.   According the New Stream Loan Agreement, C&B is subject to the following two financial covenants: (i) EBITDA and (ii) minimum tangible net worth. The compliance with these covenants is to be reviewed by New Stream Commercial Financial, LLC on a quarterly basis.

Fiscal Quarter Ending	Minimum EBITDA	Minimum Tangible Net Worth
October 31, 2006	$15,000,000	$1,000,000
January 31, 2007	$30,000,000	$38,000,000
April 30, 2007	$45,000,000	$40,000,000
July 31, 2007	$60,000,000	$45,000,000

In addition, C&B is also subject to certain negative covenants which prevent it from conducting certain activities without New Stream’s consent. Such restricted activities include, among other, providing financing to any party, cancellation of indebtedness owed to C&B, acquisition and other material corporate restructure, related party transaction exceeding $100,000, creation of new liens on C&B’s assets, transfer of assets not in the ordinary course of business and making certain restricted payments.

New Stream is also granted a registration right with respect to the shares underlying its warrants. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Steven Posner, Sean Posner and Mel Harris Financing

On May 1, 2006, we borrowed the sum of $1,000,000 from Steven Posner, Sean Posner and Mel Harris evidenced by a promissory note bearing interest at the rate of 9.5 percent per annum and due May 1, 2007.

The proceeds of the loan were used as the non-refundable down payment for our acquisition of C&B. As additional consideration for the loan, we paid a fee to Messrs. Steven Posner, Sean Posner and Harris, collectively, 250,000 shares of Charys common stock and a warrant to purchase 100,000 shares of Charys common stock at $5.00 per share with registration rights. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Lumbermens Settlement

In May 2006, we executed a Settlement Agreement and Mutual Release with Lumbermens Mutual Casualty Company, Able Telecommunications & Power, Inc. (“Able”), Transportation Safety Contractors, Inc.(“TSC”), Georgia Electric Company (“GEC”) (Able, TSC and GEC being predecessors of Viasys Services, Inc. and being hereinafter referred to, jointly, severally and collectively as the “Defendants”).

A dispute arose between Lumbermens and the Defendants under a General Indemnity Agreement dated March 6, 2000 (“GIA”). The dispute resulted in a lawsuit captioned Lumbermens Mutual Casualty Company v. Able Telecommunications & Power, Inc., Transportation Safety Contractors, Inc. and Georgia Electric Company, United States District Court, Northern District of Georgia, Atlanta Division, Case No. 1:04-CV-339-WSD (the “Lawsuit”). In the Lawsuit, Lumbermens sought to recover approximately $4.5 million under the GIA. The Plaintiff issued bonds on behalf of a subsidiary of Able, from the period of approximately April 2000 through August 2001. Lumbermens allegedly incurred various losses due to the subsidiaries’ failure and inability to pay its subcontractors and suppliers on various jobs across the country and made various payments to bond claimants.

Pursuant to the settlement agreement, we delivered to Lumbermens a cash payment of $200,000.00 and 400,000 shares of Charys common stock on May 26, 2006. We may also be obligated to issue up to an additional 100,000 shares of common stock if the market price of our common stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction.

Registration Rights.   We also entered into a registration rights agreement with respect to the shares issued and to be issued under the settlement agreement. We are currently in default under the registration right agreement since we failed to file, on or before July 10, 2006, an amendment to our pending SB-2 filing or a new SB-2 adding an additional 500,000 shares for registration. Accordingly, we filed an amendment on September 29, 2006 to include these shares in our pending registration statement on Form SB-2, of which this prospectus forms a part.

Digital Communication Services, Inc. Acquisition

Effective June 9, 2006, the Company acquired all outstanding common stock of Digital Communications Services, Inc. (“DCS”). As a result of the purchase, the Company incurred a contractual obligation to pay the DCS shareholders $640,000 and to issue $200,000 worth of shares of our common stock, based on the market price at closing. As of the date of this prospectus, no consideration has been made to the DCS shareholders.

Mitchell Site Acquisition, Inc. Acquisition

On June 20, 2006, our wholly-owned subsidiary, Ayin Holding Company Inc. (“Ayin”), executed an agreement (the “MSAI Stock Purchase Agreement”) with Matthew B. Mitchell, the seller, for acquisition of 100 percent of the issued and outstanding capital stock of Mitchell Site Acquisition, Inc. (“MSAI”) for $27 million, payable as follows:

•       $9,712,500 total at closing for the MSAI shares, payable $4,312,500 in cash (the “Cash Component”) and a promissory note (the “SPA Note”) in the amount of $5,400,000 payable in three equal annual installments of $1,800,000 bearing simple interest at a rate equal to nine percent, and subject to adjustment pursuant to the SPA Note based upon MSAI’s future performance against specified EBITDA targets;

•       $13,500,000 for the seller’s personal shareholder goodwill ($8,100,000 in cash upfront and a promissory note in the amount of $5,400,000 (the “Goodwill Note”), payable in three equal annual installments of $1,800,000, plus accrued interest and subject to adjustment pursuant to the Goodwill Note;

•       $3,000,000 in cash and $500,000 in value of shares of our common stock divided by the average closing trading price per share of our common stock for the ten trading days ending on the closing date (such cash amount and shares to be delivered to the seller at the closing as consideration for the seller entering into a non-competition agreement); and

•       $787,500 in cash to be paid directly to the MSAI contractors listed on a schedule to the agreement to be paid directly to the contractors five days after the closing.

On August 15, 2006, we closed the acquisition and paid to the seller part of the Cash Component in the amount of $2,000,000, with the balance of $13,412,500 payable to seller in the form of a promissory note with a maturity date of September 30, 2006 (the “Closing Promissory Note”). In the event we fail to satisfy the full amount due under the Closing Promissory Note by the maturity date, we shall have the right to extend the Closing Notes Payment Date for up to two (2) consecutive periods of thirty (30) days each (each 30-day period an “Extension Period”), subject to a payment, upon exercise, of $275,000 to seller as consideration for each Extension Period exercised by us. In addition, on the closing date, we delivered to the seller the SPA Note in the amount of $5,400,000 and the Goodwill Note in the amount of $5,400,000.

Employment and Non-Compete Agreements.   Both the seller and Lori H. Mitchell entered into employment agreements with MSAI at the closing. The seller shall serve as MSAI’s president and Lori H. Mitchell shall serve as its vice-president. Under the terms of the agreements, both Lori Mitchell and the seller shall receive no base salary, but shall be entitled to participate in a bonus program which compares the year-end audited financials of MSIA to the projected financial performance of MSIA. The bonus payable each year shall be split between Lori Mitchell and the seller, and shall be no less than $250,000, but no more than $1 million (in the aggregate). Any bonus due shall be payable in cash, to the extent a cash payment is permitted by the loan agreements (if not, the bonus shall be paid in Charys common stock).

Both the seller and Lori Mitchell shall execute non-compete agreements at the closing. The non-competition provisions under the employment agreements and the non-compete agreements shall terminate in the event Ayin fails to make a payment under either of the MSAI promissory notes where such payment is not prohibited by the loan agreements to which Charys or MSAI is a party. In consideration for Mr. Mitchell entering into this non-compete agreement, we agreed to issue 72,939 shares of common stock to Mr. Mitchell. The number of shares to be issued will further be subject to adjustment based on future stock price. Upon the conclusion of the Adjustment Period, 500,000 shall be divided by the average closing trading price of our common stock during the Adjustment Period (the “Stock Quotient”). If the Stock Quotient is greater than the number of shares that were initially issued to the seller, then Charys shall issue additional shares equal to such difference; provided, however: (i) the maximum number of additional shares that Charys shall be required to issue shall not exceed two percent (2%) percent of the total issued and outstanding shares of Charys common stock as of the last day of the Adjustment Period, and (ii) if the average closing trading price of the Parent Common Stock for any fifteen (15) days during the Adjustment Period exceeds $6.85, or the average closing trading price per share of Charys common stock for the last ten trading days ending on the closing, the adjustment shall automatically terminate and be of no further force and effect. For purposes hereof, the “Adjustment Period” shall mean the 90 calendar days following the effectiveness of the first filed registration statement providing for the registration of the shares issued to the seller.

Complete Tower Sources Acquisition

On June 20, 2006, Ayin entered into a stock purchase agreement (the “CTSI Stock Purchase Agreement”) with Complete Tower Sources Inc., a Louisiana corporation (“CTSI”) and the seller, Lori H. Mitchell, whereby Ayin agreed to purchase all of the issued and outstanding capital stock of CTSI for the aggregate purchase price of $71million (not including the consideration due to seller for entering into the non-competition agreement, as specified below), subject to adjustment as provided in the CTSI Stock Purchase Agreement. The purchase price shall be payable at the closing as follows:

•  A cash amount equal to $42,600,000 (the “Purchase Price Cash Component”) shall be paid to the seller in immediately available funds; and

•  A promissory note (the “CTSI SPA Note”) in a principal amount equal to $28,400,000 (the “Purchase Price Note Component”), payable in three equal annual installments of $9,466,666 bearing simple interest at a rate equal to nine percent, and subject to adjustment pursuant to the CTSI SPA Note based upon CTSI’s future performance against specified EBITDA targets.

On August 15, 2006, we closed the acquisition and paid to the seller part of the Purchase Price Cash Component in the amount of $5,000,000, with the balance of $23,775,852 to seller in the form of a promissory note with a maturity date of September 30, 2006 (the “CTSI Closing Promissory Note”). In the event we fail to satisfy the full amount due under the CTSI Closing Promissory Note by the maturity date, we shall have the right to extend the Closing Notes Payment Date for up to two (2) Extension Period, subject to a payment, upon exercise, of $725,000 to Seller as consideration for each Extension Period exercised by us. In addition, on the closing date, we delivered to the seller the CTSI SPA Note in the amount of $28,400,000.

Seller Non-Competition Payment.   In addition to the foregoing, in consideration for the seller entering into a non-competition agreement, we agreed to issue 583,516 shares of our common stock to the seller. The number of shares to be issued will be subject to adjustment based on our future stock price. Upon the conclusion of the Adjustment Period, 4,000,000 shall be divided by the average closing trading price of our common stock during the Adjustment Period (the “Stock Quotient”). If the Stock Quotient is greater than the number of shares that were initially issued to the seller, then Charys shall issue additional shares equal to such difference; provided, however: (i) the maximum number of additional shares that Charys shall be required to issue shall not exceed two percent (2%) percent of the total issued and outstanding shares of Charys common stock as of the last day of the Adjustment Period, and (ii) if the average closing trading price of the Parent Common Stock for any fifteen (15) days during the Adjustment Period exceeds $6.85, or the average closing trading price per share of Charys common stock for the last ten trading days ending on the closing, the adjustment shall automatically terminate and be of no further force and effect. For purposes hereof, the “Adjustment Period” shall mean the 90 calendar days following the effectiveness of the first filed registration statement providing for the registration of the shares issued to the seller.

Employment and Non-Compete Agreements.   Carrol Castille has entered into an employment agreement with CTSI at the closing to serve as CTSI’s president. Under the terms of the employment agreement, Carrol Castille shall receive no base salary, but shall be entitled to participate in a bonus program which compares the year-end audited financials of CTSI to the projected financial performance of CTSI. The bonus payable to Carrol Castille shall be no less than $250,000, but no more than $1,000,000. Any bonus due shall be payable in cash, to the extent a cash payment is permitted by the loan agreements (if not, the bonus shall be paid in Charys common stock). Carrol Castille also entered into a non-compete agreement at closing. The non-competition provisions under Carrol Castille’s employment agreement and non-compete agreement shall terminate in the event Ayin fails to make a payment under the CTSI SPA Note where such payment is not prohibited by the loan agreements to which Charys or CTSI is a party.

Tower Company of Louisiana, LLC Agreement

On June 20, 2006, Ayin executed a Tower Asset Purchase Agreement (“APA”) and Tower Asset Exclusive Option Agreement (“Option Agreement”) with The Tower Company of Louisiana, LLC (“TCLA”), and Boihem Investment Company, LLC, as sole member of TCLA (the “Seller”). At the closing of the APA, Ayin will purchase 53 of TCLA’s cell towers and related tower assets for a fixed sum per tower (as detailed below). The agreements are subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction.

Consideration.   Under the APA, the purchase price shall equal $325,000 per cell tower (for a total of $17,225,000 in cash at the closing) less proratable items such as prepaid rent, utilities, taxes and maintenance fees.

Partial Closing on Cell Towers.   On July 11, 2006, the parties agreed to effect a partial closing on 19 of the 53 cell towers to be purchased in connection with the APA pursuant to a letter agreement, dated July 11, 2006, which specified the specific 19 towers and related assets being purchased and the terms and conditions applicable to the sale. Ayin has completed its purchase of this initial tranche of 19 towers, having wired $6,142,309 in cash to the Seller, such sum representing the purchase price for the 19 towers less the proratable items stipulated under the partial closing letter agreement.

Option Agreement—Right of First Refusal.   Under the Option Agreement, Ayin will have the exclusive option to purchase cell towers constructed or acquired by TCLA or any of TCLA’s affiliates from time to time during the three-year period following the closing of the transaction. The purchase price for towers purchased during this three-year option term following closing shall be equal to: (i) $325,000 in cash per cell tower with a single broadband or broadband equivalent lessee that is a party to a lease or sublicense agreement on the tower sites; or (ii) for cell towers with more than one such equivalent lessee, an amount equal to $325,000 plus “x”, where “x” equals an amount obtained by dividing the monthly revenue attributable to the additional lessee by $1,800, and multiplying such quotient by $75,000.

Regardless as to whether Ayin exercises its option to purchase any tower asset grouping, Complete Tower Sources, Inc. and Mitchell Site Acquisition, Inc. will have the right to perform all site acquisition and construction functions for any towers constructed by TCLA during the Option Term.

Gottnetter Convertible Note Financing

On August 31, 2006, the Company closed a $20 million financing in the form of subordinated convertible notes (“Notes”) that carries a 10% coupon rate and a 24-month term, with the Notes issued by Charys to a select group of new and existing institutional investors led by Gottbetter Capital Master, Ltd. (“Investors”). The Notes are convertible into our common stock at an initial conversion price of $4.88, resulting in approximately 4,314,063 shares issuable upon conversion of all Notes, and a subsequent conversion price of $2.44 after May 31, 2007, resulting in approximately 8,628,129 shares issuable upon conversion of all Notes. In connection with the financing, the Company issued warrants to the Investors to acquire approximately 5,081,671 shares of our common stock with an exercise price of $4.44 per share.

The proceeds of the Notes offering will be used to pay off seller notes associated with previously closed acquisitions and to increase Charys’ working capital position. Proceeds will also be used to make the initial cash payment of the previously announced acquisitions of Complete Tower Sources, Inc. and Mitchell Site Acquisition Inc. The Investors received a senior security interest subordinate to existing security interests granted to the banks and other senior debt lenders, in substantially all of the assets of Charys and its subsidiaries. The Company will make interest payments for the first 9 months, after which payments of principal and interest are scheduled to begin.

Investment Banking Consultants and Other Financial Advisors

From time to time, we issued shares and warrants to our investment banking consultants and other financial advisors as part of their service fees in connection with our public relationship management, acquisition and financing transactions. These shares (including shares underlying the warrants) are granted registration rights and therefore we have filed a registration statement on Form SB-2, of which this prospectus forms a part, with respect to the resale of these shares. The following set forth the names of the consultants, the shares and warrants granted and the nature of their services.

Name	Shares/Warrants	Services
Newpoint Advisors, LLC	500,000 warrants with an exercise price of $0.231	Acting as a strategic and business consultant in Method IQ acquisition.
Gunn Allen Financial, Inc.	800,000 shares and 350,000 warrants with an exercise price of $2.00	Arranging the financing for Viasys acquisition and the financing with Highgate House Funds.
Aries Equity Corp.	500,000 shares and 250,000 warrants with an exercise price of $1.50	Identifying and analyzing possible strategic alliances and acquisition candidates.
CSH Advisors Inc.	500,000 shares and 250,000 warrants with an exercise price of $1.50	Providing acquisition advice and public relations consulting.
Sam DelPresto	125,000 shares and 400,000 warrants with an exercise price of $1.50	Identifying suitable financing and strategic relationships for financing.
New Century Capital Consultants Inc.	400,000 shares	Providing acquisition consulting.
Ronald Berkovitz Allen Levi Aubert Jordan Growth Management, LLC Katherine Chelsler Rebecca Tedder Russell Adler Salma Hassan Steven N. Posner Stuart Posner Teresa Pacin	475,000 shares 50,000 shares 50,000 shares 400,000 shares 125,000 shares 125,000 shares 200,000 shares 10,000 shares 300,000 shares 200,000 shares 140,000 shares

These individuals are sub-consultants of Platinum Advisory Services, Inc., providing acquisition consulting in Viasys acquisition and serving as placement agent in Highgate and Series D Preferred Stock financings.

Robert McClane	75,000 shares	Providing consulting in our CCI Telecom acquisition.

Other Transactions

On March 8, 2004, we entered into Commercial Real Estate Purchase and Sale Agreement (the “Real Estate Agreement”) with Joe F. and Carol F. Carter to acquire certain real property and surface interest pertaining to 242 acres suitable for the mining of minerals including but not limited to Carolina slate. Subsequently, on June 7, 2004 and prior to any business being transacted under the Real Estate Agreement, we assigned our rights under this agreement to Flagship Holdings, Inc. In consideration for the assignment we will receive a fee upon the sale of the various properties. There are three properties to be sold. The fee will be either $200,000 or $300,000 depending on the property. We received in June 2004 a $300,000 fee from the sale of one property and in August 2004 a $200,000 consulting fee.

On May 18, 2004, we acquired an option to acquire J. F. Carter & Co. from Joe F. and Carol F. Carter (the “Carters”). The option was purchased for $10, and expires on the third anniversary of the option agreement. The purchase price, should the option be exercised, will be the fair market value of the shares owned by the Carters to be mutually agreed upon by the parties, but in no case less than two times the cash flow of J. F. Carter & Co. for the 12 months ended before the date of the notice to exercise. J. F. Carter & Co. is a construction company located in Richfield, North Carolina. The Carters own 100 percent of the issued and outstanding shares of J. F. Carter & Co.

Realm National Insurance Company Real Estate Interests.   In May 2004, we entered into a Joint Venture Agreement with Ruby Belle, LLC and Ted C. Russell to develop, operate, and/or sell certain real estate or interests owned by Realm National Insurance Company located in North Carolina. The name of the venture is 3DN Real Estate Development Joint Venture. No activity related to this joint venture has commenced as of the date of this prospectus.

On May 26, 2004, we entered into a ground lease with Realm National Insurance Company (“Realm”). The lease expires on its 10th anniversary date. The lease gives us the right to use and occupy a certain parcel of land located in North Carolina for the purpose of removing all crushed stone produced from the leased property.

The lease provides for us to make the following payments to Realm:

•       Basic rent of $150,000 per year, payable 180 days after the commencement of each then current year of the lease term. On November 30, 2004, the lease was amended to extend the payment date to 270 days. The time has expired, and no rent payments have been made.

•       Additional rent of four percent of the proceeds received by us from the sale of crushed stone.

No operational activity has commenced as provided for under this lease as of the date of this prospectus. On July 10, 2006, we received a letter from the New York Liquidation Bureau and the State of New York demanding the amount of $320,250 in rent on the lease in connection with Realm’s liquidation. Our position is that the conditions precedent to the effectiveness of the lease did not occur in that the landlord did not obtain required permits to permit mining of minerals on the property that was intended and therefore we intend to defend against this claim.

Our Subsidiaries

Personnel Resources of Georgia, Inc.

Personnel Resources of Georgia, Inc. (or “PRG”) is a professional employer organization (“PEO”). As a PEO the company is a provider of a comprehensive, fully integrated employee management solution to small and medium sized businesses. PRG’s solution allows it to effectively become the in-sourced payroll/human resource department for its clients. PRG creates value for its clients by helping them manage administrative efficiencies, and access business protection services.

•       Administrative efficiencies are obtained by clients through PRG’s management of employee administrative matters, such as processing of payroll, taxes and insurance premiums and by PRG’s comprehensive record keeping and technology.

•       Business protection is provided to clients by PRG helping to ensure employment-related regulatory compliance and sound risk management practices, encompassing up-to-date regulatory compliance and cost- effective risk management practices and insurance programs including workers compensation.

PRG serves a diverse client base of small and medium-sized businesses in a wide variety of industries. PRG’s clients have employees located in Alabama, Arkansas, California, Georgia, Kansas, Ohio, New Jersey, North Carolina, South Carolina, Tennessee, Texas and Virginia. As of the date of this prospectus, PRG served approximately 56 clients, with an average of 20 employees per client. For the year ended

April 30, 2006, PRG’s top six clients represented approximately 40 percent of its client billings, with PRG’s largest client representing approximately 9.8 percent of its client billings. In order to use the PRG’s services, all clients are required to enter into a professional services agreement, which generally provides for an initial one-year term, subject to termination by PRG or the client at any time upon 30 days prior written notice or less. Following the initial term, the contract may be renewed, terminated or continued on a month-to-month basis. Under the employee leasing model, which covered a majority of all PRG’s clients in fiscal 2006, PRG is the employer of record for its client’s employees, and PRG operates as a licensed professional employer organization. Clients are also offered the option to use PRG’s services without PRG becoming the employer of record for the client’s employees, in which case tax filings are made under the client’s taxpayer ID number and the client provides its own workers’ compensation insurance and health and welfare plans.

PRG retains the ability to immediately terminate the client upon non-payment by a client. PRG manages its credit risk through client credit checks, client guarantees, client selection process and its right to terminate the services agreement if necessary.

Under the professional services agreement applicable to the employee leasing model, employment-related liabilities are contractually those of PRG. For instance, PRG assumes responsibility for, and manages the risks associated with, each client’s employee payroll obligations, including the liability for payment of salaries and wages (including payroll taxes) to each client employee and, at the client’s option, responsibility for providing group health, welfare, and retirement benefits to such individuals. These PRG obligations are fixed, whether or not the client makes timely payment of the associated service fee. In this regard, it is important to understand that, unlike payroll processing service providers, PRG issues to each of the client employees PRG payroll checks drawn on PRG bank accounts. PRG also reports and remits all required employment information and taxes to the Internal Revenue Service and issues a federal Form W-2 to each client employee under PRG’s taxpayer ID number.

Under the employee leasing model:

•       PRG assumes the responsibility for compliance with employment-related governmental regulations that can be effectively managed away from the client’s worksite. PRG provides workers’ compensation insurance coverage to each client employee under PRG’s master insurance policy. The client, on the other hand, contractually retains the general day-to-day responsibility to direct, control, hire, terminate, set the wages and salary of, and manage each of the client’s employees. The client employee services are performed for the exclusive benefit of the client’s business. The client also remains responsible for compliance with those employment-related governmental regulations that are more closely related to the day-to-day management of client employees.

•       PRG charges its clients a professional service fee that is designed to yield a profit and to cover the cost of certain employment-related taxes, workers’ compensation insurance coverage and human resource services provided to the client. The component of the professional service fee related to human resource management varies according to the size of the client, the amount and frequency of the payroll payments and the method of delivery of such payments.

•       The component of the service fee related to workers’ compensation and unemployment insurance is based, in part, on the client’s historical claims experience. In addition, the client may choose to offer certain health, welfare and retirement benefits to its client employees. PRG invoices each client for the service fee and costs of selected benefit plans, as well as the wages and other employment-related taxes of each client employee. The gross billings are invoiced at the time that each periodic payroll is delivered to the client.

A significant customer of PRG is owned by Brax Cutchin, an officer of PRG, who had acquired this company prior to the acquisition of PRG by Charys. Client billings with this customer were $1,014,927 and

$4,531,613 for the years ended April 30, 2006 and 2005. Net revenues (billings net of payroll costs) were $95,696 and $681,018 for the years ended April 30, 2006 and 2005.

PRG has a month-to-month operating lease for its office space with, Lee Yarbrough, the president of PRG, who was an owner of a predecessor company of PRG. Rent expense under the lease was $15,600 and $26,217 during the years ended April 30, 2006 and 2005.

CCI Telecom, Inc.

CCI Telecom, Inc. is a telecommunications infrastructure service provider with offices in San Antonio, Dallas, Houston and Lee, Massachusetts. CCI Telecom supplies design, deployment, and maintenance services to the communications industry, as well manages a wide range of communication infrastructure projects from wireless and wireline networks to satellite and radar systems.

CCI Telecom serves a diverse customer base of approximately 100 customers that include large and small-sized companies including Alamosa PCS, Alcatel, AT&T Wireless, BE&K, Bechtel Corporation, Cingular Wireless, Nextel Communications, Sprint PCS, T-Mobile and Verizon Microwave. CCI Telecom’s primary service area includes Texas, New Mexico, and Massachusetts. For the year ended April 30, 2006, CCI Telecom’s top five customers represented approximately 57 percent of its revenue, while its largest customer represented approximately 19.6 percent of its revenue.

CCI Telecom capabilities include systems services and technical services. Systems services provide telephone systems, wireless and broadband network solutions, power systems, and structured cabling solutions. Our customers include business, educational, healthcare, and governmental entities.

Technical services is a provider of complete turnkey installation, engineering, design and maintenance of all types of communications systems.

In addition, CCI Telecom is certified to install licensed and unlicensed microwave radio equipment and is able to perform the engineering and design services as part of a turnkey solution. CCI Telecom employs certified tower technicians who are experienced in performing everything from microwave antenna installation and the turnkey construction of tower sites to providing waveguide testing and antenna line-of-sight verification.

CCI Telecom is also a broadband network deployment and maintenance provider, specializing in the design and integration of fixed wireless broadband networks. CCI Telecom provides a wide range of technical services for wireless and wire-line telecom equipment and power systems installation projects, as follows:

•       Initial site audits and surveys nationally to installing base station equipment.

•       One point of contact for our customers.

•       Services to identify and acquire the sites best suited to meet the specialized needs of our customers.

•       Development and implementation services to wireless carriers and equipment manufacturers involved in the cellular, microwave, broadband wireless, fixed wireless and paging markets.

•       A broad range of services designed to assist service providers in locating and repairing faults in their RF structures and components.

CCI Telecom has been qualified by the following tower owners: American Tower Corp., Crown Castle International, Sprint Sites USA, SBA and SpectraSite. CCI Telecom has built and/or modified radar tower in more than 30 states in the U.S. and in 10 international locations, including the farthest reaches of the U.S., Latin America and the Caribbean. In that regard, CCI Telecom has provided site construction and installation services on both satellite ground station and radio telescope building projects, and building and modifying telecom facilities for wire line and wireless service providers.

CCI Telecom is a turnkey infrastructure builder for our customers, from performing tenant improvements in leased space for switch equipment to civil construction and installation of regeneration huts along fiber optic cable routes. CCI Telecom has particular expertise in constructing around active telecom equipment, where temperature and dust variations can significantly impact network operations. Power system projects vary from installing a string of batteries to live cut overs. CCI Telecom specializes in working around live equipment, routinely performing hot cuts in the central office and switch environment.

Viasys Services, Inc. and Viasys Network Services, Inc.

Viasys services the transportation, utility, telecommunication and manufacturing industries. The corporate headquarters are located in Lakeland, Florida with divisional offices in Tampa, Florida, Orlando, Florida, Atlanta, Georgia, Albany, Georgia, Raleigh, North Carolina, Charlotte, North Carolina and various project offices covering 18 states in the eastern U.S.

Industrial services provides an extensive range of general contracting and maintenance services to the manufacturing and government sector. This includes ongoing contracts with Cooper Tire and M&M/Mars. This history allows us to recruit and retain a competent, skilled workforce to meet the needs of our customers. Reliability is the company standard, resulting in long term relationships with our clients.

Telecommunications services includes engineering, installation, and maintains of broadband networks. Also included are copper, hybrid fiber coax and passive optical networks.

Department of transportation services involved in various state projects throughout the southeast. Viasys installs, tests and maintains technology including cameras, sensors, weigh-in-motion scales, traffic signal systems, and variable message signs.

Viasys Network Services, Inc. designs, deploys and maintains wire-line and wireless broadband networks for both the government and private sector. Projects include county-wide mobile broadband systems for public safety, transit, transportation, municipal Wi-Fi deployment, enterprise wireless networks and fiber optic deployments for the telecom industry.

Method IQ, Inc.

Method IQ is a customer interaction solutions provider, helping organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging and implementing emerging and sophisticated technologies, and increasing the efficiency of critical business interactions. Method IQ is headquartered in Atlanta, Georgia, with offices throughout the southeastern United States.

Method IQ’s key differentiators tie directly to a value proposition. The service offering combines an end-to-end, comprehensive solution with intellectual expertise that enables dramatic cost savings, along with increasing productivity and revenue generation. Method IQ maintains a vision and understanding of emerging technologies through a series of strategic relationships. Method IQ believes that customers highly value the fact that achieving their vision and goals are our top priority.

Method IQ clients include Fortune 500 companies such as BellSouth, Target, Starbucks and Trane. We support a range of leading technology products coupled with proven service offerings. Assignments range from top-level strategic assessments to implementing and operating world-class contact centers.

Method IQ is a provider of customer interaction solutions for companies in the financial, healthcare, and other industries. Method IQ solutions help organizations more effectively manage touch points with customers, improve revenue generation opportunities, and increase productivity in contact centers.

Financial Industry.   Method IQ offers customer interaction solutions that allow financial services organizations to more effectively manage customer enquiries, improve contact center business processes, increase revenue generation opportunities, and improve call center productivity. Customer interaction management technologies help financial services executives address key business issues such as eliminating inefficiencies in branches and call centers, matching agent skill sets with customer needs and more effectively cross-selling products among customers.

Customer interaction management solutions from Method IQ provide:

•  Agent-less and agent-attended automated outbound calling features that allow call centers to more effectively cross-sell products and significantly increase calling volume.

•  “Warm transfer” features that allow financial institutions to filter branch inquiries through a centralized environment, but transparently connect customer to branches where needed.

•  Integrated faxed documents that are digitally intercepted and automatically routed to agents who can take action and return digital faxes without the need to print or handle paper.

•  Autodial which allows agents to focus on customers while low-level phone activities are conducted in background.

•  Presence management which gives agents a dashboard view of their calling activities and management a global view of call center statistics.

•  Call record and monitoring which records every call and which can be monitored in real-time or stored for later use allowing managers to customize training, agents to evaluate and improve their performance and both to monitor for missed sales opportunities.

Healthcare Industry.   Method IQ is a provider of patient interaction management solutions for the healthcare industry. From patient scheduling through billing and collections, the Method IQ solution helps organizations more effectively manage touch points with patients, control administrative costs and improve quality of care.

Healthcare executives face five key business issues: improving clinical care and customer satisfaction, reducing errors, addressing staff shortages, addressing inefficiencies, and reducing manual intervention. Patient interaction management solutions from Method IQ help healthcare organizations address those five issues by eliminating inefficiencies, reducing revenue loss, and stopping productivity drains in reservations and scheduling.

Patient interaction management solutions help hospitals reduce errors and increase agent productivity with features such as:

•  Agent-less and agent-attended automated outbound dialing campaigns that allow call centers to significantly increase volume of calls to payers for more accurate pre-certification and more timely collections.

•  Automated system that allows patients to track billing processes and follow up on questions or concerns.

•  HIPAA-compliant integrated fax for verification of referrals and documentation of procedures with payers.

•  Integration with reservations and scheduling systems to increase accuracy of registration information and reduce errors in procedure and diagnostic coding.

Other Industries.   Method IQ has also been successful in selling integrated solutions to a number of high profile companies outside the financial and healthcare industries. While these companies do not fall within a specific vertical focus, much of the functionality of Method IQ’s solutions can be applied within any company with multiple facilities or telephone-based customer service departments.

Method IQ assists organizations to envision and build business models that integrate strategy, people, processes, customers, suppliers and technology. Our focused and collaborative approach quickly identifies initiatives that deliver measurable business value. Method IQ offers services critical to businesses in the areas of:

•  Operational assessment and productivity analysis.

•  Business process design.

•  Business architecture alignment and strategy.

•  Solution implementation and support.

•  Contact center outsourcing.

LFC, Inc.

LFC provides professional consulting support services to the wireless communication, petroleum exploration, industrial, commercial and residential development industries. Historically, the company has marketed its services primarily to the telecommunications site development industry. However, LFC’s marketing efforts have evolved to include the traditional (i.e., retail, commercial, and industrial) site development industry as well. This marketing trend is a realization that the site development consulting and engineering services utilized by the wireless telecommunication site development industry are the same services utilized by the broader commercial real estate development industry. Furthermore, client diversification is desirable to LFC due to potential negative impacts caused by business cycles occurring throughout various industries.

LFC offers and markets the following professional services: wireless telecommunications site development; environmental consulting; wireless site architecturing and engineering services; structural engineering; geotechnical engineering; construction materials testing; petroleum land management; and surveying.

LFC does not typically market its service lines independently. LFC considers the breadth of its service offering to be a competitive advantage over competitors. Therefore, LFC will present an entire integrated and diverse service “turn key” offering to potential clients during the sales process.

LFC’s business is relationship driven. With that realization, LFC focuses on two cardinal principles: (1) provide a high quality product, and (2) provide it on time. LFC’s telecommunication clients are more price sensitive than non-telecommunication clients. For non-telecommunication clients, LFC’s business is not extremely price conscious due to the relatively low costs of services compared to overall construction costs. Market prices are established for the services provided by LFC. LFC will provide services on a market-pricing basis. By developing and maintaining close business relationships with it’s clients and providing high quality services on a timely basis, LFC is rarely asked to reduce it’s pricing by our non-telecommunication clients.

Crochet & Borel Services, Inc.

C&B, established in 1995, is an independently owned business providing property owners with quality restoration and maintenance in residential, commercial, industrial, marine and institutional markets during times of distress. With offices in Houston, Austin, Beaumont, Texas, and Lake Charles, Louisiana, C&B is able to provide the following services: fire and water restoration, content and structural cleaning, reconstruction, mold remediation and asbestos abatement. C&B is one of the few restoration companies that have acquired an Environmental HVAC License, which is required by the state of Texas. That means C&B is also capable of enhancing both living and working environments through the replacement or cleaning of air ducts and air conditioning systems, carpet and upholstery.

C&B enhances its service effectiveness by utilizing innovative restoration processes and technologies supported through equipment acquisition, continuing education and training. While many members of C&B staff currently hold industry related certificates, other members are involved in ongoing professional training and professional association memberships. Other than education and training, C&B is also dedicated in balancing its working relationship between the insured and the insurance companies.

In December 2001, C&B Services became a network member of Disaster Kleenup International, a cooperative business network of the top independent restoration companies across North America. This network represents the most experienced, highly informed, and best equipped companies in the restoration industry. The ability to pool network members together provides the resources and support to take on projects of any magnitude.

Competition

Data and Communication Infrastructure Services and Tower.   The telecommunications engineering, construction, Infrastructure Services and maintenance services industry in which we operate are highly competitive, fragmented and includes numerous service providers. Our competitors fall into four broad categories:

•       Independent service companies, such as Wireless Facilities, Inc., which provide a full range of wireless network services, and a large number of other companies that provide limited wireless services;

•       Construction and project management companies, such as Bechtel Group Inc. and General Dynamics, for the deployment of wireless networks; and

•       Information technology and consulting companies such as Bearing Point, Inc., Logica and others, which have developed capabilities to deliver network consulting services to wireless service providers.

Although the services provided by many of these competitors are comparable to the services we provide, there are areas where certain competitors may have an advantage over us. For example, telecommunications equipment vendors presumably know the relative strengths and weaknesses of their products better than the service providers who have no product offerings; construction companies have more hands-on capabilities with respect to the construction aspects of a deployment project; and equipment vendors, construction companies and tower ownership and management companies have greater financial resources that allow them to offer financing and deferred payment arrangements. In addition, many of our competitors have significantly greater marketing resources, larger work forces and greater name recognition than we possess.

We believe our ability to compete depends on a number of additional factors, which are outside of our control, including the willingness of competitors to finance customers’ projects on favorable terms; the ability and willingness of customers to rely on their internal staffs to perform services themselves; and the customer’s desire to bundle equipment and services.

In our opinion, the principal competitive factors in our market include expertise in new and evolving technologies, industry experience, ability to deliver end-to-end services, ability to provide technology independent solutions, ability to deliver results within budget and on time, depth of resources, reputation and competitive pricing. In particular, we believe that the breadth of our service offerings, the efficiencies of our processes, our ability to integrate new technologies and equipment from multiple vendors will make it possible for us to compete.

Disaster Restoration and Remediation Services.   C&B competes with many other companies in the sale of its disaster restoration and remediation services. The principal methods of competition in C&B’s businesses include quality of service, name recognition, pricing, customer satisfaction and reputation. Competition in all of C&B’s geographic markets is strong. Historically, competition to C&B in the market for disaster restoration and cleaning services comes mainly from local, independently owned firms such as Cotton Companies, South Pro, Blackman-Mooring and a few national companies such as Belfor and Service Master.

Technology Implementation and Integration Services.   The competitors of Method IQ tend to fall into one of two categories. The first group is selling customer premise equipment to telecommunications managers within client companies. These companies view the systems they are selling as a technology product sold on the merits of its features versus the competitors’ products. These companies tend to sell systems to the telecommunications departments within a company and generally do not develop relationships with senior management of their customers. Examples of these companies would be BellSouth, Avaya, or Southeastern Telecom.

The second category of competitors to Method IQ is a group of consulting organizations that have some level of expertise within the contact center environment. The consultants are usually focused on running the request for proposal process for a product selection, or on the sale of a consulting engagement focused upon the business processes use within the contact center. There is rarely a time when the focus of the engagement is upon the entire “big picture” needs of the company. An example of this type of competitor would be Alltel or EDS.

Method IQ has taken a unique approach to the business. Method IQ sells business solution to the most senior management within an organization. This is never couched in the terms of a product sale, nor is it ever positioned as a consulting engagement surrounding the contact center. Method IQ’s objective is to become a trusted advisor, creating a unique level of customer intimacy with a given customer because they have solved critical issues for the customer.

Professional Administrative Services.   The human resource outsourcing industry is highly fragmented. We will seek to compete through Personnel Resources of Georgia’s ability to provide a full service human resource solution to its clients through its outsourced information technology solutions. We believe our primary competitors to be single point solution providers who offer segments of the entire service offering that we will provide to our clients in an all-inclusive offering. These third parties include certain information technology outsourcers and broad-based outsourcing and consultancy firms that are now providing or may seek to provide human resource business process outsourcing services, companies that provide a discrete group of transactional services, such as payroll or benefits administration and aspire to provide additional services and other consulting companies that perform individual projects, such as development of human resource strategy and human resource information systems.

Historically, most of these vendors have focused upon discrete processes, but many of them are now promoting integrated process management offerings that may be viewed as competitive with our offerings. Such companies, all much larger than Charys, such as Administaff, Inc., Gevity HR, Inc., Automatic Data Processing, Inc. and Paychex, Inc., provide a combination of payroll processing and full-service human resource solutions. We expect competition to increase, and competitors to develop broad service capabilities that match or exceed our capabilities.

Key Personnel

Our future financial success depends to a large degree upon the personal efforts of our key personnel. In our formative period as a newly amalgamated enterprise, our current officers and directors have played the major roles in developing our business strategy. The loss of the services of any of these persons could have an adverse effect on our business and our chances for profitable operations.

While we intend to employ additional management personnel in order to minimize the critical dependency upon any one person, it is possible that we will not be successful in attracting and retaining the persons needed. If we do not succeed in retaining and motivating our current employees and attracting new high quality employees, our business could be adversely affected.

Our Financial Results May Be Affected by Factors Outside of Our Control

Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. Our anticipated expense levels are based, in part, on our estimates of future revenues and may vary from our projections. We may be unable to adjust spending rapidly enough to compensate for any unexpected revenues shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would materially adversely affect our business, operating results, and financial condition.

We cannot predict with certainty our revenues and operating results. Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance.

Sales and Markets

All of our operating companies sell and market our services and capabilities through a collaborative effort of their individual sales force, senior management and in some instances through brokers or related such groups.

Government Regulations

Substantially all of our business activities are subject to federal, state, and local laws and regulations. These regulations are administered by various federal, state and local health and safety and environmental agencies and authorities, including the Occupational Safety and Health Administration. The expenditures relating to such regulations are made in the normal course of business and are neither material nor place us at any disadvantage.

Although CCI Telecom is not directly subject to any FCC or similar government regulations, the wireless construction and related services are subject to various FCC regulations in the United States. These regulations require that these wireless networks meet certain radio frequency emissions standards, and not cause interference to other services. These wireless networks are also subject to government regulations and requirements of local standards.

Employees

As of July 31, 2006, we employed approximately 774 full-time employees and 20 part-time employees, between the holding company and our various subsidiaries. None of these employees are currently represented by a labor union or are covered under a collective bargaining agreement. As we grow, we will need to attract an unknown number of additional qualified employees. Although we have experienced no work stoppages and believe our relationships with our employees are good, we could be unsuccessful in attracting and retaining the persons needed. We do not expect that we will have any difficulty in locating additional employees to support our growth.

Description of Property

As of July 31, 2006, we have leases covering the properties as described below.

Charys subleases 3,318 square feet of office space at 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338. The sublease provides for monthly rental payments of $4,701 and will increase three percent per annum over the term of the lease. The sublease is scheduled to expire on March 31, 2009.

PRG leases 2,000 square feet of office space at 880 S. Pleasantburg Drive, Suite 3-C, Greenville, South Carolina 29607. The monthly rental payment is $1,300. There is no current lease agreement for this property.

CCI Telecom leases a property located at 5555 Northwest Parkway, San Antonio, Texas 78249. The property includes 12,180 square feet of office space and 14,241 square feet of warehouse space. The lease term is for a 10-year term, commencing on May 1, 2005, and terminates on April 30, 2015. The lease provides for monthly rental payments of $18,333, plus a $1,000 monthly management fee. The lease also required a security deposit in the amount of $109,998. CCI Telecom will retain an option to purchase the property at the end of the 10-year period. See “Description of Business—Our Various Acquisitions and Related Transactions—Sale of CCI Associates Property.”

CCI Telecom also leases the following satellite office space:

•       4,000 square feet of office space at 2450 N IH 35E, Carrollton, Texas 75006. The lease provides for monthly rental payments of $3,900 per month. There is no current lease agreement for this property.

•       2,200 square feet of office space at 16901 N Dallas Parkway, Suite 105, Addison, Texas 75001. The lease provides for monthly rental payments of $1,767. There is no current lease agreement for this property.

•       5,094 square feet of office space at 74 North Street, Suite 302, Lee, Massachusetts 01201. The lease provides for fixed monthly rental payments of $2,820 per month over the term of the lease. The lease is scheduled to expire on August 3, 2007.

Viasys leases 19,500 square feet of office space at 26 Lake Drive, Lakeland, Florida 33815. The lease provides for monthly rental payments of $18,225 over the term of the lease. The lease is scheduled to expire on August 1, 2007.

Viasys also leases certain office and other facilities at 10 locations. The minimum payments for the operating leases remaining non-cancelable lease term in excess of one year for 2007, 2008 and 2009 are $285,174, $85,916 and $8,000 respectively.

Method IQ leases 10,847 square feet of office space at 1750 Founders Parkway, Suite 180, Alpharetta, Georgia 30004. The lease provides for monthly rental payments of $9,039 and will increase to $10,745 over the term of the lease. The lease is scheduled to expire on April 10, 2012.

Method IQ also leases 280 square feet of office space at 2720 Park Street, Room 210, Jacksonville, Florida 32205. The lease provides for monthly rental payments of $749. The lease is scheduled to expire on February 1, 2007.

LFC, Inc. leases 9,307 square feet of office space at 17314 SH 249, Houston, Texas 77064. The lease provides for monthly rental payments of $12,275 over the term of the lease. The lease is scheduled to expire on August 1, 2009.

LFC, Inc. also leases 3,110 square feet of office space at 8825 Solon Road, Suite E1, Houston, Texas 77064. The lease provides for monthly rental payments of $1,213. The lease is scheduled to expire on January 1, 2008.

We believe that all of our facilities are adequate for our current operations. We expect that we could locate other suitable facilities at comparable rates, should we need more space.

Legal Proceedings

LVI Environmental Services v. Crochet & Borel Services Inc and Charys.   On September 19, 2006, Charys and C&B were served with a demand for arbitration arising out of the 2005 contracts entered into between LVI Environmental Services (LVI) and related parties (collectively, the “Plaintiffs”) and C&B for projects in Texas, Mississippi, LA and Florida for restoration, debris removal and abatement work from hurricanes. The Plaintiffs claim that they are owed $12,619,558.33 and that Charys guaranteed payment of $5,619,558.33. The arbitration demand indicates that Plaintiffs have filed suit in District Court of Jefferson County Texas.

Lumbermen’s Mutual Casualty Company (“Plaintiff”) v. Able Telecommunications & Power, Inc. (“ATP”), Transportation Safety Contractors, Inc. (“TSC”) and Georgia Electric Company (“GEC”) filed in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division.   ATP, GEC and TSC are predecessors of VSI and VSNI and are hereinafter referred to as the “Defendants.” In the lawsuit, the Plaintiff seeks to recover approximately $4.5 million under a General Indemnity Agreement executed on March 6, 2000 between the Plaintiff and Able Telecom Holding Corporation, the former parent of the Defendants. The Plaintiff issued bonds on behalf of a subsidiary of Able, from the period of approximately April 2000 through August 2001. The Plaintiff allegedly incurred various losses due to the subsidiaries’ failure and inability to pay its subcontractors and suppliers on various jobs across the country and made various payments to bond claimants. In May 2006 the parties entered into a settlement agreement which provided for a payment of $200,000.00 cash to the Plaintiff and the issuance of 400,000 shares of Charys common stock with registration rights, and with the obligation to issue up to an additional 100,000 shares of common stock if the market price of the stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction.

Benjamin F. Holcomb v. Charys Holding Company, Inc., Civil Action File No. 2005CV105803, pending in the Superior Court of Fulton County, State of Georgia.   In June 2004, we entered into an employment contract with our former president, Benjamin F. Holcomb. In July 2005, we terminated the employment contract. On September 1, 2005, Mr. Holcomb filed suit seeking damages in excess of $100,000 arising out of what Mr. Holcomb claims to be a breach of his employment contract arising from the alleged failure of Charys to pay him compensation to which he claims he was entitled. We believe Mr. Holcomb’s claims are without merit, and we intend to defend this claim vigorously. This litigation is currently in discovery. As of the date of this prospectus, no trial date has been set.

Edward Acosta v. Charys Holding Company, Inc., Civil Action File No. 2005CV108667, pending in the Superior Court of Fulton County, State of Georgia.   In July 2004, we entered into an employment contract with our former vice president of business development, Edward K. Acosta. In July 2005, we terminated the employment contract. On November 10, 2005, Mr. Acosta filed suit against Charys, Billy V. Ray, Jr., our chairman and chief executive officer, the law firm of Glast, Phillips & Murray, and Norman Reynolds, an attorney at Glast, Phillips (Mr. Reynolds and Glast, Phillips represent Charys in various matters) seeking damages in excess of $480,000 arising out of what Mr. Acosta claims to be a breach of his employment contract arising from the alleged failure of Charys to pay compensation to which he claims he was entitled and statements in our documents filed with the Securities and Exchange Commission which Mr. Acosta claims to have been false on which he allegedly relied in agreeing to become employed by Charys. This litigation is currently in discovery. We believe Mr. Acosta’s claims are without merit, and we intend to defend this claim vigorously. As of the date of this prospectus, no trial date has been set.

Holcomb and Acosta “Derivative” Claims.   In November 2005, Messrs. Holcomb and Acosta sent identical letters to our chief executive officer, Mr. Ray, with copies to each member of our board of directors. These letters purported to be stockholder demand letters requiring us to take remedial action with regard to five allegedly improper transactions in 2004 and 2005:

•       Certain real property was sold by Charys to an entity allegedly controlled by insiders resulting in an improper gain to the insiders, who include certain of our directors and our chief executive officer;

•       Issuance of common shares worth $430,000 on Form S-8 to a consultant;

•       Acceptance of $140,000 as a loan from a consultant;

•       Improper issuance of shares to consultants; and

•       Improper accruing for $446,000 in payroll tax penalties owing from a subsidiary of Charys.

Our board of directors met on November 10, 2005 and again on February 21, 2006 to discuss these allegations. Documents that the board might wish to review in evaluating and responding to those allegations were gathered by certain officers and directors and distributed prior to the February meeting, and a discussion was held. The board appointed a special committee of certain directors to conduct further investigation and evaluation of the allegations. The special committee was empowered to review the matters set forth in the allegations, and to have access to all of Charys’ records and all officers and directors they deem necessary to make a fully-informed evaluation of and response to the allegations, and whether any corrective action should be taken in light of them. The special committee met on numerous occasions and finalized its recommendations on April 5, 2006. Specifically, the special committee found that no remedial action demanded by Messrs. Holcomb and Acosta was necessary. On April 6, 2006, the special committee made its recommendation to the full board, and the board adopted the recommendation by unanimous vote.

Holcomb “Receivership” Litigation.   On February 13, 2006, Mr. Holcomb filed suit against our chief executive officer, Mr. Ray, in the Superior Court of Fulton County Georgia seeking the appointment of a receiver to take possession of 1,000,000 shares of Charys Series A preferred stock currently held by Mr. Ray and his wife which the suit alleges Mr. Ray pledged in connection with certain transactions of Charys without the consent of Mr. Holcomb. Also named in the suit are Method IQ Inc, Mel Harris, Steven Posner, Glast Phillips & Murray PC, Rock Creek Equity Holding LLC, J. Alan Shaw, and SunTrust Banks, Inc. The alleged basis for the suit is Mr. Holcomb’s allegation that on or about April 19, 2004, Mr. Ray, Alec McLarty (one of our directors), and Mr. Holcomb formed BRG Holdings, LLC (“BRG”) for the purpose of owning the shares of the Series A preferred stock, and that certain transactions in connection with which Mr. Ray pledged the shares of the Series A preferred stock (specifically, a pledge of 50,000 the Series A shares in connection with Charys’ acquisition of Method IQ and a pledge of 950,000 Series A shares in connection with the Harris-Posner transaction) were entered into without Mr. Holcomb’s consent. Although Mr. Ray had not yet been served with the complaint, Mr. Holcomb moved for the appointment of a receiver over Mr. Ray’s Series A shares, and a motion was heard by the court on February 21, 2006. Mr. Ray argued to the court that notwithstanding the formation of BRG there was never an agreement to transfer Mr. Ray’s Series A shares to that company, nor any consideration received therefor from BRG, and that none of the transactions complained of required Mr. Holcomb’s “consent.” The court summarily denied Mr. Holcomb’s motion on February 28, 2006, following which the complaint in the action was served on Mr. Ray. Mr. Ray believes that the allegations in Mr. Holcomb’s lawsuit are without merit, and he intends to defend it vigorously.

Acosta “Derivative” Litigation.   Shortly after the denial of Mr. Holcomb’s appointment for a receiver over Mr. Ray’s Series A preferred stock discussed above, on March 10, 2006, Mr. Acosta filed a “derivative” lawsuit in the United States District Court of the Northern District of Georgia, Atlanta Division, purportedly on behalf of Charys against all of the members of our board of directors, as well as our chief financial officer, Raymond J. Smith; an advisor to the our board of directors, Marvin Rosen, Tony Gentile, IFG Private Equity, LLC, Janet Risher, the wife of Richard Mangiarelli, one of our former directors, Richard Schmidt, Paul Ferandell, Bruce Caldwell, Jimmy Villalobos, Ash Mascarenhas, and Francis Zubrowski. The complaint is premised on the same allegations forming the basis of Messrs. Holcomb and Acosta’s prior stockholder demands, and seeks unquantified monetary damages, a judgment declaring that certain defendants have breached their fiduciary duties to Charys, an injunction against further “violations,” and attorneys’ fees. The complaint has not been validly served on any defendant. In light of the special committee and full board rejection of the claims, among other reasons, we believe Mr. Acosta’s lawsuit is without legal merit, and we intend to defend it vigorously.

Viasys Services, Inc., which we acquired in November 2005, is a defendant in two separate lawsuits (one of which also joins Charys as a defendant), both of which arise out of a dispute over fees for legal representation of Viasys prior to the acquisition and relate to work done chiefly by one attorney who worked first for the law firm of Sites & Harbison LLC (“S&H”) and who then left to work at the law firm of Troutman Sanders LLP. At the time of the acquisition there was outstanding litigation against Viasys, and S&H was the law firm handling Viasys’ litigation until the primary S&H counsel on the case departed for Troutman Sanders in the spring of 2005. Both firms have filed suit against VSI in the Superior Court of Fulton County, Georgia alleging non payment of approximately $1,000,000 in the aggregate, an amount which we believe is excessive in light of the services performed and the results obtained. We intend to defend against the lawsuits vigorously.

We are not engaged in any other material litigation, and we are unaware of any material other claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

Charys Holding Company, Inc. operates as a holding company, with operating subsidiaries in the following business segments:

•       Telecommunication Infrastructure Service;

•       Call Center System and Software Integration; and

•       General Business Support Services.

Following the recent acquisitions and starting from the fiscal quarter ended July 31, 2006, we have reclassified our business and operating subsidiaries into the following five business segments:

•       Data and communication infrastructure services, including CCI Telecom, Inc., Digital Communication Services, Inc., and Viasys Services, Inc;

•       Disaster restoration and remediation services, including C&B;

•       Tower and infrastructure services, including LFC;

•       Technology implementation and integration services, including Method IQ, Inc.; and

•       Professional administrative services, including PRG.

Our business is more fully described in “Description of Business” in this prospectus.

Plan of Operations.   Our proposed plan of operations for the next 12 months is to further develop our business plan in order to achieve profitability and improve the availability of working capital. We have identified the following steps in order to accomplish the plan:

•       First, we must increase revenues in all operating subsidiaries, while at the same time maintain or improve gross margins.

•       Second, we must control and in some cases reduce general and administrative expenses while growing our business.

•       Third, we must find additional sources of working capital, through both debt and equity transactions, to fund our day to day operations as well as acquisitions.

•       Fourth, we must acquire companies that fit our business strategy and acquisition model, which is more fully described in this prospectus.

Need for Additional Employees.   If our operations continue to grow as expected:

•       We need to continue to develop our management team;

•       At certain points in our development we will need to hire additional employees at various levels of responsibility; and

•       We need to acquire companies with capable management in place and willing to become part of the Charys team.

Otherwise, we do not expect any significant change in the number of our employees.

Profitability.   Profitability is directly dependent upon our ability to manage the companies we acquire, and acquire companies consistent with our business strategy and acquisition model, which is described in “Description of Business—Acquisition Model” in this prospectus.

Results of Operations

Comparison of consolidated results of operations for the years ended April 30, 2006 with April 30, 2005

	2006		2005		$ Change	% Change
Revenues	$48,570,912	100.0%	$7,482,699	100.0%	$41,088,213	549.1%
Gross profit	9,962,701	20.5	1,876,102	25.1	8,086,599	431.0
Operating Expenses	11,092,586	22.8	3,960,101	52.9	7,132,485	180.1
Other Income (Expense)	(497,058)	(0.1)	1,285,401	17.2	(1,782,459)	N/M
Net loss	(1,429,165)	(2.9)	(798,598)	(10.7)	(630,567)	N/M
Net loss per share	($0.15)		$(0.15)

Revenues.   Consolidated revenues increased by $41,085,213 or 549.1 percent to $48,570,912 in fiscal 2006, due mainly to the acquisitions of Viasys Services, Inc. and Method IQ, Inc. both effective November 1, 2005. The following table presents our revenues by segment of the years ended April 30, 2006 and 2005.

	2006		2005		$ Change	% Change
Telecommunication Infrastructure Service	$38,773,892	79.8%	$2,693,273	36.0%	$36,080,619	1339.7%
Call Center System and Software Integration	6,147,454	12.7	—	—	6,147,454	N/M
General Business Support Services	3,649,566	7.5	4,289,426	57.3	(639,860)	(14.9)
Other	—	—	500,000	6.7	(500,000)	(100.0)
TOTAL	$48,570,912	100.0%	$7,482,699	100.0%	$41,085,213	549.1%

Telecommunication Infrastructure Services revenues were directly impacted by the acquisition of Viasys Services Inc. effective November 1, 2005 plus the reporting of revenues for a full year for Method IQ which in the prior year reported only two months following the acquisition on March 3, 2005.

Call Center System and Software Integration includes the revenues of Method IQ for the six months from the effective date of the acquisition, November 1, 2005

General Business Support Services decreased by $639,860 or 14.9 percent, to $3,649,566. Overall gross client billings for fiscal 2006 declined 23.2 percent when compared to fiscal 2005. This decline was due mainly to a shift from PEO type clients to ASO clients. Six clients accounted for 40.0 percent of PRG’s gross billings in fiscal 2006.

Gross Profit.   Consolidated gross profit increased by $8,089,103 or 431.2 percent to $9,965,205 in fiscal 2006 due to the acquisition of CCI Telecom on March 4, 2005 and the fee income received by Charys, which was offset by a decline in gross profit in the General Business Support Services. The General Business Support Services in fiscal 2005 experienced a net loss in clients during the period directly impacting gross profits.

Operating Expenses.   Consolidated operating expenses increased by $7,133,485 or 180.11 percent to $11,093,586 in fiscal 2006. The following table presents our operating expenses for the years ended April 30, 2006 and 2005.

	2006		2005		$ Change	% Change
General and Administrative	$9,158,006	82.65%	$3,113,627	78.6%	$6,044,379	194.1%
Non-cash expenses for services	231,442	2.0%	698,057	17.6	(466,615)	(66.8)
Depreciation and amortization	1,703,138	15.4	148,417	3.7	1,633,426	1100.6
TOTAL	$11,092,586	100.0%	$3,960,101	100.0%	$7,132,485	180.1%

General and administrative expenses increased by $6,044,379 or 194.1 percent to $9,158,006 in fiscal 2006. The increase in expenses is a result of the following:

•       Increased expenses of $1,088,790 or 85.5 percent at the holding company level. These increased expenses are a result of the increase in corporate activities specifically related to acquisitions and financing undertaken during fiscal 2006 as compared to fiscal 2005.

•       Additional expenses of $2,236,598 at the subsidiary level are a result of the acquisition of Viasys Services, Inc. and Method IQ, Inc. which were effective November 1, 2006.

Non-cash expenses for services decreased by $466,615 or 66.8 percent to $231,442 in fiscal 2006. We have from time to time issued stock to non-employees as compensation for services, and also have issued stock to certain consultants as is provided for in the consulting agreements, more fully described in the “Description of Business—Change of Control” section in this prospectus.

Depreciation and amortization increased by $1,633,426 or 1100.6 percent to $1,781,843 in fiscal 2006. The increased expenses are a result of the Viasys Services, Inc. and Method IQ, Inc. acquisitions effective on November 1, 2006, and covers the six month period through April 30, 2005.

Other Income (Expense).   Consolidated other income (expense) decreased by $1,782,459 to net expense of $497,058 in fiscal 2006 as compared to the consolidated income of 1,285,401 in fiscal 2005. The following table presents our other income for the years ended April 30, 2006 and 2005:

	2006			2005		$ Change	% Change
Gain on debt retirement	$1,596,355	N/M	%	$1,450,985	112.9%	$145,370	10.0%
Gain (Loss) on sale of real estate	108,651	N/M		(34,753)	(2.7)	143,404	N/M
Interest expense	(1,900,823)	N/M		(166,259)	(12.9)	(1,734,564)	1043.3
Other income, net	(301,675)	N/M		35,428	2.8	(337,103)	N/M
TOTAL	$(497,058)	100%		$1,285,401	100.0%	$(788,343)	N/M

Gain on debt retirement of debt in the amount of $1,596,355 in fiscal 2006 was a result of a transaction on April 26, 2005 whereby we entered into an agreement with Frost National Bank relating to the restructuring of the credit facilities and the cancellation of a term note provided by Frost National Bank to CCI Telecom. Pursuant to the agreement to restructure CCI Telecom’s obligation to Frost National Bank, we issued to Frost National Bank 400,000 shares of our Series B Preferred Stock and 500,000 shares of our Series C Preferred Stock. All common stock warrants previously issued by CCI Telecom to Frost National Bank were terminated. Also, Frost National Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005. The transaction is described more fully in the “Description of Business—Our Various Acquisitions and Related Transactions” in this prospectus.

Interest expense increased by $1,734,564 or 1043.3 percent to $1,900,823 in fiscal 2006. The increased expenses are a direct result of the increase in debt levels resulting from acquisition activity and capital raised for working purposes. Total debt increased to $26,099,733 at April 30, 2006 from $5,421,215 at April 30, 2005. Also included in fiscal 2006 interest expense is $343,945 for the amortization of payment premium related to certain debt instruments.

Net Loss.   As a result of the factors described above, the net loss for fiscal 2006 was $1,429,165 as compared to a net loss of $798,598 in fiscal 2005. Net Loss per weighted average common share of 11.0 million basic and diluted shares was $0.15, as compared to a fiscal 2005 net loss per common share on 5.4 million basic and diluted shares of $0.15.

Three Months Ended July 31, 2006 (Fiscal 2007) Compared to the Three Months Ended July 31, 2005 (Fiscal 2006)

Comparison of Consolidated Results of Operation.

	2007		2006
	$	%	$	%	$ Change	% Change
Revenues	$25,045,404	100.00%	$6,055,196	100.00%	$18,990,208	313.6%
Gross profit	7,408,891	29.6%	1,241,172	20.5%	6,167,719	496.9%
Other income (expense)	(3,431,237)	(13.7)%	1,496,921	24.7%	(4,928,158)	(329.2)%
Net earnings	(3,550,538)	(14.2)%	1,200,117	19.8%	(4,750,655)	(395.8)%
Net earnings per share:
Basic	(0.15)		0.15		(0.30)	(202.8)%
Diluted	(0.15)		0.11		(0.26)	(240.2)%

Revenues.   Consolidated revenues increased by $18,990,208 or 313.6% to $25,045,404 during the three months ended July 31, 2006 as compared to the same period in the prior year due mainly to the acquisition of Crochet and Borel Services, Inc., Viasys Services, Inc., LFC, Inc., Digital Communication Services, Inc. and Method IQ, Inc. (“MIQ”). The following table presents our revenues by segment of the three months ended July 31, 2006 and 2005.

	2007		2006
	$	%	$	%	$ Change	% Change
Technology Implementation and Integration Services	$2,531,791	10.1%	—	0.0%	$2,531,791	N/M
Data & Communication Services	14,807,855	59.1%	4,965,372	82.0%	9,842,483	198.2%
Tower and Infrastructure Services	2,683,635	10.7%	—	0.0%	2,683,635	N/M
Disaster Restoration and Remediation Services	4,093,581	16.3%	—	0.0%	4,093,581	N/M
Professional Administrative Services	928,542	3.7%	1,089,824	18.0%	(161,282)	(14.8)%
TOTAL	$25,045,404	100.0%	$6,055,196	100.0%	$18,990,208	313.6%

Technology Implementation and Integration Services includes the revenues of Method IQ, Inc. for the three months ending July 31, 2006. Method IQ, Inc. was acquired effective November 1, 2005.

Data and Communication Services revenues for the three month period ended July 31, 2006 are from CCI Telecom, Inc., Digital Communication Services, Inc. and Viasys Services, Inc. The Digital Communication Services, Inc. acquisition was effective June 9, 2006 and the Viasys Services, Inc. acquisition was effective on November 1, 2005.

Tower and Infrastructure Services revenues includes LFC, Inc. for the three month period ended July 31, 2006. LFC, Inc. was acquired effective April 24, 2006.

Disaster Restoration and Remediation Services include the revenues of Crochet and Borel Services, Inc. for the three months ending July 31, 2006. Crochet and Borel Services, Inc was acquired effective May 1, 2006.

Professional Administrative Services revenues includes Personnel Resources of Georgia decreased by $161,282 or 14.8%, to $928,542. Over all gross client billings for the three months ended July 31, 2006 declined when compared to the same period in the prior year due mainly to a shift in customer and the types of services provided to those customers.

Gross Profit.   Consolidated gross profit increased by $6,167,719 or 496.9% to $7,408,891 during the three months ended July 31, 2006. The increase is due directly to the acquisitions of Method IQ, Viasys, LFC, DCS and C&B which collectively reported gross profits of $6,423,728.

Operating Expenses.   Consolidated operating expenses increased by $5,990,216 or 389.5% to $7,528,192 for the three month period ended July 31, 2006 as compared to the same period in the prior year. The following table presents our operating expenses for the three months ended July 31, 2006 and 2005.

	2007		2006
	$	%	$	%	$ Change	% Change
General and Administrative	$5,777,202	76.7%	$1,407,971	91.5%	$4,369,231	310.3%
Depreciation and amortization	1,750,990	23.3%	130,005	8.5%	1,620,985	1246.9%
TOTAL	$7,528,192	100.0%	$1,537,976	100.0%	$5,990,216	389.5%

General and administrative expenses increased by $4,369,231 or 310.3% to $5,777,202 for the three month period ended July 31, 2006 as compared to the same period in the prior year. The increase in expenses is a result of the following:

•       Holding company expenses increased by $1,178,905 or 368.2% as a result of increased corporate activities related to acquisitions and financing during for the three month period ended July 31, 2006 as compared to the same period in the prior year.

•       The increased expenses are a direct result of the resent acquired companies Method IQ, Viasys, LFC, DCS and C&B. General and administrative expenses generated by these companies totaled $2,804,937 or 48.6% of the periods reported expense.

Depreciation and amortization increased by $1,620,985 or 1246.9% to $1,750,990 for the three month period ended July 31, 2006. The increased expenses are a direct result of the Method IQ, Viasys, LFC, DCS and C&B acquisitions. Depreciation and amortization expense generated by these resent acquired companies totaled $1,666,563 or 95.2% of the period’s reported expense.

Other Income.   Consolidated other income decreased by $4,928,158 from income of $1,496,921 for the same period in the prior year to an expense of $3,431,237 for the three month period ended July 31, 2006. The following table presents our other income for the three months ended July 31, 2006 and 2005.

	2007		2006
	$	%	$	%	$ Change	% Change
Gain on debt retirement	$—	0.0%	$1,596,355	106.6%	$(1,596,355)	(100.00)%
Gain (Loss) on sale of property	17,229	(0.5)%	—	0.0%	17,229	N/M
Other income, net	805	0.0%	5,761	0.4%	(4,956)	(86.0)%
TOTAL	$(3,431,237)	100.0%	$1,496,921	100.0%	$(4,928,158)	(329.2)%

Gain on debt retirement in the amount of $1,596,355 during the three month period ended July 31, 2005 was a result of a transaction that closed on July 29, 2005 with Frost National Bank relating to the retirement of the credit facility in the amount of $1.55 million that was due August 1, 2005. There where no such transactions during the three month period ended July 31, 2006.

Interest expense increased by $3,344,076 or 3178.9% to $3,449,271 for the three month period ended July 31, 2006 as compared to the same period in the prior year. The increased expenses are as a result of several factors:

•       The increased expenses are a direct result of the resent acquired companies Method IQ, Viasys, LFC, DCS and C&B. Interest expenses generated by these companies totaled $843,672 or 24.5% of the periods reported expense.

•       Also included in interest expense are redemption premiums totaling $845,381 paid to two lenders at the date the indebtedness was redeemed as provided in the Security Purchase Agreements.

Net Income.   As a result of the factors described above, net loss for the three month period ended July 31, 2006 was $3,550,538 as compared to net income of $1,200,117 for the three month period ended July 31, 2005.

Net loss per common share on 23,030,083 basic and dilutive shares was $(0.15) for the three month period ended July 31, 2006. Net earnings per common share on 8.1 million basic shares was $0.15 and on 10.6 million diluted shares was $0.11 for the three month period ended July 31, 2005.

Liquidity And Capital Resources

The independent auditors’ report on our April 30, 2006 financial statements states that our recurring losses raise substantial doubt about our ability to continue as a going concern. Our revenues are currently insufficient to cover our operating costs and expenses. To the extent our revenue shortfall exceeds our expectations more rapidly than anticipated, we will be required to raise additional capital from outside investors and/or bank or mezzanine lenders. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. There is no assurance that we will be successful in raising the funds required. In the meantime, we may issue shares of our common stock from time to time in the future to acquire certain services, satisfy indebtedness and/or make acquisitions. Equity financing could result in additional dilution to our existing stockholders.

We anticipate that our current financing strategy of private debt and equity offerings will meet our anticipated objectives and business operations for the next 12 months. We continue to evaluate opportunities for corporate development. Subject to our ability to obtain adequate financing when needed, we may enter into definitive agreements on one or more of those opportunities.

At July 31, 2006, our liquid working capital (cash, accounts receivable, costs in excess of billings, less current liabilities) was a deficiency of $53,623,798 as compared to a deficiency of $31,137,683 at April 30, 2006.

The increase in the working capital deficiency of $22,486,115 is a direct result of the increase in debt related to acquisitions which is more fully described in the “Our Various Acquisitions and Related Transactions” section of this prospectus.

Three Months Ended July 31, 2006

As of three month period ended July 31, 2006, we increased our total debt outstanding to $51,915,041 from $26,099,733 at April 30, 2006. The increase by $25,815,308 in debt is a result of the following:

•       the increase in debt is a result of the acquisition of C&B and DCS in the amount of $33,599,866, and

•       offset by a net reduction of $7,784,558 by all other subsidiaries at the end of the period.

Net Cash Used by Operating Activities.   Net cash provided by operating activities was $21,944,776 for the three month period ended July 31, 2006 as compared to net cash used in operating activities of $740,954 for the same period in the prior year.

Net earnings loss of $3,550,538 for the three months ended July 31, 2006 was positively adjusted for the impact of stock option expenses and stock issued for interest of $665,800, a net $23,095,756 change in working capital, adjusted for $1,750,990 in amortization and depreciation expenses, offset by a net gain on the sale of property of $17,229.

Net Cash Used by Investing Activities.   Net cash used in investing activities was $6,524,470 during the three months ended July 31, 2006 as compared to net cash provided by investing activities of $15,944 for the same period during in the prior year. The net use of cash was impacted by the purchase of 19 towers for $6,075,000 offset by the sale of property and equipment of $1,282,541, cash acquired principally in the C&B acquisition of $1,200,127 and a decrease of $2,932,138 non-current assets.

Net Cash Used By Financing Activities.   Net cash used in financing activities was $13,601,708 during the three months ended July 31, 2006 as compared to net cash provided by financing activities of $245,409 during the same period during in the prior year. The net use of cash was impacted by the net repayment of $25,796,848 in borrowings plus a net decrease in capitalized costs of $265,191 offset by the sale of preferred stock in the net amount of $11,916,860 plus the proceeds from the exercise of common stock options by employees.

Fiscal Year Ended April 30, 2006

At April 30, 2006, our liquid working capital (cash, accounts receivable, costs in excess of billings, less current liabilities) was a deficiency of $31,157,683 as compared to a deficiency of $4,717,622 at April 30, 2005. The increased working capital deficiency of $26,440,061 is a direct result of the increase in debt related to acquisitions which is more fully described in “Our Various Acquisitions and Related Transactions” section of this prospectus.

At April 30, 2006 the Companies total debt was $26,099,733 at April 30, 2006 as compared to $5,421,215 at April 30, 2005. The increase in debt is a direct result of the following:

•       Short term borrowings at April 30, 2006 increased to $20,113,930 as compared to $5,146,457 at April 30, 2005.

•       Long term borrowings at April 30, 2006 increased to $5,985,803 as compared to $274,758 at April 30, 2005.

Net Cash Used by Operating Activities.   Net cash used by operating activities was $954,947 for fiscal 2006 as compared to $162,081 for the same period in the prior year.

The net loss of $1,429,165 for fiscal 2006 was positively adjusted for the impact of the debt retirement of $1,596,355, issuance of shares for services and expenses of $964,875, and offset by the $1,596,355 gain on debt retirement, a gain on the sale of assets $337,695, decrease in working capital of $269,745, plus depreciation and amortization expense of $1,703,138.

Net Cash Provided by Investing Activities.   Net cash used in investing activities was $826,745 fiscal 2006 as compared to net cash provided during the same period in the prior year was $837,383.

During fiscal 2006 investing activities included proceeds from the sale of property of $1,416,184, and the cash acquired in acquisitions of Viasys Services Inc. and Method IQ, Inc., offset by the purchase of equipment of $401,104 and an increase in non-current assets of $2,515,605.

Net Cash Provided by Financing Activities.   Net cash provided by financing activities was $2,050,774 during fiscal 2006 as compared to net cash provided of $410,762 during the same period during the prior year.

During fiscal 2006 financing activities net proceeds from short and long term debt of $1,226,308, proceeds from the sale of stock and exercise of options $941,449, which was offset with cash paid to secure borrowings $116,985.

Recent Development

Acquisition of Cotton Holdings 1, Inc.

On September 8, 2006, we executed a Stock and Limited Partnership Interest Purchase Agreement (the “Purchase Agreement”) to be effective on September 1, 2006, with Cotton Holdings 1, Inc., a Delaware corporation (the “Cotton Holdings”), Cotton Commercial USA, LP, a Texas limited partnership (“Cotton Commercial”), Cotton Restoration Of Central Texas, LP, a Texas limited partnership (“Cotton Restoration”), Bryan Michalsky, James Scaife, Randall Thompson, Daryn Ebrecht and Pete Bell (collectively, the “Cotton Holdings Sellers”), Chad Weigman and Blake Stansell (collectively, the “Cotton Commercial Sellers”) and Johnny Slaughter and Russell White (collectively, the “Cotton Restoration Sellers” and, together with the Cotton Holdings Sellers and Cotton Commercial Sellers, the “Sellers”). Currently, Charys and the Sellers are in the process of finalizing the First Amendment to Purchase Agreement, which is expected to be executed in early October 2006. The following description is based on the terms of the Purchase Agreement as amended by the First Amendment.

Cotton Holdings, Cotton Commercial, Cotton Restoration, and the other direct and indirect subsidiaries of Cotton Holdings are in the business of providing catastrophe management, reconstruction, restoration, and environmental remediation services throughout the United States of America (the “Cotton Group Business”).

The Company desires to purchase all of the issued and outstanding shares of Cotton Holdings (the “Cotton Holdings Shares”) from the Cotton Holdings Sellers, all of the limited partnership interests of Cotton Commercial held by the Cotton Commercial Sellers (the “Cotton Commercial LP Interests”) and all of the limited partnership interests of Cotton Restoration held by the Cotton Restoration Sellers (the “Cotton Restoration LP Interests” and, together with the Cotton Holdings Shares and the Cotton Commercial LP Interests, the “Cotton Equity Interests”), the Sellers desire to sell the Cotton Equity Interests to the Company.

Purchase and Sale of Cotton Equity Interests.   Upon the terms and subject to the conditions of the Purchase Agreement, at the closing of the transactions contemplated in the Purchase Agreement (the “Closing”), (a) the Cotton Holdings Sellers shall sell, assign, transfer and convey unto Charys, and Charys shall purchase and acquire from the Cotton Holdings Sellers, all (but not less than all) of the Cotton Holdings Shares, (b) the Cotton Commercial Sellers shall sell, assign, transfer and convey unto Charys, and Charys shall purchase and acquire from the Cotton Commercial Sellers, all (but not less than all) of the Cotton Commercial LP Interests, and (c) the Cotton Restoration Sellers shall sell, assign, transfer and convey unto Charys, and Charys shall purchase and acquire from the Cotton Restoration Sellers, all (but not less than all) of the Cotton Restoration LP Interests, in each case free and clear of any and all claims, liens, charges and encumbrances. The Closing shall occur on October 20, 2006, or such other date as mutually agreed to by the parties.

Determination of Purchase Price.   In consideration of the sale of all of the Cotton Equity Interests to Charys, Charys shall pay to the Sellers aggregate consideration of up to $76,332,473 (the “Base Purchase Price”) by delivery of (i) cash (the “Cash Consideration”) and (ii)  up to 1,955,533 shares (“Stock Consideration”) of Charys’ common stock subject to adjustment as provided in the Purchase Agreement.

Payment of Cash Consideration.   On August 21, 2006, we paid to certain Sellers Cash Consideration in an amount equal to $1,000,000, and on October 6, 2006, Charys will deposit an additional amount of $500,000 with Nance & Simpson, LLP for future distribution to the Sellers upon the Closing or the termination of the Purchase Agreement (such $1,500,000 being, collectively, the “Non-Refundable Cash Consideration”). Charys acknowledges and agrees that if the Purchase Agreement terminates for any reason, (i) the Sellers shall be entitled to retain any and all portions of the Non-Refundable Cash Consideration paid by Charys to the Sellers, and (ii) Charys waives all claims and causes of action with respect to the Non-Refundable Cash Consideration.

At Closing, Charys shall deliver to the Sellers Cash Consideration in an amount equal to $19,500,000 (the “Closing Date Cash Consideration”), less the amount of any indebtedness for borrowed money of the Cotton Group Companies outstanding on the Closing Date and not included in the calculation of consolidated net working capital.

At Closing, Charys shall deliver to the Seller additional Cash Consideration in an amount equal to $5,000,000, in the form of a promissory note to be executed by a newly formed subsidiary of Charys and guaranteed by Charys (the “Seller Note”), which Seller Note shall be due and payable, in cash, on the one year anniversary of the Closing Date, bearing interest from the Closing Date at a rate of 9% per annum.

At Closing, Charys shall deliver to the Cotton Holdings Sellers additional Cash Consideration in an amount equal to be agreed upon by the parties, which consideration shall not exceed $5,000,000, in the form of a promissory note to be executed by a newly formed subsidiary of Charys and guaranteed by Charys (the “Tax Reimbursement Note”), which Tax Reimbursement Note shall be due and payable, in cash, on April 1, 2007, bearing zero interest. The principal amount of the Tax Reimbursement Note shall be subject to reduction (a) to the extent that the actual Transaction Tax Amount (as defined in the Purchase Agreement), calculated based on the Determination Date Financial Statements, is less than the amount set forth in the preceding sentence, and (b) for the full amount of built-in gains Tax (as defined in Code Section 1374) required to be paid by Cotton Holdings to any Taxing Authority (the “Section 1374 Tax”) in connection with the Section 338(h)(10) Election (as defined in Section 6.14(c) in the Purchase Agreement) as reflected on the Final Statement of Section 1374 Tax.

At Closing, Charys shall deliver to the escrow agent a cash amount equal to $20,999,483.40, to be held by the escrow agent. On the Final Determination Date (as defined in the Purchase Agreement), Charys shall deliver to the Sellers Cash Consideration in an amount equal to (i) $20,999,483.40, less (ii) the amount, if any, by which the consolidated Net Working Capital set forth on the final Statement of Net Worth is less than $3,900,000 (such amount being the “Final Determination Date Cash Consideration” and, collectively with the Non-Refundable Cash Consideration and the Initial Closing Cash Consideration, the “Aggregate Cash Consideration”).

Payment of Stock Consideration.   On October 6, 2006, Charys will issue to the Sellers 400,000 shares of common stock as the Non-Refundable Stock Consideration. At Closing, Charys will deliver to Sellers the remaining Stock Consideration of 1,555,533 shares.

Make-Whole Adjustment.   In the event that the market price of Charys common stock during the fifteen consecutive trading days immediately prior to the Make-Whole Date (defined as the first anniversary of the Closing Date) is less than $15.00 per share (the “Target Per Share Stock Price”), Charys shall, at Charys’ option, either (x) issue to the Sellers that number of additional shares of common stock (the “Make-Whole Shares”) equal to (1) the Make Whole Deficit, divided by the market price of common stock on the Make-Whole Date, or (y) pay to the Sellers an amount in cash equal to (1) 29,332,995, less (2) the Make Whole Deficit. Such issuance shall be completed or such cash payment shall be made no later than the third business day after the Make-Whole Date.

Notwithstanding anything to the contrary set forth in the Purchase Agreement, Charys’ obligation to issue any Make-Whole Shares, shall terminate in the event that, at any time prior to the Make-Whole Date, the average Market Price Per Share of the Stock Consideration during any 90 consecutive trading days following the date the Sellers are entitled to freely trade the Stock Consideration without restrictions exceeds $15.00.

“Make Whole Deficit” means the value, if positive, of (A) 29,332,995 minus (B) the product of (1) 1,955,533 multiplied by (2) the market price of Charys common stock during the 15 consecutive trading days prior to the Make-Whole Date.

Registration Rights.   We agreed to provide registration rights for the shares issued under the Purchase Agreement. Accordingly, we have included these shares in our registration statement on Form SB-2, of which this prospectus forms a part.

Commitments and Contractual Obligations

The following table summarizes our contractual obligations as of April 30, 2006:

	Payment due by period
Obligations	Total	1 year	2-3 years	4-5 years	5+ years
Capital Leases	$175,510	$86,102	$89,408	$—	$—
Operating Lease	4,288,798	1,242,575	1,272,859	729,022	1,044,342
Long Term Debt	5,896,395	—	5,896,395	—	—
Interest Expense	2,552,736	1,317,380	717,558	424,871	92,928
Total Obligations	$12,913,439	$2,646,057	$7,976,220	$1,153,893	$1,137,270

Earn-Out Provisions.   We have entered into certain earn-out agreements as part of the consideration for certain acquisitions. As of July 31, 2006, the maximum earn-out payable is $65 million payable over the next two years should each of the companies achieve the maximum results as provided for in the earn-out agreements. The terms of the purchase agreements relating to the acquisition of CCI and LFC provide for additional earn-out consideration in cash or Charys common stock to the selling stockholders of these companies based on the companies achieving future financial performance targets as specified in the agreements. Under the CCI purchase agreement formula, the maximum amount of this earn-out liability is $5.4 million over fiscal years 2006 and 2007, and no additional consideration was earned during 2006. Earn-out liability for LFC is $11.2 million over fiscal years 2007 to 2009. Under the US GAAP, additional consideration resulting in future periods from these earn-out contingencies, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, the accompanying consolidated financial statements do not include any potential effects of these contingencies, which could be material.

Make-Whole Provisions.   We have entered into make-whole agreements as part of the stock consideration for certain acquisitions. The make-whole adjustment typically is effective when our common stock, issued as part of a transaction, trades at a price less than the targeted price level at a specific point of time or for a specific period. At such time additional shares and/or cash, at our sole discretion, will be delivered to the holder of the shares.

The following summarizes the make-whole provisions with respect to our acquisitions as well as the numbers of shares we might be required to issue if our stock price is 25%, 50% and 75% below the applicable target price.

			Determination	Estimated Maximum Number of Shares that may be issued
Acquisition	Target Price	Description	Period/Make- Whole Date	25% below target	50% below target	75% below target
C&B	$12.50 per share

Seller shall receive additional shares equal to the difference between $12.50 per share and the average price during the Determination Period, multiplied by the 8,008,000 shares and then divided by the market price of our common stock on the end of Determination Period.

			15 consecutive trading days immediately prior to the Make-Whole Date which is 30 days following the issuance of Charys’ Form 10-KSB for fiscal year 2007.	25,025,000 shares	50,050,000 shares	75,075,000 shares
Cotton Holdings	$15 per share

Sellers shall receive additional shares equal to $29,332,995 minus the product of 1,955,533 times average market price during the Determination Period, as measured by the market price on Make-Whole Date.

			15 trading days immediately prior to the Make-Whole Date which is the one year anniversary of closing date.	651,844 shares	1,955,533 shares	5,866,599 shares

Mitchell Site Acquisition	$6.85

Seller shall receive additional shares equal to the difference between the number of shares initially issued and the quotient of 500,000 divided by the average closing price during the Determination Period.

		90 calendar days following the effectiveness of the first filed registration statement providing for the registration of the shares issued to the seller.	24,314 shares	72,940 shares	218,819 shares
Complete Tower Sources	$6.85

Seller shall receive additional shares equal to the difference between the number of shares initially issued and the quotient of 4,000,000 divided by the average closing price during the Determination Period.

		90 calendar days following the effectiveness of the first filed registration statement providing for the registration of the shares issued to the seller.	194,505 shares	583,516 shares	1,750,548 shares

Capital Expenditures Commitments.   As of July 31, 2006, we do not have any material capital expenditures commitments. Our capital requirements, particularly as they relate to our desire to expand through acquisitions, have been and will continue to be significant. Our plan of operation calls for additional capital to facilitate growth and support our long-term development and acquisition strategy marketing programs. It is likely that we will have to seek additional financing through future public or private sales of our securities, including equity securities. We may also seek funding for the development and acquisitions marketing of our products through strategic partnerships and other arrangements with investment partners. There can be no assurance, however, that such collaborative arrangements or additional funds will be available when needed, or on terms acceptable to us, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available we may be required to curtail one or more of our future acquisition programs.

We expect to incur significant capital expenses in pursuing our development and acquisition strategy plans to increase sales volume, expanding our product lines and obtaining additional financing through stock offerings, or licensing agreements or other feasible financing alternatives. In order for us to continue our operations, we will require additional funds over the next twelve months. While we hope we will be able to generate funds necessary to maintain our operations, without additional funds there will be a limitation to the number of new projects that we could take on, which may have an effect on our ability to maintain our operations. Additional financing may not be available on terms favorable to us, or at all. If additional funds are not available, we may not be able to execute our business model plan or take advantage of business opportunities. Our ability to obtain such additional financing and to achieve our operating goals is uncertain. In the event that we do not obtain additional capital or are not able to increase cash flow through the increase of in revenues, there is a substantial doubt of our being able to continue as a going concern.

Going Concern

As of July 31, 2006, the Company has a $48 million working capital deficit with a limited borrowing capacity. The present condition continues to create uncertainty as to the Company’s ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of certain acquired companies. We are currently making the following efforts to improve our overall financial condition:

•       Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process;

•       Control, and in some cases reduce, general and administrative expenses that will not impede growth;

•       Seek additional sources of working capital through both debt and equity transactions to fund daily operations, as well as needed acquisitions; and

•       Acquire companies that fit the Company’s business strategy and acquisition model.

Specifically, we believe our access and expertise in the capital markets will result in additional working capital that will enable our present and future subsidiaries to increase revenue-generating activities, access and expertise which is typically constrained as individual private companies. We also believe continued strategic acquisitions of companies providing heretofore fragmented telecommunications construction and infrastructure services will provide the necessary integration to attain contracts of greater revenue volume and scope of services. Contract management operations of acquired companies will be reviewed and management replaced if necessary to improve gross profit performance to acceptable levels. In most cases, we intend to retain selling owners of acquired companies as senior management, who will receive a large majority of the purchase consideration by achieving specific revenue, gross profit and net income targets. We are also seeking reductions in employee costs by consolidating payroll, benefits, and employee insurance management for its subsidiaries under PRG, its PEO subsidiary. Business insurance and contract performance bonding, which represent significant expense to individual subsidiaries, will be centrally managed at the corporate level to achieve greater cost efficiencies.

Quantitative and Qualitative Disclosure About Market Risk

We believe that we do not have any material exposure to interest or commodity risks. We are exposed to certain economic and political changes in international markets where we compete, such as inflation rates, recession, foreign ownership restrictions, and trade policies and other external factors over which we have no control.

Our financial results are quantified in U.S. dollars and a majority of our obligations and expenditures with respect to our operations are incurred in U.S. dollars. Although we do not believe we currently have any materially significant market risks relating to our operations resulting from foreign exchange rates, if we enter into financing or other business arrangements denominated in currency other than the U.S. dollars, variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

We currently have no material long-term debt obligations. We do not use financial instruments for trading purposes and we are not a party to any leverage derivatives.

As discussed by our accountants in the audited financial statements included in Item 7 of our Annual Report on Form 10-KSB, our revenue is currently insufficient to cover its costs and expenses. We anticipate raising any necessary capital from outside investors coupled with bank or mezzanine lenders. As of the date of this report, we have not entered into any negotiations with any third parties to provide such capital.

Our independent certified public accountants have stated in their report included in our April 30, 2006 Form 10-KSB, that we have incurred operating losses in the last two years, and that we are dependent upon management’s ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

Significant Accounting Policies

Revenue Recognition

Construction Activities.   Income from construction contracts is recognized on the percentage-of-completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to total expected cost to be incurred on each contract (“cost-to-cost” method). Contract costs include all direct material, labor, subcontract, travel, equipment costs, and related payroll taxes and insurance expense. Changes in job performance, job conditions, estimated profitability, and warranty work, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Contract losses are recognized fully when they are determined. Change orders are recorded when approved by the customer.

Service Activities.   Revenues and related costs associated with service agreements are recognized at the time the work is completed and accepted by the customer, and if the agreement provides for no continuing obligation by Charys. Progress billings which may be allowed under an agreement are recorded as deferred revenue until such time the work is completed and accepted by the customer.

Staff Leasing Services.   We account for the revenues of PRG, its staff leasing subsidiary, in accordance with EITF No. 99-19, “Reporting Revenues Gross as a Principal Versus Net as an Agent.” PRG’s revenues are derived from its gross billings, which are based upon the payroll cost of its worksite employees and a markup computed as a percentage of the payroll cost. The gross billings are invoiced concurrently with each periodic payroll of its worksite employees. Revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Because PRG is generally not responsible for the output and quality of work performed by the worksite employees, revenues in the accompanying consolidated statements of operations are presented net of worksite employee payroll costs (i.e., the “net method”). PRG actively manages all other services provided to its customers, such as employee benefits and workers’ compensation insurance. PRG determines the service specifications, selects service providers and products, acts as primary obligor on benefit and insurance contracts, and is exposed to loss should its fees charged to customers for these services be insufficient to cover the related costs. Accordingly, billings for these services are reported at gross in accordance with EITF 99-19.

In determining the pricing markup component of the gross billings, PRG takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers’ compensation insurance costs, plus an acceptable gross profit margin. As a result, PRG’s operating results are significantly impacted by its ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of its gross billings.

Consistent with its revenue recognition policy, PRG’s direct costs do not include the payroll cost of its worksite employees. PRG’s direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers’ compensation insurance premiums.

Use of Estimates and Significant Risks

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenues and costs relating to construction contracts and service agreements are particularly affected by management’s estimates. Contracts awarded are normally the result of competitive bidding, and many of the Company’s significant contracts are based on a fixed price, rather than cost-plus or time and materials. Initial cost estimates supporting the Company’s bids are necessarily based on facts and circumstances known at the time the estimates are made. Estimates of projected contract costs must be continuously updated over the period of contract performance. Unpredictable events can and do occur during contract performance, which can increase costs and erode the anticipated contract profit. Change orders to recover additional costs from the customer may not be approved, or could be subject to protracted negotiations and concessions by the Company. Considerable judgment must be applied to reasonably evaluate the potential outcomes of issues that arise during the contract performance period and the effect their resolution will have on the ultimate margins or losses that may be realized by the Company. Consequently, the estimates that support the Company’s revenue recognition and cost accrual decisions have a very significant impact on the results of operations reported by the Company.

Cash and Cash Equivalents

Charys considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. Our subsidiaries have cash in depository accounts which exceed the level insured by the Federal Deposit Insurance Corporation. This uninsured risk is mitigated by maintaining depository accounts with high quality financial institutions.

Accounts Receivable

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debt charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is probable. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. Allowance for doubtful accounts was $2,567,731 and $500,000 at April 30, 2006 and 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line and accelerated methods based on estimated useful lives which generally range from five to seven years for equipment, 10 years for leasehold improvements, and 29 years for buildings.

Intangible Asset Valuation

Goodwill represents the excess of acquisition cost over the assigned fair value of the assets acquired, less liabilities assumed. SFAS No. 142, “Goodwill and Other Intangible Assets”, addresses financial accounting and reporting for acquired goodwill and other intangible assets. For purposes of goodwill impairment measurement, Charys is required to compare the fair value of the reporting unit with its carrying amount (net equity), including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. We have made this assessment and determined that no impairment to goodwill is indicated as of April 30, 2006 and 2005, and thus did not record an impairment charge for the years then ended. However, we are exposed to the possibility that changes in market conditions could result in significant impairment charges in the future.

Earnings Per Share

Basic earnings or loss per common share is computed by dividing income available to common stockholders by the weighted-average number of common stock outstanding for the period. Diluted earnings per common share, in addition to the weighted average determined for basic earnings per shares, includes potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Income Taxes

We account for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In estimating future tax consequences, we consider all expected future events other than enactment of or changes in the tax law or rates. Charys files consolidated federal income tax returns.

Accounting for Acquisitions

Charys acquired all outstanding shares of Personnel Resources of Georgia from Billy V. Ray, Jr., our controlling stockholder and chief executive officer. Due to the common control and absence of non-controlling minority interests in PRG, the transaction was characterized as a transfer of assets, or potentially an exchange of shares, in accordance with SFAS No. 141 “Business Combinations,” and not as a purchase. Under SFAS No. 141, a transfer of net assets or exchange of shares between entities under common control is accounted for by the receiving entity Charys recognizing the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity PRG, and not at fair value in the case where the purchase method of accounting applies. As required by SFAS No. 141, the accompanying financial statements are presented as if the transfer had occurred at the beginning of all periods.

Stock-Based Compensation

Charys has adopted Statement of Financial Accounting Standard No. 123 (“SFAS No. 123”), “Accounting for Stock Based Compensation,” and SFAS No. 148, as amended, and elected to use the intrinsic value method in accounting for its stock option plan. Accordingly, no compensation cost has been recognized in the consolidated financial statements for this plan.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Other Information

Our consolidated EBITDA for the fiscal years ended April 30, 2006 and April 30, 2005 are presented in the table below and reconciled to our net earnings (loss). EBITDA is presented, because it is a widely accepted financial performance indicator. It is also the bases on which certain of our compensation plans are based. EBITDA is not a term that has a specific meaning in accordance with US GAAP and may be calculated differently by others. EBITDA should not be considered in isolation, as a substitute for earnings from operations or cash flow data calculated in accordance with US GAAP, or as a measure of a company’s profitability or liquidity.

	2006	2005	$ Change	% Change
Net loss	$(1,429,165)	$(798,598)	$(630,567)	N/M%
Income tax	—	—	—	—
Interest expense	1,900,823	166,259	1,734,564	996.2
Non-Cash Consulting Expenses	231,441	—	231,441	N/M
Depreciation and Amortization	1,703,138	148,417	1,554,721	1047.5
EBITDA	$2,406,237	$(483,922)	$2,890,159	N/M%

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning the directors and executive officers of Charys as of the date of this prospectus:

Name	Age	Position	Class	Director Since
Billy V. Ray, Jr.	49	Chairman, Chief Executive Officer, and Director	C	2004
Raymond J. Smith	54	Vice President, Chief Financial Officer and Secretary	N/A	N/A
Michael Oyster	50	Vice President and Director	A	2004
John Jordan	70	Director	C	2004
H. Alec McLarty	61	Director	B	2004
Neil L. Underwood	37	Director	B	2004
David S. Gergacz	57	Director	B	2004
Catherine B. McKee	62	Director	B	2004
Gisle Larsen	49	Director	A	2004
Dennis C. Hayes	56	Director	A	2004

The members of our board of directors (the “Board of Directors”) are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board. Our Board has fixed the number of our directors at nine. At present we have nine directors. Our Board is now classified, or staggered with the directors serving one to three year terms. Messrs. Ray and Jordan are Class C directors and each serves a term expiring in 2007. Messrs. McLarty, Underwood and Gergacz and Ms. McKee are Class B directors and each serves a term expiring in 2009. Messrs. Larsen, Oyster and Hayes are Class A directors and each serves a term expiring in 2008.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. There are no family relationships among the directors and officers of Charys.

We may employ additional management personnel, as our Board of Directors deems necessary. Charys has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for each of the directors and executive officers of Charys is set forth below.

Billy V. Ray, Jr. has served as a member of the Board of Directors since 2004. Mr. Ray served as our president from December 2003 until June 25, 2004, when he was elected Chairman of the Board of Directors. From September 2003 until the present, Mr. Ray has served as chief executive officer of Flagship Holdings, Inc. a single purpose corporation organized to function as an insurance holding company. From January 2004 until June, 2005, Mr. Ray served as vice president of Realm National Insurance Company and was on the board of directors of Realm. From October 2001 until November 2003, Mr. Ray served as chief financial officer of Patton Management Group, Inc. From December 2000 until October 2001, Mr. Ray was executive vice president of mergers and acquisitions for Bracknell Corporation, Inc., a publicly traded company. From January 1997 to December 2000, Mr. Ray was chairman, chief executive officer, chief financial officer, and consultant of Able Telcom Holding Corporation, Inc., a publicly traded company. From 1995 to 1997, Mr. Ray was the president and founder of Ten-Ray Utility Construction, Inc., a utility construction company, which operated primarily in Colorado, Oklahoma and Washington, DC, as a contractor and consultant on cost-plus projects for Alcatel North America and Lockheed Information Systems. Mr. Ray also served from 1990 to 1992 as a member of the board of directors and as a member of the Audit Committee and the Insurance and Profit Sharing Plan Committee of Dycom Industries, Inc., a New York Stock Exchange publicly traded company. Mr. Ray has a B.A. in accounting from the University of North Carolina at Greensboro and has been a certified public accountant since 1982.

Raymond J. Smith was a financial consultant for the Company from 2000 until his appointment as our chief financial officer on June 25, 2004. From 1997 to 2000, Mr. Smith was chief financial officer for Professional Sports Car Racing, Inc. in Tampa, Florida. From 1993 until 1997, Mr. Smith was chief financial officer for WinterBrook Beverage Group, Inc. in Bellevue, Washington. From 1985 until 1993, Mr. Smith was vice president of finance for National Beverage Corp., a publicly traded company, in Ft. Lauderdale, Florida. From 1979 until 1985, Mr. Smith was the controller of Burnup & Sims, Inc., a publicly traded company, in Ft. Lauderdale, Florida. Mr. Smith has a B.S. in accounting from Philadelphia University and an MBA in finance from Temple University.

Michael Oyster has served as a member of the Board of Directors since 2004. Mr. Oyster has more than 25 years of experience in the communications, computer hardware and software industries. Since 2003, Mr. Oyster has been president and chief operating officer of Zoemail LLC. From 1999 through 2001, Mr. Oyster held several positions including president at the Fusion companies. From 1998 through 2003, Mr. Oyster worked for Equip Foundation, a non-profit leadership development association. Prior to his service with Equip Foundation, Mr. Oyster was president of Network Plus, Inc. Mr. Oyster has a B.A. in liberal arts from Olivet College and an M.S. in management from Purdue University.

John Jordan has served as a member of the Board of Directors since 2004. Mr. Jordan founded the Jordan Companies in 1985, a group of privately held, diversified companies engaged in energy related engineering, manufacturing and marketing activities, defense and aerospace consulting and international negotiations and representation. Mr. Jordan has served as chief executive officer and president of these companies for over 20 years. Mr. Jordan served as an officer in both the United States Air Force and the

United States Marine Corps. Mr. Jordan is a graduate of Stanford University, the Marine Corps Command and Staff College, senior officers’ programs at the National Defense University-Industrial College of the Armed Forces and the Naval War College.

H. Alec McLarty has served as a member of the Board of Directors since 2004. From 1996 until 2001 Mr. McLarty was the chief executive officer of Clarion Resources Communications Corp. From 1999 until 2000, Mr. McLarty was a director of Abel Telecom Holding Inc., a publicly traded company. Mr. McLarty has served in various capacities from chief operating officer to chairman of the board of three major textile companies manufacturing socks and pantyhose. Mr. McLarty entered the telecom industry in 1987 and founded his first telecommunications company, U. S. Telnetics Inc., which was subsequently sold to Resurqens Communication Corp. Mr. McLarty has founded several other telecom companies and served as chief executive officer and chairman of each, with the latest one in 1993 being a joint venture with Telenor (the telephone company in Norway) as the majority stockholder. This venture established offices in Atlanta, New York, Los Angeles and Miami for domestic operations while establishing international companies with offices in Oslo, Luxembourg, London, Rome, Karachi, Hong Kong, and Kuala Lumpur. Mr. McLarty is a graduate of the University of Georgia with a B.A. in political science.

Neil L. Underwood has served as a member of the Board of Directors since 2004. Mr. Underwood currently serves as a consultant for S1 Corporation, a publicly traded company. Mr. Underwood has been with S1 since 1991. While working at S1, Mr. Underwood continues to develop Underwood Ventures, LLC, an 11 year-old real estate holding company focusing on commercial and residential real estate in the Atlanta market. Additionally, Mr. Underwood is a principle in Underwood Ventures, a real estate holding company, and a partner in HF Development, a land development company. Mr. Underwood is a certified cash manager. Mr. Underwood is an honors graduate of Georgia Institute of Technology with a B.S. in industrial engineering.

David S. Gergacz has served as a member of the Board of Directors since 2004. Mr. Gergacz has more than 30 years of experience in the communications, computer hardware, and software industries. Mr. Gergacz, currently chairman of Signature Investments, has held a number of senior executive positions that include chairman and chief executive officer of Brite Voice Systems (now Intervoice - Brite) from 1996 through 2000, chief executive officer of Cincinnati Bell Telephone from 1995 through 1996, chief executive officer of Rogers Cantel, Canada’s largest wireless communications company from 1993 through 1995, and vice chairman of Unitel (now AT&T Canada) from 1993 through 1995, chief executive officer of Boston Technology (now Comverse) from 1991 through 1993, and president of Network Systems at Sprint from 1984 to 1991. Mr. Gergacz also held various management positions at Bell Labs, AT&T and Nynex. Mr. Gergacz has a B.S. from Purdue University, and is a member of Phi Beta Kappa.

Catherine B. McKee has served as a member of the Board of Directors since 2004. Prior to her retirement, Ms. McKee served as senior vice president and director at General Dynamics C4 Systems. Ms. McKee has been with General Dynamics since 2001. From 1977 through 2001, Ms. McKee was employed by Motorola and held various positions as senior vice president of business services and corporate vice president of quality and administration. Ms. McKee has a B.S. in chemistry from the College of St. Elizabeth, is a graduate of the Arizona State University College of Business Management Institute and is a fellow of the Kaiser Institute of Innovation and Intuition.

Gisle Larsen has served as a member of the Board of Directors since 2004. Mr. Larsen since 2004 has been the chief executive officer of iPhone, an international telecom operator in Scandinavia. Prior to his service with iPhone, from 2002 until 2004, Mr. Larsen was a director of business development at n-Tel Communications Ltd., Dubai, United Arab Emirates. Mr. Larsen has 15 years of executive management level experience within the IT and telecommunications industries including two years from 2000 until 2002 as chief executive officer for iOnosphere Asia & Middle East Ltd, a company developing a regional telecom solutions presence in Asia, Africa and the Middle East. Prior to that assignment, Mr. Larsen served for four years with Telenor International as director of international markets from 1996 until 1998, and director of business development from 1998 until 2000, during which time he was responsible for the establishment of wholesale telecom businesses in nine countries. Before 1996, Mr. Larsen worked with IBM, a publicly traded company and with BEST Decision Support Ltd., which he co-founded. Mr. Larsen has an MBA from the Norwegian School of Management.

Dennis C. Hayes has served as a member of the Board of Directors since 2004. Mr. Hayes founded and continues to provide leadership for an Internet industry trade association, which works closely with the United States Congress, the FCC and other agencies of the government to protect the interests of the Internet industry through legislative initiatives and advocacy. Mr. Hayes is the former chairman, president and chief executive officer of Hayes Microcomputer Products, Inc., which he founded, grew and provided executive leadership from a start up to a global company reaching revenues in excess of $240 million annually, with more than 1,500 employees. Mr. Hayes was inducted into the Technology Hall of Fame in 2004 as a direct result of his contributions to the industry.

Other Significant Employees

We have several significant management employees of our wholly-owned subsidiaries. A description of the business experience during the past several years for each of such employees is set forth below.

Lee C. Yarborough, age 35, has been employed by Personnel Resources of Georgia, Inc., a major subsidiary of the Company, since 1996 as president. Prior to her employment by PRG, Ms. Yarborough was employed by Modern Employers of South Carolina as a revenue representative from 1994 through 1996. Ms. Yarbrough has B.A. in history from Vanderbilt University, and is a licensed life and health insurance agent in South Carolina.

L. Ford Clark, age 52, has served since 1992 as the president of LFC, Inc., a major subsidiary of the Company. Mr. Clark has complete experience and background in wireless site development, engineering and management of telecommunication tower and environmental consulting.

Jerry J. Harrison, Jr., age 43, has been employed since 2002 as the chief executive officer of Method IQ, Inc., a major subsidiary of the Company. Prior to joining Method IQ in 2002, Mr. Harrison headed up the technology-centered operations for Service Resources, Inc., including the national operations center, subcontractor management, occupancy cost management, and energy services. The business grew from a startup in 1997 to a run rate of more than $80 million in 2001. In 1990, Mr. Harrison joined Transaction Technology Corporation and was named chief executive officer in 1992. During his tenure at Transaction Technology, Mr. Harrison increased its revenue from approximately $3 million in 1993 to $15 million in 1997 and helped secure the largest outsourcing of maintenance in the convenience store industry’s history. Prior to his business experience, Mr. Harrison was a practicing attorney in New Orleans, Louisiana. Mr. Harrison received his undergraduate degree from Clemson University in 1984 and his Juris Doctor from University of South Carolina in 1987.

Gregory A. Buchholz, age 47, president and chief operating officer, founded Method IQ in late 2001. From 1999 until forming Method IQ, Mr. Buchholz was vice president and chief operating officer for MaxBill, Inc., a customer care and billing software developer. Responsible for the company’s day-to-day operations and its North American presence, he was actively involved with key telecommunications and utilities companies such as SBC, Qwest Communications, QPASS, Touchstone Energy and WirelessCar, a European-based telematics service provider. Before joining MaxBill in 1999, Mr. Buchholz co-founded Loyalistics.com, a leading provider of support applications for Customer Relationship Management systems. As chief executive officer, he secured its early stage funding and determined its initial market positioning and business development activities. Mr. Buchholz entrepreneurial endeavors extend back to 1993, when he co-founded Genesys Logistics and then assumed the role of chief operations officer when the company was purchased by Daymark Logistics. Previously, Mr. Buchholz held various positions at Nestle USA, overseeing corporate level logistics, materials management, and operational support activities.

Gerry W. Hall, age 61, is currently employed as the president of Viasys Services, Inc., a major subsidiary of the Company. Mr. Hall joined Viasys in 2005. Previously, Mr. Hall was a construction management consultant with General Electric Company from 1999 through 2005. From 1998 through 1999, Mr. Hall was president and chief executive officer of Able Telecom. From 1991 through 1997, Mr. Hall was president of Georgia Power. Mr. Hall is a licensed electrical contactor in five states, and has a B.S. from the Georgia Institute of Technology and an M.S. from George Washington University.

Troy Crochet, age 38, is the founder and current president of C&B and has been the acting president for the last eleven years. Mr. Crochet graduated with an Associates Degree in Science. Mr. Crochet is certified by the Institute of Inspection Cleaning and Restoration Certification in Fire and Smoke Damage and Applied Drying Techniques. Mr. Crochet was also elected to serve on the Advisory Board for the Independent Mitigation and Cleaning/Conservation Organization as well as the Large Loss Committee for Disaster Kleenup International.

Committees of the Board of Directors

Compensation Committee.   Our Board of Directors has created a compensation committee to assist our board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the board with respect to major compensation plans, policies and programs of Charys. The committee shall consist of not fewer than two members of the board, with the exact number being determined by the board. Each member shall meet the independence and outside director requirements of applicable tax and securities laws and regulations and stock market rules. The members of the committee are H. Alec McLarty as chairman, Neil L. Underwood, and Gisle Larsen. We have adopted an amended charter for the compensation committee.

Audit Committee.   Our Board of Directors has created an audit committee which is directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by us (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work. The audit committee also reviews and evaluates our internal control functions. The members of the committee are David S. Gergacz as chairman, Neil L. Underwood and Catherine B. McKee. We have adopted an amended charter for the audit committee.

The members of the audit committee are independent as defined under Rule 4200(a)(15) of the NASD’s listing standards.

Our Board of Directors has determined that Mr. Gergacz is a financial expert. In addition, Mr. Gergacz is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

•       Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

•       Be an affiliated person of the issuer or any subsidiary thereof.

Mr. Gergacz has acquired the status of financial expert through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, and overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Nominating and Corporate Governance Committee.   Our Board of Directors has created a nominating and corporate governance committee which exercises the power and authority to recommend the appropriate size and composition of our board, nominees for election to our board, and nominees for election to the committees. The committee shall consist of not less than three members of the board, with the exact number being determined by the board. Each member shall meet the independence requirements of applicable provisions of the federal securities laws and the rules promulgated thereunder and the applicable rules of The Nasdaq Stock Market. The members of the committee are Catherine B. McKee as chairperson, H. Alec McLarty, and Dennis C. Hayes. We have adopted an amended charter for the nominating and corporate governance committee.

Finance Committee.   Our Board of Directors has created a finance committee which makes recommendations to the board of directors concerning financing matters related to acquisitions and the capital structure of Charys. The members of the committee are John Jordan as chairman and Dennis C. Hayes. We have adopted an amended charter for the finance committee. The committee will consist of a minimum of three members of the board of directors, the majority of whom shall meet the same independence and experience requirements of our audit committee and the applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market. The members of the committee are recommended by the Nominating and Corporate Governance Committee and are appointed by and serve at the discretion of the board of directors.

Executive Committee.   Our Board of Directors has created an executive committee which exercises all the powers and authority of our Board between regular or special meetings of the Board in the management of our business and affairs, except to the extent limited by Delaware law. The members of the committee are Billy V. Ray, Jr. as chairman, H. Alec McLarty, David S. Gergacz, Catherine B. McKee, John Jordan, and Michael Oyster.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted an amended code of ethics that applies to our president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer. The code provides as follows:

•       Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by Charys with the SEC or disclosed to our stockholders and/or the public.

•       Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by Charys in its public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the SEC.

•       Each officer shall promptly notify our general counsel, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or this Code of Ethics for Senior Executive Officers and Senior Financial Officers, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in Charys’ financial reporting, disclosures or internal controls.

•       Each officer shall immediately bring to the attention of our general counsel, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to Charys and the operation of its business, by Charys or any agent of Charys.

•       Any waiver of this Code of Ethics for Senior Executive Officers and Senior Financial Officers for any Officer must be approved, if at all, in advance by a majority of the independent directors serving on our Board of Directors. Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations, and listing standards.

We have posted a copy of the code of ethics on our website at www.charys.com. We have filed with the SEC a copy of the Code of Ethics, Exhibit 14, to our filing on Form 10-KSB filed with the SEC on August 17, 2004.

We will provide to any person without charge, upon request, a copy of our code of ethics. Any such request should be directed to our corporate secretary at 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338, telephone (678) 443-2300, fax (678) 443-2320, or by e-mail info@charys.com.

Code of Business Conduct

We have adopted a Code of Business Conduct (“Code”) which applies to Charys and all of its subsidiaries, whereby we expect each employee to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business in compliance with laws and high ethical standards. Each employee of Charys is expected to read the Code and demonstrate personal commitment to the standards set forth in the Code. Our officers and other supervising employees are expected to be leaders in demonstrating this personal commitment to the standards outlined in the Code and recognizing indications of illegal or improper conduct. All employees are expected to report appropriately any indications of illegal or improper conduct. An employee who does not comply with the standards set forth in the Code may be subject to discipline in light of the nature of the violation, including termination of employment. We have posted a copy of the Code of Business Conduct on our website at www.charys.com.

Directors Compensation

It is the policy of the Board of Directors that compensation for independent directors should be equity-based. Employee directors are not paid for board service in addition to their regular compensation. Each non-employee director receives a fee for attending each meeting, $2,000 in person or $1,000 telephonic attendance, plus reasonable travel fees. In addition, non-employee directors may receive project fees of $250 per hour, and certain deal fees. Also, non-employee directors will receive stock grants and options. For the director’s initial term, the director will receive 20,000 shares of Common Stock and an option to purchase 100,000 shares, and will receive the same for each successive year when they are reelected to the Board of Directors. Upon resignation or failing to be re-elected the director will receive an additional 50,000 shares of Common Stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, we are aware of seven persons who during the fiscal year ended April 30, 2006, were directors, officers, or beneficial owners of more than 10% of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during such fiscal year as follows:

•       Gisle Larsen was a director during the year ended April 30, 2006. Mr. Larsen failed to timely file a Form 4 during the year ended April 30, 2006.

•       Michael Oyster was a director during the year ended April 30, 2006. Mr. Oyster failed to timely file two Forms 4 during the year ended April 30, 2006.

•       Richard Mangiarelli was a director during the year ended April 30, 2006. Mr. Mangiarelli failed to timely file a Form 4 during the year ended April 30, 2006.

•       Dennis C. Hayes was a director during the year ended April 30, 2006. Mr. Hayes failed to timely file a Form 3 and a Form 4 during the year ended April 30, 2006.

•       L. Ford Clark was an officer during the year ended April 30, 2006. Mr. Clark failed to timely file a Form 3 during the year ended April 30, 2006.

•       Gregory A. Buchholz was an officer during the year ended April 30, 2006. Mr. Buchholz failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

•       Jerry J. Harrison was an officer during the year ended April 30, 2006. Mr. Harrison failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

•       Lee Yarborough was an officer during the year ended April 30, 2006. Ms. Yarborough failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

•       Gerry W. Hall was an officer during the year ended April 30, 2006. Mr. Hall failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

Summary of Cash and Certain Other Compensation

The compensation program for our executives consists of three key elements:

•       A base salary;

•       A performance bonus; and

•       Periodic grants and/or options of our common stock.

Base Salary.   Our chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by the chief executive officer.

Performance Bonus.   A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by the compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.   Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.

Summary Compensation Table

The following table sets forth, for the three years ended April 30, 2006, the total compensation paid to or accrued for our Chief Executive Officer and the other executive officers as defined under the SEC rules with the next highest total annual salary and bonus (collectively, the “Named Executive Officers”).

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Restricted Stock Awards	Securities Underlying Options/SARs		LTIP Payout		All Other Compensation
Billy V. Ray, Jr.(1)	2006	$156,500		$-0	-	-0-	-0	-	$-0	-	$-0	-
Chief Executive Officer,	2005	$-0	-	$-0	-	-0-	-0	-	$-0	-	$-0	-
Director	2004	$-0	-	$-0	-	-0-	-0	-	$-0	-	$-0	-
Raymond J. Smith(2)	2006	$133,207		$-0	-	-0-	-0	-	$-0	-	$-0	-
Vice President; Secretary,	2005	$-0	-	$-0	-	-0-	450,000		$-0	-	$-0	-
Chief Financial Officer	2004	$-0	-	$-0	-	-0-	150,000		$-0	-	$-0	-

        (1) Mr. Ray’s employment contract commenced in 2004 and includes an automobile allowance of $6,000 per year.

   (2) Mr. Smith’s employment contract commenced in 2004 and includes an automobile allowance of $6,000 per year.

Employment Agreements

On June 15, 2004 Billy V. Ray, Jr. and Raymond J. Smith executed employment agreements with us, copies of which were filed as exhibits to our Annual Report of Form 10-KSB for the fiscal year ended April 30, 2004.

Pursuant to the terms of Mr. Ray’s agreement with us, Mr. Ray serves as our Chief Executive Officer. Mr. Ray’s agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Ray receives a base salary which varies according to the levels of our revenue and is set forth in Appendix A to Mr. Ray’s employment agreement. Mr. Ray is eligible to receive a bonus, car allowance and other benefits in addition to his base salary.

Pursuant to the terms of Mr. Smith’s agreement with us, Mr. Smith serves as our vice president and chief financial officer. Mr. Smith’s agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Smith receives a base salary which varies according to the levels of our revenue and is set forth in Appendix A to Mr. Smith’s employment agreement. Mr. Smith is eligible to receive a bonus, car allowance and other benefits in addition to his base salary. As part of his compensation pursuant to the employment agreement, Mr. Smith also received an option to purchase 600,000 shares of our Common Stock as part of his agreement.

Option Grants in Fiscal Year 2006

The following table provides information relating to option grants to the Named Executive Officers during the fiscal year ended April 30, 2006.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year 2006	Exercise Price per Share	Expiration Date
Billy V. Ray, Jr.	—	—	—	—
Raymond J. Smith	—	—	—	—

Aggregated Option Exercises in 2006 Fiscal Year and Year-End Option Values

The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during the fiscal year ended April 30, 2006 and the value of the outstanding options held by the Named Executive Officers at April 30, 2006:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Billy V. Ray, Jr.	—	—	—	—	—	—
Raymond J. Smith	—	—	600,000	—	2,244,000	—

       (1) Based on the fair market value of the Common Stock as of April 28, 2006 of $4.14 per share as reported on OTC Bulletin Board less the exercise price payable upon exercise of such options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Spiderboy Change in Control and Consulting Agreements

On February 27, 2004, Charys and Janet Risher, Richard Schmidt, and Billy V. Ray, Jr., our Chief Executive Officer and director, executed a Stock Purchase Agreement, whereby Ms. Risher and Mr. Schmidt agreed to sell all of their shares of our common stock and preferred stock to Mr. Ray. The Stock Purchase Agreement was amended and restated on May 25, 2004.

At the closing of the Stock Purchase Agreement, Ms. Risher and Mr. Schmidt sold to Mr. Ray 21,851,503 pre-split shares of our common stock and 1,000,000 shares of our preferred stock. Mr. Ray purchased the shares the sum of $250,000 with a promissory note. The note was previously is payable in installments with the first payment of $25,000 being due and payable on or before July 25, 2004. Thereafter, the note was to be due and payable in nine monthly installments of $25,000 each, payable on the last day of each and every calendar month, beginning on August 31, 2004, and continuing regularly thereafter until the whole of said principal amount has been duly paid. However, the note has been amended to provide for payment of $25,000 per month for six months, beginning on September 20, 2005.

Pursuant to the Amended and Restated Stock Purchase Agreement, Mr. Ray has the right to acquire an additional 2,237,222 shares of our common stock. The note continues to be secured by a Stock Pledge Agreement between Mr. Ray, Ms. Risher and Mr. Schmidt encumbering the shares of common and preferred stock sold to Mr. Ray.

The Stock Purchase Agreement contains a requirement that for so long as Mr. Ray owns the shares of our common stock purchased thereunder, he agrees to vote his shares to not increase the number of directors to more than 11 members and to elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from the date of the Stock Purchase Agreement. Mr. Mangiarelli resigned as a director on August 11, 2006.

Mrs. Janet Risher, the wife of our former director, Mr. Mangiarelli, has the right to acquire 1,900,000shares of our common stock under a Consulting Agreement which is part of the Amended and Restated Stock Purchase Agreement.

PRG Acquisition

On July 30, 2004, we acquired all of the outstanding shares of PRG from Billy V. Ray, Jr., our controlling stockholder, chairman and chief executive officer. The purchase price was paid to Mr. Ray at closing in the form of our corporate note in the amount of $250,000, secured by an amount of our common stock bearing an interest rate of 6% per annum, payable in cash or shares of our common stock at our sole discretion. The note principal and unpaid interest are payable in full on the second anniversary of the closing. Principal and interest payments totaling of $151,300 were made during the years ended April 30, 2006. As of April 30, 2006 the outstanding balance on the note was $98,700.

PRG Former Customer

A former significant customer of PRG is owned by Brax Cutchin, a current officer of PRG. For the years ended April 30, 2006, our client billings with this customer were $1,014,927 and net revenues (billings net of payroll costs) deriving from this customer was $95,696.

PRG Lease

PRG has a month-to-month operating lease for its office space with Lee Yarborough, a PRG officer-employee, who was an owner of a predecessor company of PRG. Rent payment under the lease was $15,600 during the fiscal year ended April 30, 2006.

CCI Telecom Lease

On March 4, 2005, as part of the CCI acquisition, Charys assumed the lease on CCI’s headquarters facility held by CCI Associates. Michael Novak, who at the time served as the chief executive officer of CCI, has a controlling interest in CCI Associates. This relationship terminated upon our purchase of the property on April 29, 2005. Rent paid under this lease to CCI Associates during the fiscal year ended April 30, 2006was $37,429.

Comcorps, Inc. Financing

On December 29, 2005, our wholly-owned subsidiary, Viasys Services, Inc., borrowed the sum of $1,100,000 from Comcorps, Inc., an entity owned by Gerry Hall, the president of Viasys Services, Inc. The obligation was evidenced by a promissory note and secured by the deed of trust on the real estate owned by Viasys. The note has a fixed interest rate of 8% per annum payable monthly in arrears. The note was subsequently repaid in full.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 6, 2006, information concerning ownership of Charys voting securities by:

•       Each person who owns beneficially more than 5% of the outstanding shares of Common Stock;

•       Each person who owns beneficially more than 5% of the outstanding shares of Series A Preferred Stock;

•       Each director;

•       Each Named Executive Officer as described on page 82; and

•       All directors and officers as a group.

	Common Stock Beneficially Owned(2)				Preferred Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number/Percentage				Number/Percentage
Billy V. Ray, Jr.(3)	4,439,037		13.5%		1,000,000		100%
Raymond J. Smith(4)	608,332		2.0%		-0	-	-0	-
Catherine B. McKee(5)	120,000		*		-0	-	-0	-
David S. Gergacz	85,000		*		-0	-	-0	-
Dennis C. Hayes(6)	185,000		*		-0	-	-0	-
Gisle Larsen(7)	220,000		*		-0	-	-0	-
H. Alec McLarty	85,000		*		-0	-	-0	-
John Jordan	87,842		*		-0	-	-0	-
Michael Oyster(8)	493,332		1.6%		-0	-	-0	-
Neil L. Underwood	-0	-	-0	-	-0	-	-0	-
All directors and officers as a group (10 persons)	6,413,543		18.4%		1,000,000		100%
Troy Crochet	7,258,000		23.7%		-0	-	-0	-

                 * Less than one percent.

       (1) Unless otherwise indicated, the address for each of these stockholders is c/o Charys Holding Company, Inc., 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30338. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his or her shares of the common and preferred stock beneficially owned.

       (2) For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 30,550,080 shares outstanding as of September 6, 2006 and (ii) shares issuable by Charys pursuant to options or warrants held by the respective person or group that may be exercised within 60 days following September 6, 2006 (“Presently Exercisable Rights”). Presently Exercisable Rights are considered to be outstanding and to be beneficially owned by the person or group holding such rights for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. As of September 6, 2006, the Company has 1,000,000 shares of Series A Preferred Stock outstanding.

       (3) Includes 16,665 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $8.15 per share. Also includes the right to purchase up to 2,237,222 shares of Common Stock under the Amended and Restated Stock Purchase Agreement dated May 25, 2004.

       (4) All represent shares issuable pursuant to Presently Exercisable Rights with an exercise price of $0.40 per share.

       (5) Includes 100,000 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $0.40 per share.

       (6) Includes 100,000 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $1.05 per share.

       (7) Includes 200,000 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $0.40 per share for 100,000 shares and $1.05 per share for the other 100,000 shares.

       (8) Includes 408,332 shares issuable pursuant to Presently Exercisable Rights, including 100,000 shares issuable at the exercise price of $1.05 per share, 300,000 shares issuable at the exercise price of $1.09 and 8,332 shares issuable at the exercise price of $8.15 per share.

Other than as stated herein, there are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

DESCRIPTION OF SECURITIES

The authorized capital stock of Charys consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 6, 2006 30,550,080 shares of our common stock were issued and outstanding and 1,501,300 shares of our preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of Charys. As of the date of this prospectus, 1,000,000 shares of Series A Preferred Stock, 500,000 shares of Series C Preferred Stock and 1,300 shares of Series D Preferred Stock are issued and outstanding.

Series A Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Charys Holding Company, Inc. filed on May 5, 2004, with the Secretary of State of Delaware, our board adopted a resolution creating a series of 1,000,000 preferred shares which possessed the following characteristics:

•  The holders of outstanding shares of the Series A Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

•       Subject to the applicable provisions of Delaware law, Charys, at the option of our directors, and with the consent of a majority of the stockholders of the Series A Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series A Preferred Stock. Upon redemption we will pay for each share redeemed the amount of $0.001 per share, payable in cash. Such redemption shall be on an all-or-nothing basis.

•       Upon the dissolution, liquidation or winding up of Charys, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series A Preferred Stock.

•       Holders of shares of the Series A Preferred Stock shall not have the right at any time to convert any shares of the Series A Preferred Stock into shares of our common stock.

•       The holders of Series A Preferred Stock shall have the right to vote on all matters submitted to vote of our stockholders. On all matters submitted to a vote of our stockholders, including, without limitation, the election of directors, a holder of shares of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by 250.

Series B Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of Charys Holding Company, Inc. filed on July 25, 2005, with the Secretary of State of Delaware, our board adopted a resolution creating a series of 400,000 preferred shares which possessed the following characteristics:

•       The holders of outstanding shares of the Series B Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

•       We shall not be entitled to redeem the whole or any part of the outstanding Series B Preferred Stock.

•       Upon the dissolution, liquidation or winding up of Charys, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series B Preferred Stock.

•       At any time, the holder of shares of the Series B Preferred Stock shall have the right, at such holder’s option, to convert any number of shares of the Series B Preferred Stock into shares of our common stock at the holder’s election on or before April 25, 2015.

•       Subject to adjustment, each share of the Series B Preferred Stock shall be convertible into one fully paid and nonassessable share of our common stock.

•       If we at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized common stock into a greater number of shares, the conversion rate in effect immediately prior to such subdivision will be proportionately increased. If we at any time combine (by combination, reverse stock split or otherwise) our issued and outstanding or authorized common stock into a smaller number of shares, the conversion rate in effect immediately prior to such combination will be proportionately decreased.

•       The shares of the Series B Preferred Stock shall rank superior to the shares of our common stock, and to the shares of all other series of our preferred stock.

•       If any shares of the Series B Preferred Stock are outstanding, we shall not, without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of the Series B Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of our common stock or any other series of our preferred stock. Notwithstanding the foregoing, this paragraph shall not prohibit Charys from declaring and paying a dividend in cash with respect to the shares of our common stock or any other series of our preferred stock so long as we simultaneously pay each holder of shares of the Series B Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder’s shares of the Series B Preferred Stock been converted to shares of our common stock on the business day prior to the record date for any such dividend.

•       The holders of the Series B Preferred Stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

Currently, we do not have any outstanding shares of Series B Preferred Stock.

Series C Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series C Preferred Stock of Charys Holding Company, Inc. filed on July 25, 2005, with the Secretary of State of Delaware, our board adopted a resolution creating a series of 500,000 preferred shares which possessed the following characteristics:

•       The holders of outstanding shares of the Series C Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

•       Subject to the applicable provisions of Delaware law, Charys, at the option of our directors may at any time within two years of the date of the issuance of the Series C Preferred Stock, redeem the whole or any part of the outstanding Series C Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series C Preferred Stock. Upon redemption we will pay for each share redeemed the amount of $3.50 per share, payable in cash.

•       Upon the dissolution, liquidation or winding up of Charys, whether voluntary or involuntary, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series C Preferred Stock.

•       The holder of shares of the Series C Preferred Stock shall have the right, at such holder’s option, to convert any number of shares of the Series C Preferred Stock into shares of our common stock at the holder’s election beginning April 25, 2007 and expiring April 25, 2009.

•       Subject to adjustment, each share of the Series C Preferred Stock shall be convertible into one fully paid and nonassessable share of our common stock.

•       If we at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized common stock into a greater number of shares, the conversion rate in effect immediately prior to such subdivision will be proportionately increased. If we at any time combine (by combination, reverse stock split or otherwise) our issued and outstanding or authorized common stock into a smaller number of shares, the conversion rate in effect immediately prior to such combination will be proportionately decreased.

•       The shares of our Series B Preferred Stock shall rank superior to the shares of our Series C Preferred Stock, our common stock, and to the shares of all other series of our preferred stock. Except for the shares of our Series B Preferred Stock, the rights of the shares of our common stock and all other series of our preferred stock shall be subject to the preferences and relative rights of the shares of our Series C Preferred Stock. Except for the shares of our Series B Preferred Sock, without the prior written consent of the holders of not less than two-thirds of the outstanding shares of our Series C Preferred Stock, we shall not authorize or issue additional or other capital stock that is of senior or equal rank to the shares of our Series C Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of Charys.

•       Except for the shares of our Series B Preferred Stock, if any shares of our Series C Preferred Stock are outstanding, we shall not, without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of our Series C Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of our common stock or any other series of our preferred stock. Except for the shares of our Series B Preferred Stock, we are not prohibited from declaring and paying a dividend in cash with respect to the shares of our common stock or any other series of our preferred stock so long as we simultaneously pay each holder of shares of our Series C Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder’s shares of our Series C Preferred Stock been converted to shares of our common stock on the business day prior to the record date for any such dividend.

•       The holders of the Series C Preferred Stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

Series D Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series D Preferred Stock of Charys Holding Company, Inc. filed on May 19, 2006, with the Secretary of State of Delaware, our board adopted a resolution creating a series of 1,300 preferred shares which possessed the following characteristics:

•       The holders of outstanding shares of the Series D Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

•       Subject to adjustment, each share of the Series D Preferred Stock shall be convertible into such number of shares of our common stock equal to the stated value divided by the conversion price of $3.00 per share of common stock.

•       The shares of the Series D Preferred Stock also accrue a quarterly cash dividend on their stated value of $10,000 at a rate of eight percent per annum.

•       Our Series D Preferred Stock accrues “special payments” at the rate of $416.67 per month per share, accruing beginning on November 6, 2006, and the first payment due on November 30, 2006.

•       The Series D Preferred Stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends but minus any special payments) on the expiration of 30 months following the initial issuance, and the failure to redeem on such date triggers penalties, including three percent monthly interest.

•       The shares of our Series D Preferred Stock shall rank superior to the shares of our common stock, but junior to the shares of Series B and Series C Preferred Stock.

•       The Series D Preferred Sock is subject to optional redemption by the holders, at a premium, upon certain triggering events.

•       The holders of the Series D Preferred Sock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

Transfer Agent

The transfer agent of our common stock is Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, telephone (801) 484-7222.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

General

Provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of Charys are managed under the direction of our board of directors. Our board is now classified, or staggered with the directors serving one to three year terms. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member.

Billy V. Ray, Jr., our chairman and chief executive officer, agreed in connection with his initial purchase of shares of common stock from Janet Risher and Richard Schmidt, that so long as Mr. Ray owns the shares of our common stock which he purchase from Ms. Risher and Mr. Schmidt, he agrees to:

•       Not increase the number of directors to more than 11 members; and

•       Elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from February 27, 2004. See “Description of Business.”

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our certificate of incorporation provide that a special meeting of our stockholders may only be called by:

•       Our chief executive officer;

•       The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

•       Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our certificate of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2004, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our certificate of incorporation provide that any director or officer of Charys shall not be personally liable to us or our stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, the provision shall not eliminate or limit the liability of a director or officer:

•       If it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or

•       Under the Delaware Statutes.

Indemnification.   Our certificate of incorporation provide that Charys shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by Charys or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

•       The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

•       The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, our certificate of incorporation permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by Charys or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

•       The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

•       The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to Charys, unless, and only to the extent that, the court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. Our bylaws contain similar indemnification and limitation of liability provisions.

Amendment of Bylaws

Under our certificate of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our certificate of incorporation permits us to limit the liability of our directors to the fullest extent permitted under the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our bylaws and certificate of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Charys. To the fullest extent allowed by the Delaware General Corporation Law, we will defend, indemnify and hold harmless our directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our certificate of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Other than as disclosed in “Description of Business—Legal Proceedings” in this prospectus, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING STOCKHOLDERS

Each selling stockholder may from time to time offer and sell any or all of its shares that are registered under this prospectus. Because neither selling stockholder is obligated to sell its shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we can only estimate how many shares each selling stockholder will own after the offering. In this prospectus, the term “selling stockholder” includes each stockholder, and his transferees, pledgees, donees, assignees, or other successors in interest.

Pursuant to the registration rights agreements, all expenses incurred with respect to the registration of the common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by either selling stockholders in connection with their sale of shares.

All of the securities being offered by this prospectus are being offered by the selling stockholders, who may from time to time offer and sell pursuant to this prospectus up to an aggregate of 57,256,368 shares of our common stock. This offering includes the shares of common stock that were issued or to be issued to the selling stockholders:

•       upon the conversion of our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock;

•       upon the conversion of our convertible notes;

•       as stock consideration in connection with our merger and acquisition transactions;

•       in connection with various financing transactions, including shares underlying the warrants issued in connection with such financings;

•       as compensations to our consultants and financial advisors for their services; and

•       pursuant to a settlement agreement with Lumbermens Mutual Casualty Company.

During the last five years, none of the selling stockholders has been convicted in a criminal proceeding, or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

The following table sets forth, with respect to each selling stockholder:

•       The number of shares of common stock and convertible securities beneficially owned as of the date of this prospectus and prior to the offering contemplated hereby;

•       The maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus; and

•       The number and percentage of shares of common stock which will be owned after the offering by the selling stockholder, assuming that all of the shares offered are sold by the selling stockholder.

	Shares Beneficially Owned
	Prior to the Offering
		Shares			Shares
		Underlying			Beneficially
		Warrants/		Number of	Owned After the
		Convertible		Shares to	Offering
Selling Shareholders	Shares	Securities	Total	be Offered	Shares	Percent
CCI Acquisition
Mike Novak(1)(2)	275,087	0	275,087	275,087	0	*
O’Donnell & Masur LP(1)	275,087	0	275,087	275,087	0	*
Jeffrey P. Blanchard(1)	34,636	0	34,636	34,636	0	*
TSG Equity Fund L.P.(1)(3)	32,770	0	32,770	32,770	0	*
Thomas R. Shepherd(1)	4,656	0	4,656	4,656	0	*
T. Nathanael Shepherd(1)	1,669	0	1,669	1,669	0	*
The Berkshires Capital Investors(1)	38,090	0	38,090	38,090	0	*
The Berkshires Capital Investors Fund II(1)	34,526	0	34,526	34,526	0	*
The Mass Ventures Equity Fund(1)(4)	6,298	0	6,298	6,298	0	*
Thomas Walsh(1)	115	0	115	115	0	*
Kieran Kelly(1)	460	0	460	460	0	*
David B. Morrison(1)	2,947	0	2,947	2,947	0	*
Dennis W. Teichert(1)	3,033	0	3,033	3,033	0	*
Kevin Kushi, Jr.(1)	7,848	0	7,848	7,848	0	*
Roger Benavides(1)(5)	26,040	0	26,040	26,040	0	*
Dale Ponder(1)(6)	26,040	0	26,040	26,040	0	*
Jimmy Taylor(1)(7)	26,040	0	26,040	26,040	0	*
CCI Associates Ltd.(8)	250,000	0	250,000	250,000	0	*
Method IQ Acquisition
J. Alan Shaw(9)	65,000	0	65,000	65,000	0	*
Rock Creek Equity Holdings, LLC(9)(10)	1,250,000	0	1,250,000	1,250,000	0	*
Viasys Acquisition
Mel Harris(11)(12)	1,725,392	158,333	1,883,725	1,883,725	0	*
Steven Posner(11)(13)	1,256,274	158,333	1,414,607	1,414,607	0	*
Crochet Partners Ltd.(14)	8,008,000	0	8,008,000	8,008,000	0	*
Series D Preferred Stock Financing
Gottbetter Capital Master, Ltd.(15)(16)	0	3,715,846	3,715,846	3,715,846	0	*
Enable Growth Partners LP(15)(17)	0	1,932,241	1,932,241	1,932,241	0	*
Enable Opportunity Partners LP(15)(18)	0	297,267	297,267	297,267	0	*
Pierce Diversified Strategy Master Fund LLC(15)(19)	0	743,169	743,169	743,169	0	*
Castlerigg Master Investments Ltd.(15)(20)	0	2,229,508	2,229,508	2,229,508	0	*
UBS O’Connor LLC F/B/O O’Connor PIPES Corporate Strategies Master Ltd.(15)(21)	0	743,169	743,169	743,169	0	*

Gottbetter Convertible Note Financing
Gottbetter Capital Master, Ltd.(22)(23)	0	685,491	685,491	685,491	0	*
Fort Mason Master, LP(22)(24)	0	4,828,076	4,828,076	4,828,076	0	*
Fort Mason Partners, LP(22)(25)	0	313,098	313,098	313,098	0	*
UBS O’Connor LLC F/B/O O’Connor PIPES Corporate Strategies Master Ltd.(22)(26)	0	342,745	342,745	342,745	0	*
GCA Strategic Investment Fund Limited(22)(27)	0	685,491	685,491	685,491	0	*
PCM II, LLC(22)(28)	0	6,854,899	6,854,899	6,854,899	0	*
2004 Consultant Shares
Ash Mascarenhas(29)	16,666	0	16,666	16,666	0	*
Bruce Caldwell(29)	33,333	0	33,333	33,333	0	*
Francis Zubrowski(29)	16,666	0	16,666	16,666	0	*
Janet Risher(29)(30)	633,333	0	633,333	633,333	0	*
Jimmy Villalobos(29)	33,333	0	33,333	33,333	0	*
John Jordan(29)(31)	33,333	0	33,333	33,333	0	*
Paul Ferandell(29)	33,333	0	33,333	33,333	0	*
Richard Schmidt(29)(32)	633,333	0	633,333	633,333	0	*
Investment Banking Consultants and Financial Advisors
Newpoint Advisors, LLC(33)(34)	0	500,000	500,000	500,000	0	*
Gunn Allen Financial, Inc.(33)(35)	800,000	350,000	1,150,000	1,150,000	0	*
Aries Equity Corp.(33)(36)	500,000	250,000	750,000	750,000	0	*
CSH Advisors Inc.(33)(37)	500,000	250,000	750,000	750,000	0	*
Sam DelPresto(33)(38)	125,000	400,000	525,000	525,000	0	*
New Century Capital Consultants Inc.(33)(39)	400,000	0	400,000	400,000	0	*
Ronald Berkovitz(33)	475,000	0	475,000	475,000	0	*
Allen Levi(33)	50,000	0	50,000	50,000	0	*
Aubert Jordan(33)	50,000	0	50,000	50,000	0	*
Growth Management, LLC(33)	400,000	0	400,000	400,000	0	*
Katherine Chelsler(33)	125,000	0	125,000	125,000	0	*
Rebecca Tedder(33)	125,000	0	125,000	125,000	0	*
Russell Adler(33)	200,000	0	200,000	200,000	0	*
Salma Hassan(33)	10,000	0	10,000	10,000	0	*
Steven N. Posner(33)	300,000	0	300,000	300,000	0	*
Stuart Posner(33)	200,000	0	200,000	200,000	0	*
Teresa Pacin(33)	140,000	0	140,000	140,000	0	*
Robert McClane(33)	75,000	0	75,000	75,000	0	*
						*

Lumbermens Mutual Casualty Company(40)	500,000	0	500,000	500,000	0	*
Frost National Bank(41)	400,000	500,000	900,000	900,000	0	*
Highgate House Funds, Ltd.(42)	966,370	1,000,000	1,966,370	1,966,370	0	*
Venture Banking Group(43)	0	862,069	862,069	862,069	0	*
New Stream Commercial Finance, LLC(44)	0	2,000,000	2,000,000	2,000,000	0	*
Holders of 2005 Unsecured Notes
John Milano(45)(46)	50,000	0	50,000	50,000	0	*
Dennis Petriella(45)(46)	27,500	0	27,500	27,500	0	*
Frank Pellegrino(45)(46)	50,000	0	50,000	50,000	0	*
Peter Palumbo(45)(46)	27,500	0	27,500	27,500	0	*
Bruce Chips(45)(46)	27,500	0	27,500	27,500	0	*
RAE Ierardi IRA(45)	8,000	0	8,000	8,000	0	*
RAE Ierardi(45)	14,500	0	14,500	14,500	0	*
Anthony Pinto(46)	5,000	0	5,000	5,000	0	*
Christopher Longley(46)	10,000	0	10,000	10,000	0	*
Frank W. Stone Trust(46)	5,000	0	5,000	5,000	0	*
Gordon Pepper(46)	10,000	0	10,000	10,000	0	*
John Biondo(46)	5,000	0	5,000	5,000	0	*
Joseph Biondo(46)	10,000	0	10,000	10,000	0	*
Mark Cannavo(46)	10,000	0	10,000	10,000	0	*
Michael Peterson(46)	5,000	0	5,000	5,000	0	*
Richard Demaio(46)	13,000	0	13,000	13,000	0	*
Robert Landino(46)	35,000	0	35,000	35,000	0	*
Ronald Terebesi, Jr.(46)	5,000	0	5,000	5,000	0	*
Thomas Audley(46)	22,000	0	22,000	22,000	0	*
Glen Maleri(46)	10,000	0	10,000	10,000	0	*
Robert Trincellito(46)	10,000	0	10,000	10,000	0	*
Edward Ardito(46)	5,000	0	5,000	5,000	0	*
Louis Florio(46)	10,000	0	10,000	10,000	0	*
R. Dino Landino(46)	10,000	0	10,000	10,000	0	*
Richard Bicknell(46)	20,000	0	20,000	20,000	0	*
Fred Baldieri(46)	10,000	0	10,000	10,000	0	*
Elisa Novichi(46)	20,000	0	20,000	20,000	0	*
David Qerion(46)	5,000	0	5,000	5,000	0	*
Martin Steiglitz(46)	10,000	0	10,000	10,000	0	*
Jade Specialty Strategy LLC(47)	0	250,000	250,000	250,000	0	*
Milton Schwarz(48)	0	250,000	250,000	250,000	0	*
Douglus Topkis(49)	0	250,000	250,000	250,000	0	*
Scott Boruff(50)	0	125,000	125,000	125,000	0	*
L. Ford Clark(51)	1,963,500	0	1,963,500	1,963,500	0	*

Wade and Jennifer Clark Irrevocable Trust(52)	309,768	0	309,768	309,768	0	*
Matthew B. Mitchell(53)	72,939	0	72,939	72,939	0	*
Lori H. Mitchell(54)	583,516	0	583,516	583,516	0	*
Cotton Holdings 1 Acquisition
Bryan Michalsky(55)	46,210	0	46,210	46,210	0	*
James Scaife(55)	77,462	0	77,462	77,462	0	*
Randall Thompson(55)	77,462	0	77,462	77,462	0	*
Daryn Ebrecht(55)	670,792	0	670,792	670,792	0	*
Pete Bell(55)	670,792	0	670,792	670,792	0	*
Chad Weigman(55)	76,119	0	76,119	76,119	0	*
Blake Stansell(55)	262,974	0	262,974	262,974	0	*
Johnny Slaughter(55)	36,861	0	36,861	36,861	0	*
Russell White(55)	36,861	0	36,861	36,861	0	*
Sean Posner(56)	83,334	33,334	116,668	116,668	0	*

                 * Less than 1%.

       (1) These persons acquired the shares in connection with our acquisition of CCI Telecom. See “Description of Business—CCI Telecom, Inc. Merger” in this prospectus.

       (2) Mr. Novak is the former president of CCI Telecom.

       (3) The natural person exercising sole dispositive and voting power over these shares of common stock owned by TSG Equity Fund is T. Nathanael Shepherd, president of the Fund.

       (4) The natural person exercising sole dispositive and voting power over these shares of common stock owned by The Mass Ventures Equity Fund is Jerome Schaufeld, president & CEO of the Fund.

       (5) Mr. Benavides is the former chief financial officer of CCI Telecom.

       (6) Mr. Ponder is a former officer of CCI Telecom.

       (7) Mr. Taylor is executive vice president of CCI Telecom.

       (8) CCI Associates received the shares as consideration for the sale of real property to Charys. See “Description of Business—Purchase and Sale of CCI Associates, Ltd. Property” in this prospectus.

       (9) These persons acquired the shares in connection with our acquisition of Method IQ. See “Description of Business—Method IQ Acquisition” in this prospectus.

(10) The natural persons exercising shared dispositive and voting power over these shares of common stock owned by Rock Creek Equity Holdings are Jerry J. Harrison and Gregory A. Buchholz, owners of Rock Creek. Messrs. Harrison and Buchholz are also chief executive officer and president of Method IQ, respectively.

(11) These persons acquired the shares in connection with our acquisition of Viasys. See “Description of Business—Viasys Acquisition” in this prospectus.

(12) Includes 459,559 shares to be issued upon the closing of the settlement agreement with Charys relating to the Viasys acquisition, 782,500 shares issued upon the conversion of convertible debentures, 83,333 shares issued relating to another financing on May 1, 2006 and 400,000 issued as consulting fees in February 2006. The warrants include 125,000 shares with an exercise price of $0.80 and 33,333 shares with an exercise price of $5.00. Also see “Description of Business—Steven Posner, Sean Posner and Mel Harris Financing” and “Description of Business—Harris/Posner Financing with Respect to Method IQ.”

(13) Includes 265,441 shares to be issued upon the closing of the settlement agreement with Charys relating to the Viasys acquisition, 782,500 shares issued upon the conversion of convertible debenture and 83,333 shares to be issued relating to another financing on May 1, 2006 and 125,000 issued as consulting fees in February 2006. The warrants include 125,000 shares with an exercise price of $0.80 and 33,333 shares with an exercise price of $5.00. Also see “Description of Business—Steven Posner, Sean Posner and Mel Harris Financing” and “Description of Business—Harris/Posner Financing with Respect to Method IQ.”

(14) Includes 7,258,000 shares issued and 750,000 shares to be issued in connection with our C&B acquisition. Mr. Crochet has the sole dispositive and voting power over these shares. Mr. Crochet is the president and chairman of C&B.

(15) These persons acquired the shares in connection with our Series D Preferred Stock financing. See “Description of Business—Series D Preferred Stock Financing.”

(16) Gottbetter Capital Master, Ltd. is managed by Gottbetter Capital Management, LP. The natural person exercising dispositive and voting power over these shares of common stock owned by Gottbetter Capital Master, Ltd. is Adam Gottbetter, the principal of Gottbetter Capital Management, LP. Includes 1,666,666 shares issuable upon the exercise of warrants with an exercise price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007 and 2,049,180 shares issuable upon the conversion of the Series D Preferred Stock.

(17) The natural person exercising dispositive and voting power over these shares of common stock owned by Enable Growth Partners is Brendan O’Neil, the principal and portfolio manager of the partnership. Includes 866,667 shares issuable upon the exercise of warrants with an exercise price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007 and 1,065,574 shares issuable upon the conversion of the Series D Preferred Stock.

(18) The natural person exercising dispositive and voting power over these shares of common stock owned by Enable Opportunity Partners is Brendan O’Neil, the principal and portfolio manager of the partnership. Includes 133,333 shares issuable upon the exercise of warrants with an exercise price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007 and 163,934 shares issuable upon the conversion of the Series D Preferred Stock.

(19) The natural person exercising dispositive and voting power over these shares of common stock owned by Pierce Diversified Strategy Master Fund is Brendan O’Neil, the principal and portfolio manager of the partnership. Includes 333,333 shares issuable upon the exercise of warrants with an exercise price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007 and 409,836 shares issuable upon the conversion of the Series D Preferred Stock.

(20) Sandell Asset Management Corp., a British Virgin Islands company (“SAMC”), is the investment manager of Castlerigg Master Investments. Thomas E. Sandell is the controlling person of SAMC and may be deemed to share dispositive and voting power over the shares beneficially owned by Castlerigg Master Investments and SAMC. Includes 1,000,000 shares issuable upon the exercise of warrants with an exercise price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007 and 1,229,508 shares issuable upon the conversion of the Series D Preferred Stock.

(21) UBS O’Connor LLC is an indirect wholly-owned subsidiary of UBS AG, which is a publicly-held company subject to the periodic reporting requirements of the Exchange Act. UBS O’Connor LLC maintains the dispositive and voting power  over these shares held for the benefit of O’Connor PIPES Corporate Strategies Master Ltd. Includes 333,333 shares issuable upon the exercise of warrants with an exercise price of $5.88 per share until May 31, 2007 and $5.35 after May 31, 2007 and 409,836 shares issuable upon the conversion of the Series D Preferred Stock.

(22) These persons acquired the shares in connection with our convertible note financing in August 2006. See “Description of Business—Gottbetter Convertible Note Financing” in this prospectus.

(23) The natural person exercising dispositive and voting power over these shares of common stock owned by Gottbetter Capital Master, Ltd. is Adam Gottbetter. Includes 254,084 shares issuable upon the exercise of warrants with an exercise price of $4.44 per share and 431,407 shares issuable upon the conversion of the convertible note.

(24) Fort Mason Capital, LLC serves as the general partner of Fort Mason Master, LP and, in such capacity, exercises sole voting and investment authority with respect to such shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Includes 1,789,573 shares issuable upon the exercise of warrants with an exercise price of $4.44 per share and 3,038,503 shares issuable upon the conversion of the convertible note.

(25) Fort Mason Capital, LLC serves as the general partner of Fort Mason Partners, LP and, in such capacity, exercises sole voting and investment authority with respect to such shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Includes 116,053 shares issuable upon the exercise of warrants with an exercise price of $4.44 per share and 197,045 shares issuable upon the conversion of the convertible note.

(26) UBS O’Connor LLC is an indirect wholly-owned subsidiary of UBS AG, which is a publicly-held company subject to the periodic reporting requirements of the Exchange Act. UBS O’Connor LLC maintains the dispositive and voting power over these shares held for the benefit of O’Connor PIPES Corporate Strategies Master Ltd. Includes 127,042 shares issuable upon the exercise of warrants with an exercise price of $4.44 per share and 215,703 shares issuable upon the conversion of the convertible note.

(27) The natural person exercising dispositive and voting power over these shares of common stock owned by GCA Fund is Lewis N. Lester, director of the Fund. Includes 254,084 shares issuable upon the exercise of warrants with an exercise price of $4.44 per share and 431,407 shares issuable upon the conversion of the convertible note.

(28) The natural person exercising dispositive and voting power over these shares of common stock owned by PCM II is Michael Weiss, officer of Prentice Capital Management, LP., the manager of the Fund. Includes 2,540,835 shares issuable upon the exercise of warrants with an exercise price of $4.44 per share and 4,314,064 shares issuable upon the conversion of the convertible note.

(29) These shares were issuable under that consulting agreements with Charys in connection with the 2004 change in control transaction. See “Description of Business—Change in Control.”

(30) Janet Risher is the wife of Richard Mangiarelli, a former director who resigned in August 2006.

(31) Mr. Jordan is a director of the Company.

(32) Mr. Schmidt is the former director and chief financial officer of the Compay.

(33) These persons received shares of our common stock as part of their service fees in connection with our public relationship management, acquisition and financing transactions. See “Description of Business—Investment Banking Consultants and Other Financial Advisors.”

(34) Includes a warrant to purchase 500,000 shares at an exercise price of 0.231. The natural person exercising dispositive and voting power over these shares of common stock owned by the Newpoint Advisors LLC is Stephen R. McDermott, the managing director.

(35) Includes a warrant to purchase 350,000 shares at an exercise price of $2.00. Gunn Allen Financial is a registered broker-dealer. It is controlled by Richard A. Frueh, who has the control and power to vote and/or sell the securities held by Gunn Allen Financial.

(36) Includes a warrant to purchase 250,000 shares at an exercise price of $1.50.

(37) Includes a warrant to purchase 250,000 shares at an exercise price of $1.50. The natural person exercising dispositive and voting power over these shares of common stock owned by CSH Advisors, Inc. is Stephen Schaeffer, the president.

(38) Includes a warrant to purchase 400,000 shares at an exercise price of $1.50.

(39) The natural person exercising dispositive and voting power over these shares of common stock owned by New Century Capital Consultants Inc. is Stephen Apolant.

(40) Lumbermens Mutual Casualty Company, a U.S. casualty insurance company, acquired the shares in connection with the settlement agreement involving Viasys. See “Description of Business—Lumbermens Settlement.”

(41) Frost National Bank is a wholly owned subsidiary of Cullen/Frost Bankers, Inc., a publicly-held company subject to the periodic reporting requirements of the Exchange Act. Includes 400,000 shares of common stock issued upon the conversion of Series B Preferred Stock and 500,000 shares of common stock to be issued upon the conversion of Series C Preferred Stock. See “Description of Business—Frost Bank Refinancing.”

(42) The natural person exercising dispositive and voting power over these shares of common stock owned by HighgateHouse Funds, Ltd. is Mark Angelo, the portfolio manager of the funds. Includes 966,370 shares issued upon the conversion of its convertible debenture and 1,000,000 shares issuable upon the exercise of warrants with per share exercise prices of $0.01 for 600,000 shares and $0.50 for 400,000 shares. See “Description of Business—Highgate House funds, Ltd. Financing.”

(43) Venture Banking Group is a division of Greater Bay Bank NA., a bank subsidiary of Greater Bay Bancorp, a publicly-held company subject to the periodic reporting requirements of the Exchange Act. Includes 862,069 shares issuable upon the exercise of warrants with an exercises price of $0.35.

(44) Includes a warrant to purchase up to 2,000,000 shares of common stock at an exercise price of $4.80.

(45) These persons acquired shares of our common stock in connection with our unsecured note financing in August 2005. See “Description of Business—Renewal and Extension of Notes by Various Investors.”

(46) These persons acquired shares of our common stock during the period from August 2005 to January 2006 in connection with a series of private placements of our common stock.

(47) Includes a warrant to purchase 250,000 shares with an exercise price of $1.10. This warrant was issued in connection with our $250,000 loan with Jade Specialty Strategy LLC that closed in February 2006. See “Description of Business—Jade Specialty Strategy LLC and Milton Schwarz Notes.”

(48) Includes a warrant to purchase 250,000 shares with an exercise price of $1.10. This warrant was issued in connection with our $250,000 loan with Mr. Schwarz that closed in February 2006. See “Description of Business—Jade Specialty Strategy LLC and Milton Schwarz Notes.”

(49) Mr. Topkis received the shares as compensation for his consulting services in our acquisition of LFC, Inc. See “Description of Business—Douglas Topkis Financing and Consulting.”

(50) Mr. Boruff received the shares as compensation for his consulting services in our acquisition of C&B. See “Description of Business—Scott Boruff Financing and Consulting.”

(51) Represents shares to be issued to Mr. Clark as part of the consideration for our acquisition of LFC, Inc. See “Description of Business—LFC, Inc. Acquisition”

(52) Represents  shares to be issued as part of the consideration for our acquisition of Aeon Technologies, Ltd. See “Description of Business—Aeon Technologies, Ltd. Acquisition.”

(53) Represents shares to be issued in connection with our acquisition of Mitchell Ste Acquisition, Inc. See “Description of Business—Mitchell Site Acq. Inc. Acquisition” in this prospectus.

(54) Represents shares to be issued in connection with our acquisition of Complete Tower Sources, Inc. See “Description of Business—Complete Tower Sources Acquisition” in this prospectus.

(55) Represents shares to be issued in connection with our acquisition of Cotton Holdings 1, Inc. See “Management’s Discussion and Analysis or Plan of Operation—Acquisition of Cotton Holdings 1, Inc.”

(56) Includes a warrant to purchase 33,334 shares at an exercise price of $5.00. Mr. Posner received the shares and warrant in connection with a $1,000,000 financing that we closed on May 1, 2006. See “Description of Business—Steven Posner, Sean Posner and Mel Harris Financing.”

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will supplement this prospectus to disclose the names of any transferees, pledgees, donees, assignees, or other successors in interest to such stockholders that intend to offer common stock through this prospectus. These sales may be at fixed or negotiated prices.

Sales may be made on the OTC Bulletin Board or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Each selling stockholder will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. We are not aware of any existing arrangements between any of the stockholders and any broker, dealer, underwriter or agent relating to the distribution of this prospectus. If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

The selling stockholders may use any one or more of the following methods when selling shares:

•       Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•       Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•       An exchange distribution in accordance with the rules of the applicable exchange;

•       Privately-negotiated transactions;

•       Short sales that are not violations of the laws and regulations of any state or the United States;

•       Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•       Through the writing of options on the shares;

•       A combination of any such methods of sale; and

•       Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will not receive any of the proceeds from the sale of the common stock, although we are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of our common stock.

Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regard to short sales, the selling stockholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, assignees or other successors in interest, may be required to make in respect of such liabilities.

Each selling stockholder will pay all commissions and his own expenses, if any, associated with the sale of the common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

Penny Stock

As we are subject to the “penny stock” rules of the SEC, all of our shares to be sold by the selling stockholders as of the date of this prospectus will be subject to the “penny stock” rules. Please refer to a discussion of the “penny stock” rules in “Risk Factors” on page 18 in this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Morris, Manning & Martin, LLP.

EXPERTS

Our consolidated financial statements for the years ended April 30, 2006 and 2005 appearing in this prospectus have been audited by Miller Ray Houser & Stewart, LLP, our independent registered public accounting firm, as indicated in their audit report, and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Method IQ, Inc. for the year ending December 31, 2004 appearing in this prospectus have been audited by the accounting firm of Cain & David, PC, and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

The combined financial statements of Viasys Services, Inc. and Viasys Network Services, Inc. for the year ending October 31, 2005 and the financial statements of Viasys Services, Inc. for the year ended October 31, 2004 appearing in this prospectus have been audited by the certified accountants of Vestal & Wiler, and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Crochet & Borel Services, Inc. for the years ending December 31, 2005 and 2004 appearing in this prospectus have been audited by the accounting firm of Davis Company, and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTING
FIRM DURING FISCAL YEAR 2005

On April 28, 2005, we dismissed our independent public accounting firm, Malone & Bailey, P.C. The change in independent public accounting firm was approved by our Board of Directors.

The reports of our financial statements for the years ended April 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles, except that the report of Malone & Bailey, P.C. for the years ended April 30, 2004 and 2003, included an explanatory paragraph regarding substantial doubt as to our ability to continue as a going concern. During the years ended April 30, 2004 and 2003, and the subsequent interim period through April 28, 2005, we have not had any disagreements with Malone & Bailey, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

We engaged Miller Ray Houser & Stewart LLP as our independent public accounting firm as of April 28, 2005 for our fiscal years ended April 30, 2005 and 2006. We had not consulted Miller Ray Houser & Stewart LLP previously. There have been no unresolved disagreements with our auditors on matters of accounting or financial disclosure.

A current report on Form 8-K was timely filed by us reflecting our change in our independent public accounting firm. The current report included the letter from Malone & Bailey, P.C. agreeing with the disclosures we made in that current report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-QSB and 10-KSB. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of our common share purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Further, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

We have filed with the SEC under the Securities Act  a registration statement on Form SB-2 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549, as described above. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to Charys and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

CHARYS HOLDING COMPANY, INC.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)

We have audited the consolidated balance sheets of Charys Holding Company, Inc. and subsidiaries (f/k/a Spiderboy International, Inc.), a Delaware corporation, as of April 30, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Charys Holding Company, Inc. and subsidiaries (f/k/a Spiderboy International, Inc.) as April 30, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the two-year period ended April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company currently has a significant working capital deficit with a limited borrowing capacity. Those conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MILLER RAY HOUSER & STEWART LLP
Atlanta, Georgia
August 18, 2006

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)

Consolidated Balance Sheets

	As of April 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,355,146	$1,086,064
Accounts receivables, net of allowance for doubtful accounts	10,282,560	2,498,350
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	1,677,591	2,990,989
Prepaid expenses	2,869,642	324,414
Other current assets	1,681,357	198,766
Total current assets	17,866,296	7,098,583
Property and equipment:
Land and buildings	1,623,080	—
Equipment and vehicles	8,008,370	673,010
Furniture and fixtures	784,157	118,353
Leasehold improvements	142,130	130,566
Less accumulated depreciation and amortization	(1,147,553)	(178,889)
Property and equipment, net	9,410,184	743,040
Other assets:
Goodwill	20,061,917	3,974,834
Amortizable intangible assets, net of accumulated amortization:
Customer relationships	6,772,259	—
Contract backlog	—	129,000
Financing costs, net of accumulation amortization	1,821,094	112,500
Other non-current assets	2,769,047	221,826
Total other assets	31,424,317	4,438,160
Total assets	$58,700,797	$12,279,783

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)

Consolidated Balance Sheets (Continued)

	As of April 30,
	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,681,114	$3,801,936
Accrued expenses	7,605,535	1,949,954
Accrued acquisition costs	3,441,820	—
Billings in excess of costs and estimated earnings on uncompleted contracts	786,153	394,678
Deferred revenue	1,824,428	—
Short-term borrowings:
Unrelated parties	11,022,544	4,804,000
Related parties	7,296,171	308,512
Current portion of long-term debt:
Unrelated parties	1,287,823	33,945
Related parties	507,392	—
Total current liabilities	44,452,980	11,293,025
Long-term debt:
Unrelated parties	5,670,518	13,820
Related parties	315,285	260,938
Total liabilities	50,438,783	11,567,783
Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,900,000 and 1,400,00 shares issued and outstanding for 2006 and 2005:
Series A	1,000	1,000
Series B	400	400
Series C	500	—
Common stock; $0.001 par value; 300,000,000 shares authorized, 17,069,804 and 7,968,649 shares issued and outstanding for 2006 and 2005	17,070	7,969
Additional paid in capital	14,478,024	5,508,446
Accumulated deficit	(6,234,980)	(4,805,815)
Total shareholders’ equity	8,262,014	712,000
Total liabilities and shareholders’ equity	$58,700,797	$12,279,783

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Consolidated Statements of Operations

	Years Ended April 30,
	2006	2005
Net revenues	$48,570,912	$7,482,699
Cost of revenues	38,608,211	5,606,597
Gross profit	9,962,701	1,876,102
Operating expenses:
General and administrative	9,389,448	3,811,684
Depreciation and amortization	1,703,138	148,417
Total operating expenses	11,092,586	3,960,101
Loss from continuing operations	(1,129,885)	(2,083,999)
Other income (expense):
Gain on debt retirement	1,596,355	1,450,985
Gain (loss) on sale of property and equipment, net	108,651	(34,753)
Interest expense	(1,900,823)	(166,259)
Other income (expense), net	(301,241)	35,428
Total other income (expense)	(497,058)	1,285,401
Net loss from continuing operations, before income taxes	(1,626,943)	(798,598)
Income tax expense (benefit)	—	—
Net loss from continuing operations	(1,626,943)	(798,598)
Discontinued operations:
Loss from discontinued operations	(31,266)	—
Gain on disposal of discontinued operations	229,044	—
Income from discontinued operations, net of income taxes	197,778	—
Net loss	$(1,429,165)	$(798,598)
Per share data—basic and diluted:
Net loss	$(0.13)	$(0.15)
Weighted average common shares outstanding	11,034,626	5,382,983

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Consolidated Statements of Changes in Shareholders’ Equity

	Preferred Stock— Series A		Preferred Stock— Series B		Preferred Stock— Series C		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at April 30, 2004	1,000,000	$1,000	—	$—	—	$—	4,862,767	$4,863	$1,831,076	$(4,007,217)	$(2,170,278)
Shares issued for services							1,663,481	1,664	1,989,279		1,990,943
Shares issued for acquisition							1,097,442	1,097	492,752		493,849
Shares issued for real estate							344,959	345	1,035,739		1,036,084
Shares issues for debt retirement			400,000	400					159,600		160,000
Net loss										(798,598)	(798,598)

Balance at April 30, 2005	1,000,000	$1,000	400,000	$400	$—	$—	$7,968,649	$7,969	$5,508,446	$(4,805,815)	$712,000
Shares issues for debt retirement					500,000	500			109,500		110,000
Restricted stock sales							1,362,302	1,362	863,058		864,420
Exercise of stock options							685,996	686	76,343		77,029
Shares issued for sale of subsidiary							40,000	40	9,160		9,200
Shares issued for services							847,500	848	932,027		932,875
Shares issued for acquisitions							5,015,357	5,015	4,655,449		4,660,464
Shares issued for interest payments on debt							160,000	160	31,840		32,000
Shares issued for conversion of debt							990,000	990	649,010		650,000
Issue of common stock warrants for financing									1,643,191		1,643,191
Net loss										(1,429,165)	(1,429,165)
Balance at April 30, 2006	1,000,000	$1,000	400,000	$400	$500,000	$500	$17,069,804	$17,070	$14,478,024	$(6,234,980)	$8,262,014

See notes to consolidated financial statements.

Charys Holding Company, Inc.

(f/k/a Spiderboy International, Inc.)

Consolidated Statements of Cash Flows

	12 Months Ended April 30,
	2006	2005
Cash Flows From Operating Activities:
Net loss	$(1,429,165)	$(798,598)
Adjustments:
Stock options expense	—	15,986
Stock issued for services	932,875	698,058
Stock issued for note interest	32,000
Income from debt retirement	(1,596,355)	(1,450,985)
(Gain) loss on sale of property and equipment	(108,651)	33,353
(Gain) on sale of discontinued operation	(229,044)	—
Depreciation and amortization expense	1,703,138	148,417
Net change in current assets and liabilities:		—
Accounts receivable	2,710,207	1,324,522
Costs and estimated earnings in excess of billings on uncompleted contracts	364,321	(681,334)
Prepaid expenses	(1,489,008)	(4,736)
Other current assets	(1,007,375)	(88,768)
Accounts payable and accrued expenses	(2,030,135)	644,432
Billings in excess of costs and estimated earnings on uncompleted contracts	438,293	(2,428)
Deferred revenue	753,952	—
Net cash (used in) operating activities	(954,947)	(162,081)
Cash Flows From Investing Activities:
Purchase of property and equipment	(401,104)	(38,223)
Proceeds from sale of property and equipment	1,416,184	1,060,735
Cash acquired in acquisitions	673,780	27,794
Increase in other non-current assets	(2,289,914)	(100,423)
Net cash (used in) provided by investing activities	(601,054)	949,883
Cash Flows From Financing Activities:
Proceeds from exercise of common stock options	77,029	—
Proceeds from sale of restricted common stock	864,420	—
Cash paid for financing costs	(342,676)	(112,500)
Net proceeds (repayments) on short-term borrowings:
Unrelated parties	2,498,335	215,617
Related parties	(476,000)	224,512
Net proceeds (repayments) on long-term debt:
Unrelated parties	(884,837)	(29,367)
Related parties	88,812	—
Net cash provided by financing activities	1,825,083	298,262
Net increase in cash	269,082	1,086,064
Cash, beginning of period	1,086,064	—
Cash, end of period	$1,355,146	$1,086,064

See notes to consolidated financial statements.

Charys Holding Company, Inc.

(f/k/a Spiderboy International, Inc.)

Notes to Consolidated Financial Statements

Years Ended April 30, 2006 and 2005

1.                 Nature of Business

Charys Holding Company, Inc. (“Charys” or “Company”), a Delaware corporation, is a telecommunications infrastructure and general business service provider incorporated on April 16, 2004. The Company is headquartered in Atlanta, Georgia with operations through its subsidiaries across the United States.

Charys is the successor to Spiderboy International, Inc. (“Spiderboy”), a Minnesota corporation, as the result of a merger and name change approved by the shareholders on June 25, 2004. The merger between Spiderboy and Charys was organized to change the corporate domicile. Charys was a newly formed corporation with only minimal capital and no other assets or liabilities. The merger agreement provided for the existing stockholders of Spiderboy to receive one share of Charys’ common stock for every 10 shares of common stock of Spiderboy (in effect, a one-for-10 reverse split). In addition, the one outstanding share of Charys was cancelled. As a result, the former stockholders of Spiderboy became the only stockholders of the newly merged corporation.

The Company’s wholly owned subsidiaries and their principal lines of business are as follows:

•       LFC, Inc. (“LFC”) provides support services to the wireless communication industry, in addition to constructing, operating and leasing cellular towers for cellular telecommunication transmissions. LFC is headquartered in Houston, Texas, and was acquired by Charys effective April 30, 2006 (see Note 6).

•       Viasys Services, Inc./Viasys Network Services, Inc. (collectively “Viasys”) designs, installs and maintains wired and wireless communication networks and infrastructure, installs intelligent transportation systems, provides industrial maintenance services, and provides underground utility construction services to government, telecommunications and industrial customers. Viasys is headquartered in Lakeland, Florida, and was acquired by Charys effective November 1, 2005 (see Note 6).

•       Method IQ, Inc. (“MIQ”) provides technical support, hardware/software sales and professional services to telecommunications companies. MIQ is headquartered in Alpharetta, Georgia, and was acquired by Charys effective November 1, 2005 (see Note 6).

•       CCI Telecom, Inc. (“CCI”) designs, constructs and maintains telecommunications infrastructure for customers that include major communication companies and defense contractors. Formed in 1980, it is headquartered in San Antonio, Texas with satellite offices in Dallas and Houston, Texas, and Lee, Massachusetts. CCI was acquired by Charys on March 4, 2005 (see Note 6).

•       Aeon Technologies, Ltd. (“Aeon”), a wholly-owned subsidiary of CCI, was acquired on April 9, 2006 (see Note 6). Headquartered in Addison, Texas, the company provides construction and project management services to the telecommunications industry, including construction of cell site towers and installation and testing of complex communications networks.

•       Personnel Resources of Georgia, Inc. (“PRG”) is a Professional Employer Organization (“PEO”) providing leased employee and turn-key human resource services for companies with operations in the Southeast United States. It is headquartered in Greenville, South Carolina, and was acquired by Charys effective July 1, 2004 (see Note 6).

•       Innovative Corporate Solutions, Inc. (“ICS”) is a development stage company formed and acquired in 2004 to provide employer payroll and human resource services. ICS was sold by Charys effective August 1, 2005 (see Note 17).

2.                 Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Charys and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Revenues and expenses of acquired companies (except for PRG—see Note 6) are included as of the effective the date of acquisition. The acquisition of PRG was accounted for as a transfer of assets. Accordingly, the accounts and transactions of PRG are presented in the consolidated balances of Charys as if the acquisition had occurred as of the beginning of fiscal year 2005.

Revenue and Cost Recognition

Construction Activities.   Income from construction contracts is recognized on the percentage-of-completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to total expected cost to be incurred on each contract (“cost-to-cost” method). Contract costs include all direct material, labor, subcontract, travel, equipment costs, and related payroll taxes and insurance expense. Changes in job performance, job conditions, estimated profitability, and warranty work, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Contract losses are recognized fully when they are determined. Change orders are recorded when approved by the customer.

Service Activities.   Revenues and related costs associated with service agreements are recognized at the time the work is completed and accepted by the customer, and if the agreement provides for no continuing obligation by the Company. Progress billings which may be allowed under an agreement are recorded as deferred revenue until such time the work is completed and accepted by the customer.

Staff Leasing Services.   The Company accounts for the revenues of PRG, its staff leasing subsidiary, in accordance with EITF No. 99-19, “Reporting Revenues Gross as a Principal Versus Net as an Agent”. PRG’s revenues are derived from its gross billings, which are based upon the payroll cost of its worksite employees and a markup computed as a percentage of the payroll cost. The gross billings are invoiced concurrently with each periodic payroll of its worksite employees. Revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Because PRG is generally not responsible for the output and quality of work performed by the worksite employees, revenues in the accompanying consolidated statements of operations are presented net of worksite employee payroll costs (i.e. the “net method”). PRG actively manages all other services provided to its customers, such as employee benefits and workers’ compensation insurance. PRG determines the service specifications, selects service providers and products, acts as primary obligor on benefit and insurance contracts, and is exposed to loss should its fees charged to customers for these services be insufficient to cover the related costs. Accordingly, billings for these services are reported at gross in accordance with EITF 99-19.

In determining the pricing markup component of the gross billings, PRG takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers’ compensation insurance costs, plus an acceptable gross profit margin. As a result, PRG’s operating results are significantly impacted by its ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of its gross billings.

Consistent with its revenue recognition policy, PRG’s direct costs do not include the payroll cost of its worksite employees. PRG’s direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers’ compensation insurance premiums.

Use of Estimates and Significant Risks

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenues and costs relating to construction contracts and service agreements are particularly affected by management’s estimates. Contracts awarded are normally the result of competitive bidding, and many of the Company’s significant contracts are based on a fixed price, rather than cost-plus or time and materials. Initial cost estimates supporting the Company’s bids are necessarily based on facts and circumstances known at the time the estimates are made. Estimates of projected contract costs must be continuously updated over the period of contract performance. Unpredictable events can and do occur during contract performance, which can increase costs and erode the anticipated contract profit. Change orders to recover additional costs from the customer may not be approved, or could be subject to protracted negotiations and concessions by the Company. Considerable judgment must be applied to reasonably evaluate the potential outcomes of issues that arise during the contract performance period and the effect their resolution will have on the ultimate margins or losses that may be realized by the Company. Consequently, the estimates that support the Company’s revenue recognition and cost accrual decisions have a very significant impact on the results of operations reported by the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company’s subsidiaries have cash in depository accounts which exceed the level insured by the Federal Deposit Insurance Corporation. This uninsured risk is mitigated by maintaining depository accounts with high quality financial institutions.

Accounts Receivable

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debt charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is probable. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. Allowance for doubtful accounts was $2,567,731 and $500,000 at April 30, 2006 and 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line and accelerated methods based on estimated useful lives which generally range from five to seven years for equipment, 10 years for leasehold improvements, and 29 years for buildings.

Intangible Asset Valuation

Goodwill represents the excess of acquisition cost over the assigned fair value of the assets acquired, less liabilities assumed. SFAS No. 142, “Goodwill and Other Intangible Assets”, addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 requires goodwill to be tested for impairment annually at the same date every year and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. The Company’s annual testing date is April 30.

The annual impairment test is a two-step process. First, it requires a comparison of the book value of net assets to the fair value of the related operations that have goodwill assigned to them. The fair values of the related operations are estimated using discounted cash flows. The cash flow forecasts are adjusted by an appropriate discount rate derived from the Company’s market capitalization. If the fair value is determined to be less than book value, a second step is performed to compute the amount of the impairment. In this process, a fair value for goodwill is estimated, based in part on the fair value of the operations used in the first step, and is compared to its carrying value. The shortfall of the fair value below carrying value represents the amount of goodwill impairment. The Company has made this assessment and determined that no impairment to goodwill is indicated as of April 30, 2006 and 2005, and thus did not record an impairment charge for the years then ended. However, the Company is exposed to the possibility that changes in market conditions could result in significant impairment charges in the future.

Finite-lived acquired intangible assets are amortized on a straight-line method and include the following: customer relationships, 6 to 22 years, and contract backlog, 1 year. In accordance with SFAS No. 144, the potential impairment of finite-lived acquired intangible assets is evaluated when appropriate. If the carrying value is no longer recoverable based upon the undiscounted cash flows of the asset, the amount of the impairment is the difference between the carrying amount and the fair value of the asset.

Earnings Per Share

Basic earnings or loss per common share is computed by dividing income available to common stockholders by the weighted-average number of common stock outstanding for the period. Diluted earnings per common share, in addition to the weighted average determined for basic earnings per shares, includes potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Income Taxes

The Company accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. In estimating future tax consequences, the Company considers all expected future events other than enactment of or changes in the tax law or rates. The Company files consolidated federal income tax returns.

Reclassifications

Certain amounts in the accompanying 2005 consolidated financial statements have been reclassified in order to conform to the 2006 consolidated financial statements presentation.

3.                 Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of April 30, 2006, the Company has a $26.6 million working capital deficit with a limited borrowing capacity. The present condition continues to create uncertainty as to the

Company’s ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of acquired companies. Management’s plan to improve its overall financial condition includes the following:

•       Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process.

•       Control, and in some cases reduce, general and administrative expenses that will not impede growth.

•       Seek additional sources of working capital through both debt and equity transactions to fund daily operations, as well as needed acquisitions.

•       Acquire companies that fit the Company’s business strategy and acquisition model.

Specifically, Charys believes its access and expertise in the capital markets will result in additional working capital that will enable its present and future subsidiaries to increase revenue-generating activities, access and expertise which is typically constrained as individual private companies. It also believes continued strategic acquisitions of companies providing heretofore fragmented telecommunications construction and infrastructure services will provide the necessary integration to attain contracts of greater revenue volume and scope of services. Contract management operations of acquired companies will be reviewed and management replaced if necessary to improve gross profit performance to acceptable levels. In most cases, Charys intends to retain selling owners of acquired companies as senior management, who will receive a large majority of the purchase consideration by achieving specific revenue, gross profit and net income targets. Charys will seek reductions in employee costs by consolidating payroll, benefits, and employee insurance management for its subsidiaries under PRG, its PEO subsidiary. Business insurance and contract performance bonding, which represent significant expense to individual subsidiaries, will be centrally managed at the corporate level to achieve greater cost efficiencies.

The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.                 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable (generally unsecured), accounts payable and notes payable approximate fair value due to the short maturity of the instruments and the provision for what management believes to be adequate reserves for potential losses. The fair values of lines-of-credit and long-term debt approximate their carrying amount since the currently effective rates reflect market rates for debt of similar credit quality.

5.                 Costs and Estimated Earnings on Contracts/Contract Backlog

Costs and estimated earnings on all contracts and backlog information as of April 30, 2006 and 2005, and for the years then ended, are as follows:

	2006	2005
Costs incurred on uncompleted contracts	$72,059,721	$42,697,555
Estimated earnings	1,947,783	6,717,159
Less allowance for uncompleted contract losses	(1,433,854)	(350,000)
Net contract revenues recognized to date on uncompleted contracts	72,573,650	49,064,714
Less billings to date	(71,682,212)	(46,468,403)
Net revenues recognized over billings	$891,438	$2,596,311
Included in the accompanying 2006 and 2005 consolidated balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts, net of allowance	$1,677,591	$2,990,989
Billings in excess of costs and estimated earnings on uncompleted contracts	(786,153)	(394,678)
Excess of costs and estimated earnings over billings	$891,438	$2,596,311
Total amended contracts value	$80,426,637	$54,104,022
Revenue recognized to date, net of contract loss allowance	(72,573,650)	(49,064,714)
Unearned contracts value—backlog	$7,852,987	$5,039,308

6.                 Acquisitions

Personnel Resources of Georgia, Inc.

Effective July 1, 2004, the Company acquired all outstanding shares of PRG from Billy V. Ray, Jr., the controlling stockholder and CEO of Charys. Under the terms of the Stock Purchase Agreement between Charys and Mr. Ray, the minimum to be paid is $250,000, with additional consideration contingent upon five times the total earnings before interest, taxes, and depreciation of PRG over a period ending 12 months after the July 30, 2004 closing date of the acquisition, to a maximum of $1,250,000. The stock purchase was financed by a note to Mr. Ray for $250,000, with 6% interest payable monthly and commencing one year after the closing date. The note and additional consideration, if any, is payable two years after the closing date, and may be paid in cash or the common stock of Charys at the option of the Company. The total consideration to be paid, including the $250,000 minimum, is subject to reduction depending upon the ultimate outcome of certain pre-acquisition contingent liabilities of PRG, as disclosed in more detail in Note 9. Given the historic and projected performance of PRG and management’s assessment of the likelihood the contingent liabilities will be realized, management believes it is remote that the total consideration to be paid will exceed $250,000. Unpaid principal and interest remaining on the acquisition note was $123,750 at April 30, 2006.

Due to the common control and absence of non-controlling minority interests in PRG, the transaction was characterized as a transfer of assets, or potentially an exchange of shares, in accordance with SFAS No. 141 , and not as a purchase. Under SFAS No. 141, a transfer of net assets or exchange of shares between entities under common control is accounted for by the receiving entity (Charys) recognizing the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity (PRG), and not at fair value in the case where the purchase method of accounting applies. Accordingly, the initial $250,000 consideration was reflected in the accompanying 2005 consolidated balance sheet as a reduction of stockholders’ equity. As required by SFAS No.141, the accompanying 2005 consolidated financial statements are presented as if the transfer had occurred as of the beginning of that period.

CCI Telecom, Inc.

Effective March 4, 2005, the Company, through a wholly-owned subsidiary, acquired all of the outstanding common stock of CCI Telecom, Inc. As initial consideration, the CCI shareholders received cash and 795,342 shares of Charys common stock, valued at $0.45 per share, which was the closing price on the acquisition date. In connection with this acquisition, Charys also issued 302,100 common stock to consultants required under an agreement dated February 27, 2004.

Under the terms of the purchase agreement, the CCI shareholders may also be entitled to additional earn-out consideration in cash or Charys common stock over a two-year period following the acquisition, based on the performance of CCI. Under the purchase agreement formula, the maximum amount of the earn-out liability could be $5.4 million. The purchase agreement also provided for potential additional consideration to be paid, either in cash or Charys common stock, based on both the future stock performance of Charys and future earnings performance of CCI (see Note 9—Other Contingencies). Under the purchase agreement formula, the maximum amount of this additional consideration could have been $2.9 million. As of May 11, 2006, the conditions for the potential additional stock-based consideration were satisfied and this contingent obligation was canceled. Additional consideration resulting in future periods from the earn-out provision, if any, will be recorded to goodwill at the time this contingency is resolved, and is not reflected in the Company’s purchase accounting for this acquisition.

The Company determined the total cost of the acquisition at $715,060, with $3.2 million in net liabilities assumed, resulting in an excess of consideration over value received of $3.9 million. The intangible asset identified as having value was the acquired contract backlog, which was valued at $172,000. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $3.7 million recorded as goodwill as of the acquisition date. The contract backlog intangible asset is being amortized at a rate which approximates the completion rate of the underlying acquired contracts. Due to the short term nature of the acquired contracts, this intangible asset was fully amortized during fiscal year 2006.

Method IQ, Inc.

Effective November 1, 2005, Charys acquired all outstanding common stock of Method IQ, Inc. MIQ shareholders received at closing a 5% secured promissory note for $5,250,000 and 525,000 shares of Charys common stock (“Initial Stock Tranche”), valued at $0.94 per share, The stock consideration also included 397,750 shares of Charys common stock (“Second Stock Tranche”), due 180 days after the effective date, with a make whole value of $4.00 per share on the last trading day before such issuance, and 397,750 shares of Charys common stock (“Second Stock Tranche”), due 365 days after the effective date with a make whole value of $4.00 per share on the last trading day before such issuance. A make whole provision exists for the Initial Stock Tranche of $4.50 average market price for at lease three consecutive Trading days prior to or including the date which is six months from the Effective date. The make whole provision requires, at Charys’ option, that additional stock be issued in accordance with the agreement or additional cash on the date of the Third Stock Tranche. The purchase agreement also provides for potential additional consideration to be paid, either in cash or Charys common stock, based on both the future stock performance of Charys and future earnings performance of Method IQ (see Note 9—Other Contingencies). As of May 11, 2006, the conditions for the potential additional stock-based consideration were satisfied and this contingent obligation was canceled.

The Company determined the total cost of the acquisition at $5.6 million with $1.2 million in net liabilities assumed, resulting in an excess of consideration over value received of $6.8 million. The intangible asset identified as having value was the acquired customer relationships, which was valued at $4.7 million. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $2.1 million recorded as goodwill as of the acquisition date. The customer relationships intangible asset is being amortized at a rate which approximates the remaining life of the underlying relationships, determined by the valuation to be eleven years.

Viasys Network Services, Inc. and Viasys Services, Inc. (collectively “Viasys”)

Effective November 1, 2005, the Company acquired all outstanding common stock of Viasys Network Services, Inc and Viasys Services, Inc. As initial consideration, the Viasys shareholders received cash and an 8% subordinated secured promissory note for $3,500,000. Under the purchase agreement, the Company placed common stock with a market value of $500,000 on the closing date in escrow pursuant to the Escrow Agreement which, among other matters, provides for the release of the Charys shares upon payment of the final installment of principal and interest on the promissory note. The final installment on the note is due fifteen months after the closing date. In connection with this acquisition, Charys also issued 4,879,967 common shares to consultants required under an agreement dated November 17, 2005.

The Company determined the total cost of the acquisition at $11.4 million, with $1.6 million in net liabilities acquired, resulting in an excess of consideration over value received of $13.0 million. The intangible asset identified as having value was the acquired customer relationships, which was valued at $2.1 million. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $10.9 million recorded as goodwill as of the acquisition date. The customer relationship intangible asset is being amortized at a rate which approximates the remaining life of the underlying relationships, determined by the valuation to be seven years.

Aeon Technologies, Ltd.

Effective April 9, 2006, a wholly-owned subsidiary of CCI acquired 100% of the net assets of Aeon. The Aeon partners received at closing a $226,000 note payable 30 days after closing, an 8% subordinated secured promissory note for $472,927, and 227,516 shares of Charys common stock valued at $4.00 per share. The secured promissory note is due in three payments of $157,642 on the anniversary of the closing date.

The Company determined the total cost of the acquisition at $1.6 million with $593,253 in net assets acquired, resulting in an excess of consideration over value received of $1.0 million. Based on an internal assessment, the Company determined than none of this excess value was attributable to amortizable intangible assets, and recorded the $1.0 million to goodwill.

LFC, Inc.

Effective April 30, 2006, LFC Acquisition Company, Inc, an indirect wholly owned subsidiary of Charys Holding Company, Inc merged with LFC, Inc. All LFC common stock and other equity security was cancelled and retired. The consideration LFC shareholders received was cash of $2.0 million and 562,840 shares of Charys common stock, valued at $2.64 per share, which was the closing price on the acquisition date. In connection with this acquisition, Charys also recorded $2.0 million in accrued acquisition costs for 250,000 unissued common shares to consultants required under an agreement dated April 24, 2006.

The Company determined the total cost of the acquisition at $5.7 million with $3.4 million in net assets acquired, resulting in an excess of consideration over value received of $2.3 million. The intangible asset identified as having value was the acquired customer relationships, which was valued at $307,000. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $2.0 million recorded as goodwill as of the acquisition date.

The customer relationships intangible asset is being amortized at a rate which approximates the remaining life of the underlying , determined by the valuation to be twenty two years.

Summary of Assets Acquired/Liabilities Assumed

The following summary presents the estimated fair values of the assets acquired and liabilities assumed of the acquired companies as of the effective date of acquisitions:

	CCI	Viasys	Method, IQ	LFC	AEON
Current assets	$6,119,857	7,096,418	2,554,790	1,544,295	897,794
Property and equipment	715,108	5,999,792	615,460	4,028,213	191,034
Other non-current assets	146,847	102,684	32,732	7,130	—
Total assets acquired	6,981,812	13,198,894	3,202,982	5,579,638	1,088,828
Current liabilities (other than debt obligations)	4,246,438	9,470,353	3,262,261	935,446	238,431
Debt obligations—Current portion	6,258,939	4,361,330	978,484	211,048	121,177
Debt obligations—non-current portion	—	1,012,893	147,062	1,010,811	135,917
Total liabilities assumed	10,505,377	14,844,576	4,387,807	2,157,305	495,525
Net assets acquired (liabilities assumed)	$(3,523,565)	(1,645,682)	(1,184,825)	3,422,333	593,303
Total purchase price	715,060	11,386,935	5,643,998	5,701,136	1,614,242
Excess of purchase price over net assets acquired (Liabilities assumed)	4,238,625	13,032,617	6,828,823	2,249,913	1,020,939
Less: Excess purchase price allocated to amortizable intangible assets	172,000	2,090,000	4,740,000	307,000	—
Goodwill	$4,066,625	10,942,617	2,088,823	1,942,913	1,020,939

Pro Forma Information

Unaudited pro forma information for the Company is presented below as if all acquisitions had taken place as of May 1 for each of the fiscal years presented. As previously noted, the acquisition of PRG was accounted for as a transfer of assets, and thus results of its operations for the years presented are included in the accompanying audited consolidated statements of operations and not as pro forma information. This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisitions been consummated at the dates assumed. Amounts are stated in thousands, except for the per share data.

	Years Ended April 30,
	2006	2005
	(Unaudited)	(Unaudited)
Revenues	$84,983	$79,901
Net loss	$(3,584)	$(6,588)
Basic and diluted per share loss	$(0.22)	$(0.63)

7.                 Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price over the fair value of the net tangible and other intangible assets acquired. In accordance with SFAS 142, the Goodwill and indefinite-lived balances are not amortized, but instead are subject to an annual assessment of impairment by applying a fair-value based test. Other intangible assets are amortized over their useful lives, as applicable. The changes in the carrying value of goodwill are as follows:

Balance, April 30, 2004	$—
Goodwill acquired through CCI acquisition	3,974,834
Balance, April 30, 2005	3,974,834
Goodwill acquired through VSI acquisition	10,942,617
Goodwill acquired through CCI acquisition	91,791
Goodwill acquired through Method IQ acquisition	2,088,823
Goodwill acquired through LFC merger	1,942,913
Goodwill acquired through AEON acquisition	1,020,939
Balance, April 30, 2006	$20,061,917

Amortizable intangible assets are summarized as follows:

		Years Ended April 30, 2005
	Useful lives	Gross Carrying Value	Accumulated Amortization
Definite life intangible assets
Contract backlog	1 year	$172,000	$43,000
Total definite life intangible assets		$172,000	$43,000

		Years Ended April 30, 2006
	Useful lives	Gross Carrying Value	Accumulated Amortization
Definite life intangible assets
Customer relationships	6 to 22 years	$7,137,000	$364,741
Contract backlog	1 year	172,000	172,000
Total definite life intangible assets		$7,309,000	$536,741

Aggregate amortization of intangible assets was $493,740 and $43,000, for the years ended April 30, 2006 and 2005, respectively. Estimated amortization expense is as follows:

Years ending April 30,
2007	$780,817
2008	780,817
2009	780,817
2010	780,817
2011	780,817

8.                 Debt

Short-Term Borrowings.

Borrowings due on demand or with stated maturities of less than one year are as follows at April 30, 2005 and 2004:

	2006	2005
Unrelated parties:
Prime plus 5.5% - 6%, Asset backed Notes, due on demand	$1,920,511	$4,550,000
Libor plus 6%, Asset backed Notes, due on demand	2,105,840	—
8% Note, due through February 2007, secured by Charys Stock	3,469,952	—
8% - 20% Individual Investor Notes, due through February 2007, secured by real property	1,426,241	89,000
12% Convertible Debenture, due December 2006, secured by Charys Stock	1,000,000	—
12% Mortgage Loan, due March 2007, secured by real property	800,000	—
12% Bank Note, due August 2006, unsecured	300,000	—
Other	—	165,000
Total short-term borrowings—unrelated parties	$11,022,544	$4,804,000
Related parties:
5% Notes, due through September 2006, secured by MIQ Stock	$5,000,000	$—
5% Notes, due through September 2006	2,148,850	—
Other	147,321	308,512
Total short-term borrowings—related parties	$7,296,171	$308,512

The convertible debenture is convertible into shares of common stock at the option of the holder.

The related party notes of $5,000,000 is due to Rock Creek Equity Holdings, LLC and the $2,148,850 is due to L. Ford Clark, Melysa and J. Clark and resulted due to the acquisition of MIQ and the merger with LFC, Inc respectively. Refer to the acquisitions footnote for further information regarding the transactions.

Long-Term Debt.

Borrowings with stated maturities of greater than one year are as follows at April 30, 2006 and 2005:

	2006	2005
Unrelated parties:
8% Convertible Debenture, due November 2008, secured by contract rights and assets	$3,400,000	$—
Loans under asset backed security agreements, interest of 4.95% - 36%, due through February 2011	2,160,973	32,356
Construction Notes, interest rate based on prime plus 0.5% - 2%, due through April 2012, secured by equipment	1,221,859	—
Capital leases on equipment with finance companies due through January 2009	175,510	15,409
Total long-term debt—unrelated parties	6,958,342	47,765
Less current portion	(1,287,823)	(33,945)
Non-current debt—unrelated parties	$5,670,519	$13,820
Related parties:
6%-8% Notes, due through April 2009	$822,677	$260,938
Less current portion of related parties note	(507,392)	—
Non-current debt—related parties	$315,285	$260,938

Aggregate maturities required on all long-term debt at April 30, 2006 are as follows:

Years ending April 30,
2007	$1,795,215
2008	1,052,853
2009	4,095,354
2010	391,800
2011	282,450
Thereafter	163,346
$7,781,018

The convertible debenture is convertible at the option of the holder until payment in full of the principal and accrued interest, all or any part of the principal amount of the debenture, plus redemption premium and accrued and unpaid interest, into common shares of the company stock.

The related party notes are with various officers or related parties of officers of the company or its subsidiaries, that arose due to the acquisitions.

CCI Debt Restructuring

As of the CCI acquisition on March 4, 2005, the credit facilities assumed by the Company and their status were as follows:

•       Revolving line of credit with The Frost National Bank (“Frost Bank”) with a borrowing base at the lesser of $5 million or 80% of eligible accounts receivable and 50% of net costs and estimated earnings in excess of billings on uncompleted contracts. Interest on the outstanding borrowings was based on the prime rate plus 3% and borrowings were collateralized by all assets of CCI. At the acquisition date, CCI’s outstanding borrowings under the line of credit totaled $4.55 million. The line of credit was under an extension agreement dated February 1, 2005, which reduced the maximum borrowings to $4.55 million and required CCI to pay monthly interest-only payments at the prime rate plus 3% until August 1, 2005, at which time the outstanding principal would be due in full.

•       Term loan with Frost Bank, the outstanding principal balance of which was $1.71 million at the acquisition date. The loan was under an extension agreement dated February 1, 2005, in which CCI would pay monthly interest-only payments at the prime rate plus 3% until September 20, 2005, at which time the outstanding principal would be due in full.

•       Effective April 25, 2005, Charys entered into an agreement (the “Agreement”) with Frost Bank relating to the retirement of these credit facilities. Pursuant to the terms of the Agreement, Frost Bank unconditionally canceled the outstanding obligation due under the term loan, the balance at that time of which was $1.67 million. The terms under which Charys satisfied CCI’s obligation to Frost Bank for the term loan were as follows:

•       Charys issued Frost Bank 400,000 shares of the Company’s Series B preferred stock (see Note 11). Each share of the preferred stock is convertible into one share of Charys’ common stock. The shares are non-voting and are not under any mandatory redemption requirements.

•       All common stock warrants previously issued by CCI to Frost Bank were terminated.

•       Frost Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005 until August 1, 2005 (the “Forbearance Period”). The line of credit was renewed at $4.55 million, which were the outstanding borrowings under the credit line at April 25, 2005.

Upon execution of the Agreement on April 25, 2005, the Company recorded the cancellation of the outstanding balance of the Frost Bank term loan. The Company also recorded costs associated with the debt retirement, including a fair value of $160,000 for the preferred stock issued and $59,371 for accrued professional and consultant fees, resulting in a net gain on the term loan retirement of $1.45 million for the year ended April 30, 2005, as shown in the accompanying 2005 consolidated statement of operations.

To complete the restructuring of CCI’s debt, the Agreement also provided for Frost Bank to release of all debt security interests and liens relating to the credit line in consideration for it receiving the following during the Forbearance Period:

•       Delivery to Frost Bank of a one-time cash payment of $2.5 million, reduced by any net pay-down during the Forbearance Period.

•       Execution by Charys of a $300,000 promissory note in favor of Frost Bank at 12% interest, maturing 13 months after issuance.

•       Issuance by Charys of 500,000 shares Series C preferred stock to Frost Bank, with each share to be non-voting, convertible into one share of Charys’ common stock, and not under mandatory redemption requirements. The shares issued are restrictive as to their disposition by Frost Bank. However, Charys agreed to file a registration statement with the SEC to cover the common stock issuable upon the conversion of the preferred stock.

•       Delivery of a put option by Charys to Frost Bank with respect to the Series C preferred stock held by Frost Bank to sell the shares to Michael J. Novak, the previous president of CCI, at a price of $3.50 per share.

On July 29, 2005 and prior to the expiration of the Forbearance Period, Charys, through its subsidiary CCI, closed on a new $5 million asset based credit facility with CAPCO Financial Company (“CAPCO”). The finance agreement provides for CAPCO to make cash advances to CCI based on 85% of accounts receivables that are 90 days or less from invoice date. The initial term of this agreement is 12 months from the closing date. Interest is payable on outstanding borrowings at the prime rate plus 6%. CAPCO will also receive a seven-year warrant to purchase up to 862,069 shares of Charys common stock at $0.29 per share. The facility is secured by a first lien position on the assets of CCI. The initial draw-down of the facility was approximately $2.6 million, of which $2.5 million, combined with a $300,000 unsecured note and the issuance of 500,000 shares of Series C preferred stock, was used to pay-off the existing Frost Bank line of credit obligation of $4.55 million under the terms of the Agreement, which also occurred on July 29, 2005.

9.                 Commitments and Contingencies

Commitments and contingencies not otherwise disclosed in these notes to the consolidated financial statements are as follows:

Operating Leases

The Company and its subsidiaries lease office space, equipment, automobiles, and office equipment under long-term, non-cancelable operating leases expiring in various years through 2015. Total rent expense for all leases for the years ended April 30, 2006 and 2005 was $ 1,086,976 and $293,080. Future minimum lease payments under non-cancelable operating leases at April 30, 2006 are as follows:

Years ending April 30,
2007	$1,242,575
2008	734,994
2009	537,865
2010	373,024
2011	355,998
Thereafter	1,044,342
$4,288,799

Litigation and Claims

Dissenting Former CCI Shareholders

On April 18, 2005, as a result of the March 4, 2005 merger with CCI Telecom, three former stockholders of CCI notified CCI of their intentions to pursue their rights as provided for under Nevada law demanding cash payment for their shares. The aggregate demand for cash payment by the three former stockholders is less than $250,000. The Company believes the former stockholders claims are without merit and intends to defend against this claim. The ultimate disposition and estimated loss exposure is not determinable at this time.

Lumbermen’s Mutual Casualty Company

In November 2005, Charys closed upon a contract with certain parties (“Sellers”) to acquire the outstanding stock of Viasys Network Services Inc. and Viasys Services Inc. (collectively “Viasys”) as discussed in detail in a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Acquisition Agreement”). At the time of closing this transaction, numerous lawsuits were pending against Viasys. The Acquisition Agreement requires Sellers to indemnify Charys for all losses that exceed an aggregate of $1 million which may be incurred in connection with one particular lawsuit that was pending at the time of the closing of the Acquisition Agreement, Lumbermen’s Mutual Casualty Company (“Plaintiff”) v. Able Telecommunications & Power, Inc. (“ATP”), Transportation Safety Contractors, Inc. (“TSC”) and Georgia Electric Company (“GEC”) filed in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division. ATP, GEC and TSC are predecessors of Viasys and are hereinafter referred to as Defendants. In the lawsuit, Plaintiff seeks to recover approximately $4.5 million under a General Indemnity Agreement executed on March 6, 2000 between Plaintiff and Able

Telecom Holding Corporation (“Able”), the former parent of Defendants. Plaintiff issued bonds on behalf of a subsidiary of Able, from the period of approximately April 2000 through August 2001. Plaintiff allegedly incurred various losses due to the subsidiaries’ failure and inability to pay its subcontractors and suppliers on various jobs across the country and made various payments to bond claimants.

Subsequent to fiscal year 2006, in May 2006 the parties entered into a settlement agreement which provided for a payment of $200,000 cash to the Plaintiff and the issuance of 400,000 shares of Charys common stock with registration rights, and with the obligation to issue up to an additional 100,000 shares of common stock if the market price of the stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction.

Litigation By Former Officers

The Company is in protracted litigation with two of its former officers, Benjamin Holcomb and Edward Acosta, resulting from Charys’ termination of their employment contracts in July 2005. The former officers are seeking a combined $580,000 in damages for breach of their employment contracts and compensation due by Charys. Management believes these claims are without merit and intends to defend against them vigorously. As the litigation is in its early stages, estimated loss exposure, if any, is not determinable at this time and no effects of this contingency are included in the accompanying financial statements.

As more fully described in the Company’s 2006 Annual Report on Form 10-KSB, these former officers have filed a series of other lawsuits alleging various improper actions and financial reporting by Company management. The suits claim unspecified monetary damages. The Company believes these claims are also without merit and has not recorded any loss contingency in the accompanying consolidated financial statements.

Other Contingencies

IRS Penalty Assessment

The tax penalty contingency of PRG referred to in Note 6 relates to IRS penalty assessments associated with the timing and method used by PRG to pay payroll taxes, primarily relating to fiscal year 2004 before its acquisition by Charys. PRG had been notified of penalty assessments of approximately $375,000 relating to an erroneous method PRG had used to pay the taxes, which were included in accrued expenses in the accompanying 2005 consolidated balance sheet. The Company believed the amount of this assessment to be egregious in light of the circumstances that caused it. The IRS abated this penalty in its entirety during fiscal year 2006.

Contingent Acquisition Liabilities

The terms of the purchase agreements relating to the acquisition of CCI and LFC provide for additional (“earn-out”) consideration in cash or Charys common stock to the selling stockholders of these companies based on the companies achieving future financial performance targets as specified in the agreements. Under the CCI purchase agreement formula, the maximum amount of this earn-out liability is $5.4 million over fiscal years 2006 and 2007, and no additional consideration was earned during 2006. Earn-out liability for LFC is $11.2 million over fiscal years 2007 – 2009. Under generally-accepted accounting principles, additional consideration resulting in future periods from these earn-out contingencies, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, the accompanying consolidated financial statements do not include any potential effects of these contingencies, which could be material.

Acquisition “Make-Whole” Contingencies

The purchase agreements for the acquisition of CCI, MIQ, and the purchase of real estate from CCI Associates contain “make-whole” provisions, whereby Charys was committed to issuing additional common shares or paying cash to the sellers if the future market price of the Company’s stock failed to achieve certain levels defined in the respective purchase agreements. The maximum additional consideration which could have been paid under the make-whole provisions relating to the CCI and MIQ acquisitions was $8.15 million. The maximum effect of the make-whole provision relating to the real estate purchase agreement was $905,000. The make-whole contingencies for MIQ and CCI had not been recorded, as they were also subject to the companies achieving future performance targets defined in the purchase agreements. The $905,000 make-whole contingency for CCI Associates real estate purchase was reflected in equity in the accompanying 2005 consolidated financial statements, as required by generally accepted accounting principles. As of May 11, 2006, Charys’ common stock price had achieved the value required under these purchase agreements and was relieved of any potential obligations for these make-whole contingencies.

10.          Reserves for Contract Losses

As more fully described in the Company’s 2005 Annual Report, the Company had recorded a $500,000 reserve in the purchase accounting for the acquisition of CCI to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the March 4, 2005 acquisition date. Subsequent to the acquisition, CCI has utilized the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition. During the period March 4, 2005 to April 30, 2005, $150,000 of this reserve was utilized. The remaining reserve of $350,000 was utilized during the twelve months ended April 30, 2006 upon completion of the jobs related to the reserve.

The Company recorded in the third quarter a $750,000 reserve in the purchase accounting for the acquisition of Viasys to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the November 1, 2005 acquisition date. Subsequent to the acquisition, Viasys determined that the net billable value for costs and estimated earnings on uncompleted contracts as of November 1, 2005 acquisition date required and additional reserve of $2,156,000. The company recorded in the fourth quarter an additional reserve in the purchase accounting of $2,156,000. During the twelve months ended April 30, 2006, Viasys utilized $1,472,000 of the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition.

11.          Stockholders’ Equity

Preferred Stock

Series A.   On December 16, 2003, Spiderboy issued two consultants 500,000 shares each of Series A preferred stock. The Series A preferred stock is not entitled to receive any dividends and is not convertible into shares of Charys’ common stock. A holder of the Series A preferred stock is entitled to 250 votes per share. The shares are not under any mandatory redemption requirements. The holders of shares of the Series A preferred stock of Spiderboy received one share of Series A preferred stock of Charys for every share of Series A preferred stock of Spiderboy.

Series B.   On April 25, 2005, Charys issued Frost Bank 400,000 shares of Series B preferred stock (see Note 8—CCI Debt Restructuring). The shares are non-voting, and each share is convertible into one share of Charys’ common stock. The shares are not under any mandatory redemption requirements.

Series C.   On July 29, 2005, Charys issued Frost Bank 500,000 shares of Series C preferred stock in as partial consideration for the retirement of CCI debt (see Note 8—CCI Debt Restructuring). The shares were valued at the $0.22 per share market price of the Company’s common stock as of that date, for a total value of $110,000. The shares are non-voting, and each share is convertible into one share of Charys’ common stock. The shares are not under any mandatory redemption requirements.

Common Shares Issued under Consulting and Purchase Agreements

Charys signed a Consulting Agreement on February 27, 2004, with seven individuals. These consulting agreements grant up to 4,300,000 shares of Charys’ common stock to the consultants in full consideration for general business consulting services to be provided, including business planning, acquisitions, and capital development. Shares to be issued under these agreements are to be:

•       One-third registered securities pursuant to a registration statement on Form S-8

•       One-third restricted shares under Rule 144, but possessing piggyback registration rights, and

•       Remaining one-third restricted shares under Rule 144 with no registration rights.

A liability of $1.3 million had been accrued as of April 30, 2004 for the initial 966,664 shares of common stock initially issuable under these agreements at a market value of $1.30 per share. During the year ended April 30, 2005, these shares were issued and the recorded liability was relieved. Of the remaining 3,333,336 shares of common stock available under Consulting Agreement, during the year ended April 30, 2006 a total of 1,871,327 shares became issuable. At April 30, 2006, the Company has a recorded liability of $2.5 million for these issuable shares included in accrued expenses in the accompanying 2006 consolidated balance sheet, which represents the market price of the stock at the various times these shares were earned. No contingent liability has been recorded for the remaining shares available for issue under the Consulting Agreement.

As presented in the accompanying 2006 consolidated statement of changes in shareholders’ equity, a total of 5,862,857 shares common stock were issued in accordance with various agreements for consultant services, and for acquisition transactions described elsewhere in these notes. The Company assigned the current market price to these shares as of the time at which the parties became entitled to the shares, as management believes this provides the best indicator of value received.

Stock-Based Compensation

The Company has two incentive stock option plans under which, in combination, provide for compensatory grants of common stock options to employees, directors and independent consultants, and an option agreement with the Chief Executive Officer. The length of the option period under each plan is not to exceed ten years, and the exercise price must be at least 85% of the market price of the Company’s common stock at the date of the grant. Options to purchase 7,327,222 are available under these plans and CEO agreement. Transactions under the plan and agreement are summarized below:

		Weighted
	Average	Exercise
	Shares	Price
Outstanding at April 30, 2004	2,327,222	0.40
Granted	2,100,000	0.40
Exercised	—	—
Forfeited	—	—
Outstanding at April 30, 2005	4,427,222	0.40
Granted	1,080,000	1.15
Exercised	(230,996)	0.36
Forfeited	(794,169)	0.40
Outstanding at April 30, 2006	4,482,057	0.58
Exercisable at April 30,2004	—	—
Exercisable at April 30,2005	4,427,222	0.40
Exercisable at April 30,2006	4,482,057	0.58
Remaining reserved for grant at April 30, 2006	1,820,000

Stock options granted to non-employee consultants was -0- and 200,000 in 2006 and 2005 respectively. The fair value and expense recognized for these options was $0 and $15,986 in 2006 and 2005 respectively.

Prior to February 1, 2006 the Company accounts for stock-based compensation to employees and directors in accordance with SFAS No. 123, “Accounting for Stock Based Compensation”, which allows the continued use of the intrinsic value method provided under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in lieu of a fair value measurement. The intrinsic method provides for the recognition of stock option expense at the value in which the market price exceeds that of the exercise price at the time the options are exercisable. Had compensation cost for the plan been determined on the fair value of the options on the grant date, the Company’s net income and earnings per share would have been as follows:

	2006	2005
Net loss, as reported	$(1,429,165)	$(798,598)
Deduct: Total stock-based employee compensation expense determined under fair value—based method for all awards, net of related tax effects	(100,000)	(465,500)
Pro forma net loss	$(1,529,165)	$(1,264,098)
Loss per share:
Basic and diluted—as reported	$(0.13)	$(0.15)
Basic and diluted—pro forma	$(0.14)	$(0.23)

Effective February 1, 2006, the company adopted SFAS 123R on a modified prospective basis. Under this method, the Company records compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of February 1, 2006 based upon the grant-date fair value of those awards. Total stock-based compensation expense for stock option grants recognized during the year ended April 30, 2006 was $0.

There were no options granted during the three months ended April 30, 2006. In calculating the impact for options granted prior to the effective date of SFAS 123 R, the fair market value of the options at the date of the grant was estimated using a Black-Scholes option pricing model. Assumptions utilized in the model are evaluated and revised, as necessary, to reflect, market conditions and experience. Expected volatility has been calculated based on the historical volatility of the company’s stock prior to the grant date. The expected term represents the option exercise period of ten years. The risk-free rate is equivalent to the U.S Treasury yield in effect at the time of grant for the estimated life of the option grant.

Variables used under this model were as follows:

	2006	2005
Expected dividends	-0-	-0-
Risk-free interest rate	4.43%	4.09%
Volatility	45%	29%

Common Stock Warrants

During the year ended April 30, 2006, the Company issued warrants totaling 3,390,469 shares of common stock to various financing institutions and private parties in connection with financing and acquisition activities. The Company used the Black-Scholes options pricing model for measuring the fair value of these warrants, resulting in a total recorded value of $1.7 million as reflected in the accompanying 2006 consolidated statement of changes in shareholders’ equity. A summary of these warrants and valuation variables used is as follows:

Expiration years	2008 - 2013
Expected dividends	-0-
Risk-free interest rate	4.09% - 4.81%
Volatility	29% - 49%

Earnings Per Share

The computation of basic and diluted earnings per share is as follows for the years ended April 30, 2006 and 2005.

	2006	2005
Numerator:
Net loss	$(1,429,165)	$(798,598)
Denominator:
Weighted average shares outstanding—basic	11,034,626	5,382,983
Effect of dilutive securities—common stock options, warrants, convertible Series B and C preferred stock	—	—
Weighted average shares outstanding—diluted	11,034,626	5,382,983
Net loss per share of common stock:
Basic and diluted	$(0.13)	$(0.15)

12.          Segment Reporting

The Company’s operations have been classified into three business segments, telecommunication infrastructure services, Call Center Systems and Software Integration, and general business support services. This segmentation best describes the business activities of the Company and how management assesses the Company’s performance. Information about the nature of these segment services, geographic operating areas and customers is described in Note 1. Summarized financial information by business segment for fiscal years 2006 and 2005 is presented below. All segment revenues were derived from external customers. No segment information for 2005 is depicted for call center systems and software integration. As previously disclosed, the Company had no operations in this business segment until its purchase acquisition of MIQ on November 1, 2005. Amounts are stated in thousands.

	Years Ended April 30,
	2006	2005
Net revenues:
Telecommunications infrastructure services	$38,774	$2,693
General Business Services	3,652	4,290
Call Center Systems and Software Integration	6,147	—
	$48,573	$6,983
Depreciation and amortization:
Telecommunications infrastructure services	$1,345	$110
General Business Services	39	38
Call Center Systems and Software Integration	318	—
	$1,702	$148
Income (Loss) from operations:
Telecommunications infrastructure services	$1,303	$(506)
General Business Services	(433)	(461)
Call Center Systems and Software Integration	382	—
	$1,252	$(967)
Interest expense:
Telecommunications infrastructure services	$913	$136
General Business Services	21	20
Call Center Systems and Software Integration	152	—
	$1,086	$156
Segment assets:
Telecommunications infrastructure services	$44,613	$11,802
General Business Services	329	385
Call Center Systems and Software Integration	9,815	—
	$54,757	$12,187
Goodwill:
Telecommunications infrastructure services	$17,973	$3,975
General Business Services	—	385
Call Center Systems and Software Integration	2,089	—
	$20,062	$4,360

The following are reconciliations of reportable segment revenues, results of operations, assets and other significant items to the Company’s consolidated totals (amounts stated in thousands):

	Years Ended April 30,
	2006	2005
Net revenues:
Total for reportable segments	$48,573	$6,983
Corporate	—	500
Total consolidated net revenues	$48,573	$7,483
Depreciation and amortization:
Total for reportable segments	$1,702	$148
Corporate	1	—
Total consolidated depreciation and amortization	$1,703	$148
Loss from operations:
Total for reportable segments	$1,252	$(967)
Corporate	(2,413)	(1,117)
Total consolidated loss from operations	$(1,161)	$(2,084)
Interest expense:
Total for reportable segments	$1,086	$156
Corporate	815	10
Total consolidated interest expense	$1,901	$166
Segment assets:
Total for reportable segments	$54,757	$12,187
Corporate	3,945	92
Total consolidated assets	$58,702	$12,279
Goodwill:
Total for reportable segments	$20,062	$3,975
Corporate	—	—
Total consolidated goodwill	$20,062	$3,975

Corporate revenues of $500,000 realized during the year ended April 30, 2005 relate to non-recurring fees earned in connection with Charys’ assignment of its interests in a Commercial Real Estate and Sale Agreement, and are not relevant to any business segment. Corporate costs are allocated to business segments where management has determined the costs represent jointly used assets or are otherwise relevant to segment operations. Unallocated costs substantially represent general corporate development and acquisition activities.

13.          Income Taxes

The Company files a consolidated federal tax return with its subsidiaries. There was no current federal tax provision or benefit recorded for the years ended April 30, 2006 and 2005. The Company has net operating loss carryovers for income tax purposes of $13.7million as of April 30, 2006, which expire over the years 2013 through 2021.

Deferred taxes were comprised of deferred tax assets of $6.3and 2.1 million, and $0deferred tax liabilities, as of April 30, 2006 and 2005. Deferred tax assets were derived substantially from the net operating loss carryovers available at these dates, and were computed at an effective combined federal and state income tax rate of 38%. Because it is uncertain as to whether the Company will have taxable income in future periods to realize any deferred tax benefits arising from the loss carryovers, the Company recorded an allowance that off-sets the entire balance of the deferred tax assets as of April 30, 2006 and 2005. Accordingly, no deferred tax effects are presented in the accompanying consolidated financial statements. The deferred tax asset valuation allowance increased by $4.2 million and $1.4 million during the years ended April 30, 2006 and 2005, with $3.7 million of the increase in 2006 attributable to net operating loss carryovers acquired in the purchases of MIQ and Viasys.

The following is a reconciliation from the expected federal statutory income tax rate to the Company’s actual income tax rate for the years ended April 30, 2006 and 2005:

	2006	2005
Income tax (benefit) expected	(0.34)%	(0.34)%
Valuation allowance	0.34%	0.34%
Actual income tax (benefit)	—%	—%

14.          Related Party Transactions

Transactions with related parties were as follows:

•       A significant customer of PRG is owned by an officer of PRG, who acquired this company in June 2005, prior to the acquisition of PRG by Charys. Net revenues (net of payroll costs) attributable to this customer were $95,696 and $681,018 for the years ended April 30, 2006 and 2005.

•       PRG provides support services to a company owned by the officers of PRG which had been in existence prior to the acquisition of PRG in 2005. Fees paid to PRG by this related company were $195,133 and $37,461 during the years ended April 30, 2006 and 2005.

•       PRG has a month-to-month operating lease for its office space with a PRG officer-employee, who was an owner of a predecessor company of PRG. Rent expense under the lease was $14,300 and $26,217 for the years ended April 30, 2006 and 2005.

•       An ICS officer made advances to ICS to fund operating expenses totaling $33,766 and $160,539 during the years ended April 30, 2006 and 2005. As disclosed in Note 17, this company was sold to its president effective August 1, 2005, resulting in a gain on sale to the Company of $229,044 during 2006.

•       Principal and interest payments totaling of $151,300 and $10,938 were made during the years ended April 30, 2006 and 2005 relating to the PRG acquisition note payable to Charys’ Chief Executive Officer.

•       A short-term loan of $50,000 made to the Company by a shareholder during the year ended April 30, 2005 was exchanged for 240,000 common shares on June 6 , 2005.

•       The Company received $1.1 million in cash from a company owned by the president of Viasys in exchange for a promissory note during the year ended April 30, 2006.

•       During the year ended April 30, 2006, the Company issued a $5.25 million promissory note to a company owned by the officers of MIQ in exchange for all outstanding common stock of MIQ. $250,000 of this note was paid by the Company in 2006.

•       During the year ended April 30, 2006, the Company recorded debt of $2.1 million owed to the seller and current president of LFC in exchange for all outstanding common stock of LFC. No amounts were due or paid regarding this debt during 2006.

•       The Company recorded debt of $700,000 to entities owned by the president of CCI for the asset purchase of Aeon during the year ended April 30, 2006. No amounts were due or paid regarding this debt during 2006.

•       The Company provided an advance of $72,142 to Rock Creek, which is owned by officers of MIQ.

15.          Employee Benefit Plans

The Company’s operating subsidiaries sponsor contributory defined contribution retirement plans which cover substantially all of their employees over age 21 that have completed one year of service consisting of at least 1,000 hours of service. The plans are administered by third-party administrators. The sponsoring subsidiaries may elect to make matching contributions based upon a percentage of the participant’s deferred salary contributions They may also elect to make additional contributions, the amount and timing of which is at the discretion of each sponsor’s board of directors. Total amounts contributed to these plans were $0 and $6,726 for the years ended April 30, 2006 and 2005.

16.          Supplemental Cash Flow Information

Non-Cash Financing and Investing Activities—2005

•       The acquisition of CCI was a non-cash transaction, other than the nominal amount of cash acquired and cash paid, as shown in the accompanying 2005 consolidated statement of cash flows. As disclosed in Note 6, the Company acquired $7.3 million in assets and assumed $6.3 million in current liabilities and debt in exchange for common stock and a seller note.

•       The Company purchased real estate property on April 29, 2005 in a non-cash transaction in which the Company acquired the property in exchange for common stock and assumption of mortgages and purchase related liabilities totaling $1.3 million.

•       On March 18, 2005, common stock valued at $1.3 million was exchanged for a liability due to consultants that had been accrued as of April 30, 2004 (see Note 11—Common Shares Issued under Consulting and Purchase Agreements).

Non-Cash Financing and Investing Activities—2006

•       The acquisitions of MIQ, Viasys, LFC, and Aeon during fiscal year 2006 were non-cash transactions other than the nominal amount of cash acquired presented in the 2006 consolidated statements of cash flows. As disclosed in Note 6, the Company acquired a total of $23.1 million in assets and assumed $21.9 million in current liabilities and debt in exchange for common stock and seller notes.

•       A total of $310,224 in costs related to a new asset-based credit facility for CCI was capitalized, which included accrued expenses of $182,490 and a common stock warrant valued at $45,027. The cash portion of this transaction was $82,707, and is included in the accompanying 2006 consolidated statement of cash flows.

•       $2.05 million in CCI bank debt was retired in exchange for a $300,000 promissory note, preferred stock valued at $110,000, and $9,367 in accrued expenses relating to the retirement transaction (see Note 6—CCI Debt Restructuring). The cash portion of this transaction was $34,278, and is included in the accompanying 2006 consolidated statement of cash flows. In addition, accrued expenses of $100,000 were restructured into a short-term promissory note as a part of this debt restructuring.

•       A $50,000 short-term loan was exchanged for common stock.

•       The Company sold the common stock of ICS, issuing 40,000 shares of its common stock valued at $9,200 in exchange for transferring the net liabilities ICS to the buyer in the amount of $238,044 (see Note 17).

•       $600,000 of short-term convertible debt was converted into common stock.

•       Common stock warrants with a total value of $1.7 million were granted in connection with acquisition and financing activities. $1.6 million of these warrants were capitalized as financing costs, included as other non-current assets in the accompanying 2006 balance sheet, and are being amortized over the life of the related debt instrument.

•       As disclosed in Note 11 (Common Shares Issued under Consulting and Purchase Agreements), the Company was liable to issue $2.5 million of common stock at April 30, 2006 to consultants as a result of acquisitions and financing activities in 2006. Of this amount, $1.4 million was included in the purchase price of the acquisitions, and was recorded as accrued acquisition costs in the accompanying 2006 consolidated balance sheet. $1.1 million of this liability was recorded to accrued expenses.

•       As disclosed in Note 6 (Acquisitions—LFC, Inc.), the Company was liable to issue $2.0 million of common stock to consultants as a result of the LFC acquisition. This non-cash transaction was recorded to accrued acquisition costs in the accompanying 2006 consolidated balance sheet.

Cash Paid for Interest/Income Taxes

Cash paid for interest was $732,832 and $145,198 for the years ended April 30, 2006 and 2005. Cash paid for income taxes was $28,331 and $0 for the years ended April 30, 2006 and 2005.

17.          Discontinued Operation

Effective August 1, 2005, the Company sold all outstanding common shares of ICS, a wholly-owned development stage subsidiary, to an officer of ICS. The Company issued the buyer 40,000 shares of Charys’ common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244, resulting in the Company realizing a gain on the sale of $229,044 as reflected in the accompanying 2006 consolidated statements of operations.

18.          Selected Quarterly Consolidated Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Year Ended April 30, 2006
Net revenues	$6,055,196	$5,222,246	$21,769,487	$15,526,483
Gross profit	$1,241,172	$1,248,451	$4,050,331	$3,425,247
Net earnings (loss)	$1,200,117	$(261,041)	$364,896	$(2,733,137)
Diluted net earnings (loss) per share	$0.11	$(0.03)	$0.02	$(0.18)
Year Ended April 30, 2005
Net revenues	$1,663,903	$1,286,108	$975,216	$3,557,472
Gross profit	$692,850	$516,093	$263,431	$403,728
Net earnings (loss)	$117,536	$14,373	$(821,891)	$(108,616)
Diluted net earnings (loss) per share	$0.02	$0.00	$(0.16)	$(0.02)

19.          Subsequent Events

Material events occurring subsequent to April 30, 2006 not otherwise disclosed in other notes to these financials are as follows:

Crochet & Borel Services, Inc. Acquisition

On June 5, 2006 (effective May 1, 2006), Charys, Crochet & Borel Services, Inc. (“C&B”), and Troy Crochet closed an agreement whereby Mr. Crochet sold to Charys 249 shares of C&B, representing 49.8% of its outstanding capital stock. On a second closing date yet to be determined, Mr. Crochet has agreed to sell Charys the remaining 251 shares of C&B. In consideration for the sale of 100% of C&B stock, Charys agreed to pay $200 million. As of June 5, 2006, Charys delivered cash consideration of $1 million, a promissory note of $19 million, and 4 million common shares to the Seller. On the second closing date, Charys has agreed to deliver additional consideration of $80 million in cash and 3,333,000 common shares of Charys, subject to potential adjustments as defined in the Purchase Agreement. The Purchase Agreement provides for other terms and provisions, which are more fully disclosed in Charys’ 2006 Annual Report on Form 10-KSB.

Steven Posner, Sean Posner & Mel Harris Financing

On May 1, 2006, the Company borrowed $1 million from three individuals at 9.5% interest. The loan principal matures May 1, 2007. As additional consideration for the loan, the Company paid these individuals a fee collectively totaling 250,000 shares of Charys common stock and a warrant to purchase 100,000 shares of Charys common stock at $5.00 per share with registration rights. The proceeds of the loan were used as the non-refundable down payment for the acquisition of Crochet & Borel Services, Inc.

Mitchell Site Acquisition, Inc. Agreement

On June 20, 2006, a wholly-owned subsidiary of Charys, Ayin Holding Company Inc. (“Ayin”), executed an agreement for the acquisition of 100% of the outstanding capital stock of Mitchell Site Acquisition, Inc. for $27 million. The agreement is subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction. Specific terms and provisions for this contingent acquisition are more fully disclosed in Charys’ 2006 Annual Report on Form 10-KSB.

Complete Tower Sources Stock Purchase Agreement

On June 20, 2006, Ayin entered into a stock purchase agreement with Complete Tower Sources Inc., a Louisiana corporation (“CTSI”) and its sole shareholder, whereby Ayin would purchase all of the issued and outstanding capital stock of CTSI for the aggregate purchase price of $71 million, subject to adjustment as provided in the CTSI Stock Purchase Agreement. The CTSI Stock Purchase Agreement is subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction. Specific terms and provisions for this contingent acquisition are more fully disclosed in Charys’ 2006 Annual Report on Form 10-KSB.

Tower Company of Louisiana, LLC Agreement

On June 20, 2006, Ayin executed a Tower Asset Purchase Agreement (“APA”) and Tower Asset Exclusive Option Agreement (“Option Agreement”) with The Tower Company of Louisiana, LLC (“TCLA”), and Boihem Investment Company, LLC, as sole member of TCLA (the “Seller”). At the closing of the APA, Ayin will purchase 53 of TCLA’s cell towers and related tower assets for a fixed sum of $325,000 per tower, as defined in the APA. The agreements are subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction. Specific terms and provisions for this contingent acquisition are more fully disclosed in Charys’ 2006 Annual Report on Form 10-KSB.

Termination of the Highgate House Financing

On May 19, 2006, Charys and various investors executed a Securities Purchase Agreement whereby the investors, for a total consideration of $12.2 million, purchased 1,300 shares of Charys’ newly created Series D preferred stock. In addition, the investors were issued warrants for the purchase of 4,333,333 shares of Charys’ common stock. Each warrant has an expiration date five years from date of issue and may be exercised at an initial price of $6.24 per share, subject to adjustment. The current exercise price for the warrants is adjusted to $5.88 per share until May 31, 2007 and $5.35 per share after May 31, 2007. The Series D preferred stock accrues “special payments” at the rate of $416.67 per month per share, accruing beginning on November 6, 2006, and the first payment due on November 30, 2006. The shares of the Series D preferred stock also accrue a quarterly cash dividend on their stated value of $10,000 at a rate of eight percent per annum. The Series D preferred stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends but minus any special payments) on the 30 month anniversary of initial issuance, and the failure to redeem on such date triggers penalties, including three percent monthly interest. The Series D preferred stock is subject to optional redemption by the holders, at a premium, upon certain triggering events. Contemporaneously with the execution and delivery of the agreement, the investors were granted registration rights with respect to the Registrable Securities (as defined in a Registration Rights Agreement), under the Securities Act of 1933 which required Charys to file a registration statement within 90 days of the Series D Closing Date and to have it declared effective within 90 days thereafter.

Charys Holding Company, Inc.
Condensed Consolidated Balance Sheet
July 31, 2006
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$3,183,744
Accounts receivables, net of allowance for doubtful accounts	74,960,101
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	4,472,867
Prepaid expenses	2,205,098
Other current assets	3,662,531
Total current assets	88,484,341
Property and equipment, net of accumulated depreciation and amortization	15,897,870
Other assets:
Goodwill	147,107,363
Amortizable intangible assets, net of accumulated amortization	9,742,888
Financing costs, net of accumulation amortization	21,160,088
Other non-current assets	3,973,559
Total other assets	181,983,898
Total assets	$286,366,109

See notes to condensed consolidated financial statements.

Charys Holding Company, Inc.
Condensed Consolidated Balance Sheet (Continued)
July 31, 2006
(Unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,872,911
Accrued expenses	11,345,827
Accrued acquisition costs	42,080,526
Billings in excess of costs and estimated earnings on uncompleted contracts	1,091,404
Deferred revenue	1,392,425
Short-term borrowings:
Unrelated parties	22,723,402
Related parties	24,936,171
Current portion of long-term debt:
Unrelated parties	1,332,652
Related parties	465,192
Total current liabilities	136,240,510
Long-term debt:
Unrelated parties	2,142,339
Related parties	315,285
Mandatory redeemable preferred stock—Series D; $0.001 par value; 1,300 shares authorized, issued and outstanding	13,000,000
Total liabilities	151,698,134
Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,500,000 shares issued and outstanding:
Series A	1,000
Series C	500
Common stock; $0.001 par value; 300,000,000 shares authorized, 17,069,804 issued and outstanding	29,313
Additional paid-in capital	144,422,677
Accumulated deficit	(9,785,515)
Total shareholders’ equity	134,667,975
Total liabilities and shareholders’ equity	$286,366,109

See notes to condensed consolidated financial statements.

Charys Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,
	2006	2005
Net revenues	$25,045,404	$6,055,196
Cost of revenues	17,636,513	4,814,024
Gross profit	7,408,891	1,241,172
Operating expenses:
General and administrative	5,777,202	1,407,971
Depreciation and amortization	1,750,990.0	130,005
Total operating expenses	7,528,192	1,537,976
Income (loss) from operations	(119,301)	(296,804)
Other income (expense):
Gain on debt retirement		1,596,355
Gain on sale of property and equipment, net	17,229	—
Interest expense	(3,449,271.0)	(105,195)
Other income, net	805.0	5,761
Total other (expense) income	(3,431,237)	1,496,921
Net (loss) income from operations, before income taxes	(3,550,538)	1,200,117
Income tax expense (benefit)	—	—
Net (loss) earnings	$(3,550,538)	$1,200,117
Per share data—basic:
Net (loss) earnings	$(0.15)	$0.15
Weighted average common shares outstanding	23,030,183	8,114,736
Per share data—diluted:
Net (loss) earnings	$(0.15)	$0.11
Weighted average common shares outstanding	23,030,183	10,647,345

See notes to condensed consolidated financial statements.

Charys Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	3 Months Ended July 31,
	2006	2005
Cash Flows From Operating Activities:
Net (loss) earnings	$(3,550,538)	$1,200,117
Adjustments:
Stock options expense	613,800	—
Stock issued for note interest	52,000	—
Income from debt retirement	—	(1,596,355)
(Gain) loss on sale of property and equipment	(17,229)	850
Depreciation and amortization expense	1,750,990	130,005
Net change in current assets and liabilities	23,095,753	(475,571)
Net cash (used in) operating activities	21,944,776	(740,954)
Cash Flows From Investing Activities:
Purchase of property and equipment	(6,075,000)	(21,655)
Proceeds from sale of property and equipment	1,282,541	—
Cash acquired in acquisitions	1,200,127	—
Decrease in other non-current assets	(2,932,138)	37,599
Net cash (used in) provided by investing activities	(6,524,470)	15,944
Cash Flows From Financing Activities:
Proceeds from exercise of common stock options	13,089	—
Proceeds from sale of mandatory redeemable preferred stock	11,916,860	—
(Increase) in capitalized financing costs, net	265,191	(116,985)
Net proceeds (repayments) on short-term borrowings:
Unrelated parties	(19,786,367)	(71,886)
Related parties	(2,000,000)	—
Net proceeds (repayments) on long-term debt:
Unrelated parties	(3,968,281)	(21,538)
Related parties	(42,200)	(35,000)
Net cash provided by financing activities	(13,601,708)	(245,409)
Net increase (decrease) in cash	1,818,598	(970,419)
Cash, beginning of period	1,355,146	1,086,064
Cash, end of period	$3,183,744	$115,645

See notes to condensed consolidated financial statements.

Charys Holding Company, Inc.
Notes to Consolidated Financial Statements
Three Months Ended July 31, 2006 and 2005
(Unaudited)

1.                 Basis of Financial Statement Presentation

The accompanying unaudited consolidated financial statements of Charys Holding Company, Inc. (“Charys” or the “Company”) have been prepared in accordance with principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The interim financial statements and notes should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended April 30, 2006 (“2006 Annual Report”). Operating results for the three months ended July 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending April 30, 2007.

2.                 The Company

The accompanying consolidated financial statements include the accounts of Charys and its wholly-owned subsidiaries, as follows:

CCI Telecom, Inc.
Personnel Resources of Georgia, Inc.
Method IQ, Inc.
Viasys Services, Inc./Viasys Network Services, Inc. (collectively “Viasys”)
LFC, Inc.
Crochet & Borel Services, Inc.
Digital Communications Services, Inc.
Ayin Tower Management, Inc.

3.                 Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of July 31, 2006, the Company has a $48 million working capital deficit with a limited borrowing capacity. The present condition continues to create uncertainty as to the Company’s ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of certain acquired companies. Management’s plan to improve its overall financial condition includes the following:

•       Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process.

•       Control, and in some cases reduce, general and administrative expenses that will not impede growth.

•       Seek additional sources of working capital through both debt and equity transactions to fund daily operations, as well as needed acquisitions.

•       Acquire companies that fit the Company’s business strategy and acquisition model.

Specifically, Charys believes its access and expertise in the capital markets will result in additional working capital that will enable its present and future subsidiaries to increase revenue-generating activities, access and expertise which is typically constrained as individual private companies. It also believes continued strategic acquisitions of companies providing heretofore fragmented telecommunications construction and infrastructure services will provide the necessary integration to attain contracts of greater revenue volume and scope of services. Contract management operations of acquired companies will be reviewed and management replaced if necessary to improve gross profit performance to acceptable levels. In most cases, Charys intends to retain selling owners of acquired companies as senior management, who will receive a large majority of the purchase consideration by achieving specific revenue, gross profit and net income targets. Charys will seek reductions in employee costs by consolidating payroll, benefits, and employee insurance management for its subsidiaries under Personnel Resources of Georgia, Inc. (“PRG,”) its PEO subsidiary. Business insurance and contract performance bonding, which represent significant expense to individual subsidiaries, will be centrally managed at the corporate level to achieve greater cost efficiencies.

The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.                 Acquisitions

Crochet & Borel Services, Inc.

On June 5, 2006, the Company acquired all outstanding common stock of a Crochet & Borel, Inc. (“C&B”) The C&B shareholders received cash of $1.0 million, a 4.74% short-term unsecured promissory note for $19 million, a contractual obligation for $40.5 million in additional cash consideration, and 7,258,000 shares of Charys common stock valued at a make-whole value of $12.50 per share (see Note 5). The Company determined the total cost of the acquisition at $160.0 million, with $38.7 million in net assets acquired, resulting in an excess of consideration over value received of $121.3 million. The intangible assets identified as having value was a non-compete agreement, which was valued at $3,250,000 and acquired customer relationships, which was valued at $760,000. Accordingly, these values were recorded in the purchase accounting as amortizable intangible assets, with the remainder of the excess consideration of $117.3 million recorded as goodwill as of the acquisition date. The non-compete agreement intangible asset is being amortized at a rate which approximates the remaining life of the underlying intangible asset, determined by the valuation to be one year. Customer relationships are being amortized over six years.

Digital Communications Services, Inc.

Effective June 1, 2006, the Company acquired all outstanding common stock of Digital Communications Services, Inc. (“DCS”). As a result of the purchase, the Company incurred a contractual obligation to pay the DCS shareholders $640,000 and to issue $200,000 worth of shares of Charys common stock, based on the market price at closing. The Company determined the total cost of the acquisition at $840,000, with $412,369 in net liabilities assumed, resulting in an excess of consideration over value received of $1.3 million.

Summary of Assets Acquired/Liabilities Assumed

The following summary presents the estimated fair values of the assets acquired and liabilities assumed of the acquired companies as of the effective date of acquisitions:

	C&B	DCS
Current assets	$153,204,698	1,445,833
Property and equipment	2,290,833	108,784
Other non-current assets	61,286
Total assets acquired	155,556,817	1,554,617
Current liabilities (other than debt obligations)	84,889,189	983,958
Debt obligations—Current portion	31,580,107	1,013,028
Debt obligations—non-current portion	379,494	—
Total liabilities assumed	116,848,790	1,996,986
Net assets acquired (liabilities assumed)	$38,708,027	(442,369)
Total purchase price	160,015,751	840,000
Excess of purchase price over net assets acquired (Liabilities assumed)	121,307,724	1,252,369
Less: Excess purchase price allocated to amortizable intangible assets	4,010,000	—
Goodwill	$117,297,724	1,252,369

Pro Forma Information

Unaudited pro forma information for the Company is presented below as if all acquisitions had taken place as of May 1 for each of the fiscal years presented. This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisitions been consummated at the dates assumed. Amounts are stated in thousands, except for the per share data.

	Three Months Ended July 31,
	2006	2005
	(Unaudited)	(Unaudited)
Revenues	$25,149	$11,293
Net (loss) earnings	$(3,623)	$1,671
Basic (loss) earnings per share	$(0.13)	$0.11
Diluted (loss) earnings per share loss	$(0.13)	$0.08

Tower Asset Purchase

In addition to the business acquisitions described above, during the three months ended July 31, 2006, Ayin Holding Company Inc, a wholly-owned subsidiary of the Company entered into a Tower Asset Purchase Agreement and a Tower Asset Exclusive Option Agreement on June 20, 2006 to purchase 53 cell towers and related tower assets from The Tower Company of Louisiana, LLC (“TCLA”) for an aggregate purchase price of $17,225,000 in cash, reflecting a price of $325,000 per cell tower. On July 11, 2006, the parties agreed to effect a partial closing on 19 of the 53 cell towers to be purchased under an agreement under the same terms and conditions of the Tower Asset Purchase Agreement. The aggregate purchase price for the 19 towers was $6,075,000, all of which was recorded to the cost of the towers, as the Company believes the price paid reflects the fair value of the towers purchased.

5.                 Commitments and Contingencies

Litigation and Claims

Dissenting Former CCI Shareholders

On April 18, 2005, as a result of the March 4, 2005 merger with CCI Telecom, Inc. (“CCI”), three former stockholders of CCI notified CCI of their intentions to pursue their rights as provided for under Nevada law demanding cash payment for their shares. The aggregate demand for cash payment by the three former stockholders is less than $250,000. The Company believes the former stockholders claims are without merit and intends to defend against this claim. The ultimate disposition and estimated loss exposure is not determinable at this time.

Lumbermen’s Mutual Casualty Company

In November 2005, Charys closed upon a contract with certain parties (“Sellers”) to acquire the outstanding stock of Viasys Network Services Inc. and Viasys Services Inc. (collectively “Viasys”) as discussed in detail in a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Acquisition Agreement”). At the time of closing this transaction, numerous lawsuits were pending against Viasys. The Acquisition Agreement requires Sellers to indemnify Charys for all losses that exceed an aggregate of $1 million which may be incurred in connection with one particular lawsuit that was pending at the time of the closing of the Acquisition Agreement, Lumbermen’s Mutual Casualty Company (“Plaintiff”) v. Able Telecommunications & Power, Inc. (“ATP”), Transportation Safety Contractors, Inc. (“TSC”) and Georgia Electric Company (“GEC”) filed in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division. ATP, GEC and TSC are predecessors of Viasys and are hereinafter referred to as Defendants. In the lawsuit, Plaintiff sought to recover approximately $4.5 million under a General Indemnity Agreement executed on March 6, 2000 between Plaintiff and Able Telecom Holding Corporation (“Able”), the former parent of Defendants. Plaintiff issued bonds on behalf of a subsidiary of Able, from the period of approximately April 2000 through August 2001. Plaintiff allegedly incurred various losses due to the subsidiaries’ failure and inability to pay its subcontractors and suppliers on various jobs across the country and made various payments to bond claimants.

In May 2006, the parties entered into a settlement agreement which provided for a payment of $200,000 cash to the Plaintiff and the issuance of 400,000 shares of Charys common stock with registration rights, and with the obligation to issue up to an additional 100,000 shares of common stock if the market price of the stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction. The shares were valued at a current market price of $7.45, for a total value of $2.98 million. The effects of this settlement are included in the accompanying consolidated financial statements.

Litigation By Former Officers

The Company is in protracted litigation with two of its former officers, Benjamin Holcomb and Edward Acosta, resulting from Charys’ termination of their employment contracts in July 2005. The former officers are seeking a combined $580,000 in damages for breach of their employment contracts and compensation due by Charys. Management believes these claims are without merit and intends to defend against them vigorously. As the litigation is in its early stages, estimated loss exposure, if any, is not determinable at this time and no effects of this contingency are included in the accompanying financial statements.

As more fully described in the Company’s 2006 Annual Report on Form 10-KSB, these former officers have filed a series of other lawsuits alleging various improper actions and financial reporting by Company management. The suits claim unspecified monetary damages. The Company believes these claims are also without merit and has not recorded any loss contingency in the accompanying consolidated financial statements.

Government Claim

On July 10, 2006 the Company received a letter from the New York Liquidation Bureau and the State of New York demanding the amount of $320,250 in rent on a lease between the Company and Realm National Insurance Company, which is in liquidation. The Company’s position is that the conditions precedent to the effectiveness of the lease did not occur, in that the landlord did not obtain required permits to permit mining of minerals on the property that was intended. Accordingly, the Company believes there is no basis to the claim and no potential loss exposure.

Other Contingencies

Contingent Acquisition Liabilities

The terms of the purchase agreements relating to the acquisition of CCI and LFC, Inc. (“(LFC”) provide for additional (“earn-out”) consideration in cash or Charys common stock to the selling stockholders of these companies based on the companies achieving future financial performance targets as specified in the agreements. Under the CCI purchase agreement formula, the maximum amount of this earn-out liability is $5.4 million over fiscal years 2006 and 2007, with no additional consideration being earned during 2006. Earn-out liability for LFC is $11.2 million over fiscal years 2007 – 2009. Under generally-accepted accounting principles, additional consideration resulting in future periods from these earn-out contingencies, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, the accompanying consolidated financial statements do not include any potential effects of these contingencies, which could be material.

Acquisition “Make-Whole” Contingencies

The purchase agreements for the acquisition of CCI, Method IQ, Inc. (“MIQ”), and the purchase of real estate from CCI Associates contain “make-whole” provisions, whereby Charys was committed to issuing additional common shares or paying cash to the sellers if the future market price of the Company’s stock failed to achieve certain levels defined in the respective purchase agreements. The maximum additional consideration which could have been paid under the make-whole provisions relating to the CCI and MIQ acquisitions was $8.15 million. The maximum effect of the make-whole provision relating to the real estate purchase agreement was $905,000. The make-whole contingencies for MIQ and CCI had not been recorded, as they were also subject to the companies achieving future performance targets defined in the purchase agreements. The $905,000 make-whole contingency for CCI Associates real estate purchase was reflected in equity in the accompanying consolidated balance sheet, as required by generally accepted accounting principles. As of May 11, 2006, Charys’ common stock price had achieved the value required under these purchase agreements and was relieved of any potential obligations for these make-whole contingencies.

The purchase agreement for the acquisition of C&B contains a make-whole provision, whereby Charys is committed to issuing additional common shares or paying cash to the seller if the future market price of the Company’s stock fails to achieve a certain price level within a specific time period, as defined in the agreement (see Note 4). The maximum additional consideration which could be paid under the make-whole provision is approximately $91 million. Because the obligation to pay this additional consideration is not contingent upon future performance of C&B or other factors subject to uncertainty, the $91 million make-whole contingency has been reflected in equity in the accompanying consolidated balance sheet.

6.                 Reserves for Contract Losses

As more fully described in the Company’s 2006 Annual Report, the Company had recorded a $2,906,000 reserve in the purchase accounting for the acquisition of Viasys to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the November 1, 2005 acquisition date. Subsequent to the acquisition, Viasys has utilized the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition. During the period February 1, 2006 to April 30, 2006, $1,472,000 of this reserve was utilized. During the three months ended July 31, 2006, Viasys utilized $946,464 of the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition.

7.                 Stockholders’ Equity

Stock-Based Compensation

The Company has two incentive stock option plans under which, in combination, provide for compensatory grants of common stock options to employees, directors and independent consultants, and an option agreement with the Chief Executive Officer. The length of the option period under each plan is not to exceed ten years, and the exercise price must be at least 85% of the market price of the Company’s common stock at the date of the grant. Options to purchase 7,327,222 are available under these plans and CEO agreement. Transactions under the plan and agreement are summarized below:

Outstanding at April 30, 2006	4,482,057	0.40
Granted	280,000	8.15
Exercised	(56,908)	0.37
Forfeited	(28,085)	0.40
Outstanding at July 31, 2006	4,677,064	1.04
Exercisable at July 31, 2006	—	—
Remaining reserved for grant at July 31, 2006	1,540,000

Stock options granted to non-employee consultants was $25,000 and $0 in the three months ended July 31, 2006. and July 31, 2005 respectively. The fair value and expense recognized for these options was $139,500 and $0 in the three months ended July 31, 2006 and three months ended July 31, 2005 respectively.

Prior to February 1, 2006 the Company accounts for stock-based compensation to employees and directors in accordance with SFAS No. 123, “Accounting for Stock Based Compensation”, which allows the continued use of the intrinsic value method provided under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in lieu of a fair value measurement. The intrinsic method provides for the recognition of stock option expense at the value in which the market price exceeds that of the exercise price at the time the options are exercisable. In the three months ended July 31, 2005 there where no stock options issued to employees.

Effective February 1, 2006, the company adopted SFAS 123R on a modified prospective basis. Under this method, the Company records compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of February 1, 2006 based upon the grant-date fair value of those awards. Total stock-based compensation expense for stock option grants recognized during the three months  ended July 31, 2006 was $474,300.

The company granted stock options during the three months ended July 31, 2006. In calculating the impact for options granted during the current reporting period, the fair market value of the options at the date of  the grant was estimated using a Black-Scholes option pricing model. Assumptions utilized in the model are evaluated and revised, as necessary, to reflect, market conditions and experience. Expected volatility has been calculated based on the historical volatility of the company’s stock prior to the grant date. The expected term represents the option exercise period. The risk-free rate is equivalent to the U.S Treasury yield in effect at the time of grant for the estimated life of the option grant. The option valuation variables for options granted in the three months ended July 31, 2006 are expected volatility of 129%, expected term of three years, and risk free interest rate of 4.88%.

Common Stock Warrants

During the three months ended July 31, 2006, the Company issued warrants totaling 4,333,333 shares of common stock to various investors in connection with the issue of the Series D preferred stock. Refer to Note 8 for further details on this transaction. The Company used the Black-Scholes options pricing model for measuring the fair value of these warrants, resulting in a total recorded value of $18.2 million to financing costs. The warrant valuation variables for these warrants are expected volatility of 81%, expected term of five years, and risk free interest rate of 4.42%.

Earnings Per Share

The computation of basic and diluted earnings per share is as follows for the three months ended July 31, 2006 and 2005.

	Three Months Ended July 31, 2006
	2006	2005
Numerator:
Net (loss) earnings	$(3,550,538)	$1,200,117
Denominator:
Weighted average shares outstanding—basic	23,030,183	8,114,736
Effect of dilutive securities—common stock options, warrants, convertible Series B and C preferred stock	—	2,532,609
Weighted average shares outstanding—diluted	23,030,183	10,647,345
Net (loss) earnings per share of common stock:
Basic	$(0.15)	$0.15
Diluted	$(0.15)	$0.11

8.                 Redeemable Preferred Stock

Termination of the Highgate House Financing

On May 19, 2006, Charys and various investors executed a Securities Purchase Agreement whereby the investors, for a total consideration of $12.2 million, purchased 1,300 shares of Charys’ newly created Series D preferred stock. In addition, the investors were issued warrants for the purchase of 4,333,333 shares of Charys’ common stock. Each warrant has an expiration date five years from date of issue and may be exercised at an initial price of $6.24 per share, subject to adjustment. The current exercise price for the warrants is adjusted to $5.88 per share until May 31, 2007 and $5.35 per share after May 31, 2007. The Series D preferred stock accrues “special payments” at the rate of $416.67 per month per share, accruing beginning on November 6, 2006, and the first payment due on November 30, 2006. The shares of the Series D preferred stock also accrue a quarterly cash dividend on their stated value of $10,000 at a rate of eight percent per annum. The Series D preferred stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends but minus any special payments) on the 30 month anniversary of initial issuance, and the failure to redeem on such date triggers penalties, including three percent monthly interest. The Series D preferred stock is subject to optional redemption by the holders, at a premium, upon certain triggering events. Contemporaneously with the execution and delivery of the agreement, the investors were granted registration rights with respect to the Registrable Securities (as defined in a Registration Rights Agreement), under the Securities Act of 1933 which required Charys to file a registration statement within 90 days of the Series D Closing Date and to have it declared effective within 90 days thereafter.

9.                 Segment Reporting

The Company’s operations have been classified into five business segments, data and communication infrastructure, disaster restoration and remediation services, tower services and infrastructure services, technology implementation and integration and professional administrative services. This segmentation best describes the business activities of the Company and how management assesses the Company’s performance. Information about the nature of these segment services, geographic operating areas and customers is described in the Company’s 2006 Annual Report. Summarized financial information by business segment for the three months ended July 31, 2006 and 2005 is presented below. All segment revenues were derived from external customers. No segment information for 2005 is depicted for disaster restoration and remediation services, tower services, and infrastructure services and technology implementation and integration. As more fully disclosed in the Company’s 2006 Annual Report, the Company had no operations in these business segments until its purchase acquisitions of MIQ (technology implementation and integration) on November 1, 2005, LFC (tower services and infrastructure services) on April 30, 2006, and C&B (disaster restoration and remediation services) on May 1, 2006. Amounts are stated in thousands.

	Three months Ended July 31,
	2006	2005
Net revenues:
Data and Communication Infrastructure	$14,808	$4,965
Disaster Restoration and Remediation	4,093	—
Tower Services and Infrastucture Services	2,684	—
Technology Implementation and Integration	2,532	—
Professional Administration Services	928	1,090
	$25,045	$6,055
Depreciation and amortization:
Data and Communication Infrastructure	$533	$123
Disaster Restoration and Remediation	967	—
Tower Services and Infrastucture Services	77	—
Technology Implementation and Integration	162	—
Professional Administration Services	12	7
	$1,751	$130
Income (Loss) from operations:
Data and Communication Infrastructure	$111	$118
Disaster Restoration and Remediation	723	—
Tower Services and Infrastucture Services	711	—
Technology Implementation and Integration	(57)	—
Professional Administration Services	(108)	(95)
	$1,380	$23
Interest expense:
Data and Communication Infrastructure	$243	$102
Disaster Restoration and Remediation	553	—
Tower Services and Infrastucture Services	26	—
Technology Implementation and Integration	70	—
Professional Administration Services	—	3
	$892	$105
Segment assets:
Data and Communication Infrastructure	$43,719	$13,812
Disaster Restoration and Remediation	189,227	—
Tower Services and Infrastucture Services	16,686	—
Technology Implementation and Integration	12,408	—
Professional Administration Services	437	578
	$262,477	$14,390
Goodwill:
Data and Communication Infrastructure	$20,450	$3,975
Disaster Restoration and Remediation	117,298	—
Tower Services and Infrastucture Services	4,066	—
Technology Implementation and Integration	5,293	—
Professional Administration Services	—	—
	$147,107	$3,975

The following are reconciliations of reportable segment revenues, results of operations, assets and other significant items to the Company’s consolidated totals (amounts stated in thousands):

	Three months Ended July 31,
	2006	2005
Net revenues:
Total for reportable segments	$25,045	$6,055
Corporate	—	—
Total consolidated net revenues	$25,045	$6,055
Depreciation and amortization:
Total for reportable segments	$1,751	$130
Corporate	—	—
Total consolidated depreciation and amortization	$1,751	$130
Income (Loss) from operations:
Total for reportable segments	$1,380	$23
Corporate	(1,499)	(320)
Total consolidated loss from operations	$(119)	$(297)
Interest expense:
Total for reportable segments	$892	$(105)
Corporate	2,557
Total consolidated interest expense	$3,449	$(105)
Segment assets:
Total for reportable segments	$262,477	$14,390
Corporate	23,889	51
Total consolidated assets	$286,366	$14,441
Goodwill:
Total for reportable segments	$147,107	$3,975
Corporate	—
Total consolidated goodwill	$147,107	$3,975

10.          Related Party Transactions

•       A short-term loan of $50,000 made to the Company by a shareholder during the year ended April 30, 2005 was exchanged for 240,000 common shares on June 6, 2005.

•       A former customer of PRG was owned by an officer of PRG. Net revenues (net of payroll costs) attributable to this customer were $0 and $43,489 for the three months ended July 31, 2006 and 2005.

•       PRG provides support services to a company owned by the officers of PRG. Fees paid to PRG by this related company were $106,746 and $43,993 during the three months ended July 31, 2006 and 2005. Amounts owed to PRG by this company, included in accounts receivable in the accompanying consolidated balance sheets, were $39,895 and $93,696 at July 31, 2006 and 2005.

•       PRG has a month-to-month operating lease for its office space with a PRG officer, who was an owner of a predecessor company of PRG. Rent expense under the lease was $5,200 and $3,900 for the three months ended July 31, 2006 and 2005.

•       Principal and interest payments totaling of $42,200 and $37,500 were made during the three months ended July 31, 2006 and 2005 relating to the PRG acquisition note payable to Charys’ Chief Executive Officer.

•       The Company repaid $2 million of a seller promissory note relating to the MIQ acquisition during the three months ended July 31, 2006. The seller is a company owned by the current officers of MIQ.

•       The Company repaid a $1 million short-term loan from a company owned by an officer of Viasys during the three months ended July 31, 2006. The loan had been secured by real estate owned by Viasys, and was repaid upon sale of that property.

11.          Supplemental Cash Flow Information

Non-Cash Financing and Investing Activities—Three Months Ended July 31, 2005

•       A total of $310,224 in costs related to a new asset-based credit facility for CCI was capitalized, which included accrued expenses of $182,490 and a common stock warrant valued at $45,027. The cash portion of this transaction was $82,707, and is included in the accompanying 2005 consolidated statement of cash flows.

•       $2.05 million in CCI bank debt was retired in exchange for a $300,000 promissory note, preferred stock valued at $110,000, and $9,367 in accrued expenses relating to the retirement transaction. The cash portion of this transaction was $34,278, and is included in the accompanying 2005 consolidated statement of cash flows. In addition, accrued expenses of $100,000 were restructured into a short-term promissory note as a part of this debt restructuring.

•       A $50,000 short-term loan was exchanged for common stock.

Non-Cash Financing and Investing Activities—Three Months Ended July 31, 2006

•       The acquisition of C&B disclosed in Note 4 was substantially a non-cash transaction, in which $38.7 million of net assets, including cash of $1.2 million, were acquired by Charys paying $1 million in cash, issuing common stock and a promissory note to the seller, and incurring other contractual obligations to the seller.

•       The acquisition of DCS disclosed in Note 4 was a non-cash transaction, in which $440,000 of net liabilities were assumed by Charys incurring contractual obligations to issue stock and pay cash to the seller.

•       Common stock valued at $2 million was issued to settle an accrued acquisition expense.

•       Additional common stock consideration valued at $3.2 million was issued to the seller of MIQ, which the Company recorded to goodwill.

•       As disclosed in Note 5, the Company issued $3.0 million in common stock as part of the settlement of the Lumbermen lawsuit. The value of this stock, along with the $200,000 cash portion of the settlement, was recorded to Viasys goodwill, as this suit had represented an unreserved acquisition contingency.

12.          Subsequent Events

C&B Revolving Credit Facility

On August 28, 2006, the Company entered into a Senior Secured Revolving Credit Facility with New Stream Commercial Finance, LLC to provide up to $35 million to its wholly-owned subsidiary, C&B. The loan is secured by substantially all C&B assets, and the Company provided a pledge of the stock of C&B as additional collateral. Proceeds of the initial drawing on the revolver were used to refinance certain indebtedness of C&B and to repay a portion of a seller note issued at the closing of the C&B acquisition.

The financing has a one-year term, and New Stream also received warrants to purchase shares of Company Common stock.

Convertible Debt Financing

On August 31, 2006, the Company closed a $20 million financing is in the form of subordinated convertible debt that carries a 10% coupon rate and a 24-month term, with the Debentures issued by Charys to a select group of new and existing institutional investors (“Investors”). The proceeds of the debt offering will be used to pay off sellers notes associated with previously closed acquisitions and to increase Charys’ working capital position. Proceeds will also be used to make the initial cash payment of the previously announced acquisitions of Complete Tower Sources, Inc. and Mitchell Site Acquisition. Inc. The Investors received a senior security interest subordinate to existing security interests, granted to the banks and other senior debt lenders, in substantially all of the assets of Charys and its subsidiaries. In addition, the Investors received approximately five million Warrants at market to purchase shares of its common stock. Further details regarding this transaction are contained in the Company’s Form 8-K filed on September 6, 2006.

Mitchell Site Acquisition, Inc. Acquisition

On September 5, 2006, Ayin Holding Company Inc. (“Ayin”), a wholly-owned subsidiary of Charys, completed the acquisition of the outstanding capital stock of Mitchell Site Acquisition, Inc. for $27 million, the specific terms and provisions for which are more fully disclosed in Charys’ 2006 Annual Report on Form 10-KSB.

Complete Tower Sources, Inc. Acquisition

On September 5, 2006, Ayin completed the acquisition of the outstanding capital stock of Complete Tower Sources Inc. for $71 million, the specific terms and provisions for which are more fully disclosed in Charys’ 2006 Annual Report on Form 10-KSB.

Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information is for Viasys Services, Inc. and Viasys Network Services, Inc.

VIASYS SERVICES, INC. AND
VIASYS NETWORK SERVICES, INC.

WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

COMBINED FINANCIAL STATEMENTS
WITH INDEPENDENT AUDITOR’S REPORT

October 31, 2005

c

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of
Viasys Services, Inc. and Viasys Network Services, Inc.
Lakeland, Florida

We have audited the accompanying combined balance sheet of Viasys Services, Inc. and Viasys Network Services, Inc. (the Company), wholly owned subsidiaries of New Viasys Holdings, LLC, as of October 31, 2005 and the related statements of operations, changes in stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viasys Services, Inc. and Viasys Network Services, Inc., wholly owned subsidiaries of New Viasys Holdings, LLC, as of October 31, 2005, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company currently has incurred significant recurring losses and as a result has a significant liquid asset deficit with no borrowing capacity. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome from this uncertainty.

Effective November 1, 2005, all of the outstanding shares of the Company were purchased by Charys Holding Company, Inc. from New Viasys Holdings, LLC.

/s/ VESTAL & WILER
Certified Public Accountants
Orlando, Florida
February 21, 2006

VIASYS SERVICES, INC. AND
VIASYS NETWORK SERVICES, INC.

(WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

BALANCE SHEET

October 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$276,869
Contract receivables—net	7,924,651
Costs and estimated earnings in excess of billings on uncompleted contracts	6,969,615
Prepaid expenses and other assets	521,734
Deferred income taxes	1,330,359
TOTAL CURRENT ASSETS	17,023,228
PROPERTY AND EQUIPMENT—Net	4,441,742
DEPOSITS	102,684
$21,567,654
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$4,361,330
Accounts payable	6,367,868
Billings in excess of costs and estimated earnings on uncompleted contracts	112,171
Reserve for contract losses	187,555
Other accrued liabilities	2,256,345
TOTAL CURRENT LIABILITIES	13,285,269
OTHER LIABILITIES:
Long-term debt	1,012,893
Note payable to parent, including accrued interest of $239,754	6,572,103
Deferred income taxes	511,011
TOTAL OTHER LIABILITIES	8,096,007
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY:
Viasys Services, Inc.:
Common stock—$1 par value, 15,000 shares authorized, 4,400 shares issued and outstanding	4,400
Additional paid in capital	20,830,544
Accumulated deficit	(20,566,605)
Viasys Network Services, Inc.
Common stock—$0.01 par value, 10,000 shares authorized, 100 shares issued and outstanding	1
Accumulated deficit	(81,962)
TOTAL STOCKHOLDER’S EQUITY	186,378
$21,567,654

See notes to financial statements.

VIASYS SERVICES, INC. AND
VIASYS NETWORK SERVICES, INC.

(WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

STATEMENT OF OPERATIONS

For the Year Ended October 31, 2005

CONTRACT REVENUE EARNED	$52,280,134
COST OF REVENUE	49,808,481
GROSS PROFIT	2,471,653
OPERATING EXPENSES:
Shop expenses	701,893
Indirect expenses	1,607,446
Sales and marketing expenses	281,917
General and administrative expenses	2,572,713
Depreciation and amortization	1,740,516
TOTAL OPERATING EXPENSES	6,904,485
LOSS FROM OPERATIONS	(4,432,832)
OTHER INCOME (EXPENSE):
Interest expense	(616,413)
Financing costs	(113,428)
Gain on disposal of assets	49,138
Other income (expense)—net	(134,000)
OTHER EXPENSE—Net	(814,703)
LOSS BEFORE BENEFIT FOR INCOME TAXES	(5,247,535)
BENEFIT FROM INCOME TAXES	365,061
NET LOSS	$(4,882,474)

See notes to financial statements.

VIASYS SERVICES, INC. AND
VIASYS NETWORK SERVICES, INC.

(WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the Year Ended October 31, 2005

	Viasys Services, Inc.				Viasys Network Services, Inc.
	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total	Common Stock	Accumulated Deficit	Total	Grand Total
BALANCE—October 31, 2004	$4,400	$20,830,544	$(15,766,093)	$5,068,851	$—	$—	$—	$5,068,851
Issuance of stock	—	—	—	—	1	—	1	1
Net loss	—	—	(4,800,512)	(4,800,512)	—	(81,962)	(81,962)	(4,882,474)
BALANCE—October 31, 2005	$4,400	$20,830,544	$(20,566,605)	$268,339	$1	$(81,962)	$(81,961)	$186,378

See notes to financial statements.

VIASYS SERVICES, INC. AND

VIASYS NETWORK SERVICES, INC.

(WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

STATEMENT OF CASH FLOWS

For the Year Ended October 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,882,474)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,740,516
Gain on disposal of assets	(49,138)
Change in deferred taxes	(322,762)
Changes in operating assets and liabilities:
Contract receivables—net	1,570,971
Costs and estimated earnings in excess of billings on uncompleted contracts	3,064,207
Prepaid expenses and other assets	137,730
Accounts payable	(1,310,910)
Billings in excess of costs and estimated earnings on uncompleted contracts	(290,394)
Reserve for contract losses	(365,206)
Other accrued liabilities	(2,761,673)
Net cash used in operating activities	(3,469,133)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(433,114)
Proceeds from disposition of property and equipment	62,850
Payment of deposits	(102,684)
Net cash used in investing activities	(472,948)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	469,631
Repayments on long-term debt	(1,875,341)
Accrued interest on note payable to parent company	172,348
Borrowings on note payable to parent company	2,239,017
Sale of common stock	1
Net cash provided by financing activities	1,005,656
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,936,425)
CASH AND CASH EQUIVALENTS—November 1, 2004	3,213,294
CASH AND CASH EQUIVALENTS—October 31, 2005	$276,869

See notes to financial statements.

VIASYS SERVICES, INC. AND VIASYS NETWORK SERVICES, INC.

(WHOLLY OWNED SUBSIDIARIES OF NEW VIASYS HOLDINGS, LLC)

NOTES TO COMBINED FINANCIAL STATEMENTS
For the Year Ended October 31, 2005

NOTE 1                NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS—Viasys Services, Inc. and Viasys Network Services, inc. (collectively referred to as the Company), Florida corporations, are wholly owned subsidiaries of New Viasys Holdings, LLC (“Viasys”). The Company’s principal business activities include (1) furnish design, install and maintain both wired and wireless communication networks and infrastructure (2) installation of intelligent transportation systems (ITS), (3) providing industrial maintenance services, and (4) providing underground utility construction services. Services are performed under both fixed-price construction and time and material contracts primarily in the Southeastern region of the United States.

USE OF ESTIMATES—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION—Revenue from fixed-price and modified fixed-price construction contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for the contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

Revenue from time-and-material contracts is recognized as the work is performed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. Provisions for estimated loss on uncompleted contracts are recognized in the period that such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty and warranty provisions, and final contract settlements may result in revisions to costs and revenue and are recognized in the period in which their realization is determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

CONTRACT RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS—Contract receivables include amounts invoiced under fixed price contracts and time-and material contracts. In addition, revenue earned but not yet billed under time-and-material contracts is included as contract receivables.

Current year income is charged in amounts sufficient to maintain the allowance for doubtful accounts at a level management considers adequate to cover potential losses.

NOTE 1                NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT—Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives used by asset class:

Estimated
Useful
Asset Class	Lives
Buildings and improvements	20
Shop and construction equipment	5 - 7
Office furniture and equipment	3 - 7

Improvements to leased properties are amortized over their estimated useful lives or the remaining lease period, whichever is shorter.

LONG-LIVED ASSETS—Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and uses are recognized based on the excess of asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less costs to sell.

INCOME TAXES—Deferred tax assets and liabilities are included in financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

NEW ACCOUNTING PRONOUNCEMENTS—The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2005. The Company has carefully considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on the reported financial position or operations of the Company in the near term.

NOTE 2                GOING CONCERN

The accompanying combined financial statement has been prepared assuming that the Company will continue as a going concern. The Company has incurred significant recurring losses, is currently experiencing significant liquidity issues and had its working capital lines of credit maturing on December 31, 2005. The present conditions continue to create uncertainty as to the Company’s ability to continue as a going concern in the absence of additional capital and/or financing. Management’s plan to improve its overall financial condition includes the following:

•       closing unprofitable operations

•       control and in some cases reduce overhead and general and administrative costs

•       seek additional working capital through debt transactions

The accompanying financial statement does not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3                CASH AND CASH EQUIVALENTS

The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2005, the Company’s uninsured bank balances totaled $166,077. The Company’s practice is to invest its cash with financial institutions that have acceptable credit ratings to minimize its risk.

NOTE 4                CONTRACT RECEIVABLES

As of October 31, 2005, contract receivables balances included the following:

Contract receivables:

Billed:
Completed contracts and time and material contracts	$2,776,996
Contracts in progress	4,483,275
Retainage	778,684
Unbilled	600,716
8,639,671
Less allowance for doubtful accounts	(715,020)
$7,924,651

Following is an analysis of the changes in the allowance for doubtful accounts for the year ended October 31, 2005:

Balance at beginning of year	$106,226
Provisions charged to operations	671,738
Direct write-offs—net of recoveries	(62,944)
Balance at end of year	$715,020

NOTE 5                COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

As of October 31, 2005, costs and estimated earnings on uncompleted contracts consisted of the following:

Costs incurred on uncompleted contracts	$90,323,862
Estimated earnings	(1,150,872)
89,172,990
Plus stored materials	6,773,800
95,946,790
Less billing to date	(89,089,346)
$6,857,444

The above amounts are included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$6,969,615
Billings in excess of costs and estimated earnings on uncompleted contracts	(112,171)
$6,857,444

NOTE 6                PROPERTY AND EQUIPMENT

Property and equipment included in the following at October 31, 2005:

Cost:
Land	$692,000
Buildings and improvements	1,099,245
Shop and construction equipment	15,060,416
Office furniture and equipment	698,465
17,550,126
Accumulated depreciation	(13,108,384)
Property and equipment—net	$4,441,742

Assets recorded under capital leases are included in property and equipment as follows:
cost—$4,913,286; accumulated depreciation—$2,608,522; net book value—$2,304,764.

NOTE 7                ACCOUNTS PAYABLE

Accounts payable include amounts due to subcontractors, totaling approximately $779,637 at October 31, 2005, which have been retained pending completion and customer acceptance of jobs.

NOTE 8                OTHER ACCRUED LIABILITIES

Other accrued liabilities consisted of the following at October 31, 2005:

Accrued salaries and wages	$585,346
Insurance reserves	903,000
Accrued taxes	128,964
Amounts due affiliates	399,916
Other accrued liabilities	239,119
$2,256,345

NOTE 9   LONG-TERM DEBT

Following is the Company’s long-term debt at October 31, 2005:

Lines of credit	$3,298,498
Note payable, collateralized by certain equipment, due in monthly installments of 335, interest at 10.25%, through its maturity of September 2006	3,191
Note payable, collateralized by certain equipment, due in monthly installments of 6,491, interest at 10.5%, through its maturity of March 2008	170,086
Note payable, collateralized by certain equipment, due in monthly installments of 1,207, interest at 13.1%, through its maturity of July 2006	13,334
Capital lease obligations with interest ranging from 3.26% to 15.25% at October 31, 2005	1,889,114
5,374,223
Less current portion	4,361,330
$1,012,893

NOTE 9   LONG-TERM DEBT (Continued)

Future principal payments for the years ending October 31 are as follows:

Year Ending October 31,	Debt	Capital Leases	Total
2006	$3,377,990	$983,340	$4,361,330
2007	69,896	508,002	577,898
2008	37,223	276,264	313,487
2009	—	121,508	121,508
	$3,485,109	$1,889,114	$5,374,223

CREDIT AGREEMENTS—The Company has in place three credit agreements with a financial institution that provide for borrowings on a revolving credit basis.

The first facility provided for borrowings (the “revolver”) of up to $3,371,147 with a maturity of December 31, 2005. The maximum borrowing amount is reduced to $2,354,032 on December 9, 2005. Interest is calculated at one-month LIBOR plus 4.0%. The interest rate at October 31, 2005 was 8.08%. Borrowings under the revolver totaled $2,017,040 as of October 31, 2004. In addition, irrevocable letters of credit totaling $1,340,000 were issued and secured by the revolver. The revolver is collateralized by substantially all of the assets of the Company, and is also collateralized by the assets of, and guaranteed by, Viasys. The Company pays annual fees for this facility and is required to meet certain covenants.

The second and third facilities are reducing revolvers collateralized by the Company’s real property. The initial availability of the reducing revolvers totaled $1,600,000. Interest is calculated at one-month LIBOR plus 4.0%. The interest rate as of October 31, 2005 was 8.08%. The available lines of credit are reduced each month by the amount that would be payable on account of principal if the reducing revolvers were a conventional term loan amortized over fifteen years. Accordingly, the maximum borrowing amount is reduced by $8,889 per month beginning in November 2002 through the facilities’ expiration on December 2005. The available amount and borrowings under these facilities as of October 31, 2005 totaled $1,282,885 and $1,281,458, respectively. The Company pays annual fees for this facility and is required to meet certain covenants. Due to an amendment to the loan documents effective November 15, 2005, the total available amount reduced to the following amounts: November 25, 2005—$582,885, December 9, 2005—$0.

NOTE 10         DEFERRED INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Deferred tax assets are composed of (1) allowance for doubtful accounts, (2) stored materials, (3) insurance reserves, (4) accrued liabilities and (5) net operating loss carry forwards. Deferred tax liabilities are composed of accumulated depreciation.

Deferred taxes are presented in the accompanying balance sheet as:

Deferred income tax assets—current	$1,330,359
Deferred income tax assets—non-current	$5,521,951
Less valuation allowance	(4,831,993)
689,958
Deferred income tax liabilities—non-current	(1,200,969)
Net deferred income tax liability—non-current	$(511,011)

NOTE 10         DEFERRED INCOME TAXES (Continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. During 2005, the valuation allowance was increased by $873,108.

NOTE 11         COMMON STOCK

Common stock of the individual companies is as follows:

Viasys Services, Inc.—$1 par value, 15,000 shares authorized, 4,400 shares issued and outstanding.

Viasys Network Services, Inc.—$0.01 par value, 10,000 shares authorized, 100 shares issued and outstanding.

NOTE 12         EMPLOYEE BENEFIT PLANS

The Company has a defined contribution retirement plan which covers employees who are at least 21 years of age and have three months of service. The Company’s contributions are discretionary and, if paid, are based on a match of employee salary reduction amounts. Total plan expense was $9,477 for the year ended October 31, 2005.

The Company self insures a portion of its health insurance claims. The Company has accrued the maximum exposure as a liability as of October 31, 2004.

NOTE 13         COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS PAYABLE—The Company leases certain office and other facilities. Following is a summary of future minimum payments for operating leases that have initial or remaining noncancelable lease terms in excess of one year at October 31, 2005:

YEAR ENDING
OCTOBER 31
2006	$433,300
2007	254,966
2008	45,500
$733,766

CAPITAL LEASES—The Company leases certain equipment under leases classified as capital leases. The following is a schedule showing the future minimum payments under capital leases by years and the present value as of October 31, 2005:

YEAR ENDING
OCTOBER 31
2006	$1,080,033
2007	552,165
2008	296,059
2009	123,504
Total payments	2,051,761
Less amount representing interest	(162,647)
Present value	$1,889,114

NOTE 13         COMMITMENTS AND CONTINGENCIES (Continued)

SURETY BONDS—The Company, as a condition for entering certain construction contracts, had outstanding surety bonds approximating $100,500,000 as of October 31, 2005. The bonds are collateralized by the assets of the Company and the assets of Viasys.

GUARANTEES—VIASYS—Viasys has guaranteed substantially all of the long-term debt of the Company. In addition, Viasys is a party to certain general agreements of indemnity related to the issuance of surety bonds to the Company, whereby Viasys has guaranteed the performance of the Company under surety bonds. In addition, Viasys has posted a $1,350,000 letter of credit to secure the Company’s performance under its casualty insurance deductible agreements.

MATERIAL LITIGATION—The Company is party to a lawsuit filed by Lumbermen’s Mutual Casualty Company (“Plaintiff”) in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division. Plaintiff seeks to recover approximately $5.0 million under an alleged General Indemnity Agreement (“GIA”) executed by the Company’s former parent company, Able Telcom Holding Corp. Plaintiff issued bonds to one of Able’s subsidiaries in 2000. Plaintiff allegedly incurred various losses due to the failure and inability of Able’s subsidiary to pay its subcontractors and suppliers as well as to complete its required performance under its contracts with various owners. the case is currently scheduled for trial in February 2006. Management believes that it is not currently possible to estimate the impact if any, that the ultimate resolution of this matter will have on the Company’s financial position.

VARIOUS LEGAL ACTIONS—The Company is a party to various legal actions that have arisen in the normal course of business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management that the resolution of such litigation will not have a material adverse effect on the results of operations, financial position or liquidity of the Company.

NOTE 14         CONCENTRATIONS

The following is a schedule of the Company’s major customers, defined by either total revenue for the year ended October 31, 2005 or total receivable outstanding at October 31, 2005:

	AT OCTOBER 31, 2005
	% OF TOTAL	% OF TOTAL
	COMPANY	COMPANY
	REVENUE	RECEIVABLES
Customer A	35%	12%
Customer B	9%	30%
Customer C	4%	19%

NOTE 15         RELATED PARTY TRANSACTIONS

As of October 31, 2005, the amount due Viasys totaled $6,572,103 including accrued interest of $239,754. The note and all accrued interest are due on December 31, 2006 with interest at 3.28% and are collateralized by substantially all of the assets of the Company. Interest expense totaled $172,348 for the year ended October 31, 2005.

As of October 31, 2005, the Company owed affiliated parties $399,916 for amounts due under management agreements.

NOTE 16         SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH FINANCING TRANSACTIONS

Disclosure of cash flow information:
Cash paid during the year for interest	$432,028
Disclosure of non-cash financing activities:
Acquisition of equipment financed by capital leases	$583,283

NOTE 17         SUBSEQUENT EVENTS

Effective November 1, 2005, all of the outstanding common stock of the Company was sold to Charys Holding Company, Inc.

VIASYS SERVICES, INC.

(A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

FINANCIAL STATEMENTS
WITH INDEPENDENT AUDITOR’S REPORT
October 31, 2004

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of
Viasys Services, Inc.
Lakeland, Florida

We have audited the accompanying balance sheet of Viasys Services, Inc. (the Company), a wholly owned subsidiary of New Viasys Holdings, LLC, as of October 31, 2004 and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viasys Services, Inc., a wholly owned subsidiary of New Viasys Holdings, LLC, as of October 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

VESTAL & WILER
Certified Public Accountants
Orlando, Florida
February 21, 2006

VIASYS SERVICES, INC.
(A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)
BALANCE SHEET
October 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,213,294
Contract receivables—net	9,495,622
Costs and estimated earnings in excess of billings on uncompleted contracts	10,033,822
Prepaid expenses and other assets	659,464
Deferred income taxes	1,735,935
TOTAL CURRENT ASSETS	25,138,137
PROPERTY AND EQUIPMENT—Net	5,179,573
$30,317,710
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$2,239,500
Accounts payable	7,678,778
Billings in excess of costs and estimated earnings on uncompleted contracts	402,565
Reserve for contract losses	552,761
Other accrued liabilities	5,018,017
TOTAL CURRENT LIABILITIES	15,891,621
OTHER LIABILITIES:
Long-term debt	3,957,150
Note payable to parent, including accrued interest of $67,406	4,160,738
Deferred income taxes	1,239,349
TOTAL OTHER LIABILITIES	9,357,237
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY:
Common stock—$1 par value, 15,000 shares authorized, 4,400 shares issued and outstanding	4,400
Additional paid in capital	20,830,544
Accumulated deficit	(15,766,093)
TOTAL STOCKHOLDER’S EQUITY	5,068,851
$30,317,709

See notes to financial statements

VIASYS SERVICES, INC.
(A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
For the Year Ended October 31, 2004

CONTRACT REVENUE EARNED	$55,983,198
COST OF REVENUE	50,252,976
GROSS PROFIT	5,730,222
OPERATING EXPENSES:
Shop expenses	185,651
Indirect expenses	3,601,781
Sales and marketing expenses	588,710
General and administrative expenses	3,717,977
Depreciation and amortization	1,862,715
TOTAL OPERATING EXPENSES	9,956,834
LOSS FROM OPERATIONS	(4,226,612)
OTHER INCOME (EXPENSE):
Interest expense	(559,831)
Financing costs	(117,813)
Gain on disposal of assets	674,391
Other income (expense)—net	(300,265)
OTHER EXPENSE—NET	(303,518)
LOSS BEFORE PROVISION FOR INCOME TAXES	(4,530,130)
PROVISION FOR INCOME TAXES	153,115
NET LOSS	(4,683,245)
ACCUMULATED DEFICIT—November 1, 2003	(11,082,848)
ACCUMULATED DEFICIT—October 31, 2004	$(15,766,093)

See notes to financial statements.

VIASYS SERVICES, INC.
(A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)
STATEMENT OF CASH FLOWS
For the Year Ended October 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,683,245)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,862,715
Gain on disposition of assets	(674,391)
Change in deferred taxes	595,582
Changes in operating assets and liabilities:
Contract receivables—net	1,573,119
Costs and estimated earnings in excess of billings on uncompleted contracts	3,216,164
Prepaid expenses and other assets	4,180,590
Accounts payable	1,077,124
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,262,094)
Reserve for contract losses	552,761
Other accrued liabilities	(679,311)
Net cash provided by operating activities	4,759,014
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(241,284)
Proceeds from disposition of property and equipment	1,107,529
Net cash provided by investing activities	866,245
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	1,401,222
Repayments on long-term debt	(1,325,963)
Accrued interest on note payable to parent company	178,603
Payments on note payable to parent company	(3,700,000)
Net cash used in financing activities	(3,446,138)
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,179,121
CASH AND CASH EQUIVALENTS—November 1, 2003	1,034,173
CASH AND CASH EQUIVALENTS—October 31, 2004	$3,213,294

See notes to financial statements.

VIASYS SERVICES, INC.
(A WHOLLY OWNED SUBSIDIARY OF NEW VIASYS HOLDINGS, LLC)

NOTES TO FINANCIAL STATEMENTS
For the Year Ended October 31, 2004

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS—Viasys Services, Inc. (the Company), a Florida corporation, is a wholly owned subsidiary of New Viasys Holdings, LLC (Viasys). The Company’s principal business activities include (1) furnish, design, install and maintain both wired and wireless communication networks and infrastructure (2) installation of intelligent transportation systems (ITS), (3) providing industrial maintenance services, and (4) providing underground utility construction services. Services are performed under both fixed-price construction and time and material contracts primarily in the Southeastern region of the United States.

MERGERS—Viasys Utility Services, Inc. (“VUS”) was merged into the Company as of June 1, 2004. Georgia Electric Company (“GEC”) and Viasys Management Company, Inc. (“VMC”) were merged into the Company as of October 29, 2004. VUS, GEC and VMC were all sister companies of the Company. The Company accounted for the transfer of net assets as a result of the merger under the pooling method in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, as these companies were under common ownership. The results of operations of VUS, GEC and VMC for the year are included in these financial statements. The Company’s assets and liabilities include all assets and liabilities of VUS, GEC, and VMC. The Company’s beginning equity was restated to include the equity accounts of these merged companies. The effects of intercompany transactions were eliminated upon consolidation of the merged companies.

USE OF ESTIMATES—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION—Revenue from fixed-price and modified fixed-price construction contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for the contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

Revenue from time-and-material contracts is recognized as the work is performed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. Provisions for estimated losses on uncompleted contracts are recognized in the period that such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty and warranty provisions, and final contract settlements may result in revisions to costs and revenue and are recognized in the period in which their realization is determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONTRACT RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS—Contract receivables include amounts invoiced under fixed price contracts and time-and-material contracts. In addition, revenue earned but not yet billed under time-and-material contracts is included as contract receivables.

Current year income is charged in amounts sufficient to maintain the allowance for doubtful accounts at a level management considers adequate to cover potential losses.

PROPERTY AND EQUIPMENT—Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives used by asset class:

ASSET CLASS	ESTIMATED USEFUL LIVES (IN YEARS)
Buildings and improvements	20
Shop and construction equipment	5-7
Office furniture and equipment	3-7

Improvements to leased properties are amortized over their estimated useful lives or the remaining lease period, whichever is shorter.

LONG-LIVED ASSETS—Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less costs to sell.

INCOME TAXES—The provision for income taxes is based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

NEW ACCOUNTING PRONOUNCEMENTS—The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2004. The Company has carefully considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on the reported financial position or operations of the Company in the near term.

NOTE 2   CASH AND CASH EQUIVALENTS

The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2004, the Company’s uninsured bank balances totaled $3,103,881. The Company’s practice is to invest its cash with financial institutions that have acceptable credit ratings to minimize its risk.

NOTE 3   CONTRACT RECEIVABLES

As of October 31, 2004, contract receivables included the following:

Contract receivables:
Billed:
Completed contracts and time and material costs	$4,259,778
Contracts in progress	3,440,581
Retainage	2,235,114
9,935,473
Less allowance for doubtful accounts	(439,851)
$9,495,622

Following is an analysis of the changes in the allowance for doubtful accounts for the year ended October 31, 2004:

Balance at beginning of year	$162,703
Provisions charged to operations	333,625
Direct write-offs—net of recoveries	(56,477)
Balance at end of year	$439,851

NOTE 4   COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

As of October 31, 2004, costs and estimated earnings on uncompleted contracts consisted of the following:

Costs incurred on uncompleted contracts	$74,311,932
Estimated earnings	2,433,599
76,745,531
Plus stored materials	7,890,958
84,636,489
Less billings to date	(75,005,232)
9,631,257

The above amounts are included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$10,033,822
Billings in excess of costs and estimated earnings on uncompleted contracts	(402,565)
$9,631,257

NOTE 5   PROPERTY AND EQUIPMENT

Property and equipment included the following at October 31, 2004:

Cost:
Land	$692,000
Buildings and improvements	1,094,486
Shop and construction equipment	15,321,639
Office furniture and equipment	586,258
17,694,383
Accumulated depreciation	(12,514,810)
Property and equipment—net	$5,179,573

Assets recorded under capital leases are included in property and equipment as follows:
cost—$4,140,159; accumulated depreciation—$1,502,514; net book value—$2,637,645.

NOTE 6   ACCOUNTS PAYABLE

Accounts payable include amounts due to subcontractors, totaling approximately $426,338 at October 31, 2004, which have been retained pending completion and customer acceptance of jobs.

NOTE 7   OTHER ACCRUED LIABILITIES

Other accrued liabilities consisted of the following at October 31, 2004:

Accrued salaries and wages	$753,959
Insurance reserves	2,333,153
Accrued taxes (payroll, sales and use, income, etc.)	233,706
Accrued job costs	827,757
Other accrued liabilities	869,442
$5,018,017

NOTE 8   LONG-TERM DEBT

Following is the Company’s long-term debt at October 31, 2004:

Lines of credit	$3,470,029
Note payable, collateralized by certain equipment, due in monthly installments of $335, interest at 10.25%, through its maturity of September 2006	6,660
Note payable, collateralized by certain equipment, due in monthly installments of $6,491, interest at 10.5%, through its maturity of March 2008	227,362
Note payable, collateralized by certain equipment, due in monthly installments (currently $14,776 decreasing over the term of the loan), interest at 11.7%, through its maturity of August 2005	51,150
Capital lease obligations with interest ranging from 3.26% to 15.25% at October 31, 2004	2,441,449
6,196,650
Less current portion	2,239,500
$3,957,150

NOTE 8   LONG-TERM DEBT (Continued)

Future principal payments for the years ending October 31 are as follows:

		Capital
Year Ending October 31,	Debt	Leases	Total
2005	$1,197,112	$1,042,388	$2,239,500
2006	2,450,420	846,932	3,297,352
2007	69,895	373,413	443,308
2008	37,774	138,523	176,297
2009	—	40,193	40,193
	$3,755,201	$2,441,449	$6,196,650

CREDIT AGREEMENTS—The Company has in place three credit agreements with a financial institution that provide for borrowings on a revolving credit basis.

The first facility provided for borrowings (the “revolver”) of up to $5,000,000 with a maturity of November 30, 2004. Effective December 23, 2004, the facility was modified to provide a maximum borrowing amount equal to $3,600,000. The maximum borrowing amount is reduced to the following amounts as follows: March 1, 2005—$2,900,000, June 1, 2005—$2,400,000 and September 1, 2005—$1,900,000. The maturity date is November 30, 2005. Interest is calculated at one-month LIBOR plus 2.8%. Borrowings under the revolver totaled $2,101,377 as of October 31, 2004. The interest rate at October 31, 2004 was 4.73%. In addition, irrevocable letters of credit totaling $2,440,000 were issued and secured by the revolver. The revolver is collateralized by substantially all of the assets of the Company, and is also collateralized by the assets of, and guaranteed by, Viasys. The Company pays annual fees for this facility and is required to meet certain covenants.

The second and third facilities are reducing revolvers collateralized by the Company’s real property. The initial availability of the reducing revolvers totaled $1,600,000. Interest is calculated at one-month LIBOR plus 2.8%. The available lines of credits are reduced each month by the amount that would be payable on account of principal if the reducing revolvers were a conventional term loan amortized over fifteen years. Accordingly, the maximum borrowing amount is reduced by $8,889 per month beginning in November 2002 through the facilities’ expiration on November 30, 2005. The available amount and borrowings under these facilities as of October 31, 2004 totaled $1,389,553 and $1,368,652, respectively. The interest rate as of October 31, 2004 was 4.73%. The Company pays annual fees for these facilities and is required to meet certain covenants.

NOTE 9   INCOME TAXES

The provision for income taxes for the year ended October 31, 2004 consists of the following:

Total
Current	$442,467
Deferred	(595,582)
$(153,115)

The reported benefit from income taxes differs from that computed by multiplying the loss before provision for income taxes by the expected federal income tax rate of 34% due to state income taxes, net of federal benefit, and certain expenses that are not deductible for income tax purposes.

NOTE 9   INCOME TAXES (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax assets and liabilities at October 31, 2004 are as follows:

Deferred tax assets:
Allowance for doubtful accounts	$40,324
Stored materials	748,852
Insurance reserves	885,665
Accrued liabilities and other	61,095
Net operating loss carry forwards	2,045,292
3,781,228
Less valuation allowance	(1,701,104)
2,080,124
Deferred tax liabilities:
Property and equipment	(1,144,921)
Other	(438,617)
(1,583,538)
Net deferred tax asset	$496,586

Deferred taxes are presented in the accompanying balance sheet as:

Deferred income tax assets—current	$1,735,935
Deferred income tax assets—non-current	(1,239,349)
$496,586

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon this analysis, management determined that no valuation allowance was required at October 31, 2004.

NOTE 10   EMPLOYEE BENEFIT PLANS

The Company has a defined contribution retirement plan which covers employees who are at least 21 years of age and have three months of service. The Company’s contributions are discretionary and, if paid, are based on a match of employee salary reduction amounts. Total plan expense was $9,916 for the year ended October 31, 2004.

The Company self insures a portion of its health insurance claims. The Company has accrued the maximum exposure as a liability as of October 31, 2004.

NOTE 11         COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS PAYABLE—The Company leases certain office and other facilities. Following is a summary of future minimum payments for operating leases that have initial or remaining noncancelable lease terms in excess of one year at October 31, 2004:

Year Ending October 31
2005	$517,408
2006	427,317
2007	331,474
2008	103,336
$1,379,535

Rent expense for operating leases totaled approximately $693,000 for the year ended October 31, 2004.

CAPITAL LEASES—The Company leases certain equipment under leases classified as capital leases. The following is a schedule showing the future minimum payments under capital leases by years and the present value as of October 31, 2004:

Year Ending October 31
2005	$1,203,473
2006	878,722
2007	396,174
2008	145,106
2009	41,255
Total payments	2,664,730
Less amount representing interest	(223,281)
Present value	$2,441,449

SURETY BONDS—The Company, as a condition for entering into certain construction contracts, had outstanding surety bonds approximating $125,000,000 as of October 31, 2004. The bonds are collateralized by the assets of the Company and the assets of Viasys.

GUARANTEES—VIASYS—Viasys has guaranteed substantially all of the long-term debt of the Company. In addition, Viasys is a party to certain general agreements of indemnity related to the issuance of surety bonds to the Company, whereby Viasys has guaranteed the performance of the Company under surety bonds.

VARIOUS LEGAL ACTIONS—The Company is a party to various legal actions that have arisen in the normal course of business. While the outcome of these matters cannot be estimated with certainty, it is the opinion of management that the resolution of such litigation will not have a material adverse effect on the results of operations, financial position or liquidity of the Company.

MANAGEMENT AGREEMENT—The Company was a party to a one-year management agreement with an affiliate, which expired on October 31, 2004 and was not renewed. The agreement requires the payment of a management fee in the amount of 0.5% of revenue. Additional consideration is due to the extent the Company exceeds its internal profit projections for any fiscal year that the agreement is in force. No additional consideration was due under the agreement. The amount expensed under this agreement for the year ended October 31, 2004 totaled $279,916.

NOTE 12         CONCENTRATIONS

The following is a schedule of the Company’s major customers, defined by either total revenue for the year ended October 31, 2004 or total receivable outstanding at October 31, 2004:

	At December 31, 2004
	% of Total Company Revenue	% of Total Company Receivables
Customer A	29%	18%
Customer B	17%	57%
Customer C	5%	17%

NOTE 13         RELATED PARTY TRANSACTIONS

As of October 31, 2004, the amount due Viasys totaled $4,160,738 including accrued interest of $67,406. The note and all accrued interest are due on December 31, 2006 with interest at 3.28% and is collateralized by substantially all of the assets of the Company. Interest expense totaled $178,603 for the year ended October 31, 2004.

NOTE 14         SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH FINANCING TRANSACTIONS

Disclosure of cash flow information:
Cash paid during the year for interest	$1,044,305
Cash paid during the year for income taxes	$73,527
Disclosure of non-cash financing activities:
Acquisition of equipment financed by capital leases	$1,257,963

Charys Holding Company, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Financial Statements

Basis of Presentation

On November 17, 2005, with an effective date of November 1, 2005, Charys Holding Company, Inc. (“Charys” or the “Company”) acquired all the issued and outstanding shares of capital stock of Viasys Services, Inc. and Viasys Network Services, Inc. (collectively referred to as “Viasys”) from New Viasys Holdings, LLC (“Seller”). The purchase price paid totaled $5.9 million, of which Charys paid $2.4 million in cash obtained from third-party financing and executed a secured promissory note with the Seller for $3.5 million. Under the Purchase Agreement, the net assets acquired excluded those associated with Viasys’ contract with the Commonwealth of Virginia, totaling $4.6 million, and intercompany amounts owed to the Seller by Viasys totaling $6.4 million, both of which are reflected as adjustments in the accompanying pro forma information. The accompanying pro forma information also reflects adjustments relating to historic revenues and costs associated with the non-acquired contract for the periods presented. A more detailed description of the Viasys acquisition may be found under Item 2 of the Current Report on Form 8-K filed by the Company on November 18, 2005.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the Company’s historical balance sheet and the financial statements of Viasys appearing elsewhere in this report, and has been prepared to reflect the Company’s acquisition of Viasys as of October 31, 2005. The unaudited combined condensed pro forma statements of operations are based on the Company’s historical statements of operations and the financial statements of Viasys, and combines the Company’s results of operations and Viasys for the six months ended October 31, 2005 and the year ended April 30, 2005, as if the acquisition occurred on May 1, 2004. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of Viasys included elsewhere in this report.

Charys Holding Company, Inc. and Subsidiaries

Pro Forma Combined Condensed Balance Sheets (Unaudited)

	Historic
	Charys Holding
	Company, Inc.	Viasys	Pro Forma
	October 31, 2005	October 31, 2005	Adjustments		Combined
ASSETS
Current assets:
Cash	$265,074	$276,869			$541,943
Trade accounts receivable, net	3,746,766	7,924,651	$(1,105,699	)(a)	10,565,718
Costs and estimated earnings in excess of billings on incomplete contracts	1,882,182	6,969,615	(5,215,156	)(a)	3,636,641
Inventory	—	71,403			71,403
Other current assets	935,891	1,780,690	(1,496,833	)(a)	1,219,748
Total current assets	6,829,913	17,023,228	(7,817,688)		16,035,453
Property and equipment, net	671,107	4,441,742	1,558,050	(a)	6,670,899
Goodwill	3,974,834	—	9,656,098	(b)	13,630,932
Amortizable intangible asset, net	64,750	—	246,000	(b)	310,750
Other noncurrent assets	557,715	102,684			660,399
	$12,098,319	$21,567,654	$3,642,460		$37,308,433
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,447,623	$8,811,768	$1,693,219	(a),(b)	$15,952,610
Billings in excess of costs and estimated earnings on incomplete contracts	525,289	112,171	(158,989	)(a)	478,471
Short-term borrowings:
Unrelated parties	3,077,447	—	4,366,284	(b)	7,443,731
Related parties	57,966	—			57,966
Current portion of long-term debt:
Unrelated parties	329,325	4,361,330			4,690,655
Related parties	190,188	—			190,188
Total current liabilities	9,627,838	13,285,269	5,900,514		28,813,621
Long-term borrowings:
Unrelated parties	27,858	1,012,893	1,500,000	(b)	2,540,751
Related parties	—	6,572,103	(6,572,103	)(a)	—
Other non-current liabilities	—	511,011	(511,011	)(a)	—
Stockholder’s equity:
Preferred stock	1,900	—			1,900
Common stock	9,571	4,401	229	(a)(b)	14,201
Additional paid-in capital	6,297,891	20,830,544	(17,323,736	)(a)(b)	9,804,699
(Accumulated deficit) Retained earnings	(3,866,739)	(20,648,567)	20,648,567	(a)	(3,866,739)
Total stockholders’ equity	2,442,623	186,378	3,325,060		5,954,061
Total liabilities and stockholders’ equity	$12,098,319	$21,567,654	$3,642,460		$37,308,433

See accompanying notes to pro forma combined condensed financial statements.

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Statements of Operations (Unaudited)

	Historic
	Charys Holding
	Company, Inc.	Viasys
	Six Months Ended	Six Months Ended	Pro Forma
	October 31, 2005	October 31, 2005	Adjustments		Combined
Net revenues	$11,277,444	$24,872,267	$(2,733,325	)(a)	$33,416,386
Cost of revenues	8,787,819	25,585,258	(3,192,887	)(a)	31,180,190
Gross profit	2,489,625	(712,991)	459,562		2,236,196
General & administrative expenses	2,797,486	1,251,354			4,048,840
Depreciation and amortization	257,682	869,928			1,127,610
Total operating expenses	3,055,168	2,121,282	—		5,176,450
Loss from continuing operations	(565,543)	(2,834,273)	459,562		(2,940,254)
Other income (expense):
Gain from debt retirement	1,495,626	—			1,495,626
Gain on sale of discontinued operation	229,044	—			229,044
Interest expense	(220,051)	(564,403)			(784,454)
Total other income (expense)	1,504,619	(564,403)	—		940,216
Net earnings (loss) before income taxes	939,076	(3,398,676)	459,562		(2,000,038)
Provision for income taxes	—	—	—		—
Net earnings (loss)	$939,076	$(3,398,676)	$459,562		$(2,000,038)
Per share data—basic
Net earnings (loss)	$0.11				$(0.15)
Weighted average common shares outstanding	8,608,246				13,207,561
Per share data—diluted
Net earnings (loss)	$0.08				$(0.15)
Weighted average common shares outstanding	11,559,333				13,207,561

See accompanying notes to pro forma combined condensed financial statements.

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Statements of Operations (Unaudited) (Continued)

	Historic
	Charys Holding
	Company, Inc.	Viasys
	12 Months Ended	12 Months Ended	Pro Forma
	April 30, 2005	April 30, 2005	Adjustments		Combined
Net revenues	$7,482,699	59,256,390	$(5,466,651	)(a)	$61,272,438
Cost of revenues	5,606,597	55,938,621	(6,385,775	)(a)	55,159,443
Gross profit	1,876,102	3,317,769	919,124		6,112,995
General & administrative expenses	3,811,684	3,833,223			7,644,907
Depreciation and amortization	148,417	1,780,188			1,928,605
Total operating expenses	3,960,101	5,613,411	—		9,573,512
Loss from continuing operations	(2,083,999)	(2,295,642)	919,124		(3,460,517)
Other income (expense):
Gain from debt retirement	1,450,985	—			1,450,985
Loss on sale of property and equipment	(34,753)	—			(34,753)
Interest expense	(166,259)	(535,950)			(702,209)
Other income (expense)	35,428	—			35,428
Total other income (expense)	1,285,401	(535,950)	—		749,451
Net loss before income taxes	(798,598)	(2,831,592)	919,124		(2,711,066)
Provision for income taxes	—	—	—		—
Net loss	$(798,598)	$(2,831,592)	$919,124		$(2,711,066)
Per share data—basic
Net loss	$(0.15)				$(0.27)
Weighted average common shares outstanding	5,382,983				10,012,950

See accompanying notes to pro forma combined condensed financial statements.

Charys Holding Company, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.                 Pro Forma Adjustments:

(a)   Represents net adjustments relating to certain assets, liabilities, revenues, and cost of revenues attributable to the contract with the Commonwealth of Virginia not acquired by the Company under the Purchase Agreement, and amounts owed by Viasys to its former parent not assumed. Also represents net adjustments relating to the fair value assessment and allocation of Viasys assets purchased and liabilities assumed by the Company.

(b)   Represents effects of the excess of purchase price over net assets acquired, as follows (in thousands):

Consideration paid	$5,866
Accrued acquisition costs	743
Shares issued to consultants	3,452
Common stock warrant issued for acquisition services	60
Total purchase price	10,121
Net assets acquired, excluding debt assumed	5,593
Viasys debt assumed	(5,374)
Net assets acquired	219
Excess of purchase price over net assets acquired	9,902
Estimated allocation of excess purchase price to amortizable intangible assets	(246)
Goodwill	$9,656

The above allocation of excess purchase price to amortizable intangible assets is based on management’s estimate in lieu of valuation from a qualified independent source. The Company will obtain an independent valuation and make adjustments to these allocations as necessary, based on the results of that valuation.

2.                 Per Share Information:

Basic and diluted net earnings or loss per share for the six months ended October 31, 2005 and year ended April 30, 2005 were computed using the historic weighted average shares of the Company’s outstanding stock, plus 4,629,967 shares issued as a result of the Viasys acquisition for acquisition-related services.

Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information is for Method IQ, Inc.

Audited Financial Statements of Method IQ, Inc. as of, and for the Year Ended, December 31, 2004:

Unaudited Interim Financial Statements of Method IQ, Inc. as of, and for the Ten Months Ended, October 31, 2005 and 2004:

Unaudited Pro Forma Financial Information:

Basis of Pro Forma Presentation	F-97
Pro Forma Combined Condensed Balance Sheets as of October 31, 2005	F-98
Pro Forma Combined Condensed Statements of Operations for the Six Months Ended October 31, 2005	F-99
Pro Forma Combined Condensed Statements of Operations for the Year Ended April 30, 2005	F-100
Notes to Pro Forma Combined Condensed Financial Statements	F-101

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Method IQ, Inc.
Alpharetta, GA

We have audited the accompanying balance sheet of Method IQ, Inc. (the “Company”) as of December 31, 2004, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Method IQ, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/CAIN & DAVID, PC
Marietta, Georgia
January 26, 2006

METHOD IQ, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,346
Receivables, net	2,505,188
Prepaid expenses	876,357
Total current assets	3,413,891
PROPERTY AND EQUIPMENT, net	533,119
OTHER ASSETS
Deposits	29,186
Goodwill	212,808
241,994
TOTAL ASSETS	$4,189,004
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Line of credit	$803,919
Current portion of obligations under capital leases	28,320
Current portion of notes payable	272,496
Accounts payable	1,704,925
Deferred revenue	1,332,219
Accrued liabilities	603,478
Total current liabilities	4,745,357
LONG-TERM LIABILITIES
Obligations under capital leases, net of current portion	2,036
Notes payable, net of current portion	31,945
33,981
TOTAL LIABILITIES	4,779,338
STOCKHOLDERS’ DEFICIT
Common stock, no par value, 10,000,000 shares authorized, 2,000,000 shares issued and outstanding	1,000
Accumulated deficit	(591,334)
(590,334)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,189,004

See auditors’ report and accompanying notes

METHOD IQ, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2004

Sales	$9,131,328
Cost of Sales	6,223,826
Gross Profit	2,907,502
Operating Expenses
Sales and marketing	2,079,284
General and administrative	1,304,258
Depreciation and amortization	145,510
3,529,052
Loss from operations	(621,550)
Interest expense	62,373
Net loss	(683,923)
Retained earnings, beginning of year	92,589
Accumulated deficit, end of year	$(591,334)

See auditors’ report and accompanying notes

METHOD IQ, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004

Net Loss	$(683,923)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	145,510
Change in assets and liabilities
Receivables, net	(1,814,643)
Prepaid expenses	(875,611)
Deposits	(22,800)
Accounts payable	1,552,577
Deferred revenue	1,287,764
Accrued liabilities	439,295
566,582
Net cash provided by operating activities	28,169
Cash flows from investing activities
Acquisition of goodwill	(25,000)
Acquisition of property and equipment	(60,039)
Net cash used by investing activities	(85,039)
Cash flows from financing activities
Principal payments on notes payable	(189,229)
Principal payments on obligations under capital lease	(52,356)
Net borrowing on line of credit	305,725
Net cash provided by financing activities	64,140
Net increase in cash and cash equivalents	7,271
Cash and cash equivalents, beginning of year	25,075
Cash and cash equivalents, end of year	$32,346
Supplemental schedule of non-cash financing activities:
The Company acquired certain assets and goodwill through the issuance of a $80,000 note payable.
Supplemental cash flow information
Interest paid	$66,018

See auditors’ report and accompanying notes

METHOD IQ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED
DECEMBER 31, 2004

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.   Nature of Business

Method IQ, Inc. (Company) was formed in 2001. The company is in the business of providing technical support and software and hardware sales, along with other professional services, to the call center industry.

B.   Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation and amortization, accrued liabilities, sales returns, and contingencies. Actual results could differ from those estimates.

C.   Receivables

The Company provides for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based upon historical collection experience coupled with a review of the current status of all existing receivables.

Receivables	$2,520,188
Less allowance for doubtful accounts	(15,000)
Receivables, net	$2,505,188

D.   Property and Equipment

Property and equipment are recorded at cost. When assets are retired, or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations and accumulated deficit. Depreciation and amortization are provided using the straight-line method for financial statement purposes over the estimated useful lives of the assets. Depreciation and amortization for income tax purposes are provided using both the straight-line and accelerated methods over the estimated useful lives of the assets.

E.   Income Taxes

The Company utilizes the method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”, which requires deferred income taxes to reflect the tax consequences of temporary differences between the assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The principal item making up the deferred tax asset relates to the accounting for net operating losses of the company. The principal item making up the deferred tax liability relates to the difference between the book basis and tax basis of depreciable assets.

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

F.   Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments” (SFAS 107) requires disclosure of the fair value of certain items, including receivables, payables, and debt. The Company believes that the amounts disclosed for such items within the balance sheet do not differ significantly from fair value as defined in SFAS 107.

G.   Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally receivables. Concentrations of credit risk with respect to receivables are limited due to the number of customers comprising the Company’s receivables. To reduce credit risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its receivables credit risk exposure is limited.

H.   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

2.   PROPERTY AND EQUIPMENT

The components of property and equipment are as follows as of December 31, 2004:

Class of Asset	Useful Lives
Machinery and equipment	3-5	$638,494
Automobiles	5	49,354
Furniture and fixtures	7	66,213
Leasehold improvements	5	12,781
		766,842
Less accumulated depreciation and amortization		233,723
PROPERTY AND EQUIPMENT, net		$533,119

3.   GOODWILL

Goodwill recorded by the Company is related to the acquisition of Qualysis Technologies, LLC on December 17, 2003 and Capernaum, Inc. on August 31, 2004. It represents the excess of cost over fair value of the net assets acquired and has not been amortized in accordance with SFAS No. 142, Goodwill and other Intangible Assets. The carrying value of the goodwill will be evaluated on an annual basis, or sooner if deemed necessary, in connection with other long-lived assets, for potential impairment.

4.   LINE OF CREDIT

Effective March 10, 2004, the Company entered into a loan and security agreement with a bank to provide for a line of credit of up to $1,000,000, subject to credit availability. The credit available on the line is subject to the collateral terms of the agreement which are 80% of eligible accounts receivable. The line of credit matured on April 15, 2005. The line bears interest at the bank’s prime rate plus 1.5%. (Prime rate at December 31, 2004 was 5.25%) At December 31, 2004, the outstanding balance on the line of credit was $803,919. The line of credit requires monthly payments of accrued interest only on outstanding balances.

4.   LINE OF CREDIT (Continued)

The line of credit is collateralized by accounts receivable, contract rights and general intangibles of the Company along with personal guarantees of members of management.

5.   NOTES PAYABLE

At December 31, 2004 notes payable was comprised of the following:

Note Payable—Bank, interest payable monthly at 5.5% per annum, with principal payments due quarterly, maturing October 25, 2005, secured by receivables and intangibles	$200,000
Note Payable—Capernaum, Inc. purchase note, monthly principal installments of $6,666, with final payment of $6,674 plus accrued interest at 5% per annum, if the note is paid timely no interest will accrue, maturing October 1, 2005	60,002
Note Payable—Vehicle, monthly principal and interest payments of $937 at 5.35% per annum, maturing August 10, 2008, secured by the vehicle	41,246
Note Payable—Equipment, monthly principal and interest payments of $351 at 15.99% per annum, maturing October 25, 2006 , secured by said equipment	3,193
Total	304,441
Less current maturities	272,496
Note Payable, net of current portion	$31,945

Maturities of Notes Payable are as follows:

Year ending December 31,
2005	$272,496
2006	9,546
2007	10,061
2008	10,602
2009	1,736
$304,441

6.   CAPITAL LEASES

The Company leases certain furniture and equipment under various non-cancelable capital leases at interest rates ranging from 8.0% to 19.55%. The leases expire from 2005 through 2006. Assets under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Amortization of assets under capital lease is included in depreciation and amortization expense for the year ended December 31, 2004. The capitalized value of the furniture and equipment subject to the capital leases is $ 91,566 at December 31, 2004. The accumulated amortization of the furniture and equipment is $ 27,092 at December 31, 2004.

6.   CAPITAL LEASES (Continued)

The following is a schedule of future minimum lease payments under capital leases.

Year ending December 31,
2005	$29,836
2006	2,058
Total payments	31,894
Less amount representing interest	(1,538)
Present value of net minimum lease payments	$30,356

7.   LEASE COMMITMENTS

The Company leases its facilities under operating lease agreements. The lease for the Company’s Atlanta facility was entered into on November 11, 2004. The base rent for the lease is $9,039 per month beginning December 10, 2004. The lease provides for no rent form March 2005 through June 2006. The lease base rent escalates annually during the lease term. The term of this lease agreement expires February, 2011. The Company leases a facility in Greenville, on a month to month agreement, the monthly rental is $2,355. Additionally, the Company leases certain equipment under non-cancelable operating lease agreements expiring December 2005. The leases have been accounted for as operating leases under the provisions of SFAS No. 13.

The following is a schedule of future minimum lease payments under non-cancelable operating leases having a lease term in excess of one year.

Year ending December 31,
2005	$20,646
2006	56,054
2007	114,436
2008	117,297
2009	120,229
There after	271,041
$699,703

Total rent expense on these leases was $ 59,375 for the year ended December 31, 2004.

7.   INCOME TAXES

As of December 31, 2004, the net deferred tax asset, recognized for taxable temporary differences consists of the following components:

Deferred income tax benefit-net
Operating loss carry forward	$294,709
Valuation allowance	(213,604)
Net deferred income tax benefit	81,105
Deferred income tax liability-Depreciation timing differences	81,105
Net deferred tax asset	$0

7.   INCOME TAXES (Continued)

Income tax benefit (provision) for the year ended December 31, 2004 consists of the following:

Current tax expense	$0
Benefits due to loss carryforwards	277,185
Other deferred taxes	(44,657)
Change in valuation allowance on deferred tax assets	(232,528)
Income tax benefit (provision)	$0

As of December 31, 2004, the Company had net operating loss carryforwards of $746,000 that can be deducted against future federal taxable income. The net operating loss carryforwards, if unused, expire as follows, $44,000 in 2018 and $702,000 in 2019.

8. CONCENTRATIONS

During the year ended December 31, 2004, the Company purchased a substantial portion of its products from two suppliers. The purchases from these suppliers represented approximately 80% and 15% of the Company’s purchases, respectively. The company had payables of $1,220,918 and $4,315, respectively, to these suppliers at December 31, 2004.

During the year ended December 31, 2004, approximately 31% and 10% of the Company’s sales were to two customers. At December 31, 2004, receivables included approximately $275,000 and $484,000 due from these customers, respectively.

9. EMPLOYEE BENEFIT PLAN

Effective July 1, 2002, the Company adopted the Method IQ, Inc. 401(k) Profit Sharing Plan (the Plan). All employees of the Company are eligible to participate in the Plan after meeting certain age and length of service requirements. The employees can contribute from 1% to 100% (subject to annual limitations of the Internal Revenue Code) of their annual compensation. Matching contributions are at the discretion of the Company and are limited to 6% of the employee’s eligible compensation. The Company did not make matching contributions for the year ended December 31, 2004.

10.   STOCK OPTION PLAN

The Company has a stock option plan. The Method IQ, Inc. 2002 Stock Incentive Plan, as amended on January 1, 2003, provides for the issuance of up to 600,000 shares of Common Stock to selected management and key employees of the Company. The Board of Directors is authorized under the agreement to grant options and to establish the terms and conditions of the grant and exercise of the options. The options under the plan vest immediately upon issuance. The options granted expire on January 1, 2013.

The status of the stock option plan is as follows at December 31, 2004:

Nonqualified Plan
Shares under option	100,000
Option exercise price	$0.25
Last expiration date	January 1, 2013

No stock options were granted in the year ended December 21, 2004.

11.   SUBSEQUENT EVENTS

Subsequent to December 31, 2004 the Company entered into various additional capital leases for furniture and equipment. These noncancellable leases represent approximately $178,000 of furniture and equipment and a $178,000 obligation under capital leases. The lease terms range from 24 to 48 months.

On January 3, 2005, 100,000 stock options were exercised at the price of $0.25 and the corresponding shares of common stock were issued.

On January 5, 2006 the lender has agreed to an extension of the line of credit that matured on April 15, 2005 (Note 4). The extension is through February 3, 2006 and is at the same credit and collateral terms as the original line of credit.

On September 1, 2005, the Company sold the assets of its Greenville, South Carolina call center operations for $10 and the assumption of certain liabilities related to the call center operations at Greenville, and a non solicitation agreement from the acquirer. The assets acquired were primarily computer and call center equipment.

At December 31, 2004, Method IQ, Inc. was a wholly owned subsidiary of Rock Creek Equity Holdings, LLC (“ RCH “). On September 13, 2005, Charys Holding Company, Inc. (“Charys”) entered into a letter of intent to acquire 100% of the shares of Method IQ, Inc as of November 1, 2005.

On December 22, 2005, Charys acquired 100% of the outstanding common stock of the Company in exchange for $10,500,000 in cash, note payable and stock, and $500,000 in additional cash consideration. The purchase was effective November 1, 2005.

12.   RELATED PARTY TRANSACTIONS

RCH is wholly owned by two officers of the Company.

For the year ended December 31, 2004, management fees of $ 45,000 were paid to RCH.

Method IQ, Inc.
Interim Condensed Statements of Operations (Unaudited)

	Ten months ended October 31,
	2005	2004
Net sales	$8,594,848	$7,283,525
Cost of sales	6,286,905	4,823,857
Gross profit	2,307,943	2,459,668
General & administrative expenses	2,391,863	2,850,453
Depreciation and amortization	272,150	80,000
Total opertaing expenses	2,664,013	2,930,453
Net loss from continuing operations	(356,070)	(470,785)
Other income (expense):
Interest expense	(49,273)	(48,538)
Loss on disposition of property and equipment	(87,395)	—
Total other income (expense)	(136,668)	(48,538)
Net loss	$(492,738)	$(519,323)

See notes to interim financial statements.

Method IQ, Inc.
Interim Condensed Statements of Cash Flows (Unaudited)

	Ten months ended October 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(492,738)	$(519,323)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	272,150	80,000
Loss on disposition of property and equipment	87,395	—
Net change in current assets and liabilities	531,325	219,871
Net cash provided by (used in) operating activities	398,132	(219,452)
Cash flows from investing activities:
Acquisition of property and equipment	(96,588)	(58,927)
Net cash used in operating activities	(96,588)	(58,927)
Cash flows from financing activities:
Principal payments on long-term debt	(339,480)	(76,244)
Net borrowing on line of credit obligation	92,067	386,104
Net cash provided by (used in) financing activities	(247,413)	309,860
Net increase in cash and cash equivalents	54,131	31,481
Cash and cash equivalents, beginning of period	32,346	25,075
Cash and cash equivalents, end of period	$86,477	$56,556

See notes to interim financial statements.

Method IQ, Inc.

Notes to Interim Financial Statements (Unaudited)

1.                 Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Method IQ, Inc. (the “Company”) for the ten months ended October 31, 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2004. Operating results for the ten months ended October 31, 2005 are not necessarily indicative of the results of the Company that may be expected in future periods.

Charys Holding Company, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Financial Statements

Basis of Presentation

On December 22, 2005, with an effective date of November 1, 2005, Charys Holding Company, Inc. (“Charys” or the “Company”) completed the acquisition of all issued and outstanding shares of capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC (“Seller”). The initial purchase price paid totaled $5.25 million, for which Charys executed a promissory note with the Seller, secured by the common stock of Method IQ. The Purchase Agreement also provided for additional consideration of $5.25 million in the form of Charys common stock. This additional consideration is subject to adjustment, contingent upon future performance of Method IQ. A more detailed description of the Method IQ acquisition may be found in the Current Report on Form 8-K filed by the Company on December 12, 2005, and Form 8-K/A (Amendment No. 1) filed by the Company on December 28, 2005.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of the Company and Method IQ, and has been prepared to reflect the Company’s acquisition of Method IQ as of October 31, 2005. The unaudited combined condensed pro forma statements of operations are based on the Company’s historical statements of operations and the financial statements of Method IQ, and combines the Company’s results of operations and Method IQ for the six months ended October 31, 2005 and the year ended April 30, 2005, as if the acquisition occurred on May 1, 2004. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of Method IQ included elsewhere in this report.

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Balance Sheets (Unaudited)

	Historic
	Charys Holding
	Company, Inc.	Method IQ, Inc.	Pro Forma
	October 31, 2005	October 31, 2005	Adjustments		Combined
ASSETS
Current assets:
Cash	$265,074	$86,477			$351,551
Trade accounts receivable, net	3,746,766	1,709,402			5,456,168
Costs and estimated earnings in excess of billings on incomplete contracts	1,882,182	—			1,882,182
Other current assets	935,891	758,911			1,694,802
Total current assets	6,829,913	2,554,790	—		9,384,703
Property and equipment, net	671,107	504,405	111,055	(a)	1,286,567
Goodwill	3,974,834	212,808	6,421,873	(a),(b)	10,609,515
Amortizable intangible asset, net	64,750	—	170,000	(b)	234,750
Other noncurrent assets	557,715	32,732			590,447
	$12,098,319	$3,304,735	$6,702,928		$22,105,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,447,623	$2,404,545	$212,474	(b)	$8,064,642
Billings in excess of costs and estimated earnings on incomplete contracts	525,289	—			525,289
Short-term borrowings:
Unrelated parties	3,077,447	895,986			3,973,433
Related parties	57,966	—	5,250,000	(b)	5,307,966
Current portion of long-term debt:
Unrelated parties	329,325	82,498			411,823
Related parties	190,188	—			190,188
Deferred revenue	—	857,716			857,716
Total current liabilities	9,627,838	4,240,745	5,462,474		19,331,057
Long-term borrowings:
Unrelated parties	27,858	147,062			174,920
Related parties	—	—			—
Stockholder’s equity:
Preferred stock	1,900	—			1,900
Common stock	9,571	26,000	(25,308	)(b)	10,263
Additional paid-in capital	6,297,891	—	156,690	(b)	6,454,581
Stockholder notes receivable	—	(25,000)	25,000	(b)	—
Accumulated deficit	(3,866,739)	(1,084,072)	1,084,072	(b)	(3,866,739)
Total stockholders’ equity	2,442,623	(1,083,072)	1,240,454		2,600,005
Total liabilities and stockholders’ equity	$12,098,319	$3,304,735	$6,702,928		$22,105,982

See accompanying notes to pro forma combined condensed financial statements.

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Statements of Operations (Unaudited)

	Historic
	Charys Holding
	Company, Inc.	Method IQ, Inc.
	Six Months Ended	Six Months Ended	Pro Forma
	October 31, 2005	October 31, 2005	Adjustments	Combined
Net revenues	$11,277,444	$5,278,299		$16,555,743
Cost of revenues	8,787,819	4,016,137		12,803,956
Gross profit	2,489,625	1,262,162	—	3,751,787
General & administrative expenses	2,797,486	1,588,694		4,386,180
Depreciation and amortization	257,682	243,310		500,992
Total operating expenses	3,055,168	1,832,004	—	4,887,172
Loss from continuing operations	(565,543)	(569,842)	—	(1,135,385)
Other income (expense):
Gain from debt retirement	1,495,626	—		1,495,626
Gain on sale of discontinued operation	229,044	—		229,044
Interest expense	(220,051)	(26,208)		(246,259)
Total other income (expense)	1,504,619	(26,208)	—	1,478,411
Net earnings (loss) before income taxes	939,076	(596,050)	—	343,026
Provision for income taxes	—	—	—	—
Net earnings (loss)	$939,076	$(596,050)	$—	$343,026
Per share data—basic Net earnings	$0.11			$0.04
Weighted average common shares outstanding	8,608,246			9,223,066
Per share data—diluted Net earnings	$0.08			$0.03
Weighted average common shares outstanding	11,559,333			12,206,761

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Statements of Operations (Unaudited) (Continued)

	Historic
	Charys Holding
	Company, Inc.	Method IQ, Inc.
	12 Months Ended	12 Months Ended	Pro Forma
	April 30, 2005	April 30, 2005	Adjustments	Combined
Net revenues	$7,482,699	9,554,683		$17,037,382
Cost of revenues	5,606,597	6,247,581		11,854,178
Gross profit	1,876,102	3,307,102	—	5,183,204
General & administrative expenses	3,811,684	2,901,593		6,713,277
Depreciation and amortization	148,417	76,837		225,254
Total operating expenses	3,960,101	2,978,430	—	6,938,531
Income (loss) from continuing operations	(2,083,999)	328,672	—	(1,755,327)
Other income (expense):
Gain from debt retirement	1,450,985	—		1,450,985
Loss on sale of property and equipment	(34,753)	—		(34,753)
Interest expense	(166,259)	(62,667)		(228,926)
Other income (expense)	35,428	—		35,428
Total other income (expense)	1,285,401	(62,667)	—	1,222,734
Net income (loss) before income taxes	(798,598)	266,005	—	(532,593)
Provision for income taxes	—	—	—	—
Net earnings (loss)	$(798,598)	$266,005	$—	$(532,593)
Per share data—basic and diluted Net loss	$(0.15)			$(0.07)
Weighted average common shares outstanding	5,382,983			7,940,365

See accompanying notes to pro forma combined condensed financial statements.

Charys Holding Company, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.                 Pro Forma Adjustments:

(a)   Represents net adjustments relating to the fair value assessment and allocation of Method IQ assets purchased and liabilities assumed by the Company.

(b)   Represents effects of the excess of purchase price over net assets acquired, as follows (in thousands):

Consideration paid	$5,250
Accrued acquisition costs	213
Shares issued to consultants	157
Common stock warrant issued for acquisition services	—
Total purchase price	5,620
Net liabilities assumed, excluding debt assumed	(289)
Method IQ debt assumed	(896)
Net liabilities assumed	(1,185)
Excess of purchase price over net assets acquired	6,805
Estimated allocation of excess purchase price to amortizable intangible assets	(170)
Goodwill	$6,635

The above allocation of excess purchase price to amortizable intangible assets is based on management’s estimate in lieu of valuation from a qualified independent source. The Company will obtain an independent valuation and make adjustments to these allocations as necessary, based on the results of that valuation.

2.                 Per Share Information:

Basic and diluted net earnings or loss per share for the six months ended October 31, 2005 and year ended April 30, 2005 were computed using the historic weighted average shares of the Company’s outstanding common stock, plus 525,000 common shares issued to the Seller and 167,428 common shares issued for acquisition-related services.

Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information is for Crochet & Borel Services, Inc.

Independent Auditor’s Report

To the Stockholder
Crochet & Borel Services, Inc.
Port Neches, Texas

We have audited the accompanying balance sheets of Crochet & Borel Services, Inc. as of December 31, 2005 and 2004, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crochet & Borel Services, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DAVIS COMPANY

July 28, 2006
Beaumont, Texas

CROCHET & BOREL SERVICES, INC.
BALANCE SHEETS
December 31,

	2005	2004
ASSETS
CURRENT ASSETS:
Cash	$5,817,245	$7,316
Accounts receivable-trade, net of allowance of $17,500,000 and $1,476,285 respectively	170,446,753	15,202,274
Prepaid insurance	163,274	183,824
Other	14,153	22,927
Total current assets	176,441,425	15,416,341
PROPERTY AND EQUIPMENT:
Transportation equipment	957,159	536,769
Cleaning equipment	2,542,623	1,831,028
Office furniture and equipment	274,861	216,431
	3,774,643	2,584,228
Less accumulated depreciation	(1,336,385)	(952,148)
Total property, plant, and equipment	2,438,258	1,632,080
OTHER ASSETS:
Due from related entity	—	258,808
Goodwill	55,559	55,559
Deposits	12,040	7,368
Total other assets	67,599	321,735
	$178,947,282	$17,370,156

The accompanying notes are an integral part of these financial statements.

CROCHET & BOREL SERVICES, INC.
BALANCE SHEETS (Continued)
December 31,

	2005	2004
LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$97,844,003	$5,602,563
Accrued liabilities	10,703,374	1,192,681
Lines of credit and short term notes	24,502,021	1,285,000
Stock redemption payable	8,971,738	1,800,000
Current portion long-term debt/capital leases	91,214	1,138,009
Total current liabilites	142,112,350	11,018,253
Long-term debt, net of current portion	401,147	4,637
Capital lease obligation, net of current portion	15,508	21,716
Total liabilities	142,529,005	11,044,606
STOCKHOLDER’S EQUITY:
Common stock, no par value; 100,000 shares authorized, 1,500 shares issued, 500 and 1,000 shares outstanding, respectively	1,500	1,500
Retained earnings	55,966,777	10,124,050
	55,968,277	10,125,550
Treasury stock at cost—1,000 and 500 shares, respectively	(19,550,000)	(3,800,000)
Total stockholder’s equity	36,418,277	6,325,550
	$178,947,282	$17,370,156

The accompanying notes are an integral part of these financial statements.

CROCHET & BOREL SERVICES, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
Years Ended December 31,

	2005	2004
Revenues	$227,500,960	$30,432,942
Cost of revenues	149,938,357	16,951,194
Gross profit	77,562,603	13,481,748
Selling, general and administrative	28,284,314	4,118,197
Operating income	49,278,289	9,363,551
Other income (expenses):
Interest expense	(423,308)	(142,150)
Other income	25,372	(9,118)
Net income before taxes	48,880,353	9,212,283
RETAINED EARNINGS:
Beginning of year	10,124,050	1,054,779
Less shareholder distributions	(3,037,626)	(143,012)
End of year	$55,966,777	$10,124,050

The accompanying notes are an integral part of these financial statements.

CROCHET & BOREL SERVICES, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31,

	2005	2004
OPERATING ACTIVITIES:
Net income	$48,880,353	$9,212,283
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	387,740	295,214
Bad debt provision	16,023,715	1,274,651
Changes in operating assets and liabilities:
Accounts receivable	(171,268,194)	(14,655,614)
Prepaid insurance	20,550	(183,824)
Other	4,191	73,674
Accounts payable	92,241,439	4,787,402
Accrued liabilities	9,510,694	989,765
Net cash (used for) provided by operating activities	(4,199,512)	1,793,551
INVESTING ACTIVITIES:
Purchase of property and equipment	(1,199,007)	(636,836)
Proceeds from sale of property	5,000	—
Payment for purchase of goodwill	—	(55,559)
Net advances received from related party	258,808	371
Net cash used for investing activities	(935,199)	(692,024)
FINANCING ACTIVITIES:
Proceeds from long-term debt	500,000	—
Principal payments on debt and capital leases	(1,156,493)	(207,436)
Borrowings on lines of credit/short term notes	29,735,000	6,954,872
Payments on lines of credit/short term notes	(6,517,979)	(5,719,872)
Proceeds from issuance of common stock	—	500
Purchase of treasury stock	(8,578,262)	(2,000,000)
Distributions to shareholders	(3,037,626)	(143,012)
Net cash provided by (used for) financing activities	10,944,640	(1,114,948)
Net increase (decrease) in cash	5,809,929	(13,421)
Cash at beginning of year	7,316	20,737
Cash at end of year	$5,817,245	$7,316
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest paid	$292,175	$142,150
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of equipment:
Acquisition of machinery and equipment through capital leases	$—	$39,194
Long-term debt refinancing:
Refinancing of a previous line of credit and other term loans into one term note	$—	$1,283,492
Stock redemption of former shareholder(s):
Purchase 500 shares of stock from former shareholder(s)	$15,750,000	$3,800,000
Less redemption payable assumed by company	(8,971,738)	(1,800,000)
Purchase of treasury stock	$6,778,262	$2,000,000

The accompanying notes are an integral part of these financial statements.

CROCHET & BOREL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of Crochet & Borel Services, Inc. (Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of these financial statements.

Nature of business

Crochet & Borel Services, Inc. was formed on December 12, 1995, and has since grown into a nationally recognized leader in the catastrophe restoration service industry. These services include fire and water restoration, content and document restoration, and other related services such as mold remediation, air duct cleaning and asbestos abatement. The Company’s main facility is headquartered in Port Neches, Texas, with other offices located in Houston, Austin, and Lake Charles, Louisiana.

Revenue and Cost Recognition

For financial reporting, the Company recognizes income and expenses on the accrual method of accounting. Under this method, revenue is recognized when earned and expenses when incurred.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated risk by performing credit checks and actively pursuing past due accounts. The allowance for doubtful accounts is established through a provision for bad debt charged to expense. The charge to operations is based on management’s evaluation of the accounts receivable portfolio, including such factors as the volume and character of receivables outstanding, past loss experience, and general economic conditions. Bad debt expense for the years ended December 31, 2005 and 2004 was $16,055,012 and $1,407,875 respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates made by management include, among others, the realization of accounts receivable and the allowance for doubtful accounts. Due to uncertainties inherent in the insurance industry, and uncertainties in dealing with large loss commercial contracts, it is at least reasonably possible that the allowance for doubtful accounts as a material estimate, in total or on an individual bases, will be subject to short-term fluctuations. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision liability for federal income taxes has been included in the financial statements. A corporate level income and franchise tax is imposed on the corporation in certain states in which the company operates. A provision for these taxes has been recorded.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. When items of property or equipment are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation charged to operations for the years ended December 31, 2005 and 2004 was $387,740 and $295,214, respectively.

Compensated Absences

Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Goodwill

In accordance with Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, goodwill is not amortized since it has an indefinite life. Instead, it is tested annually for impairment. During the years ended December 31, 2005 and 2004, there were no changes in the carrying amount of goodwill.

Advertising

The Company charges the costs of advertising to expense as incurred.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes amounts on hand and amounts on deposit at financial institutions.

NOTE 2—LINES OF CREDIT

The Company has available a $10,000,000 line of credit with Texas State Bank, interest is due monthly at a rate of 1% over prime lending rate on the outstanding balance with principal due April 21, 2006. The note is secured by business equipment and general assets of the Company and is guaranteed by the stockholders. Principal balance outstanding at December 31, 2005 and 2004 is $9,502,021 and $100,000, respectively.

The Company also has available a $5,000,000 line of credit with Texas State Bank, interest is due monthly at a rate of 1% over prime lending rate on the outstanding balance with principal due at April 15, 2006. The note is secured by business equipment and general assets of the Company and is guaranteed by the stockholders. Principal balance outstanding at December 31, 2005 is $5,000,000.

In addition, for the year ended December 31, 2004, the Company had available a $1,500,000 line of credit with Texas State Bank, with interest due monthly at a rate of 1% over prime lending rate on the outstanding balance with principal due March 14, 2005. The note was secured by business equipment and general assets of the Company and is guaranteed by the stockholders. Principal balance outstanding at December 31, 2004 was $1,185,000.

NOTE 3—SHORT-TERM NOTES

The Company entered into two short-term notes, the purpose which was to support the increased work load along the Gulf Coast as a result of Hurricanes Katrina and Rita.

Short-term note due January 16, 2006

The first note is with Texas State Bank with interest due monthly at the prime lending rate plus 2% on the unpaid principal balance. The loan is secured by previously executed security instruments of the Company and assignments of life insurance on the shareholders. Principal balance outstanding at December 31, 2005 is $5,000,000.

Short-term note due January 17, 2006

The second note is also with Texas State Bank with interest due monthly at the prime lending rate plus 2% on the unpaid principal balance. The loan is secured by previously executed security instruments of the Company and assignments of life insurance on the shareholders. Principal balance outstanding at December 31, 2005 is $5,000,000.

NOTE 4—LONG-TERM DEBT

Notes payable are as follows for the years ended December 31, 2005 and 2004:

Note payable to Texas State Bank, payable in monthly installments of $25,000, including interest at prime plus 1% through March 2005 at which time the unpaid principal balance is due in full, collateralized by equipment.		$1,118,530
Note payable to Texas State Bank, payable in monthly installments of $624, including interest at 7% through September 2006, collateralized by equipment.		12,359
Note payable to Texas State Bank, payable in monthly installments of $10,107, including interest at 8.5% through October 2010, collateralized by equipment.	$486,153
Total long-term debt	486,153	1,130,889
Less current portion of long-term debt	85,006	1,126,252
Total long-term debt	$401,147	$4,637

Maturities of long-term debt are as follows for the year ended December 31:

2006	$85,006
2007	92,520
2008	100,698
2009	109,598
2010	98,331
Total	$486,153

NOTE 5—RELATED PARTY TRANSACTIONS

Operating lease Port Neches

The Company leases its offices and main warehouse facilities on a month-to-month basis from B&C Enterprises, Ltd., a partnership owned by the shareholder and former shareholder. Amounts charged to rent expense were $62,200 and $25,500 for the years ended December 31, 2005 and 2004, respectively.

Operating lease New Orleans

The Company leases warehouse and yard facilities on a month-to-month basis from Rita-Kat, Ltd., a partnership in which the shareholder is part owner. Amounts charged to rent expense were $21,666 for the year ended December 31, 2005.

Note receivable related entity

The Company has advanced funds to BCP Diversified, Ltd. and B&C Enterprises, Ltd., which are related by common ownership. At December 31, 2004 the amounts due the Company was $253,872 and $4,936 from each BCP Diversified, Ltd. and B&C Enterprises, Ltd., respectively. There were no amounts due the Company as of December 31, 2005.

NOTE 6—ASSET ACQUISITIONS

On June 30, 2004, the Company entered into an asset purchase agreement with Stefek Restoration Services, Inc. (an Austin based Texas Corporation) to purchase all of the assets of the business for $235,000. The purchase price was allocated as follows:

Goodwill	$55,559
Accounts receivable	79,441
Office furniture and equipment	32,001
Cleaning equipment	67,999
$235,000

The acquisition was complete and paid in full in 2004.

NOTE 7—STOCK REDEMPTIONS

Issuance of common stock

Effective July 1, 2004, the Company authorized and issued an additional 500 shares of common stock to a third shareholder.

First shareholder redemption

Effective November 30, 2004, the Company purchased five-hundred shares of treasury stock from the shareholder referenced above for a total purchase price of $3,800,000. Of this purchase price, $2,000,000 was paid in cash with the remainder in the form of a note due January 31, 2005. The $1,800,000 portion of the purchase that was in the form of a note represents a noncash financing activity for the purposes of the statement of cash flows.

NOTE 7—STOCK REDEMPTIONS (Continued)

Second shareholder redemption

Effective June 30, 2005, the Company purchased five-hundred shares of treasury stock from a shareholder for a total purchase price of $15,750,000. Of this purchase price $6,778,262 was paid in cash with the remainder in the form of a note due June 30, 2006. The $8,971,738 portion of the purchase that was in the form of a note represents a noncash financing activity for the purposes of the statement of cash flows. The final payment was made to shareholder on June 4, 2006.

NOTE 8—SUBSEQUENT EVENTS

On June 5, 2006 the Company entered a stock purchase agreement with Charys Holding Company, Inc. (a Delaware corporation) whereby Charys Holding Company, Inc. will purchase all of the outstanding shares of the Company’s stock. The agreement has an effective date of May 1, 2006 and is expected to be fully consummated by approximately August 15, 2006.

NOTE 9—CHANGE IN ACCOUNTING METHOD FOR TAX REPORTING

Effective January 1, 2004, the shareholders applied for a change in Accounting Method to an overall accrual method for tax reporting purposes. As a result of the change to an overall accrual method of accounting, the Company is obligated under IRC Sec. 481(a) to recognize $1,123,328 of taxable income over the next four years on their corporate tax return which will not be reflected on the Company’s financial statements; this annual adjustment otherwise known as the net section 481(a) adjustment. The Company recognized $280,832 on both their 2004 and 2005 Form 1120S U.S. Corporation Income Tax Return with the balance due in equal installments over the next two years.

NOTE 10—LITIGATION AND CLAIMS

The Company has litigation arising from the normal course of business. In management’s opinion, the outcome of any such litigation will not materially affect the Company’s financial condition. Nevertheless, due to uncertainties in the settlement process, it is at least reasonably possible that management’s view of the outcome could change materially in the near term.

Pending or Threatened Litigation, Claims, and Assessments

LVI Environmental Services of New Orleans, Inc. v. The Parish of Jefferson, Certified Cleaning & Restoration, Inc. & C&B Services, Inc. Civil Action No. 631-328, Div. “A,” 24th Judicial District Court for the Parish of Jefferson, Louisiana.

LVI Environmental Services of New Orleans, Inc. v. The Jefferson Parish School Board, Certified Cleaning & Restoration, Inc. & C&B Services, Inc. Civil Action No. 633-453, Div. “M,” 24th Judicial District Court for the Parish of Jefferson, Louisiana.

In each of these lawsuits filed on May 12, 2006 and July 17, 2006, respectively, plaintiff has filed a petition to secure payment for services performed in the amount of $4,615,209 and $2,381,111, respectively. As described in the petitions, Certified Cleaning & Restoration, Inc. (Certified) contracted with Jefferson Parish and Jefferson Parish School Board, respectively, whereby Certified was to provide remediation services to address the damages caused by Hurricanes Katrina and Rita. Certified then sub-contracted with the Company whereby the Company was to perform some of Certified’s obligations to each Jefferson Parish and Jefferson Parish School Board. The Company then sub-contracted with LVI Environmental Services of New Orleans, Inc. (LVINO) whereby LVINO was to provide various services for the Company in furtherance of the Company’s contract with Certified.

NOTE 10—LITIGATION AND CLAIMS (Continued)

Unasserted Claims and Assessments

Certified has alleged that it is entitled to a ten percent (10%) commission in connection with certain restoration work performed by the Company pursuant to an oral agreement. Management of the Company has vigorously resisted this claim by Certified and plans to continue to do so.

In summary

Additionally, the Company, during the course of their business dealings with Certified has performed work on nineteen different building restoration projects and is currently owed approximately $20,906,875 from Certified for work performed in 2005. The above referenced legal proceedings, both asserted and unasserted, being linked together, have caused delay in the collections and payments of these accounts receivables. The Company’s legal counsel has advised that, at this stage of the proceedings they cannot accurately predict the likelihood of an unfavorable outcome or the amount or range of potential loss or adjustment, if any. Accordingly, no adjustment that may result from resolution of these uncertainties has been made in the accompanying financial statements. However, it is reasonably possible that as these complaints proceed, a change in management’s estimate will occur as to the likelihood of an unfavorable or favorable outcome.

NOTE 11—CONCENTRATIONS OF CREDIT RISK

Cash in banks

The Company maintains its cash deposits and accounts at commercial banks. At times, account balances may exceed federally insured limits. The company has not experienced any losses on these accounts, and management believes the company is not exposed to any significant risk on cash accounts.

Accounts receivable

The Company grants credit primarily to commercial customers located along the Gulf Coast and Eastern United States. These customers rely, in large part, on insurance claims and the federal government to pay for the services provided by the Company. As such, these claims are subject to contractual adjustments, with the remaining balance to be paid by the customer. The Company believes their accounts receivable have been reduced to net realizable value, however, actual collections may differ from the estimated amounts due.

Significant customers

Sales to the Company’s five largest customers totaled $118,058,988 for the year ended December31, 2005, representing approximately 52% of the Company’s total sales during the year. Included in accounts receivable from these customers was $85,977,385, or approximately 47% of total accounts receivable at December 31, 2005.

Major suppliers of labor and material

Purchases from the Company’s five largest vendors totaled $140,435,906 for the year ended December 31, 2005, representing approximately 94% of the labor and materials used by the Company. The Company’s accounts payable to these vendors was approximately $78,222,254 at December 31, 2005. Management believes no risk is present under this arrangement due to other suppliers being readily available.

NOTE 12—SIGNIFICANT SOURCES OF REVENUES

The Company derives a large portion of its revenues from catastrophic events, mainly from hurricanes and tropical storms. For the years ended December 31, 2005 and 2004, approximately 98% and 80%, respectively, of the Company’s revenues were generated from these storm related events.

NOTE 13—OPERATING LEASES

The Company has various lease arrangements for its warehouses and office facilities. As indicated in Note 5, certain of these arrangements are with related entities and other affiliates owned by the shareholders.

Future minimum rental payments under these operating leases are as follows for the years ended December 31,

2006	$145,225
2007	56,009
Total	$201,234

Total rent expense under operating leases for the year ended December 31, 2005 and 2004 was $149,380 and $102,383, respectively.

The Company leases their fleet of vehicles under an operating lease that requires monthly payments. Auto lease expense under this agreement was $418,244 and $346,595 for the years ended December 31, 2005 and 2004, respectively.

NOTE 14—CAPITAL LEASES

The Company leased certain equipment under various noncancelable capital leases at interest rates ranging from 6.1% to 19.9%. Future minimum lease payments required under capital leases as December 31, 2005 are as follows:

Year ended December 31,
2006	$7,346
2007	5,972
2008	5,972
2009	4,977
Total minimum lease payments	24,267
Less amount representing interest	2,551
Present value of net minimum lease payments	21,716
Less current portion	6,208
Long-term capital lease obligation	$15,508

As of December 31, 2005 and 2004, the Company’s equipment purchased under noncancelable capital leases had a net book value of $31,858 and $37,458 respectively. Amortization expense for assets purchased under capital leases is included in depreciation expense.

NOTE 15—RETIREMENT PLAN

The Company sponsors a savings incentive match plan (SIMPLE) covering substantially all of its employees. The Company contributed 3% of the compensation of participating employees, which amounted to $29,544 and $17,876 for the year ended December 31, 2005 and 2004, respectively.

NOTE 16—BONUSES PAYABLE

Year ended December 31, 2005

The Company maintains an unwritten profit sharing arrangement with its key employees. For the year ended December 31, 2005, the Company has accrued estimated bonuses payable in the amount of $5,500,000.

Year Ended December 31, 2004

Bonuses payable for the year ended December 31, 2004 was $420,000 and was paid in 2004.

NOTE 17—RECLASSIFICATIONS

Certain balances in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

Crochet & Borel Services, Inc.
Condensed Statements of Income (Unaudited)

	Three Months Ended March 31,
	2006	2005
Net revenues	$4,528,927	$7,015,965
Cost of revenues	5,050,701	3,701,921
Gross profit	(521,774)	3,314,044
Selling, general and administrative expenses	1,040,327	1,178,417
Depreciation expense	95,500	84,408
Interest expense	376,841	38,241
Other (income) expense, net	(260)	4,252
	1,512,408	1,305,318
Net (loss) income before income taxes	(2,034,182)	2,008,726
Income tax expense (benefit)	—	—
Net (loss) income	$(2,034,182)	$2,008,726

See notes to unaudited consolidated condensed statements of operations and cash flows.

Crochet & Borel Services, Inc.
Condensed Statements of Cash Flows (Unaudited)

	Three months Ended March 31,
	2006	2005
Cash Flows From Operating Activities:
Net (loss) income	$(2,034,182)	$2,008,726
Depreciation expense	95,500	84,408
Net change in operating assets and liabilities	2,021,172	543,714
Net cash provided by operating activities	82,490	2,636,848
Cash Flows From Investing Activities:
Purchase of property and equipment	(6,054)	(13,211)
Net cash used in investing activities	(6,054)	(13,211)
Cash Flows From Financing Activities:
Net repayments of debt obligations	(1,589,139)	(1,044,295)
Net cash used by financing activities	(1,589,139)	(1,044,295)
Net (decrease) increase in cash	(1,512,703)	1,579,342
Cash, beginning of period	5,817,245	(790,836)
Cash, end of period	$4,304,542	$788,506

See notes to unaudited consolidated condensed statements of operations and cash flows.

Crochet & Borel Services, Inc.
Notes to Unaudited Consolidated Condensed Statements of Operations and Cash Flows
Three Months Ended March 31, 2006 and 2005

1.   Basis of Financial Statement Presentation

The accompanying unaudited consolidated condensed statements of operations and cash flows of Crochet & Borel Services, Inc. (the “Company”) for the three months ended March 31, 2006 and 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the years ended December 31, 2005 and 2004. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results of the Company that may be expected in future periods.

Charys Holding Company, Inc. and Subsidiaries
Unaudited Pro Forma Combined Condensed Financial Statements

Basis of Presentation

On June 5, 2006, with an effective date of May 1, 2006, Charys Holding Company, Inc. (“Charys” or the “Company”) acquired 249 shares the total 500 outstanding capital shares of Crochet & Borel Services, Inc. (“C&B”) from Troy Crochet (“Seller”) in an initial closing (“First Closing”). As of the First Closing, the initial purchase consideration totaled $70 million, for which Charys paid $1 million in cash, executed a $19 million promissory note with the Seller, and issued 4 million common shares valued at $50 million. For the purpose of establishing the purchase price, the shares issued were valued at $12.50 per share, reflecting the guaranteed “make-whole” share value provision in the Purchase Agreement. On June 16, 2006, the Company acquired the remaining 251 outstanding common shares of C&B, for which Charys incurred an additional liability to Seller of $40 million based on the net worth adjustment defined in the Purchase Agreement. This liability is to be settled in cash on the Final Determination Date as defined in the Purchase Agreement. The Company also has a contingent liability to pay up to a further $17.5 million in consideration, depending upon the extent that C&B is successful in recovering accounts receivable identified as doubtful at December 31, 2005. A more detailed description of the C&B acquisition may be found in the Current Report on Form 8-K filed by the Company on June 8, 2006 and in the 2006 Annual Report on Form 10-KSB filed on August 23, 2006.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed date, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the Company’s historical balance sheet and the financial statements of C&B appearing elsewhere in this report, and has been prepared to reflect the Company’s acquisition of C&B as of April 30, 2006. The unaudited combined condensed pro forma statement of operations is based on the Company’s historical statements of operations and the financial statements of C&B, and combines the Company’s results of operations and C&B for the year ended April 30, 2006, as if the C&B acquisition occurred on May 1, 2005. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of C&B included elsewhere in this report.

Charys Holding Company, Inc and Subsidiaries
Pro Forma Combined Condensed Balance Sheets (Unaudited)

	Historic
	Charys Holding Company, Inc.	Crochet & Borel Services, Inc.	Pro Forma
	April 30, 2006	April 30, 2006	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,355,146	$1,192,319	$		$2,547,465
Accounts receivables, net of allowance for doubtful accounts	10,282,560	144,479,708	7,500,000	(a)	162,262,268
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	1,677,591	—			1,677,591
Prepaid expenses	2,869,642	32,670			2,902,312
Other current assets	1,681,357	—			1,681,357
Total current assets	17,866,296	145,704,697	7,500,000		171,070,993
Property and equipment, net of accumulated depreciation	9,410,184	2,324,845	—		11,735,029
Other assets:
Goodwill	20,061,917	55,559	111,781,304	(b)	131,898,780
Amortizable intangible assets—customer relationships, net of accumulated amortization	6,772,259	—			6,772,259
Financing costs, net of accumulation amortization	1,821,094	—			1,821,094
Other non-current assets	2,769,047	12,041			2,781,088
Total other assets	31,424,317	67,600	111,781,304		143,273,221
Total assets	$58,700,797	$148,097,142	$119,281,304		$326,079,243
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,681,114	$75,050,429	$		$85,731,543
Accrued expenses	7,605,535	9,188,830			16,794,365
Accrued acquisition costs	3,441,820	—	40,454,587	(b)	43,896,407
Billings in excess of costs and estimated earnings on uncompleted contracts	786,153	—			786,153
Deferred revenue	1,824,428	—			1,824,428
Short-term borrowings	18,318,715	31,487,699	19,000,000	(b)	68,806,414
Current portion of long-term debt	1,795,215	91,214			1,886,429
Total current liabilities	44,452,980	115,818,172	59,454,587		219,725,739
Long-term debt	5,985,803	380,687			6,366,490
Total liabilities	50,438,783	116,198,859	59,454,587		226,092,229
Shareholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,900,000 shares issued and outstanding
Series A	1,000	—			1,000
Series B	400	—			400
Series C	500	—			500
Common stock, $0.001 par value; 300,000,000 shares authorized, 17,069,804 shares issued and outstanding	17,070	—	7,258	(b)	24,328
Common stock, no par value; 100,000 shares authorized, 1,500 shares issued, 500 shares outstanding	—	1,500	(1,500	)(b)	—
Additional paid-in capital	14,478,024	—	91,717,742	(b)	106,195,766
(Accumulated deficit)/retained earnings	(6,234,980)	51,446,783	(51,446,783	)(b)	(6,234,980)
Treasury stock, 1,000 shares	—	(19,550,000)	19,550,000	(b)	—
Total shareholders’ equity	8,262,014	31,898,283	59,826,717		99,987,014
Total liabilities and shareholders’ equity	$58,700,797	$148,097,142	$119,281,304		$326,079,243

See notes to unaudited pro forma combined condensed financial statements.

Charys Holding Company, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
Charys Holding Company, Inc and Subsidiaries
Pro Forma Combined Condensed Statements of Operations (Unaudited)

	Historic
	Charys Holding	Crochet & Borel
	Company, Inc.	Services, Inc.	Pro Forma
	April 30, 2006	March 31, 2006	Adjustments		Combined
Net revenues	$48,570,912	$225,013,922	$		$273,584,834
Cost of revenues	38,608,211	151,298,229			189,906,440
Gross profit	9,962,701	73,715,693			83,678,394
Operating expenses:
General and administrative	9,389,448	28,146,224			37,535,672
Depreciation and amortization	1,703,138	—			1,703,138
Total operating expenses	11,092,586	28,146,224			39,238,810
(Loss) income from continuing operations	(1,129,885)	45,569,469			44,439,584
Other income (expense):
Gain on debt retirement	1,596,355	—			1,596,355
Gain on sale of property and equipment, net	108,651	—			108,651
Interest expense	(1,900,823)	(761,908)			(2,662,731)
Other income (expense), net	(301,241)	29,884			(271,357)
Total other income (expense)	(497,058)	(732,024)			(1,229,082)
Net income (loss) from continuing operations, before income taxes	(1,626,943)	44,837,445			43,210,502
Income tax expense	—	—	14,758,815	(c)	14,758,815
Net income (loss) from continuing operations	(1,626,943)	44,837,445	(14,758,815)		28,451,687
Discontinued operations:
Loss from discontinued operations	(31,266)	—			(31,266)
Gain on disposal of discontinued operations	229,044	—			229,044
Income from discontinued operations, net of income taxes	197,778	—			197,778
Net (loss) earnings	$(1,429,165)	$44,837,445	$(14,758,815)		$28,649,465
Per share data—basic
Net (loss) earnings	$(0)				$2
Weighted average common shares outstanding	11,034,626				18,292,626
Per share data—diluted
Net (loss) earnings	$(0)				$1
Weighted average common shares outstanding	11,034,626				26,137,903

See notes to unaudited pro forma combined condensed financial statements.

CROCHET & BOREL SERVICES, INC.
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.      Pro Forma Adjustments:

(a)    Represents net adjustments relating to the fair value assessment and allocation of C&B assets purchased and liabilities assumed by the Company.

(b)   Represents effects of the excess of purchase price over net assets acquired, as follows:

Consideration paid	$91,725,000
Promissory note to Seller	19,000,000
Additional acquisition liability to Seller	40,062,848
Accrued acquisition costs	118,220
Shares issued to consultants	273,519
Total purchase price	151,179,587
Net assets acquired, excluding debt assumed	70,830,423
C&B debt assumed	(31,487,699)
Net assets acquired	39,342,724
Excess of purchase price over net assets aquired	111,836,863
Estimated allocation of excess purchase price to amortizable intangible assets	—
Goodwill	$111,836,863

The extent to which the excess purchase price over the net assets acquired may represent acquired amortizable intangible assets cannot be reasonably determined by the Company at this time. Thus, no allocation of any excess purchase price to amortizable intangible assets has been made in the accompanying pro forma information. The Company will obtain an independent valuation to determine the existence of amortizable intangible asset value and carrying life, and make adjustments to these allocations as necessary based on the results of that valuation. The results of that valuation, in terms of intangible asset amortization expense, could have a material effect on the 2006 pro forma results of operations.

(c)    C&B was an S-corporation for taxation purposes until the effective date of the acquisition on May 1, 2006. Upon acquisition by Charys, it is no longer eligible for S-corporation treatment. Thus, for the purpose of the pro forma statement of operations for the year ended April 30, 2006, C&B is depicted as if it were a taxable C-corporation as of the beginning of this period.

2.      Per Share Information:

Basic and diluted net earnings or loss per share for the year ended April 30, 2006 were computed using the historic weighted average shares of the Company’s outstanding common stock, plus 7,258,000 common shares issued to the Seller and 215,369 common shares issued for acquisition-related services.

PART II
Information Not Required in Prospectus

Item 24.                 Indemnification of directors and officers.

Our articles of incorporation provide that we shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by us or in our right, by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

•       The liability did not result from any act or failure to act which (a) constituted a breach of such person’s fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud, or a knowing violation of law; or

•       Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, our articles of incorporation permit us to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

•       The liability did not result from any act or failure to act which (a) constituted a breach of such person’s fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud or a knowing violation of law; or

•       Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction if he has been finally adjudged to be liable to us, unless, and only to the extent that, the court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Charys under the indemnification provisions, or otherwise, we are aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We also maintain an insurance policy insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 25.                 Other expenses of issuance and distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. No expenses will be paid by the security holders.

SEC Registration Fee	$12,750.94
Printing and Engraving Expenses	10,000.00
Legal Fees and Expenses	60,000.00
Accounting Fees and Expenses	50,000.00
Blue Sky Fees and Expenses	10,000.00
Transfer Agent Fees	10,000.00
Miscellaneous	10,000.00
Total	$162,750.94

Item 26.                 Recent sales of unregistered securities.

On December 16, 2003, Charys issued 250,000 shares of our Series A Preferred Stock to Richard Mangiarelli, in exchange for services rendered valued at $5,000.

On December 16, 2003, Charys issued 250,000 shares of our Series A Preferred Stock to Richard Schmidt, in exchange for services rendered valued at $5,000.

On January 1, 2004, Charys issued 375,000 shares of our restricted common stock to Jimmy Villalobos for services rendered at a price of $0.10 per share (after allowance for the 1 for 10 reverse split of our common stock).

On January 1, 2004, Charys issued 1,250,000 shares of our restricted common stock to Mitch Gruber for services rendered at a price of $0.10 per share (after allowance for the 1 for 10 reverse split of our common stock).

CCI Telecom Acquisition.   Effective March 4, 2005, we closed a merger with CCI Telecom, Inc. Pursuant to the merger, 17 of the 20 stockholders of CCI Telecom received one share of Charys common stock for each 26.882453 shares of CCI Telecom common stock converted in the merger, or a total of 722,643 shares of Charys common stock. In addition, 11 of the stockholders of CCI Telecom elected not to participate in future “earn-out” payments as provided in the merger agreement and received an additional 0.030712 share of Charys common stock adjusted up to the next whole share for a total of an additional 72,699 shares of our common stock, in the aggregate. Consequently, a total of 795,342 shares of Charys common stock were issued to the CCI Telecom stockholders. For purposes of the calculations of the number of shares of Charys common stock to be issued in the merger, the parties assumed a value of $4.00 per share, or an aggregate value of $2,990,798.53.

Frost Bank Financing.   Effective April 28, 2005, we entered into an agreement with The Frost National Bank relating to the restructuring of the credit facilities extended to CCI Telecom and the cancellation of a term note in the amount of $1,709,201 provided by Frost Bank to CCI Telecom before the merger with Charys. Pursuant to the agreement, we issued to Frost Bank 400,000 shares of our Series B preferred stock which were converted into 400,000 shares of our common stock on June 8, 2006. Also pursuant to the agreement, on July 28, 2005, Charys issued to Frost Bank 500,000 shares of our Series C Preferred Stock.

Effective April 29, 2005, Charys issued 250,000 shares of our common stock to CCI Associates, Ltd. as part of the purchase price of the real property in San Antonio, Texas pursuant to that certain Agreement and Contract for Sale between CCI Telecom, Inc. and CCI Associates. The shares were valued at $4.00 per share, for an aggregate consideration of $1,000,000.

On June 6, 2005 Charys sold to Janet Risher 240,000 of Charys’ common stock at an aggregate sale price of $50,000.

CAPCO Financing.   On July 18, 2005, we arranged financing for CCI Telecom with CAPCO Financial Company, a division of Greater Bank N.A., to provide for an asset-based credit facility of up to $5,000,000. In consideration of the financing agreement, on August 1, 2005, Venture Banking Group, an affiliate of CAPCO, received a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share. In consideration of the financing agreement, on August 1, 2005, Charys issued to Venture Banking Group, an affiliate of CAPCO, a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share.

Effective August 1, 2005, Charys sold all outstanding common stock of its wholly-owned development stage subsidiary ICS to an officer of ICS. Charys issued the buyer 40,000 shares of Charys’ common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244.

On August 2, 2005, Charys sold 200,000 shares of common stock priced at $0.20 per share to Morgan DeLucia, an officer of Charys, for an aggregate consideration of $40,000.

On August 24, 2005 Charys sold a series of unsecured notes to John Milano, Dennis Petriella, Peter Palumbo, Bruce Chips, Frank Pellegrino, Jr., Rae Ierardi IRA and Rae Ierardi for an aggregate of $400,000. The notes bear an annual rate of interest at eight percent, and matured on January 3, 2006. At maturity the minimum interest payment due was one full year’s interest payable with Charys common stock. The total common stock issuable for the minimum interest due at maturity was 160,000 shares. On March 20, 2006, each purchaser executed an extension agreement extending the maturity of notes until April 15, 2006. Each purchaser received a pre-determined fixed number of shares of Charys common stock as payment of an extension fee on April 15, 2006. The total number of shares issued in payment of the extension fee was 20,000 shares of Charys common shares.

Viasys Acquisition.   As required by the stock purchase agreement in connection with the acquisition of Viasys Network Services, Inc. and Viasys Services, Inc. from New Viasys, on November 16, 2005, as security for our obligations under the subordinated note to New Viasys, we issued and placed 500,000 shares of Charys common stock valued at $500,000 worth in escrow with Brown Raysman Millstein Felder & Steiner LLP, as escrow agent.

Highgate Financing.   In order to complete the purchase of Viasys, we arranged financing with Highgate House Funds, Ltd. On November 16, 2005, we executed a securities purchase agreement with Highgate providing for $4,000,000 in funds. In consideration of the funding, we issued to Highgate:

•       A $4,000,000 secured convertible debenture which is convertible into shares of our common stock. The debenture has a maturity date of November 16, 2008, with interest at the rate of 8 percent per annum, compounded monthly.

•       Warrants to purchase an aggregate of 1,000,000 shares of our common stock. The warrants provide for the ability to purchase shares of our common stock for exercise prices of (i) $0.25 for 200,000 shares; (ii) $0.50 for 400,000 shares; (iii) $0.75 for 200,000 shares, and (iv) $1.00 for 200,000 shares. The warrants expire on November 16, 2008.

Pursuant to the securities purchase agreement with Highgate and to further ensure our obligation to issue shares of our common stock upon conversion of the debenture and exercise of the warrants, we also issued and escrowed 20,000,000 shares of our common stock with an escrow agent.

On April 20, 2006, Highgate converted $600,000 of the debenture into 750,000 shares of Charys common stock. A portion of the debenture totaling approximately $3.3 million was redeemed by Charys and Highgate converted the remaining $173,096 of the debenture into 216,370 shares of our common stock on May 19, 2006.

Investment Banking Fees.   As a result of the Viasys acquisition and the financing provided by Highgate House Funds, we paid investment banking fees as follows:

•       The issuance of 800,000 shares of our common stock to Jade Capital, valued at $840,000;

•       800,000 shares of common stock and a warrant for the purchase of 350,000 shares of Charys common stock issued to GunnAllen Financial, Inc. at any time for a period expiring on November 8, 2008, with an exercise price of $2.00 per share.

•       The issuance of 600,000 shares of our common stock to Ron Berkovitz, valued at $385,000;

•       The issuance of 650,000 shares of our common stock to Mel Harris, valued at $822,500; and

In addition, as additional investment banking fees relating to Viasys acquisition, we issued 2,050,000 shares of our common stock as follows:

•       200,000 shares issued to Ronald Adler, valued at $70,000.

•       125,000 shares issued to Katherine Chesler, valued at $43,750.

•       10,000 shares issued to Salma Hassan, valued at $3,500.

•       50,000 shares issued to Audbert Jordan, valued at $17,500.

•       50,000 shares issued to Allen Levi, valued at $17,500.

•       140,000 shares issued to Teresa Pacin, valued at $49,000.

•       350,000 shares issued to Steven N. Posner, valued at $122,500.

•       200,000 shares issued to Stuart Posner, valued at $70,000.

•       125,000 shares issued to Rebecca Tedder, valued at $43,750.

•       400,000 shares issued to Growth Management, LLC, valued at $140,000.

Method IQ Acquisition.   On December 22, 2005, we closed the purchase of all of the issued and outstanding shares of the capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC and J. Alan Shaw. The aggregate consideration for the purchase was $10,500,000, and is subject to a one-time adjustment based upon our financial performance during the year following December 22, 2005, as described below. The aggregate consideration for the purchase was $10,500,000, paid as follows:

•       A secured promissory note in the original principal balance of $5,250,000, which bears interest at the rate of five percent per annum, and is payable immediately upon an equity or debt investment in Charys of not less than $5,250,000, or on demand after February 1, 2006; and

•       A fee of $18,000 in cash; and

•       Additional cash consideration of $500,000 which was provided by Mel Harris and Steven Posner as described below in “Harris/ Posner Financing with Respect to Method IQ”; and

•       $5,250,000 in value of shares of our common stock (the “stock consideration”).

We issued a total of 1,315,000 shares of our common stock on June 5, 2006 to the sellers in satisfaction of the stock consideration.

Harris/Posner Financing with Respect to Method IQ.   In order to complete the purchase of Method IQ, we arranged financing with Mel Harris and Steven Posner. On December 22, 2005, Charys and Billy V. Ray, Jr. executed a securities purchase agreement with Messrs Harris and Posner providing for $1,000,000 in funds. In consideration of the funding, we issued to Messrs. Harris and Posner:

•       A $1,000,000 secured debenture convertible into shares of our common stock. The debenture was converted into 1,565,000 shares of our common stock on May 26, 2006.

•       Warrants to purchase an aggregate of 250,000 shares of our common stock.  The warrants provide for an exercise period of three years, expiring on December 22, 2008, with an exercise price equal to the lower of: (a) $0.80 per share of the common stock; (b) 120 percent of the average closing bid price for the five trading days immediately preceding December 22, 2005; or (c) 80 percent of the lowest closing bid price for the five trading days immediately preceding the date of exercise.

Pursuant to the debenture, Messrs. Harris and Posner, at their sole option, may convert any or all of the face amount of the debenture at any time after April 21, 2006, and from time to time, until payment in full of the principal amount of the debenture, plus a premium on that amount accruing at a rate of 12 percent per annum, compounded monthly, from December 22, 2005 to the date of conversion, into shares of our common stock.  The number of shares of our common stock to be received upon conversion will be determined by dividing the amount of the debenture being converted into shares our common stock by the conversion price.  The conversion price shall be equal to the lower of:

•       $0.80 per share of our common stock; or

•       One hundred twenty percent of the average closing bid price for the five trading days immediately preceding December 22, 2005; or

•       80 percent of the lowest closing bid price for the five trading days immediately preceding the date of conversion.

Pursuant to the securities purchase agreement with Messrs. Harris and Posner and to further ensure our obligation to issue shares of our common stock upon conversion of the debenture and exercise of the warrants, we also issued and escrowed 1,500,000 shares of our common stock with an escrow agent who will distribute the required number of the escrowed shares to Messrs. Harris and Posner upon conversion of the debenture and/or exercise of the warrants.

In connection with the Method IQ acquisition, we issued to Newpoint Advisors, LLC a warrant for the purchase of 500,000 shares of Charys common stock as the investment banking fees at any time for a period expiring on August 8, 2010, with an exercise price of $0.231 per share.

•       On August 29, 2005, Charys issued 90,667 shares of common stock to Frank Pelligrino, Jr. for $40,150.

•       On August 29, 2005, Charys issued 56,000 shares of common stock to Dennis Petriella for $23,575.

•       On August 29, 2005, Charys issued 69,333 shares of common stock to John Milano for $33,150.

•       On August 29, 2005, Charys issued 34,667 shares of common stock to Peter Palumbo for $16,575.

•       On August 29, 2005, Charys issued 34,667 shares of common stock to Bruce Chips for $16,575.

•       On August 29, 2005, Charys issued 23,110 shares of common stock to Rae Ierardi IRA for $7,583.

•       On August 29, 2005, Charys issued 11,556 shares of common stock to Alicia Ierardi for $3,791.90.

•       On September 16, 2005, Charys issued 24,000 shares of common stock to Dennis Petriella for $20,200.

•       On September 16, 2005, Charys issued 30,000 shares of common stock to Mark Cannavo for $25,200.

•       On September 16, 2005, Charys issued 12,000 shares of common stock to Anthony Pallumbo for $10,100.

•       On September 16, 2005, Charys issued 6,000 shares of common stock to Donald and Anna Marie Pallumbo for $5,050.

•       On September 16, 2005, Charys issued 30,000 shares of common stock to Gordon Pepper for $25,250.

•       On September 16, 2005, Charys issued 8,400 shares of common stock to David and Lynn Malanca for $7,070.

•       On September 16, 2005, Charys issued 20,000 shares of common stock to Rae Ierardi IRA for $23,762.

•       On September 16, 2005, Charys issued 18,140 shares of common stock to Alicia Ierardi for $13,000.

•       On September 22, 2005, Charys issued 400,000 shares of common stock to Larry Hogue for $250,000.

•       On February 16, 2006, Charys issued 5,000 shares of common stock to Eric Kipperman for $5,300.

Jade Specialty Strategy LLC and Milton Schwarz Notes.   On February 1, 2006, we closed on separate loans with Jade Specialty Strategy LLC and Milton Schwarz each in the amount of $250,000, evidenced by promissory notes. These notes were later paid in full at their maturity. In connection with the loans we issued to the lenders warrants to purchase 500,000 shares (250,000 shares for each lender) of our common stock exercisable for a period of five years, at an exercise price of $1.10 per share.

Sam Del Presto.   On March 15, 2006, we engaged Sam Del Presto to act as a financial consultant under a consulting agreement pursuant to which we paid Mr. Del Presto $240,000 and additionally issued to him 100,000 shares of our restricted common stock, and a warrant to purchase 400,000 shares of our common stock exercisable for five years at a $1.50.

Steven Posner, Sean Posner and Mel Harris Financing.   On May 1, 2006, we borrowed the sum of $1,000,000 from Steven Posner, Sean Posner and Mel Harris evidenced by a promissory note bearing interest at the rate of 9.5 percent per annum and due May 1, 2007. The proceeds of the loan were used as the non-refundable down payment for our acquisition of C & B. As additional consideration for the loan, we paid a fee to Messrs. Steven Posner, Sean Posner and Harris, collectively, 250,000 shares of common stock and a warrant to purchase 100,000 shares of Charys common stock at $5.00 per share

LFC, Inc. Acquisition.   On April 24, 2006, we closed a merger with LFC, Inc. LFC’s business was divided into two separate components:

•       LFC’s cell towers; and

•       LFC’s professional services business (the “Existing Business Price Component”), a large portion of which is contingent upon LFC’s future performance against certain specified EBITDA targets and subject to further adjustment under the definitive agreement between the parties.

The aggregate merger consideration for both components as described below, and is to be distributed to the sellers on a pro rata basis based upon the percentage of shares of outstanding common stock of LFC held by each seller as of April 24, 2006.

Cell Tower Price Component.   LFC’s cell tower assets consisting of 11 cellular towers and related tower assets, carrying a fixed purchase price of $4,699,156, payable as follows:

•       $2,042,317 in cash, which represents 60 percent of $4,699,156, less $984,415 in specified cell tower debt and $186,528 in prepaid rent, subject to certain adjustments; and

•       562,839 shares of our common stock, which represents 40 percent of $4,699,156, divided by the closing share price of $2.64, subject to certain adjustments.

Estimated Existing Business Price Component.   As of closing, the Existing Business Price Component was estimated to be $11,206,152 (the “Estimated Existing Business Price Component”) based on the estimated 4.5 multiple of EBITDA for the 3 year periods commencing on May 1, 2006 and ending on April 30, 2009 (“Calculation Period”). The Estimated Existing Business Price Component is payable as follows:

•       $2,251,538 in cash at closing, which represents 20 percent of the Estimated Existing Business Price Component, less specified business debt equal to $263,406 for a net of $1,988,132;

•       $1,120,615 in cash (the “Holdback Amount”), which represents 10 percent of the Estimated Existing Business Price Component, held back by Charys until the end of the Calculation Period as partial security for the obligations of the sellers under the merger agreement; and

•       7,833,999 in value of shares of our common stock, which represents approximately 70 percent of the Estimated Existing Business Price Component, to be allocated as follows: (i) 898,106 shares due at closing, which represents 25 percent of 65 percent of the Estimated Existing Business Price Component, plus $550,000 in value of shares of our common stock, all divided by the closing share price of $2.64; and (ii) 2,069,318 shares of our common stock into an escrow (the “Escrow Shares”), which represents 75 percent of 65 percent of the Estimated Existing Business Price Component.

The total amount of cash consideration payable at closing in the amount of $3,726,391 after specified debt deductions was delivered to sellers in the form of a promissory note payable upon funding of the transaction, which is secured by a pledge agreement granting the sellers a security interest in 100 percent of the outstanding shares of LFC. The promissory note had a maturity date of July 31, 2006, and was paid in full on September 6, 2006.

Lumbermens Settlement.   In May 2006, we executed a Settlement Agreement and Mutual Release with Lumbermens Mutual Casualty Company (“Lumbermen’s”) and other related parties with respect to a lawsuit where Lumbermens seeks to recover approximately $4.5 million under the General Indemnity Agreement dated March 6, 2000. Pursuant to the settlement agreement, we delivered to Lumbermens a cash payment of $200,000.00 and 400,000 shares of our common stock on May 26, 2006. We may also be obligated to issue up to an additional 100,000 shares of common stock if the market price of our common stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction.

Series D Preferred Stock.   On May 19, 2006, we and various investors executed a securities purchase agreement whereby the investors, for a total consideration of $12,220,000, purchased 1,300 shares of our newly created Series D Preferred Stock with a total stated value of $13,000,000, or $10,000 per share. The 1,300 shares of Series D Preferred Stock are convertible into 4,333,333 shares of our common stock, or at an initial conversion price of $3.00 per share of common stock until May 31, 2007 and a subsequent conversion price of $2.44 after May 31, 2007. We issued to the investors warrants to purchase 4,333,333 shares of our common stock in consideration for the financing. Each warrant has an expiration date five years from date of issue and may be exercised at a current exercise price of $5.88 per share until May 31, 2007 and a subsequent price of $5.35 per share after May 31, 2007.

Crochet & Borel Services, Inc. Acquisition.   On June 5, 2006, Charys, Crochet & Borel Services, Inc. and Troy Crochet closed an agreement whereby Mr. Crochet sold to Charys 500 shares of C&B.

In consideration of the sale of all of the C&B Shares, we agreed to pay an aggregate consideration in an amount equal to $200,100,000 (the “Base Purchase Price”) by delivery of (i) cash and (ii) 4,008,000 shares of our common stock (“Stock Consideration”). On May 3, 2006, we issued to

Mr. Crochet Stock Consideration equal to 1,000,000 shares of our common stock. On June 5, 2006, we delivered to Mr. Crochet Stock Consideration equal to 3,000,000 shares of our common stock. On June 15, 2006, we issued to Mr. Crochet 3,258,000 shares of our common stock.

Gottbetter Capital Financing.   On August 31, 2006, we closed a $20 million financing in the form of subordinated convertible notes that carries a 10% coupon rate and a 24-month term, with a select group of institutional investors led by Gottbetter Capital Master, Ltd. The notes are convertible into our common stock at an initial conversion price of $4.88 until May 31, 2007, resulting in approximately 4,314,063 shares issuable upon conversion of all notes, and a subsequent conversion price of $2.44 after May 31, 2007, resulting in approximately 8,628,129 shares issuable upon conversion of all notes. In connection with the financing, the Company issued warrants to the investors to acquire approximately 5 million shares of our common stock with an exercise price of $4.44 per share.

Mitchell Site Acq. Inc.   On June 20, 2006, our wholly-owned subsidiary, Ayin Holding Company Inc. (“Ayin”), executed an agreement (the “MSAI Stock Purchase Agreement”) for acquisition of 100 percent of the issued and outstanding capital stock of Mitchell Site Acquisition, Inc. (“MSAI”) for $27 million, payable as follows:

•       $9,712,500 total at closing for the MSAI shares, payable $4,312,500 in cash (the “Cash Component”) and a promissory note (the “SPA Note”) in the amount of $5,400,000 payable in three equal annual installments of $1,800,000 bearing simple interest at a rate equal to nine percent, and subject to adjustment pursuant to the SPA Note based upon MSAI’s future performance against specified EBITDA targets;

•       $13,500,000 for the seller’s personal shareholder goodwill ($8,100,000 in cash upfront and a promissory note in the amount of $5,400,000 (the “Goodwill Note”), payable in three equal annual installments of $1,800,000, plus accrued interest and subject to adjustment pursuant to the Goodwill Note;

•       $3,000,000 in cash and 500,000 in value of shares of our common stock divided by the average closing trading price per share of our common stock for the ten trading days ending on the closing date (such cash amount and shares to be delivered to the seller at the closing as consideration for the seller entering into a non-competition agreement); and

•       $787,500 in cash to be paid directly to the MSAI contractors listed on a schedule to the agreement to be paid directly to the contractors five days after the closing.

On August 15, 2006, we closed the acquisition and paid to the seller part of the Cash Component in the amount of $2,000,000, with the balance of the cash—approximately $13,412,500 payable to seller in the form of a promissory note with a maturity date of September 30, 2006 (the “Closing Promissory Note”). On the same day, we issued the SPA Note in the amount of $5,400,000 and the Goodwill Note in the amount of $5,400,000.

Complete Tower Sources, Inc. Acquisition.   On June 20, 2006, Ayin entered into a stock purchase agreement (the “CTSI Stock Purchase Agreement”) with Complete Tower Sources Inc., a Louisiana corporation (“CTSI”) and its sole shareholder, whereby Ayin agreed to purchase all of the issued and outstanding capital stock of CTSI for the aggregate purchase price of $71 million (not including the consideration due to seller for entering into the non-competition agreement, as specified below), subject to adjustment as provided in the CTSI Stock Purchase Agreement. The purchase price shall be payable at the closing as follows:

•     A cash amount equal to $42,600,000 (the “Purchase Price Cash Component”) shall be paid to the seller in immediately available funds; and

•  A promissory note (the “CTSI SPA Note”) in a principal amount equal to $28,400,000 (the “Purchase Price Note Component”), payable in three equal annual installments of $9,466,666 bearing simple interest at a rate equal to nine percent, and subject to adjustment pursuant to the CTSI SPA Note based upon CTSI’s future performance against specified EBITDA targets.

On August 15, 2006, we closed the acquisition and paid to the seller part of the Purchase Price Cash Component in the amount of $5,000,000, with the balance of the cash payable in the amount of $23,755,852 to seller in the form of a promissory note with a maturity date of September 30, 2006. On the same day, we issued the CTSI SPA Note in the amount of $28,400,000.

New Stream Secured Revolving Credit Facility.   On August 28, 2006, we entered into a Loan and Security Agreement with New Stream Commercial Finance, LLC to provide for a revolving credit facility up to $35 million for C&B. In connection with such financing, New Stream also received warrants to purchase 2,000,000 shares of our common stock at a price of $4.80 per share.

The use of the proceeds from the sale of our securities and issuance of notes were for general working capital needs and the repayment of debt.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. All of the investors took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

All purchasers were provided with access to our filings with the SEC, including the following:

•       Charys’ annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the purchaser in writing, a copy of Charys’ most recent Form 10-KSB under the Exchange Act.

•       The information contained in an annual report on Form 10-KSB under the Exchange Act.

•       The information contained in any reports or documents required to be filed by Charys under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•       A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in Charys’ affairs that are not disclosed in the documents furnished.

Item 27.                 Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Index of Exhibits
2.1

Plan and Agreement of Merger between Spiderboy International, Inc. and Charys Holding Company, Inc. dated June 25, 2005 (Incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement (File No. 000-18292), filed on June 11, 2004).

2.2

Amended and Restated Stock Purchase Agreement by and between Janet Risher, Richard Schmidt, and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K/A (File No. 000-18292), filed on June 1, 2004).

3.1

Articles of Incorporation of Rogers Hardware and Lumber Company filed on February 11, 1959 with the State of Minnesota (Incorporated by reference to Exhibit 3.1 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.2

Certificate of Restated Articles of Incorporation of Rogers Hardware and Lumber Company filed on December 10, 1968 with the State of Minnesota, changing the corporate name to Component Systems, Inc. (Incorporated by reference to Exhibit 3.2 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.3

Certificate of Restatement of Articles of Incorporation of Component Systems, Inc. filed on May 21, 1987 with the State of Minnesota, changing the corporate name to Prestine, Inc. (Incorporated by reference to Exhibit 3.3 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.4

Modification of Statutory Requirements or Amendments of Articles of Incorporation of Prestine, Inc. filed on April 23, 1968 with the State of Minnesota, changing the corporate name to High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.4 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.5

Amendment of Articles of Incorporation of High Country Ventures, Inc. filed on October 13, 2000 with the State of Minnesota, changing the corporate name to Spiderboy International, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K/A (Commission File No. 000-18292), filed on March 7, 2001).

3.6

Certificate of Designation, Preferences and Rights of Series A preferred stock of Spiderboy International, Inc. filed on February 24, 2004 with the State of Minnesota (Incorporated by reference to Attachment D to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.7

Certificate of Incorporation of Charys Holding Company, Inc. filed on April 16, 2004 with the State of Delaware (Incorporated by reference to Exhibit A to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.8

Certificate of Amendment of Certificate of Incorporation of Charys Holding Company, Inc. filed on May 21, 2004 with the State of Delaware (Incorporated by reference to Attachment C to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.9

Certificate of Designation, Preferences and Rights of Series A preferred stock of Charys Holding Company, Inc. filed on May 5, 2004 with the State of Delaware (Incorporated by reference to Attachment D to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.10	Bylaws of Spiderboy.com, Inc., adopted April 28, 2004 (Incorporated by reference to Exhibit B to the amended Preliminary Proxy Statement (Commission File No. 000-18292), dated May 7, 2004).
3.11

Certificate of Exchange filed on October 13, 2000 with the State of Minnesota whereby Spiderboy.com, Inc. became a wholly-owned subsidiary of High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.11 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.12	Articles of Merger filed with the Delaware Secretary of State on June 30, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
3.13	Articles of Merger filed with the Minnesota Secretary of State on July 1, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).

4.1

Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.2

Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.3

Certificate of Amendment to the Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

4.4

Certificate of Amendment to the Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

5.1**	Legal Opinion of Morris Manning & Martin LLP.
10.1

Stock Purchase Agreement between Mark N. Pardo and Richard Mangiarelli and Richard Schmidt dated December 5, 2003 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.2

Promissory Note in the amount of $160,000 dated December 5, 2003, executed by Richard Mangiarelli, Richard Schmidt and Spiderboy International, Inc., payable to the order of Mark N. Pardo (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.3

Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated February 27, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2004).

10.4

Amended and Restated Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K/A (Commission File No. 000-18292), filed on June 1, 2004).

10.5

Charys Holding Company, Inc. Employee Stock Incentive Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment F to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.6

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment G to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.7

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.7 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.8

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc., and Richard Schmidt dated February 27, 2004 (Incorporated by reference to Exhibit 10.8 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.9

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.9 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.10

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.10 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.11

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell dated February 27, 2004 (Incorporated by reference to Exhibit 10.11 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.12

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.12 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.13

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.13 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.14

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.14 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.15

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.15 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.16

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Richard Schmidt, dated February 27, 2004 (Incorporated by reference to Exhibit 10.16 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.17

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.17 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.18

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.18 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.19

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.19 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.20

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.20 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.21

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.21 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.22

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.22 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.23

Stock Purchase Agreement Between Charys Holding Company, Inc., Robert G. Barrow, Jr. and Mark D. Andrizzi, dated April 21, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 6, 2004).

10.24	Charter of Compensation Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.25 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.25	Charter of Audit Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.26 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.26

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Billy V. Ray (Incorporated by reference to Exhibit 10.28 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.27

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Ben Holcomb (Incorporated by reference to Exhibit 10.29 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.28

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Raymond J. Smith (Incorporated by reference to Exhibit 10.30 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.29

Joint Venture Agreement between Ruby Belle, LLC, Ted C. Russell and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.31 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.30

Option to Purchase Stock Agreement, dated May 18, 2004 between J. F. Carter & Co., Inc., Joe F. Carter and Carol F. Carter and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.32 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.31

Ground Lease, dated May 26, 2004 between Realm Insurance Company and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.34 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.32

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated July 19, 2004 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-117749), filed on July 29, 2004).

10.33

Agreement and Contract for Sale, dated April 29, 2005, between CCI Telecom, Inc. and CCI Associates, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.34

Agreement, dated April 25, 2005, between Frost Bank, Contemporary Constructors, Inc., CCI Telecom, Inc., CCI Integrated Solutions, Inc., Berkshire Wireless, Inc., Michael J. Novak and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.35

Real Estate Contract of Sale, dated April 29, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.36

Lease Contract, dated May 1, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.37

Frost Registration Rights Agreement No.1, dated April 25, 2005, between The Frost National Bank and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.38

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $2,177,083.45, dated January 1, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.39

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $6,500,000.00, dated February 1, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.40

Sixth Amendment to Business Loan Agreement between Contemporary Constructors and The Frost National Bank, dated February 1, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.41

Arbitration and Notice of Final Agreement between The Frost National Bank and Charys Holding Company, Inc., dated May 2, 2005, and filed as Exhibit 10.9 to Form 8-K on May 25, 2005, Commission file number 000-18292.

10.42

Guaranty Agreement between Frost Bank and Contemporary Constructors, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.43

Guaranty Agreement between Charys Holding Company, Inc., CCI and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.44	Guaranty Agreement between Frost Bank and CCI Telecom, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.45

Guaranty Agreement between Frost Bank and Berkshire Wireless, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.46

Guaranty Agreement between Frost Bank and CCI Integrated Solutions, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.47	Guaranty Agreement between Frost Bank and Michael J. Novak, dated July 28, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.48

Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 18, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.49

Amendment No. 1 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 26, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.50

Amendment No. 2 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.9 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.51

Promissory Note between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.10 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.52	Put Agreement between Michael J. Novak and Frost Bank, dated July 28, 2005 (Incorporated by reference to Exhibit 10.11 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.53

Arbitration and Notice of Final Agreement between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.12 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.54

Securities Purchase Agreement, dated as of November 16, 2005, by and among Charys Holding Company, Inc. and Highgate House Funds, Ltd. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.55

Stock Purchase Agreement, effective date of November 1, 2005, by and between Charys Holding Company, Inc. and New Viasys Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 18, 2005).

10.56

Second Amended Stock Purchase Agreement between Janet Risher, Richard F. Schmidt and Billy V. Ray, Jr., dated August 16, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.57

Second Amended Promissory Note, dated August 16, 2005, by Billy V. Ray, Jr., as the Maker, and Janet Risher and Richard F. Schmidt, as the Payee (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.58

Amended and Restated Stock Pledge Agreement, dated August 16, 2005, by Billy V. Ray, Jr., as the Debtor, and Janet Risher and Richard F. Schmidt, as the Secured Party (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.59

Stock Purchase Agreement, between Charys Holding Company, Inc., Rock Creek Equity Holdings, LLC, J. Alan Shaw, Method IQ, Inc. and Billy V. Ray, Jr. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2005).

10.60

Securities Purchase Agreement dated as of December 22, 2005, by and among Charys Holding Company Inc., Billy V. Ray, Jr., and Mel Harris and Steven Posner, or their designees (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on December 28, 2005).

10.61*	Business Consultant Agreement between CCI Telecom, Inc. and Michael J. Novak, dated July 1, 2006.
10.62*	Separation Agreement and General Release between CCI Telecom, Inc. and Michael J. Novak, dated July 1, 2006.
10.63*	Consultant Agreement between CCI Telecom, Inc. and Strategic Transitions LLC—Dale Ponder—President, dated July 1, 2006.
10.64

Employment Agreement between CCI Telecom, Inc. and Roger J. Benavides, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.65

Employment Contract between Method IQ, Inc. and Jerry Harrison, dated December 22, 2005 (Incorporated by reference to Exhibit 10.61 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.66

Employment Contract between Method IQ, Inc. and Gregory Buchholz, dated December 22, 2005 (Incorporated by reference to Exhibit 10.62 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.67

Agreement and Plan of Merger by and between Charys Holding Company, Inc. LFC Acquisition Company, Inc., LFC, Inc., L. Ford Clark, Melysa B. Austin and James E. Clark, Jr., dated April 24, 2006 (Incorporated by reference to Exhibit 10.67 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.68

Securities Purchase Agreement by and between Charys Holding Company, Inc., and Gottbetter Capital Master, Ltd., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Casterligg Master Investments Ltd. and UBS O’Connor LLC F/B/O O’Connor Pipes Corporate Strategies Master Ltd., dated May 19, 2006 (Incorporated by reference to Exhibit 10.68 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.69

Securities Purchase Agreement by and among Charys Holding Company, Inc., Crochet & Borel Services, Inc. and Tony Crochet, effective May 1, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 8, 2006).

10.70

Stock Purchase Agreement by and among Digital Communications Services, Inc., Billy B. Caudill and Daniel L. Osborne and Charys Holding Company, Inc., dated June 9, 2006 (Incorporated by reference to Exhibit 10.70 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.71	Employment Agreement between M. Ralph DeLucia and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.71 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
10.72

Settlement Agreement and Mutual Release dated June 5, 2006 by and between Lumbermens Mutual Casualty Company, Able Telecommunications & Power, Inc., Transportation Safety Contractors, Inc., Georgia Electric Company (Able, TSC and GEC which are now known as Viasys Services, Inc.) and the parent company of Able, TSC and GEC, Charys Holding Company, Inc (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 14, 2006).

10.73

Registration Rights Agreement, dated June 5, 2006 by and between the registrant and Lumbermens Mutual Casualty Company pursuant to that certain Settlement Agreement and Mutual Release by and among the registrant, Lumbermens, Able Telecommunications & Power, Inc., Transportation Safety Controllers, Inc. and Georgia Electric Company (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 13, 2006).

10.74

Certificate of Designation for Series D Convertible Preferred Stock filed May 19, 2006 with the Secretary of State of Delaware (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.75

Press Release issued May 22, 2006 announcing that a notice of redemption was delivered to the holders of the registrant’s 8% Secured Convertible Debenture issued on November 17, 2005 and that the registrant had redeemed the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006 (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.76

Press Release issued May 23, 2006 announcing details regarding the Redemption of the $4 Million Convertible Debenture issued November 2005 and the associated new sale of $13 million of its Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.77

Amended Press Release dated May 12, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000 18292), filed on May 12, 2006).

10.78

Initial press release dated May 11, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 12, 2006).

10.79	Employee Stock Incentive Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).
10.80	Non-Employee Consultants Retainer Stock Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).
10.81

Quitclaim Deed, between Viasys Services, Inc. and VSI Real Estate Holding, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.63 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.82

Asset Purchase Agreement by and among Aeon Technologies, Ltd. and Contemporary Constructors Nevada, Inc., dated April 9, 2006 (Incorporated by reference to Exhibit 10.64 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.83

Office Lease by and between VSI Real Estate Holding, Inc., and Viasys Services, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.65 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.84	Secured Debenture of Charys Holding Company Inc. due December 22, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).
10.85

Warrant to Purchase Common Stock of Charys Holding Company Inc. due December 22, 2008 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).

10.86	Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-130455), filed on December 19, 2005).
10.87	Warrant to Purchase Stock issued to Greater Bay Bank, N.A., dated August 1, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on October 17, 2005).
10.88

Amendment to Ground Lease dated November 30, 2004 between Realm Insurance Company, and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.36 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.89

Letter Agreement Between Charys Holding Company, Inc. and CCI Associates, LTD. dated March 4, 2005 (Incorporated by reference to Exhibit 10.38 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.90

Plan and Agreement of Triangular Between Charys Holding Company, Inc., Charys Acquisition Company, Inc. and CCI Telecom, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.91

Deed of Trust Note between Viasys Services, Inc. and Comcorps, Inc, dated December 29, 2005 (Incorporated by reference to Exhibit 10.91 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.92

Stock Purchase Agreement, dated June 20, 2006, between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Mitchell Site Acquisition, Inc. and Matthew B. Mitchell (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.93

Stock Purchase Agreement, dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Complete Tower Sources, Inc. and Lori H Mitchell, (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.94

Tower Asset Purchase Agreement and Tower Asset Exclusive Option Agreement, both dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., The Tower Company of Louisiana, LLC and Lester Boheim (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.95

Employment Agreement between Michael F. Oyster and Charys Holding Company, Inc., dated March 7, 2006 (Incorporated by reference to Exhibit 10.95 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.96

Charter of the Executive Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.96 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.97	Amended Charter of the Compensation Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.97 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.98

Amended Charter of the Nominating and Corporate Governance Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.98 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.99	Amended Charter of the Audit Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.99 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.100

Amended Charter of the Finance Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.100 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.101

Securities Purchase Agreement made and entered into as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.102

Registration Rights Agreement dated as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.103

Form of Senior Secured Convertible Note between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 31, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.104

Form of Security Agreement between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 30, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.105

Warrant to Purchase Common Stock of Charys Holding Company, Inc., dated August 30, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.106	Irrevocable Transfer Agent Instructions, dated August 30, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).
10.107

Loan and Security Agreement dated as of August 28, 2006 between Crochet & Borel Services, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.108

Pledge Agreement, dated as of August 28, 2006 between Charys Holding Company, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.109

Intercreditor Agreement dated as of August 30, 2006 between New Stream Commercial Finance, LLC and Gottbetter Capital Finance, LLC, in its capacity as agent pursuant to the Noteholder Documents for the Noteholders (in such capacity, together with its successors and assigns, in such capacity, the “Noteholder Agent”) (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.110

Charys Holding Company, Inc. Stock Purchase Warrant issued August 28, 2006 granting to New Stream Commercial Finance the right to purchase 2,000,000 shares of the Registrant’s common stock (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.111

Power of Attorney executed by Crochet & Borel Services, Inc. to New Stream Commercial Finance, LLC, dated August 28, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.112

Letter to The Tower Company of Louisiana, LLC from Ayin Holding Company Inc., dated July 11, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.113

Letter to Complete Tower Sources, Inc. and Mitchell Site Acq., Inc. from Ayin Holding Company, Inc. and Charys Holding Company. Inc, as Parent, dated August 15, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.114

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Matthew B. Mitchell, in the amount of $13,412,500, dated August 15, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.115

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Lori H. Mitchell, in the amount of $23,755,852, dated August 15, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.116

Ayin Holding Company, Inc. Promissory Note issued to Lori Mitchell, in the amount of $28,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.117

Ayin Holding Company, Inc. Stock Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.118

Ayin Holding Company, Inc. Goodwill Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.7 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.119

Goodwill Purchase Agreement between Ayin Holding Company, Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.8 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.120

Employment Agreement between Mitchell Site Acq., Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.9 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.121

Employment Agreement between Mitchell Site Acq., Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.10 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.122

Employment Agreement between Complete Tower Sources, Inc. and Carrol Castille, dated August 15, 2006 (Incorporated by reference to Exhibit 10.11 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.123

Non-Competition Agreement by and among Matthew B. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.12 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.124

Non-Competition Agreement by and among Lori H. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.13 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.125

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.14 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.126

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.15 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.127

Stock and Limited Partnership Interest Purchase Agreement made and entered into as of September 1, 2006, by and among Charys Holding Company, Inc., COTTON HOLDINGS 1, INC., a Delaware corporation (the “Cotton Holdings”), COTTON COMMERCIAL USA, LP, a Texas limited partnership, COTTON RESTORATION OF CENTRAL TEXAS, LP, a Texas limited partnership, Bryan Michalsky, James Scaife, Randall Thompson, Daryn Ebrecht, Pete Bell, Chad Weigman, Blake Stansell, Johnny Slaughter, and Russell White (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 15, 2006).

14.1	Code of Ethics of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
14.2	Code of Business Conduct of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14.2 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
21.1	Subsidiaries of the registrant (Incorporated by reference to Exhibit 21.1 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
23.1*	Consent of Independent Certified Public Accountants.
23.2*	Consent of Vestal & Wiler.
23.3*	Consent of Cain & David, PC.
23.4*	Consent of Davis Company.
23.5**	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in Signature Page).

*       Filed herewith

**    To be filed with an amendment to this Form SB-2.

Item 28.                 Undertakings.

The undersigned small business issuer registrant hereby undertakes:

1.    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)          Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       Include any additional or changed information on the plan of distribution.

2.    For determining liability under the Securities Act, the registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)        Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on October 17, 2006.

CHARYS HOLDING COMPANY, INC.
By	/s/ BILLY V. RAY, JR.
Billy V. Ray, Jr., Chief Executive Officer
By	/s/ RAYMOND J. SMITH
Raymond J. Smith, Chief Financial Officer

The undersigned officers and/or directors of Charys Holding Company, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Billy V. Ray, Jr. and Raymond J. Smith, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Form SB-2 in capacities set forth opposite their names on the signature page thereof and hereby ratify all the said attorneys-in-fact or either of them may do by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ BILLY V. RAY, JR.	Chairman, Chief Executive Officer and Director	October 17, 2006
Billy V. Ray, Jr.	(Principal Executive Officer)
/s/ RAYMOND J. SMITH	Vice President, Chief Financial Officer and Secretary	October 17, 2006
Raymond J. Smith	(Principal Financial and Accounting Officer)
/s/ MICHAEL OYSTER	Vice President and Director	October 17, 2006
Michael Oyster
/s/ JOHN JORDAN	Director	October 17, 2006
John Jordan
/s/ NEIL L. UNDERWOOD	Director	October 17, 2006
Neil L. Underwood
/s/ DAVID S. GERGACZ	Director	October 17, 2006
David S. Gergacz
/s/ GISLE LARSEN	Director	October 17, 2006
Gisle Larsen
/s/ DENNIS C. HAYES	Director	October 17, 2006
Dennis C. Hayes

/s/ CATHERINE B. MCKEE	Director	October 17, 2006
Catherine B. McKee
/s/ H. ALEX MCLARTY	Director	October 17, 2006
H. Alex McLarty

Exhibit No.	Index of Exhibits
2.1

Plan and Agreement of Merger between Spiderboy International, Inc. and Charys Holding Company, Inc. dated June 25, 2005 (Incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement (File No. 000-18292), filed on June 11, 2004).

2.2

Amended and Restated Stock Purchase Agreement by and between Janet Risher, Richard Schmidt, and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K/A (File No. 000-18292), filed on June 1, 2004).

3.1

Articles of Incorporation of Rogers Hardware and Lumber Company filed on February 11, 1959 with the State of Minnesota (Incorporated by reference to Exhibit 3.1 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.2

Certificate of Restated Articles of Incorporation of Rogers Hardware and Lumber Company filed on December 10, 1968 with the State of Minnesota, changing the corporate name to Component Systems, Inc. (Incorporated by reference to Exhibit 3.2 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.3

Certificate of Restatement of Articles of Incorporation of Component Systems, Inc. filed on May 21, 1987 with the State of Minnesota, changing the corporate name to Prestine, Inc. (Incorporated by reference to Exhibit 3.3 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.4

Modification of Statutory Requirements or Amendments of Articles of Incorporation of Prestine, Inc. filed on April 23, 1968 with the State of Minnesota, changing the corporate name to High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.4 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.5

Amendment of Articles of Incorporation of High Country Ventures, Inc. filed on October 13, 2000 with the State of Minnesota, changing the corporate name to Spiderboy International, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K/A (Commission File No. 000-18292), filed on March 7, 2001).

3.6

Certificate of Designation, Preferences and Rights of Series A preferred stock of Spiderboy International, Inc. filed on February 24, 2004 with the State of Minnesota (Incorporated by reference to Attachment D to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.7

Certificate of Incorporation of Charys Holding Company, Inc. filed on April 16, 2004 with the State of Delaware (Incorporated by reference to Exhibit A to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.8

Certificate of Amendment of Certificate of Incorporation of Charys Holding Company, Inc. filed on May 21, 2004 with the State of Delaware (Incorporated by reference to Attachment C to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.9

Certificate of Designation, Preferences and Rights of Series A preferred stock of Charys Holding Company, Inc. filed on May 5, 2004 with the State of Delaware (Incorporated by reference to Attachment D to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.10	Bylaws of Spiderboy.com, Inc., adopted April 28, 2004 (Incorporated by reference to Exhibit B to the amended Preliminary Proxy Statement (Commission File No. 000-18292), dated May 7, 2004).
3.11

Certificate of Exchange filed on October 13, 2000 with the State of Minnesota whereby Spiderboy.com, Inc. became a wholly-owned subsidiary of High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.11 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.12	Articles of Merger filed with the Delaware Secretary of State on June 30, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
3.13	Articles of Merger filed with the Minnesota Secretary of State on July 1, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
4.1

Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.2

Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.3

Certificate of Amendment to the Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

4.4

Certificate of Amendment to the Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

5.1**	Legal Opinion of Morris Manning & Martin LLP.
10.1

Stock Purchase Agreement between Mark N. Pardo and Richard Mangiarelli and Richard Schmidt dated December 5, 2003 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.2

Promissory Note in the amount of $160,000 dated December 5, 2003, executed by Richard Mangiarelli, Richard Schmidt and Spiderboy International, Inc., payable to the order of Mark N. Pardo (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.3

Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated February 27, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2004).

10.4

Amended and Restated Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K/A (Commission File No. 000-18292), filed on June 1, 2004).

10.5

Charys Holding Company, Inc. Employee Stock Incentive Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment F to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.6

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment G to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.7

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.7 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.8

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc., and Richard Schmidt dated February 27, 2004 (Incorporated by reference to Exhibit 10.8 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.9

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.9 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.10

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.10 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.11

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell dated February 27, 2004 (Incorporated by reference to Exhibit 10.11 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.12

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.12 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.13

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.13 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.14

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.14 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.15

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.15 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.16

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Richard Schmidt, dated February 27, 2004 (Incorporated by reference to Exhibit 10.16 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.17

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.17 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.18

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.18 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.19

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.19 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.20

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.20 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.21

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.21 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.22

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.22 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.23

Stock Purchase Agreement Between Charys Holding Company, Inc., Robert G. Barrow, Jr. and Mark D. Andrizzi, dated April 21, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 6, 2004).

10.24	Charter of Compensation Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.25 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.25	Charter of Audit Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.26 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.26

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Billy V. Ray (Incorporated by reference to Exhibit 10.28 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.27

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Ben Holcomb (Incorporated by reference to Exhibit 10.29 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.28

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Raymond J. Smith (Incorporated by reference to Exhibit 10.30 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.29

Joint Venture Agreement between Ruby Belle, LLC, Ted C. Russell and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.31 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.30

Option to Purchase Stock Agreement, dated May 18, 2004 between J. F. Carter & Co., Inc., Joe F. Carter and Carol F. Carter and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.32 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.31

Ground Lease, dated May 26, 2004 between Realm Insurance Company and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.34 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.32

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated July 19, 2004 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-117749), filed on July 29, 2004).

10.33

Agreement and Contract for Sale, dated April 29, 2005, between CCI Telecom, Inc. and CCI Associates, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.34

Agreement, dated April 25, 2005, between Frost Bank, Contemporary Constructors, Inc., CCI Telecom, Inc., CCI Integrated Solutions, Inc., Berkshire Wireless, Inc., Michael J. Novak and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.35

Real Estate Contract of Sale, dated April 29, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.36

Lease Contract, dated May 1, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.37

Frost Registration Rights Agreement No.1, dated April 25, 2005, between The Frost National Bank and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.38

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $2,177,083.45, dated January 1, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.39

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $6,500,000.00, dated February 1, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.40

Sixth Amendment to Business Loan Agreement between Contemporary Constructors and The Frost National Bank, dated February 1, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.41

Arbitration and Notice of Final Agreement between The Frost National Bank and Charys Holding Company, Inc., dated May 2, 2005, and filed as Exhibit 10.9 to Form 8-K on May 25, 2005, Commission file number 000-18292.

10.42

Guaranty Agreement between Frost Bank and Contemporary Constructors, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.43

Guaranty Agreement between Charys Holding Company, Inc., CCI and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.44	Guaranty Agreement between Frost Bank and CCI Telecom, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.45

Guaranty Agreement between Frost Bank and Berkshire Wireless, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.46

Guaranty Agreement between Frost Bank and CCI Integrated Solutions, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.47	Guaranty Agreement between Frost Bank and Michael J. Novak, dated July 28, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.48

Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 18, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.49

Amendment No. 1 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 26, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.50

Amendment No. 2 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.9 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.51

Promissory Note between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.10 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.52	Put Agreement between Michael J. Novak and Frost Bank, dated July 28, 2005 (Incorporated by reference to Exhibit 10.11 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.53

Arbitration and Notice of Final Agreement between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.12 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.54

Securities Purchase Agreement, dated as of November 16, 2005, by and among Charys Holding Company, Inc. and Highgate House Funds, Ltd. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.55

Stock Purchase Agreement, effective date of November 1, 2005, by and between Charys Holding Company, Inc. and New Viasys Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 18, 2005).

10.56

Second Amended Stock Purchase Agreement between Janet Risher, Richard F. Schmidt and Billy V. Ray, Jr., dated August 16, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.57

Second Amended Promissory Note, dated August 16, 2005, by Billy V. Ray, Jr., as the Maker, and Janet Risher and Richard F. Schmidt, as the Payee (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.58

Amended and Restated Stock Pledge Agreement, dated August 16, 2005, by Billy V. Ray, Jr., as the Debtor, and Janet Risher and Richard F. Schmidt, as the Secured Party (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.59

Stock Purchase Agreement, between Charys Holding Company, Inc., Rock Creek Equity Holdings, LLC, J. Alan Shaw, Method IQ, Inc. and Billy V. Ray, Jr. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2005).

10.60

Securities Purchase Agreement dated as of December 22, 2005, by and among Charys Holding Company Inc., Billy V. Ray, Jr., and Mel Harris and Steven Posner, or their designees (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on December 28, 2005).

10.61*	Business Consultant Agreement between CCI Telecom, Inc. and Michael J. Novak, dated July 1, 2006.
10.62*	Separation Agreement General Release between CCI Telecom, Inc. and Michael J. Novak, dated July 1, 2006.
10.63*	Consultant Agreement between CCI Telecom, Inc. and Strategic Transitions LLC—Dale Ponder—President, dated July 1, 2006.
10.64

Employment Agreement between CCI Telecom, Inc. and Roger J. Benavides, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.65

Employment Contract between Method IQ, Inc. and Jerry Harrison, dated December 22, 2005 (Incorporated by reference to Exhibit 10.61 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.66

Employment Contract between Method IQ, Inc. and Gregory Buchholz, dated December 22, 2005 (Incorporated by reference to Exhibit 10.62 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.67

Agreement and Plan of Merger by and between Charys Holding Company, Inc. LFC Acquisition Company, Inc., LFC, Inc., L. Ford Clark, Melysa B. Austin and James E. Clark, Jr., dated April 24, 2006 (Incorporated by reference to Exhibit 10.67 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.68

Securities Purchase Agreement by and between Charys Holding Company, Inc., and Gottbetter Capital Master, Ltd., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Casterligg Master Investments Ltd. and UBS O’Connor LLC F/B/O O’Connor Pipes Corporate Strategies Master Ltd., dated May 19, 2006 (Incorporated by reference to Exhibit 10.68 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.69

Securities Purchase Agreement by and among Charys Holding Company, Inc., Crochet & Borel Services, Inc. and Tony Crochet, effective May 1, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 8, 2006).

10.70

Stock Purchase Agreement by and among Digital Communications Services, Inc., Billy B. Caudill and Daniel L. Osborne and Charys Holding Company, Inc., dated June 9, 2006 (Incorporated by reference to Exhibit 10.70 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.71	Employment Agreement between M. Ralph DeLucia and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.71 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
10.72

Settlement Agreement and Mutual Release dated June 5, 2006 by and between Lumbermens Mutual Casualty Company, Able Telecommunications & Power, Inc., Transportation Safety Contractors, Inc., Georgia Electric Company (Able, TSC and GEC which are now known as Viasys Services, Inc.) and the parent company of Able, TSC and GEC, Charys Holding Company, Inc (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 14, 2006).

10.73

Registration Rights Agreement, dated June 5, 2006 by and between the registrant and Lumbermens Mutual Casualty Company pursuant to that certain Settlement Agreement and Mutual Release by and among the registrant, Lumbermens, Able Telecommunications & Power, Inc., Transportation Safety Controllers, Inc. and Georgia Electric Company (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 13, 2006).

10.74

Certificate of Designation for Series D Convertible Preferred Stock filed May 19, 2006 with the Secretary of State of Delaware (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.75

Press Release issued May 22, 2006 announcing that a notice of redemption was delivered to the holders of the registrant’s 8% Secured Convertible Debenture issued on November 17, 2005 and that the registrant had redeemed the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006 (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.76

Press Release issued May 23, 2006 announcing details regarding the Redemption of the $4 Million Convertible Debenture issued November 2005 and the associated new sale of $13 million of its Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.77

Amended Press Release dated May 12, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000 18292), filed on May 12, 2006).

10.78

Initial press release dated May 11, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 12, 2006).

10.79	Employee Stock Incentive Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).
10.80	Non-Employee Consultants Retainer Stock Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).
10.81

Quitclaim Deed, between Viasys Services, Inc. and VSI Real Estate Holding, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.63 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.82

Asset Purchase Agreement by and among Aeon Technologies, Ltd. and Contemporary Constructors Nevada, Inc., dated April 9, 2006 (Incorporated by reference to Exhibit 10.64 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.83

Office Lease by and between VSI Real Estate Holding, Inc., and Viasys Services, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.65 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.84	Secured Debenture of Charys Holding Company Inc. due December 22, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).
10.85

Warrant to Purchase Common Stock of Charys Holding Company Inc. due December 22, 2008 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).

10.86	Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-130455), filed on December 19, 2005).
10.87	Warrant to Purchase Stock issued to Greater Bay Bank, N.A., dated August 1, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on October 17, 2005).
10.88

Amendment to Ground Lease dated November 30, 2004 between Realm Insurance Company, and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.36 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.89

Letter Agreement Between Charys Holding Company, Inc. and CCI Associates, LTD. dated March 4, 2005 (Incorporated by reference to Exhibit 10.38 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.90

Plan and Agreement of Triangular Between Charys Holding Company, Inc., Charys Acquisition Company, Inc. and CCI Telecom, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.91

Deed of Trust Note between Viasys Services, Inc. and Comcorps, Inc, dated December 29, 2005 (Incorporated by reference to Exhibit 10.91 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.92

Stock Purchase Agreement, dated June 20, 2006, between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Mitchell Site Acquisition, Inc. and Matthew B. Mitchell (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.93

Stock Purchase Agreement, dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Complete Tower Sources, Inc. and Lori H Mitchell, (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.94

Tower Asset Purchase Agreement and Tower Asset Exclusive Option Agreement, both dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., The Tower Company of Louisiana, LLC and Lester Boheim (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.95

Employment Agreement between Michael F. Oyster and Charys Holding Company, Inc., dated March 7, 2006 (Incorporated by reference to Exhibit 10.95 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.96

Charter of the Executive Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.96 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.97	Amended Charter of the Compensation Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.97 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.98

Amended Charter of the Nominating and Corporate Governance Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.98 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.99	Amended Charter of the Audit Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.99 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.100

Amended Charter of the Finance Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.100 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.101

Securities Purchase Agreement made and entered into as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.102

Registration Rights Agreement dated as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.103

Form of Senior Secured Convertible Note between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 31, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.104

Form of Security Agreement between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 30, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.105

Warrant to Purchase Common Stock of Charys Holding Company, Inc., dated August 30, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.106	Irrevocable Transfer Agent Instructions, dated August 30, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).
10.107

Loan and Security Agreement dated as of August 28, 2006 between Crochet & Borel Services, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.108

Pledge Agreement, dated as of August 28, 2006 between Charys Holding Company, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.109

Intercreditor Agreement dated as of August 30, 2006 between New Stream Commercial Finance, LLC and Gottbetter Capital Finance, LLC, in its capacity as agent pursuant to the Noteholder Documents for the Noteholders (in such capacity, together with its successors and assigns, in such capacity, the “Noteholder Agent”) (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.110

Charys Holding Company, Inc. Stock Purchase Warrant issued August 28, 2006 granting to New Stream Commercial Finance the right to purchase 2,000,000 shares of the Registrant’s common stock (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.111

Power of Attorney executed by Crochet & Borel Services, Inc. to New Stream Commercial Finance, LLC, dated August 28, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.112

Letter to The Tower Company of Louisiana, LLC from Ayin Holding Company Inc., dated July 11, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.113

Letter to Complete Tower Sources, Inc. and Mitchell Site Acq., Inc. from Ayin Holding Company, Inc. and Charys Holding Company. Inc, as Parent, dated August 15, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.114

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Matthew B. Mitchell, in the amount of $13,412,500, dated August 15, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.115

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Lori H. Mitchell, in the amount of $23,755,852, dated August 15, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.116

Ayin Holding Company, Inc. Promissory Note issued to Lori Mitchell, in the amount of $28,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.117

Ayin Holding Company, Inc. Stock Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.118

Ayin Holding Company, Inc. Goodwill Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.7 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.119

Goodwill Purchase Agreement between Ayin Holding Company, Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.8 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.120

Employment Agreement between Mitchell Site Acq., Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.9 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.121

Employment Agreement between Mitchell Site Acq., Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.10 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.122

Employment Agreement between Complete Tower Sources, Inc. and Carrol Castille, dated August 15, 2006 (Incorporated by reference to Exhibit 10.11 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.123

Non-Competition Agreement by and among Matthew B. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.12 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.124

Non-Competition Agreement by and among Lori H. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.13 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.125

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.14 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.126

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.15 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.127

Stock and Limited Partnership Interest Purchase Agreement made and entered into as of September 1, 2006, by and among Charys Holding Company, Inc., COTTON HOLDINGS 1, INC., a Delaware corporation, COTTON COMMERCIAL USA, LP, a Texas limited partnership, COTTON RESTORATION OF CENTRAL TEXAS, LP, a Texas limited partnership, Bryan Michalsky, James Scaife, Randall Thompson, Daryn Ebrecht, Pete Bell, Chad Weigman, Blake Stansell, Johnny Slaughter and Russell White (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 15, 2006).

14.1	Code of Ethics of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
14.2	Code of Business Conduct of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14.2 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
21.1	Subsidiaries of the registrant (Incorporated by reference to Exhibit 21.1 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
23.1*	Consent of Independent Certified Public Accountants.
23.2*	Consent of Vestal & Wiler.
23.3*	Consent of Cain & David, PC.
23.4*	Consent of Davis Company.
23.5**	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in Signature Page).

*       Filed herewith

**    To be filed with an amendment to this Form SB-2.